Exhibit 10.1

Execution Version

VERTEX, INC.

INVESTMENT AGREEMENT

December 12, 2023

Page

Section 1.	Definitions	1

Section 2.	Rules of Construction	10
(a)	Generally	10

Section 3.	The Purchase and Sale	10
(a)	Generally	10
(b)	The Closing	11

Section 4.	Representations, Warranties and Covenants of the Company	12
(a)	Due Formation, Valid Existence and Good Standing; Power to Perform Obligations	12
(b)	Authorization	13
(c)	Capitalization	13
(d)	Status of Purchased Securities and Underlying Shares	14
(e)	Securities Act Matters	15
(f)	Rule 144A Matters	15
(g)	Non-Contravention	15
(h)	No Consents	16
(i)	Investment Company Act	16
(j)	Accuracy of Covered SEC Filings	16
(k)	Internal Control Over Financial Reporting	17
(l)	Disclosure Controls and Procedures	17
(m)	Registration Rights	17
(n)	NASDAQ	17
(o)	Litigation	18
(p)	Financial Statements	18
(q)	Full Disclosure	18
(r)	Taxes	19
(s)	Patents, Trademarks, Copyrights, Licenses, Etc.	19
(t)	Insurance	19
(u)	ERISA Compliance	19
(v)	Environmental Matters	20
(w)	Solvency	20
(x)	Anti-Terrorism Laws	20
(y)	Anti-Corruption	21
(z)	No Brokers or Finders	21
(aa)	Bring-Down of Representations and Warranties	21

Section 5.	Representations, Warranties and Covenants of the Investors	21
(a)	Authorization, Execution and Delivery of this Agreement	21
(b)	Lack of Affiliate Status	21

- i -

(c)	Non-Contravention	21
(d)	Jurisdiction of Residence	22
(e)	No Consents	22
(f)	Acknowledgement of Risks; Investment Sophistication	22
(g)	No View to Distribution; No Registration	22
(h)	Information Provided	23
(i)	No Investment, Tax or Other Advice	23
(j)	Investment Decision Matters	23
(k)	Due Diligence	23
(l)	No Regulatory Agency Recommendation or Approval	23
(m)	Accredited Investor Status	23
(n)	Money Laundering Laws	24
(o)	Mutual Negotiation	24
(p)	Bring-Down of Representations and Warranties	24
(q)	Wall-Cross Matters	24
(r)	No Reliance on Centerview	24
(s)	No Brokers or Finders	24

Section 6.	Additional Agreements	25
(a)	Negative Covenants	25
(b)	Information Rights	26
(c)	Restriction on Transfer and Hedging	27
(d)	Standstill	29
(e)	Listing of Underlying Shares	31
(f)	Additional Documentation	32
(g)	Legend	32
(h)	Confidentiality	32
(i)	Corporate Opportunities	33
(j)	Director Indemnification	33
(k)	Section 16b-3 Matters	34
(l)	Corporate Actions	34
(m)	Financing Cooperation	35
(n)	Antitrust Approval	36
(o)	Use of Proceeds	37
(p)	DTC Cooperation	37
(q)	Indemnification	37
(r)	Cooperation	39
(s)	Participation Rights	40

Section 7.	Conditions to Obligations of the Company and the Investors	42
(a)	Conditions to the Obligations of the Company and the Investors	42
(b)	Conditions to the Obligations of the Company	42
(c)	Conditions to the Investors’ Obligations	42

Section 8.	Termination; Survival	43
(a)	Termination Prior to Closing	43
(b)	Termination Following the Closing	44

- ii -

(c)	Effect of Termination	45
(d)	Survival	45
(e)	SMR Event	45

Section 9.	Exclusivity	45

Section 10.	Tax Matters	47

Section 11.	Expenses	48

Section 12.	Miscellaneous	48
(a)	Waiver; Amendment	48
(b)	Assignability	48
(c)	Further Instruments and Acts	48
(d)	Waiver of Jury Trial	48
(e)	Governing Law	49
(f)	Section and Other Headings	49
(g)	Counterparts	49
(h)	Notices	49
(i)	Binding Effect	50
(j)	Notification of Changes	50
(k)	Severability	50
(l)	Entire Agreement	50
(m)	Non-Recourse	51
(n)	Reliance by Centerview	51

Schedules and Exhibits

- iii -

INVESTMENT AGREEMENT

This INVESTMENT AGREEMENT (this “Agreement”), dated as of December 12, 2023, among Vertex, Inc., a Delaware corporation (the “Company”), and the undersigned investors from time to time party hereto (each, an “Investor”).

WHEREAS, substantially concurrently with the execution of this Agreement, the Company has initiated a public offer to the shareholders of Pagero Group AB (publ) (the “Target”) to tender all shares in the Target at a price of SEK 36 per share (the “Tender Offer”) under the terms of the offering documents distributed to Target shareholders on or about the date hereof in the form attached as Annex A (as amended or supplemented from time to time, the “Tender Offer Documents”); and

WHEREAS, the Company desires to issue and sell to the respective Investors, and each Investor desires to purchase from the Company, Convertible Preferred Stock and Warrants (each as defined in Section 1) in the amounts and on the terms set forth in this Agreement.

THEREFORE, the Company and each Investor agree as follows.

Section 1.      Definitions.

“Action” has the meaning set forth in Section 6(q)(i).

“Additional Investment” has the meaning set forth in Section 6(s)(i).

“Additional Investment Agreement” has the meaning set forth in Section 6(s)(i).

“Additional Securities” has the meaning set forth in Section 6(s)(iii).

“affiliate” means, with respect to any Person, any other Person which directly or indirectly controls or is controlled by or is under common control with such Person. Notwithstanding the foregoing, (i) the Company and the Company’s Subsidiaries shall not be considered affiliates of any Investor or any Investor’s affiliates and (ii) for purposes of the definition of “Silver Lake Group,” Section 6(d) and Section 6(h), no portfolio company of any affiliate of Silver Lake Group, L.L.C. that serves as general partner of, or manages or advises, any investment fund or other investment entity affiliated with Silver Lake Group, L.L.C., the Investors or their respective affiliates shall be deemed an affiliate of the applicable Investor and its other affiliates so long as such portfolio company (x) has not been directed, encouraged, instructed, assisted, advised or supported by, or coordinated with, the applicable Investor or any of its affiliates in carrying out any act prohibited by this Agreement, (y) is not a member of a group (as such term is defined in Section 13(d)(3) of the Exchange Act) with either the Investors or any of their respective affiliates with respect to any securities of the Company and (z) has not received from the applicable Investor or any affiliate of such Investor, directly or indirectly, any Confidential Information concerning the Company or its business. As used in this definition, “control” (including its correlative meanings, “controlled by” and “under common control with”) shall mean possession, directly or indirectly, of power to direct or cause the direction of management or policies (whether through ownership of securities or partnership or other ownership interests, by contract or otherwise).

“Antitrust Law” means the HSR Act, the Sherman Antitrust Act, the Clayton Antitrust Act of 1914, the Federal Trade Commission Act and any other U.S. or foreign laws that are designed to prohibit, restrict or regulate actions for the purpose or effect of mergers, monopolization, restraining trade or abusing a dominant position.

“Anti-Terrorism Laws” means any laws relating to terrorism, trade sanctions programs and embargoes, import/export licensing, money laundering, corruption or bribery (including Executive Order No. 13224, the USA Patriot Act, the laws comprising or implementing the Bank Secrecy Act, the FCPA, and the laws administered by OFAC, the United States Department of State, the United Nations Security Council, the European Union, any European Union member state, His Majesty’s Treasury of the United Kingdom (or any other relevant Governmental Authority having jurisdiction over the Company or any Subsidiary thereof), and any regulation, order, or directive promulgated, issued or enforced pursuant to such laws, as any of the foregoing laws may be amended, supplemented renewed, extended or replaced from time to time.

“Board” means the board of directors of the Company.

“Business Day” means any day except a Saturday, a Sunday or other day on which banks in the City of New York or in Stockholm, Sweden, are authorized or required by law to be closed.

“Capitalization Date” has the meaning set forth in Section 4(c)(i).

“Centerview” means Centerview Partners LLC.

“Certificate of Designations” means the Company’s Certificate of Designations establishing the terms of the Convertible Preferred Stock, substantially in the form set forth in Exhibit A hereto, to be filed with the Secretary of State of Delaware.

“Class A Common Stock” means the Class A Common Stock, par value $0.001 per share, of the Company.

“Class B Common Stock” means the Class B Common Stock, par value $0.001 per share, of the Company.

“Closing” has the meaning set forth in Section 3(b)(i).

“Closing Date” has the meaning set forth in Section 3(b)(i).

“Code” means the U.S. Internal Revenue Code of 1986, as amended.

“Common Stock” means the Class A Common Stock and the Class B Common Stock.

“Company” has the meaning set forth in the first paragraph of this Agreement.

“Company Fundamental Representations” means the representations set forth in Sections 4(a) (with respect to the Company only), (b), (c), (d), (g), (h), (x), (y) and (z).

“Company Plans” means the Company’s 2020 Incentive Award Plan and the Company’s 2020 Employee Stock Purchase Plan, in each case as amended and restated from time to time.

“Competing Financing” means any direct or indirect financing, issuance, incurrence, transaction or proposal for the foregoing, for the purpose of providing financing for the Tender Offer or any other purchase of Target securities or assets including, without limitation, any other type of security, cash or indebtedness of the Company or its affiliates that would serve as an alternative to, or otherwise prevent or reduce the amount of Purchased Shares to be issued and sold to the Investors under this Agreement. For the avoidance of doubt, neither the amendment of the Senior Credit Agreement in connection with the Transactions nor any utilization of the revolving facility thereunder to pay any amounts due in connection with the Tender Offer in excess of the Purchase Price of the Purchased Shares will be considered a Competing Financing.

“Competitor” means any Person that is identified as a competitor of the Company on Schedule B hereto, or on such other list of competitors as may be modified from time to time upon mutual agreement by the parties hereto (such agreement not to be unreasonably withheld, conditioned or delayed) and (ii) any affiliate of any such Person specified in clause (i); provided that no Person that is primarily engaged in (or advises funds or other investment vehicles that are engaged in) making, purchasing, holding or otherwise investing in equity securities, loans, notes, bonds and similar extensions of credit or other equity or debt securities in the ordinary course of business shall be deemed to be a Competitor or an affiliate of a Competitor hereunder unless such Person is a fund or sponsor that actually controls a competitor marked with an asterisk on Schedule B hereto or any such other list of competitors described above (with “control” meaning the authority to direct or determine the management and activities of such entity).

“Confidential Information” has the meaning set forth in Section 6(h).

“Conversion Shares” means the shares of Class A Common Stock issuable upon conversion of the Convertible Preferred Stock.

“Convertible Preferred Stock” means the Company’s 11.75% Series A Convertible Preferred Stock having the terms set forth in, and governed by, the Certificate of Designations.

“Covered SEC Filings” means each of the following documents, in the form they were filed with the SEC and including any amendments thereto filed with the SEC: (a) the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2022; (b) the Company’s Quarterly Reports on Form 10-Q for the fiscal quarters ended March 31, 2023, June 30, 2023 and September 30, 2023; (c) those portions of the Company’s 2023 Proxy Statement on Schedule 14A that are incorporated by reference into the Annual Report referred to in clause (a) above; and (d) the Company’s Current Reports on Form 8-K (excluding any Current Reports or portions thereof that are furnished, and not filed, pursuant to Item 2.02 or Item 7.01 of Form 8-K, and any related exhibits) filed with the SEC after December 31, 2022.

“DTC” means The Depository Trust Company.

“DWAC” means DTC’s Deposit and Withdrawal at Custodian program.

“DWAC Deposit” has the meaning set forth in Section 3(b)(ii)(2).

“Environmental Laws” shall mean all applicable federal, state, local, tribal, territorial and foreign laws (including common law), constitutions, statutes, treaties, regulations, rules, ordinances and codes and any consent decrees, settlement agreements, judgments, orders, directives, policies or programs issued by or entered into with a Governmental Authority pertaining or relating to: (i) pollution or pollution control; (ii) protection of human health from exposure to regulated substances; (iii) protection of the environment and/or natural resources; (iv) employee safety in the workplace; (v) the presence, use, management, generation, manufacture, processing, extraction, treatment, recycling, refining, reclamation, labeling, packaging, sale, transport, storage, collection, distribution, disposal or release or threat of release of regulated substances; (vi) the presence of contamination; (vii) the protection of endangered or threatened species; and (viii) the protection of environmentally sensitive areas.

“ERISA” means the Employee Retirement Income Security Act of 1974, as the same may be amended or supplemented from time to time, and any successor statute of similar import, and the rules and regulations thereunder, as from time to time in effect.

“ERISA Event” means (i) with respect to a Pension Plan, a reportable event under Section 4043 of ERISA as to which event (after taking into account notice waivers provided for in the regulations) there is a duty to give notice to the PBGC; (ii) a withdrawal by the Company or any member of the ERISA Group from a Pension Plan subject to Section 4063 of ERISA during a plan year in which it was a substantial employer (as defined in Section 4001(a)(2) of ERISA) or a cessation of operations that is treated as such a withdrawal under Section 4062(e) of ERISA; (iii) a complete or partial withdrawal by the Company or any member of the ERISA Group from a Multiemployer Plan, notification that a Multiemployer Plan is in reorganization, or occurrence of an event described in Section 4041A(a) of ERISA that results in the termination of a Multiemployer Plan; (iv) the filing of a notice of intent to terminate a Pension Plan, the treatment of a Pension Plan amendment as a termination under Section 4041(e) of ERISA, or the commencement of proceedings by the PBGC to terminate a Pension Plan; (v) an event or condition which constitutes grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Pension Plan; or (vi) the imposition of any liability under Title IV of ERISA, other than for PBGC premiums due but not delinquent under Section 4007 of ERISA, upon the Company or any member of the ERISA Group.

“ERISA Group” means the Company and all members of a controlled group of corporations and all trades or businesses (whether or not incorporated) under common control and all other entities which, together with the Company, are treated as a single employer under Section 414 of the Code or Section 4001(b)(1) of ERISA.

“Exchange Act” means the U.S. Securities Exchange Act of 1934, as amended.

“Excluded Securities” has the meaning set forth in Section 6(s)(iii).

“Existing Registration Rights Agreement” means that certain Third Amended and Restated Stockholders’ Agreement, dated as of July 28, 2020, by and among the Company and the stockholders of the Company party thereto, as the same may be amended or supplemented from time to time.

“FCPA” means the Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations thereunder.

“GAAP” means generally accepted accounting principles as are in effect from time to time and applied on a consistent basis both as to classification of items and amounts.

“Governmental Authority” means any government, court, regulatory or administrative agency, commission, arbitrator or authority or other legislative, executive or judicial governmental entity (in each case including any self-regulatory organization), whether federal, state or local, domestic, foreign or multinational.

“Hedge” has the meaning set forth in Section 6(c)(ii).

“HSR Act” means the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, together with all rules and regulations promulgated thereunder.

“Identified Person(s)” has the meaning set forth in Section 6(h)(i).

“Indemnitee” has the meaning set forth in Section 6(q)(i).

“Indemnification Notice” has the meaning set forth in Section 6(q)(ii).

“Investor” has the meaning set forth in the first paragraph of this Agreement.

“Investor Indemnitors” has the meaning set forth in Section 6(j).

“Investor Majority” means Investors holding a majority in Liquidation Preference (as defined in the Certificate of Designations) of the Convertible Preferred Stock held by the Investors or, if the Purchased Securities have not been issued, Investors that will purchase a majority of the Purchased Shares in accordance with the terms of this Agreement as set forth on Schedule A hereto.

“Investor Parties” has the meaning set forth in Section 6(k).

“IRS” means the U.S. Internal Revenue Service.

“Issuer Agreement” has the meaning set forth in Section 6(m).

“Joinder” means, with respect to any Person permitted to sign such document in accordance with the terms hereof, a joinder executed and delivered by such Person, providing such Person to have all or a portion of the rights and obligations of an Investor under this Agreement, in form and substance substantially as attached hereto as Annex C or such other form as may be agreed to by the Company and such Investor.

“Lien” means any mortgage, deed of trust, pledge, lien, security interest, charge or other encumbrance or security arrangement of any nature whatsoever, whether voluntarily or involuntarily given, including any conditional sale or title retention arrangement, and any assignment, deposit arrangement or lease intended as, or having the effect of, security.

“Lock-Up Period” has the meaning set forth in Section 6(c)(ii).

“Losses” means all losses, claims, damages, liabilities, costs, expenses (including reasonable and documented expenses of investigation and reasonable and documented attorneys’ fees and expenses), judgments, fines, penalties, charges and amounts paid in settlement.

“Material Adverse Effect” means a material adverse effect on the business, properties, management, financial position, stockholders’ equity or results of operations of the Company, the Target and their respective subsidiaries, taken as a whole, or on the performance by the Company of its obligations under this Agreement.

“Multiemployer Plan” means any employee pension benefit plan which is a “multiemployer plan” within the meaning of Section 4001(a)(3) of ERISA and to which the Company or any member of the ERISA Group is then making or accruing an obligation to make contributions or, within the preceding five plan years, has made or had an obligation to make such contributions.

“NASDAQ” means the Nasdaq Stock Market LLC.

“OFAC” means the U.S. Treasury Department Office of Foreign Assets Control.

“Offer Notice” has the meaning set forth in Section 6(s).

“Participation Notice” has the meaning set forth in Section 6(s).

“Participation Notice Period” has the meaning set forth in Section 6(s).

“PBGC” means the Pension Benefit Guaranty Corporation established pursuant to Subtitle A of Title IV of ERISA or any successor.

“Pension Plan” means at any time an “employee pension benefit plan” (as such term is defined in Section 3(2) of ERISA) (including a “multiple employer plan” as described in Sections 4063 and 4064 of ERISA, but not a Multiemployer Plan) which is covered by Title IV of ERISA or is subject to the minimum funding standards under Section 412 or Section 430 of the Code and either is sponsored, maintained or contributed to by any member of the ERISA Group for employees of any member of the ERISA Group.

“Permitted Loan” has the meaning set forth in Section 6(c)(iii)(2).

“Permitted Transferee” means (i) any affiliate of such Investor (including any affiliates or other members of the Silver Lake Group), (ii) any successor entity of such Investor or (iii) any investment fund, vehicle, holding company or similar entity for separately managed accounts with respect to which such Investor or any of its affiliates serves as a general partner, managing member, manager or advisor, or any successor entity of the entities described in this clause for so long as such Investor and/or an affiliate thereof continues to retain, on a combined basis, sole control of the voting and disposition of the Convertible Preferred Stock or Warrants (for clarity, it being understood that at such time such Investor and/or an affiliate thereof no longer retains, on a combined basis, such sole control, that such event shall constitute a Transfer to a Person who is not a Permitted Transferee); provided, that in no event shall (x) any “portfolio company” (as such term is customarily used in the private equity industry) or (y) any Competitor of the Company (whether or not an affiliate of the Investor) constitute a “Permitted Transferee.”

“Person” means any individual, corporation, limited liability company, limited or general partnership, joint venture, association, joint-stock company, trust, unincorporated organization, government or any agency or political subdivision thereof, any other form of entity or any group comprised of two or more of the foregoing.

“Preferred Stock” means the Preferred Stock, par value $0.001 per share, of the Company.

“Purchase Price” has the meaning set forth in Section 3(a).

“Purchased Securities” has the meaning set forth in Section 3(a).

“Purchased Shares” has the meaning set forth in Section 3(a).

“Purchased Warrants” has the meaning set forth in Section 3(a).

“Registration Rights Agreement” means a registration rights agreement among the Company and the Investors, substantially in the form set forth in Exhibit B hereto.

“Representatives” means, (i) with respect to an Investor, its and its affiliates’ officers, managers, directors, general partners, employees, advisors, outside counsel, accountants and consultants and (ii) with respect to the Company, its members, directors, stockholders, officers, employees, agents, affiliates, partners and advisors and those of its subsidiaries, affiliates and/or divisions (including, without limitation, attorneys, accountants, consultants and financial advisors).

“Sanctioned Jurisdiction” means any country, territory, or region that is the subject of comprehensive sanctions administered by OFAC, the E.U., the U.K. or any Governmental Authority of a jurisdiction whose laws apply to this Agreement, which countries, territories, and regions include as of the date hereof the Crimea region of Ukraine, Cuba, Iran, North Korea, Syria and the separatist-controlled portions of the Donetsk and Luhansk regions of Ukraine.

“Sanctioned Person” means: (i) any Person that is the subject of sanctions administered by OFAC or the U.S. Department of State, including by virtue of being named on OFAC’s list of “Specially Designated Nationals and Blocked Persons”; (ii) a Person that is the subject of sanctions maintained by the European Union (the “E.U.”), including by virtue of being named on the E.U.’s “Consolidated list of persons, groups and entities subject to E.U. financial sanctions” or other, similar lists; (iii) a Person that is the subject of sanctions maintained by the United Kingdom (the “U.K.”), including by virtue of being named on the “Consolidated List Of Financial Sanctions Targets in the U.K.” or other, similar lists; (iv) a Person that is the subject of sanctions imposed by any Governmental Authority of a jurisdiction whose laws apply to this Agreement; (v) a Person organized under the laws of, ordinarily resident in, or physically located in a Sanctioned Jurisdiction; or (vi) a Person owned or controlled 50% or more in the aggregate by one or more Persons described in clauses (i) through (v).

“SEC” means the U.S. Securities and Exchange Commission.

“Securities Act” means the U.S. Securities Act of 1933, as amended.

“Securities Laws” means any laws applicable to the Tender Offer, or any other acquisition by the Company of shares or other securities in the Target, in Sweden, including without limitation the Swedish Takeover Act (Sw. lag (2006:451) om offentliga uppköpserbjudanden på aktiemarknaden), Nasdaq Stockholm’s Takeover Rules, the Swedish Securities Council’s statements and the EU Market Abuse Regulation (EU) 596/2014, or elsewhere.

“Services Agreement” means the services agreement to be entered into on the Closing Date by and between the Company and an affiliate of the Investors, substantially in the form set forth in Exhibit F hereto.

“Senior Credit Agreement” means that certain Credit Agreement, dated as of March 31, 2020, by and among the Company, the guarantors party thereto, the lenders party thereto and PNC Bank, National Association, as administrative agent, including any notes, mortgages, guarantees, collateral documents, instruments and agreements executed in connection therewith, as amended (including, but not limited to, by the First Amendment, dated as of April 3, 2020, the Second Amendment, dated as of March 8, 2022, and the Third Amendment, dated as of December 12, 2023), as restated, supplemented, waived, renewed or otherwise modified from time to time.

“Silver Lake Group” shall mean each of the Investors, together with their respective affiliates, including SL Affiliates.

“SL Affiliate” shall mean any affiliate of Silver Lake Group, L.L.C. that serves as general partner of, or manages or advises, any investment fund or other investment entity affiliated with Silver Lake Group, L.L.C. that has a direct or indirect investment in the Company.

“SMR Event” has the meaning set forth in Section 9(d).

“Solvent” means, with respect to any Person on any date of determination, taking into account any right of reimbursement, contribution or similar right available to such Person from other Persons, that on such date (i) the fair value of the property of such Person is greater than the total amount of liabilities, including contingent liabilities, of such Person, (ii) the present fair saleable value of the assets of such Person is not less than the amount that will be required to pay the probable liability of such Person on its debts as they become absolute and matured, (iii) such Person is able to realize upon its assets and pay its debts and other liabilities, contingent obligations and other commitments as they mature in the normal course of business, (iv) such Person does not intend to, and does not believe that it will, incur debts or liabilities beyond such Person’s ability to pay as such debts and liabilities mature and (v) such Person is not engaged in business or a transaction, and is not about to engage in business or a transaction, for which such Person’s property would constitute unreasonably small capital after giving due consideration to the prevailing practice in the industry in which such Person is engaged. In computing the amount of contingent liabilities at any time, it is intended that such liabilities will be computed at the amount which, in light of all the facts and circumstances existing at such time, represents the amount that can reasonably be expected to become an actual or matured liability.

“Specified Courts” has the meaning set forth in Section 12(g).

“Standstill Period Fall-Away Date” has the meaning set forth in Section 6(d).

“Stockholder Approval Requirement” means the requirement to obtain stockholder approval under the listing requirements of NASDAQ or any other securities exchange upon which the Class A Common Stock is then listed solely as a result of the issuance of the Additional Securities to the Investors in an Additional Investment, which approval would not be required but for issuance of such Additional Securities to the Investors.

“Subsidiary” of any Person at any time means any corporation, trust, partnership, limited liability company or other business entity (i) of which more than 50% of the outstanding voting securities or other interests normally entitled to vote for the election of one or more directors or trustees (regardless of any contingency which does or may suspend or dilute the voting rights) is at such time owned directly or indirectly by such Person or one or more of such Person’s Subsidiaries, or (ii) which is controlled or capable of being controlled by such Person or one or more of such Person’s Subsidiaries.

“Target” has the meaning set forth in the recitals to this Agreement.

“Taxes” means all present or future taxes, levies, imposts, duties, deductions, withholdings (including backup withholding), assessments, fees or other charges imposed by any Governmental Authority, including any interest, additions to tax or penalties applicable thereto.

“Tender Offer” has the meaning set forth in the recitals to this Agreement.

“Tender Offer Documents” has the meaning set forth in the recitals to this Agreement.

“Termination Date” has the meaning set forth in Section 8(a)(ii).

“Transaction Expenses” has the meaning set forth in Section 11.

“Transactions” means the execution, delivery and performance by the Company of this Agreement, the Warrants, the Registration Rights Agreement and the Services Agreement, including the issuance and sale of the Purchased Securities under this Agreement and the issuance of the Underlying Shares upon conversion of the Convertible Preferred Stock in the manner contemplated by the Certificate of Designations and the Convertible Preferred Stock or upon exercise of the Warrants pursuant to the terms of the Warrants, as applicable, the use of the proceeds therefrom and the consummation of the Tender Offer in accordance with the terms of the Tender Offer Documents.

“Transfer” means, directly or indirectly, to sell, transfer, assign, pledge, encumber, hypothecate or similarly dispose of, either voluntarily or involuntarily, or to enter into any contract, option or other arrangement or understanding with respect to the sale, transfer, assignment, pledge, encumbrance, hypothecation or similar disposition of, any shares of equity securities beneficially owned by any Person or any interest in any shares of equity securities beneficially owned by a Person; provided that, notwithstanding anything to the contrary in this Agreement, a Transfer shall not include (i) the redemption or other acquisition of Class A Common Stock by the Company or (ii) the direct or indirect transfer of any limited partnership interests or other equity interests in any Investor (or any direct or indirect parent entity of an Investor), including the direct or indirect transfer of any interest in (x) the managing member or similar controlling entity or entities of the general partner or similar controlling entity(ies) of the general partner or similar controlling entity or entities of the Investor or any of its affiliates, (y) the general partner or similar controlling entity or entities of the general partner or similar controlling entity or entities of the Investor or any of its affiliates or (z) any direct or indirect member of any managing member or similar controlling entity identified in clauses (x) or (y) (provided that if any transferor or transferee referred to in this clause (ii) ceases to be controlled (directly or indirectly) by the Person (directly or indirectly) controlling such Person immediately prior to such transfer, such event shall be deemed to constitute a “Transfer”).

“Transfer Agent” means Equiniti Trust Company, acting in its capacity as the DTC custodian for the Convertible Preferred Stock, or any successor transfer agent.

“Underlying Shares” means, collectively, the Conversion Shares and the Warrant Shares.

“Warrant Shares” means the shares of Class A Common Stock issuable upon exercise of the Warrants.

“Warrants” means warrants to purchase shares of Class A Common Stock in the form attached hereto as Exhibit C issued on the Closing Date.

Section 2.      Rules of Construction.

(a)            Generally. For purposes of this Agreement:

(i)            “including” means “including without limitation”;

(ii)           “will” expresses a command;

(iii)          words in the singular include the plural and in the plural include the singular, unless the context requires otherwise;

(iv)          “herein,” “hereof” and other words of similar import refer to this Agreement as a whole and not to any particular Section or other subdivision of this Agreement, unless the context requires otherwise;

(v)           references to currency mean the lawful currency of the United States of America, unless the context requires otherwise; and

(vi)          the exhibits, schedules and other attachments to this Agreement are deemed to form part of this Agreement.

Section 3.      The Purchase and Sale.

(a)            Generally. Subject to the other terms of this Agreement, the Company agrees to issue and sell to the respective Investor, and each Investor agrees to purchase from the Company, the number of shares of Convertible Preferred Stock set forth opposite the name of such Investor in Schedule A hereto (the “Purchased Shares”) and the number of Warrants set forth opposite the name of such Investor in Schedule A hereto (the “Purchased Warrants” and, together with the Purchased Shares, the “Purchased Securities”), at the cash purchase price set forth opposite the name of such Investor in Schedule A hereto (the “Purchase Price”).

(b)            The Closing.

(i)            Closing Date and Location. The closing of the issuance and sale of the Purchased Securities pursuant to this Agreement (the “Closing”) will take place at the offices of Latham & Watkins LLP, 555 11th Street, N.W., Suite 1000, Washington, D.C. 20004 on (1) such date on which the conditions to Closing set forth in Section 7 are satisfied or waived or (2) such other time and place as the Company and the Investors may agree in writing (such later date, the “Closing Date”). The Company will provide written notice of the Closing Date to the Investors at least three Business Days prior to the Closing Date, which notice shall designate the account to which the Investors will wire the Purchase Price.

(ii)            Delivery of Purchase Price and Purchased Securities.

(1)            Purchase Price. Subject to satisfaction of the applicable conditions precedent specified in this Agreement, at or prior to 9 a.m., New York City time, on the Closing Date, each Investor agrees to pay to the Company, by wire transfer to the account previously designated by the Company, the aggregate Purchase Price of the Purchased Securities to be purchased by such Investor pursuant to this Agreement.

(2)            DWAC Deposit. DTC will act as securities depositary for the Convertible Preferred Stock. Subject to satisfaction of the applicable conditions precedent specified in this Agreement, at or prior to 9:30 a.m. New York City time on the Closing Date, each Investor agrees to direct an eligible DTC participant to submit a DWAC deposit instruction (the “DWAC Deposit”) to the Transfer Agent for the aggregate number of shares of Convertible Preferred Stock that such Investor is entitled to receive pursuant to this Agreement, or comply with such other settlement procedures mutually agreed in writing by such Investor and the Company.

(3)            Issuance and Delivery of Convertible Preferred Stock. No shares of Convertible Preferred Stock or Warrants will be delivered before the Purchase Price therefor is received in accordance with Section 3(b)(ii). On the Closing Date, subject to satisfaction of the conditions precedent specified in this Agreement, the Company will (i) issue the Purchased Shares to each Investor pursuant to this Agreement and direct the Transfer Agent to deliver, by acceptance of the DWAC Deposit therefor, such shares to such Investor to the DTC account of such Investor specified by the Investor prior to the Closing Date in the form set forth on Exhibit D hereto (or comply with such other settlement procedures mutually agreed in writing by the Company and such Investor) and (ii) issue and deliver the Purchased Warrants to each Investor pursuant to this Agreement, registered in the name of each Investor in certificated form.

(4)            Acknowledgment of DWAC Posting Expiration. Each Investor acknowledges that the DWAC Deposit must be posted on the Closing Date and that if it is posted before the Closing Date, then it will expire unaccepted and must be resubmitted on the Closing Date.

(5)            Delay of Closing. If the Transfer Agent is unable to locate the DWAC Deposit for any shares of Convertible Preferred Stock or such DWAC Deposit does not conform to the shares of Convertible Preferred Stock to be issued pursuant to this Agreement, then the Company will promptly notify the relevant Investor. If, because of the occurrence of an event described in the preceding sentence, any shares of Convertible Preferred Stock are not delivered on the Closing Date, then such shares of Convertible Preferred Stock will be delivered on the first business day following the Closing Date on which all applicable conditions set forth in the preceding sentence of this have been cured.

(6)            Registration Rights Agreement. At the Closing, (A) the Investors shall deliver to the Company the Registration Rights Agreement, duly executed by each Investor, and (B) the Company shall deliver to the Investors the Registration Rights Agreement, duly executed by the Company.

(7)            Services Agreement. At the Closing, (A) the Investors shall deliver to the Company the Services Agreement, duly executed by the applicable affiliate of the Investors, and (B) the Company shall deliver to the Investors the Services Agreement, duly executed by the Company.

Section 4.      Representations, Warranties and Covenants of the Company. The Company represents and warrants (it being understood and agreed that prior to the Closing, all representations and warranties of the Company with respect to the Target or any of its Subsidiaries are made to the best knowledge of the Company after due inquiry) to the Investors as of the date hereof and as of the Closing (except to the extent made only as of a specified date, in which case such representation and warranty is made as of such date) that, except as disclosed in any Covered SEC Filing (other than with respect to Sections 4(a) through (f) and (i)):

(a)            Due Formation, Valid Existence and Good Standing; Power to Perform Obligations. The Company, the Target and each of their respective Subsidiaries is duly formed, validly existing and in good standing (to the extent that the concept of “good standing” is recognized by the applicable jurisdiction) under the laws of its jurisdiction of organization, with full power and authority to conduct its business as it is currently being conducted and to own its assets, except (other than with respect to the Company’s due formation, valid existence and good standing) as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(b)            Authorization. The Company has all necessary corporate power and authority and has taken all necessary corporate action required for the due authorization, execution, delivery and performance by the Company of this Agreement, the Purchased Warrants, the Registration Rights Agreement and the Services Agreement, and the consummation by the Company of the transactions contemplated hereby and thereby, the filing of the Certificate of Designations with the Secretary of State of the State of Delaware and, following the effectiveness of such actions, for the due authorization, issuance, sale and delivery of the Purchased Securities and the reservation, issuance and delivery of the Underlying Shares. This Agreement has been, and the Purchased Warrants, the Registration Rights Agreement and the Services Agreement at the Closing will be, duly executed and delivered by the Company. Assuming due execution and delivery thereof by each of the other parties hereto or thereto, this Agreement, the Purchased Warrants, the Registration Rights Agreement and the Services Agreement will each be a valid and binding obligation of the Company enforceable against the Company in accordance with its terms, except as such enforceability may be limited by applicable laws relating to bankruptcy, insolvency, reorganization, moratorium or other similar legal requirement relating to or affecting creditors’ rights generally and except as such enforceability is subject to general principles of equity (regardless of whether enforceability is considered in a proceeding in equity or at law). Pursuant to resolutions previously provided to the Investors, the Board has approved, and at the request of any Investor will approve in advance of the Closing, for the express purpose of exempting each such transaction from Section 16(b) of the Exchange Act, pursuant to Rule 16b-3 thereunder to the extent applicable and permitted by law, the transactions contemplated herein, including the acquisition of the Purchased Securities, any disposition of such Purchased Securities upon the exercise or conversion thereof, any acquisition of Class A Common Stock upon exercise or conversion or other disposition thereof, any deemed acquisition or disposition in connection therewith and all transactions with the Company related thereto.

(c)            Capitalization.

(i)            The authorized capital stock of the Company consists of 300,000,000 shares of Class A Common Stock, 150,000,000 shares of Class B Common Stock and 30,000,000 shares of Preferred Stock. Of such Preferred Stock, upon the filing of the Certificate of Designations with the Secretary of State of the State of Delaware, 500,000 shares will be designated as the “11.75% Series A Convertible Preferred Stock.” As of December 11, 2023 (the “Capitalization Date”), (1) 60,916,071 shares of Class A Common Stock were issued and outstanding, (2) 92,661,000 shares of Class B Common Stock were issued and outstanding, (3) (A) 91,255 restricted stock awards issued and outstanding under the Company Plans and (B) 4,195,341 restricted stock unit awards issued and outstanding under the Company Plans and (4) no shares of Preferred Stock are issued or outstanding. Since the Capitalization Date, there have been no subsequent issuances of capital stock or other equity interests of the Company or subscriptions, options, warrants, calls, convertible securities or other similar rights, agreements or commitments of the Company other than pursuant to this Agreement, upon the conversion of shares of Class B Common Stock, upon the vesting or exercise of awards described in Section 4(c)(i)(3) or pursuant to grants of awards under the Company Plans in the ordinary course of business.

(ii)           Except for obligations under the Company Plans in the ordinary course of business, the transactions contemplated by this Agreement or as set forth in this Section 4(c), as of the date hereof, there are no outstanding shares of capital stock or other equity interests in the Company or subscriptions, options, warrants, calls, convertible securities, exchangeable securities or other similar rights, agreements or commitments.

(iii)          All of the issued and outstanding shares of Class A Common Stock and Class B Common Stock of the Company have been duly authorized and are validly issued, fully paid and non-assessable.

(iv)          Other than pursuant to this Agreement, the Warrants and shares reserved for issuance under outstanding awards and under the Company Plans as described in Section 4(c)(i) and pursuant to any conversion of Class B Common Stock into Class A Common Stock, (A) there is not any commitment, agreement, arrangement or obligation of the Company to issue any subscription, warrant, option, convertible security or other such right or to issue or distribute capital stock of, or other equity or voting interest (or voting debt) in, the Company; (B) the Company has no obligation to purchase, redeem or otherwise acquire any shares of its capital stock or to pay any dividend or make any other distribution in respect thereof; (C) there are no obligations of the Company to grant, extend or enter into any subscription, warrant, right, convertible or exchangeable security or other similar agreement or commitment relating to any capital stock of, or other equity or voting interests (or voting debt) in, the Company; (D) there are no outstanding shares of capital stock of, or other equity or voting interests of any character in, the Company as of the date hereof other than shares that have become outstanding after the Capitalization Date which were reserved for issuance as of the Capitalization Date as set forth in Section 4(c)(i) or pursuant to the exercise, after the Capitalization Date, of outstanding stock options described in Section 4(c)(i); and (E) there are no agreements, arrangements or commitments between the Company and any Person relating to the acquisition, disposition or voting of the capital stock of, or other equity or voting interest (or voting debt) in, the Company. Other than pursuant to the Existing Registration Rights Agreement, there exists no preemptive right, whether arising by operation of law, under the Certificate of Incorporation, the Bylaws or any contract, or otherwise, with respect to the issuance of any capital stock of the Company.

(d)            Status of Purchased Securities and Underlying Shares.

(i)            The Purchased Shares, when issued and delivered against payment therefor in the manner set forth in this Agreement, will be validly issued, fully paid and non-assessable, and such issuance will not be subject to any preemptive or similar rights, except as have been or will be duly complied with prior to the Closing.

(ii)           Subject to the terms of the Certificate of Designations and the Convertible Preferred Stock, the Convertible Preferred Stock will be convertible into shares of Class A Common Stock, cash or a combination of shares of Class A Common Stock and cash, pursuant to the terms of the Certificate of Designations. Subject to the terms of the Warrants, the Warrants will be exercisable for shares of Class A Common Stock. The Company has duly authorized and reserved a number of shares of Class A Common Stock for issuance upon (x) conversion of the Convertible Preferred Stock equal to the Initial Share Reserve Requirement (as defined in the Certificate of Designations) and (y) exercise of the Warrants equal to the maximum number of shares of Class A Common Stock initially issuable upon exercise of the Warrants if such exercise were to occur immediately following Closing, and, when the Underlying Shares are issued upon conversion of the Convertible Preferred Stock in accordance with the terms of the Certificate of Designations and the Convertible Preferred Stock or upon exercise of the Warrants in accordance with the terms of the Warrants, such Underlying Shares will be validly issued, fully paid and non-assessable, and the issuance of any such Underlying Shares will not be subject to any preemptive or similar rights, except as have been or will be duly complied with prior to the Closing.

(iii)          None of the Purchased Securities and Underlying Shares will be, when issued, subject to any restrictions on transfer under applicable law or any contract to which the Company is a party, other than, in the case of restrictions on transfer, those under applicable state and federal securities laws, Section 6(c) of this Agreement, Section 2(e) of the Warrants and/or Section 3(h) of the Certificate of Designations, as applicable. When issued in accordance with the terms hereof, the terms of the Warrants and/or the terms of the Certificate of Designations (as applicable), the Purchased Securities and the Underlying Shares will be free and clear of all Liens (other than Liens incurred by the Investors or their respective affiliates).

(e)            Securities Act Matters. Assuming the accuracy of the representations and warranties of each Investor, the issuance of the Purchased Securities pursuant to this Agreement is exempt from the registration requirements of the Securities Act. Without limiting the foregoing, neither the Company nor, to the knowledge of the Company, any other Person authorized by the Company to act on its behalf, has engaged in a general solicitation or general advertising (within the meaning of Regulation D under the Securities Act) of investors with respect to offers or sales of Convertible Preferred Stock or Warrants, and neither the Company nor, to the knowledge of the Company, any Person acting on its behalf has made any offers or sales of any security or solicited any offers to buy any security under circumstances that would cause the offering or issuance of Convertible Preferred Stock or Warrants under this Agreement to be integrated with prior offerings by the Company for purposes of the Securities Act that would result in Regulation D or any other applicable exemption from registration under the Securities Act not to be available, nor will the Company take any action or steps that would cause the offering or issuance of Convertible Preferred Stock or Warrants under this Agreement to be integrated with other offerings by the Company.

(f)            Rule 144A Matters. When issued pursuant to this Agreement, neither the Convertible Preferred Stock nor the Warrants will be of the same class as securities that are listed on a national securities exchange registered under Section 6 of the Exchange Act or quoted on a U.S. automated inter-dealer quotation system.

(g)            Non-Contravention. The execution, delivery and performance by the Company of this Agreement, the Purchased Warrants, the Registration Rights Agreement and the Services Agreement, including the issuance and sale of the Purchased Securities and the issuance of the Underlying Shares upon conversion of the Convertible Preferred Stock in the manner contemplated by the Certificate of Designations and the Convertible Preferred Stock or upon exercise of the Warrants pursuant to the terms of the Warrants, as applicable, and the consummation by the Company of the other transactions contemplated hereby and thereby, will not: (i) contravene any law, rule or regulation binding on, or any judgment or order of any Governmental Authority applicable to, the Company, the Target or any of their respective Subsidiaries; (ii) constitute a breach or violation of or result in a default under any judgment, order, writ or decree applicable to the Company, the Target or any of their respective Subsidiaries or any loan agreement, mortgage, lease or other agreement or instrument to which the Company, the Target or any of their respective Subsidiaries is a party or by which any of them is bound or accelerate the Company’s or, if applicable, any the Target’s or their respective Subsidiaries’ obligations under any such instrument; (iii) result in the creation of any Lien upon any assets of the Company, the Target or any of their respective Subsidiaries or the suspension, revocation or forfeiture of any permit or license granted by a Governmental Authority to the Company, the Target or any of its Subsidiaries, other than Liens under federal or state securities laws or Liens created by the Investors; or (iv) constitute a breach or violation or result in a default under the organizational documents of the Company, the Target or their respective Subsidiaries, except, in the case of clauses (i), (ii) and (iii) above, for such contraventions, conflicts, violations or defaults that would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(h)            No Consents. No consent, approval, authorization, order, license, registration or qualification of or with any Governmental Authority is required for the execution, delivery and performance by the Company of its obligations under this Agreement, the Certificate of Designations, the Purchased Warrants, the Registration Rights Agreement and the Services Agreement, including the issuance and sale of the Purchased Securities and the issuance of the Underlying Shares upon conversion of the Convertible Preferred Stock in the manner contemplated by the Certificate of Designations and the Convertible Preferred Stock or upon exercise of the Warrants pursuant to the terms of the Warrants, as applicable, and the consummation of the transactions contemplated hereby and thereby, except for (1) the Requisite Stockholder Approval (as defined in the Certificate of Designations), (2) required clearances, approvals or authorizations of filings and registrations with, and notifications to government authorities under applicable Antitrust Laws, including the waiting period under the HSR Act, (3) such as have been obtained or made (or will, at the Closing, have been obtained or made), (4) any filings as may be required under the Exchange Act, (5) the listing of the Underlying Shares with NASDAQ or (6) such other consents, approvals, authorizations, orders, licenses, registrations or qualifications that, if not obtained, made or given, would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(i)             Investment Company Act. The Company is not and, after giving effect to the Transactions, will not be required to register as an “investment company” within the meaning of the U.S. Investment Company Act of 1940, as amended, and the rules and regulations of the SEC thereunder.

(j)             Accuracy of Covered SEC Filings. The Company has filed or furnished, as applicable, all forms, reports, schedules and other statements required to be filed or furnished by it with the SEC under the Exchange Act since January 1, 2021. As of their respective dates and, if amended, as of the date of the last such amendment, the Covered SEC Filings complied in all material respects as to form with the applicable requirements of the Exchange Act and any rules and regulations promulgated thereunder applicable to such Covered SEC Filings. The Covered SEC Filings, taken as a whole, do not include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(k)             Internal Control Over Financial Reporting. The Company has disclosed, based on its most recent evaluation prior to the date hereof, to the Company’s outside auditors and the Audit Committee of the Board of Directors (a) any significant deficiencies and material weaknesses in the design or operation of internal control over financial reporting (as defined in Rule 13a-15(f) under the Exchange Act) that are reasonably likely to adversely affect the Company’s ability to record, process, summarize and report financial information and (b) any fraud, whether or not material, that involves management or other employees who have a significant role in the Company’s internal control over financial reporting.

(l)             Disclosure Controls and Procedures. The Company has established and maintains, and at all times since January 1, 2023 has maintained, disclosure controls and procedures (as such term is defined in Rule 13a-15 and 15d-15 under the Exchange Act) that are (i) designed to provide reasonable assurance that material information relating to the Company, including its Subsidiaries, that is required to be disclosed by the Company in the reports that it furnishes or files under the Exchange Act is reported within the time periods specified in the rules and forms of the SEC and that such material information is communicated to the Company’s management to allow timely decisions regarding required disclosure. and (ii) sufficient to provide reasonable assurance that (A) transactions are executed in accordance with Company management’s general or specific authorization, (B) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP, consistently applied, and to maintain accountability for assets, (C) access to assets is permitted only in accordance with Company management’s general or specific authorization and (D) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences. There are no “significant deficiencies” or “material weaknesses” (as defined by the Public Company Accounting Oversight Board) in the design or operation of the Company’s internal controls over, and procedures relating to, financial reporting which would reasonably be expected to adversely affect in any material respect the Company’s ability to record, process, summarize and report financial data, in each case which has not been subsequently remediated. Since January 1, 2023, there has not been any fraud, whether or not material, that involves management or other employees of the Company or any of its Subsidiaries who have a significant role in the Company’s internal controls over financial reporting. As of the date of this Agreement, to the knowledge of the Company, there is no reason that its outside auditors and its chief executive officer and chief financial officer will not be able to give the certifications and attestations required pursuant to the rules and regulations adopted pursuant to Section 404 of the Sarbanes-Oxley Act of 2002, without qualification, when next due.

(m)            Registration Rights. Except as provided in the Existing Registration Rights Agreement or the Registration Rights Agreement, the Company has not granted any rights to register under the Securities Act any of its presently outstanding securities or any of its securities that may be issued subsequently.

(n)            NASDAQ. The Company’s Class A Common Stock is listed on NASDAQ, and no event has occurred, and the Company is not aware of any event that is reasonably likely to occur, that would result in the Class A Common Stock being delisted from NASDAQ. The Company is in compliance in all material respects with the listing and listing maintenance requirements of NASDAQ applicable to it for the continued trading of its Class A Common Stock on NASDAQ.

(o)            Litigation. There are no actions, suits, proceedings or investigations pending or, to the knowledge of the Company, threatened against the Company, the Target or any of their respective Subsidiaries, at law or in equity, before any Governmental Authority which individually or in the aggregate would reasonably be expected to result in any Material Adverse Effect. None of the Company, the Target or any of their respective Subsidiaries are in violation of any order, writ, injunction or any decree of any Governmental Authority which would reasonably be expected to result in any Material Adverse Effect.

(p)            Financial Statements.

(i)            Historical Statements. The Company has delivered to each Investor copies of its audited consolidated year-end financial statements for and as of the end of the two fiscal years ended December 31, 2021 and December 31, 2022. In addition, the Company has delivered to each Investor copies of its unaudited consolidated financial statements as of the end of the fiscal quarter ended September 30, 2023 (all such statements being collectively referred to as the “Statements”); provided that delivery will be deemed to have occurred by virtue of the Company’s having filed such Statements with the SEC. The Statements were compiled from the books and records maintained by the Company’s management, are correct and complete in all material aspects and fairly present, in all material respects, the consolidated financial condition of the Company and its Subsidiaries as of the respective dates thereof and the results of operations for the fiscal periods then ended and have been prepared in accordance with GAAP consistently applied, subject (in the case of the March 31, June 30 and September 30, 2023 unaudited financial statements) to normal year-end audit adjustments (which adjustments would appear with the year-end audited statements) and the absence of footnotes.

(ii)            Accuracy of Financial Statements. Neither the Company nor any Subsidiary of the Company has any liabilities, contingent or otherwise, or forward or long-term commitments that are not disclosed in the Statements or in the notes thereto to the extent required to be disclosed in accordance with GAAP, and except as disclosed therein there are no unrealized or anticipated losses from any commitments of the Company or any Subsidiary of the Company which may cause a Material Adverse Effect. Since December 31, 2022, no Material Adverse Effect has occurred.

(q)            Full Disclosure. Neither this Agreement nor any certificate, statement, agreement or other documents furnished to an Investor in connection herewith or therewith, taken as a whole with all of the other information so furnished to each Investor, contained as of the time made or delivered any untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements contained herein and therein, in light of the circumstances under which they were made, not misleading as of the date given (it being recognized by each Investor that any budgets and projections provided by the Company are based on good faith estimates and assumptions believed by the Company to be reasonable as of the date of the applicable budget or projection and that such budgets and projections are subject to uncertainties and contingencies which may be beyond the control of the Company and that actual results during the period or periods covered by any such budgets and projections may differ from projected results). As of the Closing Date, there is no fact known to the Company that has resulted in a Material Adverse Effect which has not been set forth in this Agreement or in the certificates, statements, agreements or other documents furnished in writing to the Investors prior to or at the date hereof in connection with the transactions contemplated hereby.

(r)            Taxes. Except in each case to the extent that the failure to do so would not reasonably be expected to result in any Material Adverse Effect, all federal tax returns and all material state, local and other tax returns required to have been filed with respect to the Company and each Subsidiary of the Company have been filed, and payment or adequate provision has been made for the payment of all Taxes which have or may become due pursuant to said returns or to assessments received, except to the extent that such Taxes are being contested in good faith by appropriate proceedings diligently conducted and for which such reserves or other appropriate provisions, if any, as shall be required by GAAP shall have been made. The Company is not, and has not been during the five-year period ending on the Closing Date, a United States real property holding corporation within the meaning of Section 897(c)(2) of the Code.

(s)            Patents, Trademarks, Copyrights, Licenses, Etc. The Company, the Target and each of their respective Subsidiaries owns or possesses all the material patents, trademarks, service marks, trade names, copyrights, licenses, registrations, franchises, permits and rights necessary to own and operate its properties and to carry on its business as presently conducted and planned to be conducted by the Company, the Target or such Subsidiary, without known possible, alleged or actual conflict with the rights of others which could reasonably be expected to result in a material liability to the Company, the Target or any such Subsidiary thereof or result in a Material Adverse Effect.

(t)             Insurance. The properties of the Company, the Target and each of their respective Subsidiaries are insured pursuant to policies and other bonds which are valid and in full force and effect and which provide adequate coverage from reputable and financially sound insurers in amounts sufficient to insure the assets and risks of the Company, the Target and each such Subsidiary in accordance with prudent business practice in the industry of the Company, the Target and their respective Subsidiaries.

(u)           ERISA Compliance.

(i)            Each Pension Plan is in compliance in all respects with the applicable provisions of ERISA, the Code and other federal or state laws except for each noncompliance which could not be reasonably expected to result in a liability to the Company, the Target and their respective Subsidiaries in excess of $5,000,000 in the aggregate. Each Pension Plan that is intended to qualify under Section 401(a) of the Code has received from the IRS a favorable determination or opinion letter, which has not by its terms expired, that such Pension Plan is so qualified, or such Pension Plan is entitled to rely on an IRS advisory or opinion letter with respect to an IRS-approved master and prototype or volume submitter plan, or a timely application for such a determination or opinion letter is currently being processed by the IRS with respect thereto; and, to the best knowledge of the Company, nothing has occurred which would reasonably be expected to prevent, or cause the loss of, such qualification. The Company and each member of the ERISA Group have made all required contributions to each Pension Plan subject to Sections 412 or 430 of the Code, and no application for a funding waiver or an extension of any amortization period pursuant to Sections 412 or 430 of the Code has been made with respect to any Pension Plan. Neither the Company nor any member of the ERISA Group has within the prior five years ceased to sponsor, maintain or make contributions to any Pension Plan or Multiemployer Plan.

(ii)           (a) No ERISA Event has occurred or is reasonably expected to occur that individually or in the aggregate could reasonably be expected to result in a liability to the Company, the Target and their respective Subsidiaries in excess of $5,000,000 in the aggregate; (b) no Pension Plan has any unfunded pension liability (i.e., excess of benefit liabilities over the current value of that Pension Plan’s assets, determined pursuant to the assumptions used for funding the Pension Plan for the applicable plan year in accordance with Section 430 of the Code) in an amount in excess of $5,000,000 in the aggregate; (c) neither the Company nor any member of the ERISA Group has incurred, or reasonably expects to incur, any liability in excess of $5,000,000 in the aggregate under Title IV of ERISA with respect to any Pension Plan (other than premiums due and not delinquent under Section 4007 of ERISA); (d) neither the Company nor any member of the ERISA Group has incurred, or reasonably expects to incur, any liability in excess of $5,000,000 in the aggregate (and no event has occurred which, with the giving of notice under Section 4219 of ERISA, would result in such liability) under Section 4201 of ERISA, with respect to a Multiemployer Plan; (e) neither the Company nor any member of the ERISA Group has received notice pursuant to Section 4242(a)(1)(B) of ERISA that a Multiemployer Plan is in reorganization and that additional contributions are due to the Multiemployer Plan pursuant to Section 4243 of ERISA; and (f) neither the Company nor any member of the ERISA Group has engaged in a transaction that could reasonably be expected to be subject to Sections 4069 or 4212(c) of ERISA.

(v)            Environmental Matters. The Company and the Target is and each of their respective Subsidiaries is and has been in compliance with applicable Environmental Laws, except for such noncompliance that could not reasonably be expected to result in a liability to the Company, the Target and their respective Subsidiaries in excess of $5,000,000 in the aggregate.

(w)            Solvency. On the Closing Date and after giving effect to the Transactions, the Company and its respective Subsidiaries taken as a whole are Solvent.

(x)            Anti-Terrorism Laws. None of the Company, the Target or their respective Subsidiaries or any of their respective directors or officers or, to the knowledge of the Company, employees, is a Sanctioned Person. None of the Company, the Target or their respective Subsidiaries, either in its own right or, to the Company’s knowledge, through any third party, (A) has any of its assets in a Sanctioned Country or in the possession, custody or control of a Sanctioned Person in violation of any Anti-Terrorism Law, (B) does business in or with, or derives any of its income from investments in or transactions with, any Sanctioned Country or Sanctioned Person in violation of any Anti-Terrorism Law or (C) engages in any dealings or transactions prohibited by any Anti-Terrorism Law. The Company and the Target have instituted and maintain policies and procedures reasonably designed to promote and achieve continued compliance by the Company and any director, officer, agent, employee or other person acting on behalf of the Company with applicable Anti-Terrorism Laws.

(y)            Anti-Corruption. Without limiting the provisions of Section 4(x), the Company has instituted and maintains policies and procedures reasonably designed to promote and achieve continued compliance by the Company and any director, officer, agent, employee or other person acting on behalf of the Company with the FCPA and any other applicable anti-corruption law. None of the Company, the Target or their respective Subsidiaries or any of their respective directors or officers or, to the knowledge of the Company, any employee, agent, affiliate or other person associated with or acting on behalf of the Company the Target or any of their respective Subsidiaries has: (i) used any funds for any unlawful contribution, gift, entertainment or other unlawful expense relating to political activity; (ii) made or taken an act in furtherance of an offer, promise or authorization of any direct or indirect unlawful payment or benefit to any foreign or domestic government or regulatory official or employee, including of any government-owned or controlled entity or of a public international organization, or any person acting in an official capacity for or on behalf of any of the foregoing, or any political party or party official or candidate for political office; (iii) violated or is in violation of any provision of the FCPA, or any applicable law or regulation implementing the OECD Convention on Combating Bribery of Foreign Public Officials in International Business Transactions, or committed an offence under the Bribery Act 2010 of the United Kingdom, or any other applicable anti-bribery or anti-corruption laws; or (iv) made, offered, agreed, requested or taken an act in furtherance of any unlawful bribe or other unlawful benefit, including, without limitation, any rebate, payoff, influence payment, kickback or other unlawful or improper payment or benefit.

(z)            No Brokers or Finders. No Person has or will have, as a result of the transactions contemplated by this Agreement, any right, interest or claim against or upon the Company, the Target or any of their respective Subsidiaries for any commission, fee or other compensation as a finder or broker because of any act of the Company, the Target or any of their respective Subsidiaries, other than Centerview whose fees are the sole responsibility of the Company.

(aa)          Bring-Down of Representations and Warranties. The Company understands that, unless the Company notifies the Investors in writing to the contrary at or before the Closing, each of the Company’s representations and warranties contained in this Agreement will be deemed to have been reaffirmed and confirmed as of the Closing, taking into account all information received by the Company.

Section 5.      Representations, Warranties and Covenants of the Investors. Each Investor represents and warrants to the Company and covenants that:

(a)            Authorization, Execution and Delivery of this Agreement. Such Investor has full power and authority to execute and deliver, and perform its obligations under, and has duly authorized, executed and delivered, this Agreement.

(b)            Lack of Affiliate Status. Such Investor is not, as of the date of this Agreement, and, at the Closing, will not be, and, at no time during the three months preceding the date of this Agreement or preceding the Closing, was or will be, a “person” that is an “affiliate” of the Company (as such terms are defined in Rule 144 under the Securities Act).

(c)            Non-Contravention. The consummation of the transactions contemplated by this Agreement to be performed by such Investor, including the purchase of the Purchased Securities by such Investor pursuant to this Agreement, will not (i) contravene any law, rule or regulation binding on such Investor or any investment guideline or restriction applicable to such Investor or (ii) constitute a breach or violation of or result in a default under the organizational documents of such Investor or any material loan agreement, mortgage, lease or other agreement or instrument to which such Investor is a party or by which it is bound, in each case, except as would not be reasonably expected to have, individually or in the aggregate, a material adverse effect on its ability to perform its obligations under this Agreement, the Registration Rights Agreement and the Services Agreement.

(d)            Jurisdiction of Residence. Such Investor is a resident of the jurisdiction set forth on the signature page hereto of such Investor.

(e)            No Consents. No consent, approval, authorization, order, license, registration or qualification of or with any Governmental Authority is required for the execution, delivery and performance by such Investor of its obligations under this Agreement, except for (1) required clearances, approvals or authorizations of filings and registrations with, and notifications to government authorities under applicable Antitrust Laws, including the waiting period under the HSR Act, (2) such as have been obtained or made (or will, at the Closing, have been obtained or made) or (3) such other consents, approvals, authorizations, orders, licenses, registrations or qualifications, except, where the failure to obtain such consent, approval, authorization, order, license, registration or qualification would not reasonably be expected to have a material adverse effect on the ability of such Investor to perform its obligations hereunder.

(f)             Acknowledgement of Risks; Investment Sophistication. Such Investor understands and accepts that an investment in the Purchased Securities involves risks. Such Investor has such knowledge, skill and experience in business, financial and investment matters that such Investor is capable of evaluating the merits and risks of the transactions contemplated by this Agreement and an investment in the Purchased Securities. With the assistance of such Investor’s own professional advisors, to the extent that such Investor has deemed appropriate, such Investor has made its own legal, tax, accounting and financial evaluation of the merits and risks of an investment in the Purchased Securities and the consequences of the transactions contemplated by this Agreement. Such Investor has considered the suitability of the Purchased Securities as an investment in light of such Investor’s own circumstances and financial condition, and such Investor is able to bear the risks associated with and can afford the complete loss of an investment in the Purchased Securities.

(g)            No View to Distribution; No Registration. Such Investor is acquiring the Purchased Securities solely for such Investor’s or its affiliate’s own beneficial account, for investment purposes, and not with a view to, or for resale in connection with, any distribution of the Purchased Securities in violation of the Securities Act. Such Investor understands that the offer and sale of the Purchased Securities has not been registered under the Securities Act or any state securities laws by reason of specific exemptions under the provisions thereof that depend in part upon the investment intent of such Investor and the accuracy of the other representations made by such Investor in this Agreement. Such Investor understands that the Company and its affiliates and agents are relying upon the representations and agreements contained in this Agreement (and any supplemental information) for the purpose of determining whether the offer and sale of the Purchased Securities meet the requirements for such exemptions.

(h)            Information Provided. Such Investor acknowledges that no person, other than the Company and Centerview, has been authorized give any information or to make any representation concerning the Company or the Target or the issuance and sale of the Purchased Securities. The Company takes no responsibility for, and provides no assurance as to the reliability of, any other information that others may provide to such Investor.

(i)            No Investment, Tax or Other Advice. Except with respect to the representations and warranties of the Company contained in this Agreement, such Investor confirms that it is not relying on any statement (written or oral), representation or warranty made by, or on behalf of, the Company, Centerview or any of their respective affiliates or agents as investment, tax or other advice or as a recommendation to purchase the Purchased Securities. None of the Company, Centerview or any of their respective affiliates or agents is acting or has acted as an advisor to such Investor in deciding whether to purchase the Purchased Securities.

(j)             Investment Decision Matters. Such Investor confirms that none of the Company, Centerview or any of their affiliates or agents has (i) given any guarantee or representation as to the potential success, return, effect or benefit (either legal, regulatory, tax, financial, accounting or otherwise) of an investment in the Purchased Securities or (ii) made any representation to the Investor regarding the legality of an investment in the Purchased Securities under applicable investment guidelines, laws or regulations. In deciding to invest in the Purchased Securities, such Investor is not relying on the advice or recommendations of the Company, Centerview or their respective affiliates or agents, and has made its own independent decision that the terms of this Agreement and the investment in the Purchased Securities are suitable and appropriate for it.

(k)            Due Diligence. Such Investor is familiar with the business and financial condition and operations of the Company and the Target and has had the opportunity to conduct its own investigation of the Company, the Target and the Purchased Securities. Such Investor has had access to and reviewed the Covered SEC Filings and such other information concerning the Company, the Target and the Purchased Securities that such Investor deems necessary to enable it to make an informed investment decision concerning an investment in the Purchased Securities. Such Investor has been offered the opportunity to ask questions of the Company and received answers thereto, as it deems necessary to enable it to make an informed investment decision concerning its investment in the Purchased Securities.

(l)            No Regulatory Agency Recommendation or Approval. Such Investor understands that no federal or state agency has passed upon the merits or risks of an investment in the Purchased Securities or made any recommendation or endorsement, or made any finding or determination concerning the fairness or advisability, of such investment or the consequences of the transactions contemplated by this Agreement.

(m)            Accredited Investor Status. Such Investor (i) is an accredited investor (as defined in Rule 501 of the Securities Act), (ii) is an “institutional account” as defined in FINRA Rule 4512(c), (iii) is a sophisticated investor, experienced in investing in private equity transactions and capable of evaluating investment risks independently, both in general and with regard to all transactions and investment strategies involving a security or securities, and (iv) has exercised independent judgment in evaluating its participation in the purchase of the Purchased Securities. Such Investor further understands and acknowledges that the purchase and sale of the Purchased Securities meets the institutional customer exemption under FINRA Rule 2111(b).

(n)            Money Laundering Laws. No funds to be paid to the Company as a part of this Agreement have been derived from, or will be derived from, either directly or, to the knowledge of such Investor, indirectly, any (a) Sanctioned Person, (b) Sanctioned Jurisdiction or (c) Person that is prohibited by any law administered by OFAC, or by any other economic or trade sanctions law of the United States or any other applicable jurisdiction.

(o)            Mutual Negotiation. Such Investor acknowledges that the terms of this Agreement and the transactions contemplated hereby have been mutually negotiated between such Investor and the Company. Such Investor was given a meaningful opportunity to negotiate such terms.

(p)            Bring-Down of Representations and Warranties. Such Investor understands that, unless such Investor notifies the Company in writing to the contrary at or before the Closing, each of such Investor’s representations and warranties contained in this Agreement will be deemed to have been reaffirmed and confirmed as of the Closing, taking into account all information received by such Investor.

(q)            Wall-Cross Matters. Such Investor has not transacted, and will not transact, in any securities of the Company, including, but not limited to, any hedging transactions, from the time such Investor was first contacted by, or on behalf of, the Company or Centerview with respect to the transactions contemplated by this Agreement until the date hereof. Solely for purposes of this Section 5(q), subject to such Investor’s compliance with its obligations under U.S. federal securities laws and such Investor’s internal policies, (i) “Investor” will not include any employees or affiliates of such Investor that are effectively walled off by appropriate “Fire Wall” information barriers approved by such Investor’s legal or compliance department; and (ii) the foregoing representations and covenants of this Section 5(q) will not apply to any transaction by or on behalf of an account that was effected without the advice or participation of, or such account’s receipt of information regarding the transactions contemplated hereby provided by, such Investor.

(r)            No Reliance on Centerview. Such Investor acknowledges and agrees that Centerview has not acted as a financial advisor or fiduciary to the Investors and that Centerview and its directors, officers, employees, representatives and controlling persons have no responsibility for making, and have not made, any independent investigation of the information contained herein or in the Company’s SEC filings and make no representation or warranty to the Investor, express or implied, with respect to the Company, the Purchased Securities or the accuracy, completeness or adequacy of the information provided to such Investors or any other publicly available information, nor will any of the foregoing persons be liable for any loss or damages of any kind resulting from the use of the information contained therein or otherwise supplied to such Investor.

(s)            No Brokers or Finders. Such Investor has not retained, utilized or been represented by, or otherwise become obligated to, any Person who has or will have, as a result of the transactions contemplated by this Agreement, any right, interest or claim against or upon the Company, any of its Subsidiaries or any Investor for any commission, fee or other compensation as a finder or broker because of any act by the Investors and for which the Company will be liable.

Section 6.       Additional Agreements.

(a)            Negative Covenants. From the date of this Agreement through the Closing, the Company and its Subsidiaries shall use their reasonable best efforts to operate their businesses in the ordinary course, and, unless the Investor Majority otherwise consents in writing (such consent not to be unreasonably withheld, conditioned or delayed), the Company shall not and shall cause its Subsidiaries not to:

(i)            take any action that would require the consent of the Holders (as defined in the Certificate of Designations) pursuant to Section 10(c)(i) of the Certificate of Designations;

(ii)           redeem, purchase, repurchase or otherwise acquire any of its outstanding shares of capital stock or other equity or voting interests, or any rights, warrants or options to acquire any shares of its capital stock or other equity or voting interests, except for any conversion of Class B Common Stock into Class A Common Stock upon transfer or in the ordinary course of business, consistent with past practice pursuant to the terms of the Company Plans;

(iii)          establish a record date for, declare, set aside for payment or pay any dividend on, or make any other distribution in respect of, any shares of its capital stock or other equity or voting interests, other than to the Company or any of its Subsidiaries;

(iv)          split, combine, subdivide, recapitalize, reclassify or make like changes to any shares of its capital stock or other equity or voting interests other than any such changes with respect to the Company’s Subsidiaries;

(v)           amend, supplement or otherwise change, or waive any provision of, the Company’s Certificate of Incorporation, Bylaws or other organizational documents or make any material amendments or changes to the organizational documents of any of the Company’s Subsidiaries or take or authorize any action to wind up the Company’s affairs or dissolve the Company (in each case except in connection with the filing of the Certificate of Designations);

(vi)          enter into any new contract with a value greater than $5.0 million, or amend, terminate or renew in any material respect any material contract (as filed in the Covered SEC Filings), between the Company or one of its Subsidiaries, on the one hand, and any other Person (other than the Company’s Subsidiaries) including any officer or director of the Company or any of its Subsidiaries, on the other hand, outside the ordinary course of business; provided that, for the avoidance of doubt, the Company may enter into the amendment to the Senior Credit Agreement in connection with the Transactions in the form attached as Annex B, agreements in respect of the Tender Offer and the acquisition of the Target, the Registration Rights Agreement, the Services Agreement, the Warrants and any other agreements to be entered into with the Investors in connection with the Transactions;

(vii)         make any material change in the Company’s or its Subsidiaries’ financial accounting principles, except as required by changes in GAAP (or any interpretation thereof) or in applicable law; or

(viii)       agree, authorize or commit to do any of the foregoing.

(b)            Information Rights. Following the Closing until the date on which the Investors cease to beneficially own any shares of Convertible Preferred Stock (or, if all Convertible Preferred Stock has been converted, the Common Stock issued upon such conversion), in order to facilitate the Investors’ oversight of their respective investments in the Company, the Company agrees to provide each of the Investors with the following:

(i)            within 120 days after the end of each fiscal year of the Company, audited financial statements of the Company consisting of a consolidated balance sheet as of the end of such fiscal year, and related consolidated statements of income, stockholders’ equity and cash flows for the fiscal year then ended, all in reasonable detail and setting forth in comparative form the financial statements as of the end of and for the preceding fiscal year, and certified by independent certified public accountants; provided that this requirement shall be deemed to have been satisfied if on or prior to such date the Company files its annual report on Form 10-K for the applicable fiscal year with the SEC;

(ii)           within 45 days after the end of each of the first three fiscal quarters in each fiscal year, financial statements of the Company, consisting of a consolidated balance sheet as of the end of such fiscal quarter and related consolidated statements of income, stockholders’ equity and cash flows for the fiscal quarter then ended and the fiscal year through that date, all in reasonable detail and (subject to normal year-end audit adjustments) having been prepared in accordance with GAAP, consistently applied, and setting forth in comparative form the respective financial statements for the corresponding date and period in the previous fiscal year; provided that this requirement shall be deemed to have been satisfied if on or prior to such date the Company files its quarterly report on Form 10-Q for the applicable fiscal year with the SEC;

(iii)          all notices and information, including compliance certificates and other reports (other than notices delivered for immaterial administrative purposes) furnished by the Company generally to the lenders under the Senior Credit Agreement (or any refinancings thereof) or any notices received by the Company from such lenders representing a required majority under such facility (other than notices delivered for immaterial administrative purposes); and

(iv)          so long as the Investors and their affiliates beneficially own (determined in accordance with Rule 13d-3 under the Exchange Act) an amount of shares of Common Stock equal to at least 50% of the shares of Common Stock that would, as of the Closing Date, be issuable upon conversion of the Convertible Preferred Stock issued to the Investors on the Closing Date (assuming such Convertible Preferred Stock were converted at the initial Conversion Price (as defined in the Certificate of Designations) solely into shares of Common Stock), reasonable access, to the extent reasonably requested by the Investor Majority, to the offices and the properties of the Company and its Subsidiaries, including its and their books and records, and to discuss its and their affairs, finances and accounts with its and their officers, all upon reasonable notice and at such reasonable times and as often as the Investor Majority may reasonably request; provided that any investigation pursuant to this Section 6(b) shall be conducted in a manner as not to interfere unreasonably with the conduct of the business of the Company and its Subsidiaries;

provided that the Company shall not be obligated to provide such access or materials if the Company determines, in its reasonable judgment, that doing so would (A) result in the disclosure of trade secrets or competitively sensitive information to third parties, (B) materially violate applicable law, an applicable order or a material contract or obligation of confidentiality owing to a third party, (C) jeopardize the protection of an attorney-client privilege, attorney work product protection or other legal privilege, (D) be materially adverse to the interests of the Company or any of its Subsidiaries in any pending or threatened legal action that is material to the Company or (E) expose the Company to risk of liability for disclosure of personal information. In addition, notwithstanding anything to the contrary contained herein, neither the Company nor any of its Subsidiaries will be required to provide any information or material that relates to, contains or reflects any analyses, studies, notes, memoranda or other information related to or prepared in connection with the Transactions or any matters relating thereto or any transactions with or matters relating to the Investors or any of their respective affiliates.

(c)            Restriction on Transfer and Hedging. Except as otherwise permitted in this Agreement, without the prior written consent of the Company:

(i)            Permanent Restrictions. Such Investor will not knowingly Transfer any Convertible Preferred Stock, Warrants or Underlying Shares to:

(1)            any Competitor of the Company;

(2)            any other Person who immediately prior to such Transfer (or would, to the knowledge of such Investor, upon consummation of such Transfer) beneficially owns 10% or more of the outstanding shares of Common Stock or 10% or more of the total voting power of all outstanding Common Stock; or

(3)            any Person that, in the three years prior to such Transfer, has publicly announced an intention to obtain a seat on the Board or otherwise influence management of the Company;

provided, however, that this Section 6(c)(i) shall not restrict any Transfers (a) to any Person who beneficially owns 5% or more of the outstanding shares of Common Stock or 5% or more of the total voting power of all outstanding Common Stock as of the Closing Date or any affiliate of such Person at any time when such Person beneficially owns 5% or more of the outstanding shares of Common Stock or 5% or more of the total voting power of all outstanding Common Stock, (b) pursuant to a bona fide, broadly distributed public registered offering or through a bona fide sale to the public without registration effectuated pursuant to Rule 144 under the Securities Act or (c) in connection with a merger, tender offer or exchange offer or other business combination, acquisition of assets or similar transaction or any change of control transaction involving the Company or any Subsidiary thereof.

(ii)            Restrictions During Lock-Up Period. From date of this Agreement until the second anniversary of the Closing Date (the “Lock-Up Period”), subject to clause (iii) below, such Investor will not Transfer any Convertible Preferred Stock, Warrants or Underlying Shares or make any short sale of, grant any option for the purchase of or enter into any hedging or similar transaction with the same economic effect as a short sale of or the purpose of which is to offset the loss which results from a decline in the market price of, any shares of Class A Common Stock, or otherwise establish or increase, directly or indirectly, a put equivalent position, as defined in Rule 16a-1(h) under the Exchange Act, with respect to the any of the Class A Common Stock or any other capital stock of the Company (any such action, a “Hedge”).

(iii)          Exceptions to Transfer Restrictions. Notwithstanding clause (ii), such Investor shall be permitted to Transfer any portion or all of the issued Convertible Preferred Stock, Warrants or Underlying Shares at any time under the following circumstances:

(1)            Transfers to any Permitted Transferees, but only if the transferee agrees in writing prior to such Transfer for the express benefit of the Company (in form and substance reasonably satisfactory to the Company and with a copy thereof to be furnished to the Company) to be bound by the terms of this Agreement, and if the transferee and the transferor agree for the express benefit of the Company that the transferee shall Transfer the Convertible Preferred Stock, Warrants or Underlying Shares so Transferred back to the transferor at or before such time as the transferee ceases to be a Permitted Transferee of the transferor.

(2)            Transfers in connection with a bona fide purpose (margin) loan, bona fide non-purpose loan or other financing arrangement of the Investor entered into with a nationally recognized financial institution (a “Permitted Loan”), including (x) a pledge to such a financial institution to secure a bona fide debt financing and any foreclosure by such financial institution or Transfer to such financial institution in lieu of foreclosure and subsequent sale of the securities and (y) any Transfer to a third party for cash to the extent the net proceeds of such sale are used to satisfy a margin call (i.e., posted as collateral) or repay a Permitted Loan to the extent necessary to avoid a bona fide margin call or other mandatory prepayment event required thereunder (provided that, with respect to this clause (y), such Investor will use commercially reasonable efforts to provide the Company with prior notice of, and consult with the Company with respect to, such Transfer). Nothing contained in this Agreement shall prohibit or otherwise restrict the ability of any lender (or its securities’ affiliate) or collateral agent to foreclose upon, or effect a Transfer in lieu of foreclosure of, the Convertible Preferred Stock (including for the avoidance of doubt, effecting a conversion of Convertible Preferred Stock for purposes of a Transfer of Underlying Shares in accordance with this clause (iii)), Warrants or Underlying Shares mortgaged, hypothecated and/or pledged to secure the obligations of the borrower following an event of default under a Permitted Loan. In the event that any lender or other creditor under a Permitted Loan transaction (including any agent or trustee on their behalf) or any affiliate of the foregoing exercises any rights or remedies in respect of the Convertible Preferred Stock, Warrants or Underlying Shares or any other collateral for any Permitted Loan, no lender, creditor, agent or trustee on their behalf or affiliate of any of the foregoing (other than, for the avoidance of doubt, the Investor or its affiliates) shall have any obligations or be subject to any Transfer restrictions or limitations hereunder except and to the extent for those expressly provided for in Section 6(c)(i) (which shall apply to any lender, creditor, agent or trustee on their behalf or any affiliate of any of the foregoing to the same extent as such Investor).

(3)            Transfers pursuant to a merger, tender offer or exchange offer or other business combination, acquisition of assets or similar transaction or any change of control transaction involving the Company or any Subsidiary, that, in each case, is approved by the Board.

(4)            Transfers pursuant to a tender offer or exchange offer for less than all of the outstanding shares of Class A Common Stock or part of a two-step transaction in which a tender offer is followed by a second step merger, in which the consideration to be received in the first step of such transaction is not identical to the amount or form of consideration to be received in the second-step merger.

(5)            Transfers after commencement by the Company or a significant Subsidiary (as such term is defined in Rule 12b-2 under the Exchange Act) of the Company of bankruptcy, insolvency or other similar proceedings.

(iv)            Any attempted Transfer or Hedge in violation of this Section 6(c) shall be null and void ab initio.

(d)            Standstill. Without the prior written consent of the Company, until the third anniversary of the Closing Date, such Investor shall not, directly or indirectly, and shall cause its affiliates not to:

(i)            acquire, offer to acquire or agree to acquire, by purchase or otherwise, directly or indirectly, beneficial ownership of any additional Common Stock or other voting securities of the Company; provided that the foregoing shall not prohibit such Investor or its affiliates from acquiring, offering to acquire or agreeing to acquire, by purchase or otherwise, directly or indirectly, (1) any Additional Securities issued pursuant to an Additional Investment or (2) beneficial ownership of shares of Class A Common Stock or other voting securities of the Company (x) so long as the Company continues to be, both at the time of and following such transactions, a “controlled company” within the meaning of the NASDAQ Rules or the equivalent rules of any other securities exchange upon which the Class A Common Stock is then listed, in the open-market or otherwise, including privately negotiated transactions, and (y) if the Company is no longer a “controlled company” within the meaning of the NASDAQ Rules, that would result in the Investor (together with its affiliates), having beneficial ownership of more than 33⅓% in the aggregate of the shares of Common Stock outstanding at such time (assuming all the Convertible Preferred Stock are converted and Warrants are exercised), excluding any issuance by the Company of shares of Common Stock or options, warrants or other rights to acquire Common Stock (or the exercise thereof) to the General Preferred Stock Director as compensation for their membership on the Board; provided that nothing herein will require any Convertible Preferred Stock, Warrants or shares of Common Stock to be sold to the extent the Investor and its affiliates, collectively, exceeds the ownership limit under this paragraph as the result of a share repurchase or any other Company actions that reduce the number of outstanding shares of Common Stock or otherwise;

(ii)            propose or seek, whether alone or in concert with others, any “solicitation” (as such term is defined under the Exchange Act) of proxies or consents to vote any securities (including in derivative form) of the Company or become a “participant” (as such term is defined in Instruction 3 to Item 4 of Schedule 14A promulgated under the Exchange Act) in any such solicitation of proxies or consents (including, without limitation, by initiating, encouraging or participating in any requests or consents that seek to call a special meeting or “withhold” or similar campaign), or publicly seek to control or influence the management of the Company or the Board with respect to the policies or affairs of the Company (in each case, other than as otherwise expressly permitted by this Agreement and other than a “solicitation” or acting as a “participant” in support of all of the Company’s nominees to the Board (or the General Preferred Stock Director) at any stockholder meeting);

(iii)           publicly propose any merger, consolidation, business combination, tender or exchange offer, share exchange, purchase of the Company’s assets or businesses or similar transactions involving the Company or any of its Subsidiaries or any recapitalization, restructuring, liquidation or other extraordinary transaction with respect to the Company or any of its Subsidiaries; provided that the foregoing shall not restrict such Investor from voting on, tendering shares, receiving payment for shares or otherwise participating in any such transaction on the same basis as other stockholders of the Company;

(iv)          take any action otherwise prohibited by this Section 6(d) with any third party (but excluding, for the avoidance of doubt, any Investors or any Permitted Transferee of any Investor), including forming, joining or acting in concert with any partnership, limited partnership, syndicate or other group, including a “group” as defined pursuant to Section 13(d) of the Exchange Act, with respect to any securities of the Company;

(v)           make or be the proponent of any stockholder proposal (pursuant to Rule 14a-8 under the Exchange Act or otherwise) with respect to the Company;

(vi)          make any public announcement or public communication regarding a proposal for any of the events that are prohibited in clauses (d)(i) through (d)(v) above, or take any action that could reasonably be expected to require the Company to make a public announcement in respect thereof; provided that nothing in this Section 6(d) shall be violated by (1) any general statement about market, industry or economic circumstances, conditions or trends, (2) any statement required to be made by applicable law or regulation, (3) any statement protected by the whistleblower-protection provisions of any applicable law or regulation, (4) any statement that is made in response to legal process or in the context of any action by or before any governmental authority or arbitrator (including any such action to enforce the terms of the this Agreement or other such action in connection with the transactions contemplated hereby) or (5) any statement that is reasonably necessary in connection with the enforcement of rights under this Agreement, or any other written agreement involving the parties hereto; or

(vii)            advise, assist, knowingly encourage or direct any Person to do, or to advise, assist, knowingly encourage or direct any other Person to do, any of the foregoing;

it being understood, however, that nothing in this Section 6(d) shall (A) restrict or prohibit a General Preferred Stock Director (as defined in the Certificate of Designations) from taking any action, or refraining from taking any action that he or she determines, in his or her reasonable discretion, is necessary or appropriate in light of his or her fiduciary duties as a member of the Board, (B) restrict or prohibit the making or submission to the Company and/or the Board of any proposal by any Investor that would not reasonably be expected to result in the Company being obligated to publicly disclose such proposal, (C) restrict or prohibit participation in rights offerings made by the Company to all holders of Class A Common Stock, (D) restrict or prohibit the Investors’ acquisition, conversion, disposition, sale or Transfer of the Purchased Securities (including the accretion of dividends thereon and any dividends payable in any other security, if applicable) or Underlying Shares, in each case, in accordance with the terms of this Agreement, the Certificate of Designations and/or the Warrants, as applicable, (E) limit or restrict any Transfer pursuant to a Permitted Loan or any foreclosure thereunder or Transfer in lieu of a foreclosure thereunder or (F) limit or restrict the making of any required regulatory or other filings, including the filing of a Schedule 13D under the Exchange Act (or an amendment thereto) by an Investor or its affiliate; provided that the actions taken by such Investor or its affiliate that triggered such filing are not prohibited by this Section 6(d).

The restrictions set forth in this Section 6(d) shall terminate and be of no further force and effect on the earlier to occur of (1) the date of announcement that the Company has entered into a binding definitive agreement that has been approved by the Board providing for a transaction that, if consummated, would result in a Fundamental Change (as defined in the Certificate of Designations), (2) the date that is ten Business Days after the date that any third party commences any tender or exchange offer made to all of the holders of Class A Common Stock by a third party for a number of outstanding shares of voting stock that, if consummated, would result in a Fundamental Change (provided, that with respect to this clause (2), only if the Board has not recommended against such tender or exchange offer in a Schedule 14D-9 under the Exchange Act) and (3) 90 days after the date on which the Investor and its affiliates do not beneficially own any Convertible Preferred Stock, Warrants or any shares of Common Stock other than any shares of Common Stock issued to any person as compensation for their service on the Board (clause (1), (2) or (3) of this sentence, as applicable, the “Standstill Period Fall-Away Date”). In furtherance of the foregoing, beginning on the Standstill Period Fall-Away Date, nothing in Section 6(d) will prevent the Investors or their affiliates (A) from submitting to the Board one or more bona fide proposals or offers for an alternative transaction involving, directly or indirectly, any of the Investors, (B) pursuing and entering into any such alternative transaction with the Company and (C) taking any actions in furtherance of the foregoing, including actions relating to obtaining equity and/or debt financing for the alternative transaction as long as (x) any proposal or offer is conditioned on the proposed transaction being approved by the Board and (y) the Investors do not make any public announcement or disclosure of such proposal, offer or actions other than any filings and disclosures that may be required in filings with the SEC.

(e)            Listing of Underlying Shares. At or before the Closing, the Company shall submit to NASDAQ an Application for Listing of Additional Shares with respect to the Underlying Shares and use its reasonable best efforts to cause such application to be approved as promptly as practicable and, in any event, before the Closing. The Company will use its commercially reasonable efforts to maintain the listing of the Underlying Shares for so long as the Class A Common Stock is then so listed.

(f)            Additional Documentation. Each Investor will, upon request, execute and deliver any additional documents that the Company may reasonably request to complete the issuance and sale, and the delivery of, the Purchased Securities.

(g)            Legend.

(i)            All certificates or other instruments representing the Convertible Preferred Stock, Warrants or Underlying Shares will bear the legends required by the Certificate of Designation or the Warrant, as applicable, and will also contain a legend substantially to the following effect:

THE SECURITIES REPRESENTED BY THIS INSTRUMENT ARE SUBJECT TO TRANSFER AND OTHER RESTRICTIONS SET FORTH IN AN INVESTMENT AGREEMENT, DATED AS OF DECEMBER 12, 2023, A COPY OF WHICH IS ON FILE WITH THE SECRETARY OF THE COMPANY.

(ii)           Upon the reasonable request of any Investor (or any Permitted Transferee thereof), (x) following receipt by the Company of an opinion of counsel reasonably satisfactory to the Company to the effect that a legend is no longer required under the Securities Act and applicable state laws, the Company shall promptly take such necessary action to cause the Restricted Stock Legend (as defined in the Certificate of Designations) or other applicable legend reflecting that the securities represented thereby are restricted by the securities laws to be removed from any certificate representing such securities and (y) the Company shall promptly cause the legend set forth above in clause (i) to be removed from any certificate to be transferred in accordance with the terms hereof other than in connection with a transfer to a Permitted Transferee. Each Investor acknowledges that the Purchased Securities and the Underlying Shares have not been registered under the Securities Act or under any state securities laws and agrees that it will not sell or otherwise dispose of any of the Purchased Securities or the Underlying Shares, except in compliance with the registration requirements of the Securities Act or an exemption therefrom and any other applicable securities laws and the terms of this Agreement.

(h)            Confidentiality. From the Closing until the date that is one year after the date each Investor ceases to beneficially own any Convertible Preferred Stock or Warrants, such Investor will, and will direct its affiliates and Representatives to, keep confidential any information (including oral, written and electronic information) concerning the Company, its Subsidiaries or its affiliates that may be furnished to such Investor, its affiliates or its or their respective Representatives by or on behalf of the Company or any of its Representatives pursuant to this Agreement, including any such information provided pursuant to Section 6(b) of this Agreement and any information provided to the General Preferred Stock Director (the “Confidential Information”), and to use the Confidential Information solely for the purposes of monitoring, administering or managing such Investor’s investment in the Company made pursuant to this Agreement; provided that the Confidential Information will not include information that (a) is or becomes generally available to the public other than as a result of a disclosure by the Investor or their respective Representatives in violation of this Agreement, (b) was within such Investor’s or its Representatives’ possession on a non-confidential basis prior to it being furnished to the Investor by or on behalf of the Company, the Target or any of their respective Representatives (provided that the source of such information was not, to the knowledge of such Investor or its Representatives (after reasonable inquiry), bound by a confidentiality agreement or other contractual, legal or fiduciary obligation of confidentiality with respect to such information), (c) becomes available to such Investor or its Representatives on a non-confidential basis from a source other than the Company or any of its Representatives (provided that the source of such information was not, to the knowledge of such Investor or its Representatives (after reasonable inquiry), bound by a confidentiality agreement or other contractual, legal or fiduciary obligation of confidentiality with respect to such information) or (d) is independently developed by such Investor or its Representatives without the reference to or use of the Confidential Information; provided that, an Investor may disclose Confidential Information (i) to its attorneys, accountants, consultants and other professional advisors to the extent necessary to obtain their services in connection with monitoring, administering or managing its investment in the Company, including financial, accounting and tax analysis conducted by or on behalf of it, (ii) to any prospective purchaser of any shares of Convertible Preferred Stock, Warrants or Underlying Shares from such Investor as long as such prospective purchaser agrees to be bound by a customary confidentiality or non-disclosure agreement (with the Company as an express third-party beneficiary of such agreement), (iii) to any affiliates, partners, members, limited partners, prospective partners or related investment funds of such Investor and their respective directors, employees, consultants and representatives, in each case, in the ordinary course of business (provided that the recipients of such confidential information are subject to a customary confidentiality and non-disclosure obligation), (iv) as may be reasonably determined by such Investor to be necessary in connection with such Investor’s enforcement of its rights in connection with this Agreement or its investment in the Company and its Subsidiaries or (v) as may otherwise be requested or required by law or legal, judicial or regulatory process; provided that such Investor takes reasonable steps to minimize the extent of any required disclosure described in this clause (v) at the Company’s sole expense; provided, further, that the acts and omissions of any Person to whom such Investor may disclose Confidential Information pursuant to clauses (i) and (iii) of the preceding proviso shall be attributable to such Investor for purposes of determining such Investor’s compliance with this Section 6(h), except those who have entered into a separate confidentiality or non-disclosure agreement or obligation with the Company. Notwithstanding anything herein to the contrary, the Company acknowledges and agrees that the General Preferred Stock Director may share confidential, non-public information about the Company and its Subsidiaries (including any materials received in his or her capacity as a member of or observer on the Board or any Committee of the Board) with the Silver Lake Group and their respective affiliates, in each case, on a confidential basis substantially consistent with the terms hereof. Notwithstanding the foregoing, the General Preferred Stock Director may not share information that would be reasonably likely to result in the waiver or loss of attorney-client privilege by the Company or result in the disclosure of trade secrets of the Company to third parties.

(i)            Corporate Opportunities.

(i)            None of the Investors or any of their affiliates (collectively, as “Identified Persons” and, individually, as an “Identified Person”) shall, to the fullest extent permitted by law, have any duty to refrain from, directly or indirectly, (i) engaging in the same or similar business activities or lines of business in which the Company or any of its affiliates now engages or proposes to engage or (ii) otherwise competing with the Company or any of its affiliates, and, to the fullest extent permitted by law, no Identified Person shall be liable to the Company or its stockholders or to any affiliate of the Company for breach of any fiduciary duty solely by reason of the fact that such Identified Person engages in any such activities. To the fullest extent permitted by law (including Section 122(17) of the Delaware General Corporation Law), subject to this Section 6(i), the Company hereby renounces, on behalf of itself and its controlled affiliates, any interest or expectancy in, or right to be offered an opportunity to participate in, any business opportunity that may be a corporate opportunity for an Identified Person and the Company or any of its affiliates.

(ii)           Subject to Section 6(i)(iii) and each such Identified Person’s obligations and duties of confidentiality to the Company, in the event that any Identified Person acquires knowledge of a potential transaction or other business opportunity that may be a corporate opportunity for itself, herself or himself and the Company or any of its affiliates, such Identified Person shall, to the fullest extent permitted by law, have no duty to communicate or offer such transaction or other business opportunity to the Company or any of its affiliates and, to the fullest extent permitted by law (including Section 122(17) of the Delaware General Corporation Law), shall not be liable to the Company or its stockholders or to any affiliate of the Company for breach of any fiduciary duty as a stockholder, director or officer of the Company solely by reason of the fact that such Identified Person pursues or acquires such corporate opportunity for itself, herself or himself, or offers or directs such corporate opportunity to another Person or does not communicate information regarding such corporate opportunity to the Company.

(iii)          Notwithstanding the foregoing, the Company does not renounce its interest in any corporate opportunity offered to an Identified Person that is a General Preferred Stock Director if such opportunity is first offered to such person solely in his or her capacity as a director of the Company, and Section 6(i) shall not apply to any such corporate opportunity.

(j)            Director Indemnification. The Company shall enter into an indemnification agreement with the General Preferred Stock Director in substantially the same form entered into by the other members of the Board and reasonably acceptable to the General Preferred Stock Director. The Company acknowledges and agrees that the General Preferred Stock Director who is a partner, member, employee, advisor or consultant of any Investor or an affiliate may have certain rights to indemnification, advancement of expenses and/or insurance provided by the applicable Investor or its affiliates (collectively, the “Investor Indemnitors”). The Company acknowledges and agrees that the Company shall be the indemnitor of first resort with respect to any indemnification, advancement of expenses and/or insurance provided in the Certificate of Incorporation, Bylaws and/or indemnification agreement to the General Preferred Stock Director in his or her capacity as a director of the Company or any of its Subsidiaries (such that the Company’s obligations to such indemnitees in their capacities as directors are primary and any obligation of the Investor Indemnitors to advance expenses or to provide indemnification or insurance for the same expenses or liabilities incurred by such indemnitees are secondary). Such indemnitees shall, in their capacities as directors, be entitled to all the rights to indemnification, advancement of expenses and entitled to insurance to the extent provided under (i) the Certificate of Incorporation and/or Bylaws of the Company as in effect from time to time and/or (ii) such other agreement, if any, between the Company and such indemnitees, without regard to any rights such indemnitees may have against the Investor Indemnitors. No advancement or payment by the Investor Indemnitors on behalf of such indemnitees with respect to any claim for which such indemnitees have sought indemnification, advancement of expenses or insurance from the Company in their capacities as directors shall affect the foregoing and the Investor Indemnitors shall have a right of contribution and/or be subrogated to the extent of such advancement or payment to all of the rights of recovery of such indemnitees against the Company.

(k)            Section 16b-3 Matters. If the Company becomes a party to a consolidation, merger or other similar transaction or otherwise or if there is any event or circumstance that may result in the Investors and each Permitted Transferee of the Investors to whom Convertible Preferred Stock, Warrants or Underlying Shares are transferred pursuant to Section 6(c) (the “Investor Parties”), their respective affiliates and/or the General Preferred Stock Director being deemed to have made a disposition or acquisition of the Convertible Preferred Stock, Warrants or Underlying Shares for purposes of Section 16 of the Exchange Act, and if the General Preferred Stock Director is serving on the Board at such time or has served on the Board during the preceding six months (i) the Board or a committee thereof composed solely of two or more “non-employee directors” as defined in Rule 16b-3 of the Exchange Act will pre-approve such acquisition or disposition of the Convertible Preferred Stock, Warrants or Underlying Shares for the express purpose of exempting the Investor Parties’, their respective affiliates’ and the General Preferred Stock Director’s interests (for the Investor Parties and/or their respective affiliates, to the extent such persons may be deemed to be “directors by deputization”) in such transaction from Section 16(b) of the Exchange Act pursuant to Rule 16b-3 thereunder and (ii) if the transaction involves (A) a merger or consolidation to which the Company is a party and the Class A Common Stock is, in whole or in part, converted into or exchanged for equity securities of a different issuer, (B) a potential acquisition or deemed acquisition, or disposition or deemed disposition, by the Investor Parties, their respective affiliates, and/or the General Preferred Stock Director of equity securities of such other issuer or derivatives thereof and (C) an affiliate or other designee of the Investor Parties or their respective affiliates will serve on the board of directors (or its equivalent) of such other issuer pursuant to the terms of an agreement to which the Company is a party (or if the Investor Parties notify the Company of such service a reasonable time in advance of the closing of such transactions), the Company shall require that such other issuer pre-approve any such acquisitions of equity securities or derivatives thereof for the express purpose of exempting the interests of the Investor Parties’, their respective affiliates’ and the General Preferred Stock Director (for the Investor Parties and/or their respective affiliates, to the extent such persons may be deemed to be “directors by deputization” of such other issuer) in such transactions from Section 16(b) of the Exchange Act pursuant to Rule 16b-3 thereunder.

(l)            Corporate Actions.

(i)            If any occurrence or event since the date of this Agreement until the Closing would have resulted in an adjustment to the Conversion Price (as defined in the Certificate of Designations) pursuant to the Certificate of Designations if the Convertible Preferred Stock had been issued and outstanding since the date of this Agreement, the Company shall adjust the Conversion Price, effective as of the Closing, in the same manner as would have been required by the Certificate of Designations if the Convertible Preferred Stock had been issued and outstanding since the date of this Agreement.

(ii)           If any occurrence or event since the date of this Agreement until the Closing would have resulted in an adjustment to the Warrant Exercise Price (as defined in the Warrant) pursuant to the terms of the Warrant if the Warrant had been issued and outstanding since the date of this Agreement, the Company shall adjust the Warrant Exercise Price, effective as of the Closing, in the same manner as would have been required by the terms of the Warrant if the Warrant had been issued and outstanding since the date of this Agreement

(iii)          The Company shall not adopt any stockholder rights agreement, “poison pill” or similar anti-takeover agreement or plan, or any anti-takeover provisions in the certificate of incorporation, bylaws or other similar organizational documents of the Company and its Subsidiaries, in each case, that prohibits the Investors from taking any of the actions permitted by this Agreement under Section 6(c), the Certificate of Designations or the Warrants.

(m)            Financing Cooperation. If requested by the Investors, the Company will provide the following cooperation in connection with the Investors obtaining any Permitted Loan following the Closing: (i) entering into an issuer agreement (an “Issuer Agreement”) with each lender in customary form in connection with such transactions (which agreement shall include, without limitation, agreements and obligations of the Company relating to procedures and specified time periods for effecting Transfers and/or conversions upon foreclosure, agreements to not intentionally hinder or delay exercises of remedies on foreclosure, acknowledgments regarding corporate policy, if applicable, certain acknowledgments regarding securities law status of the pledge arrangements and certain acknowledgements regarding the Permanent Restrictions set forth in Section 6(c) above, including pre-agreed lists of persons in clause (1) of Section 6(c)(i), subject to the same ability to update such list as described in the definition of “Competitors”) and subject to the consent of the Company (which will not be unreasonably withheld or delayed), with such changes thereto as are requested by such lender and customary for similar financings, (ii) using commercially reasonable efforts to (A) remove any restrictive legends on certificates representing pledged Convertible Preferred Stock, Warrants or Underlying Shares and depositing such pledged Convertible Preferred Stock or Underlying Shares in book entry form on the books of DTC, when eligible to do so (for the avoidance of doubt, shares of Class A Common Stock will not be considered so eligible prior to the date the lender has a valid one year “holding period” (as defined in Rule 144) in such shares of Class A Common Stock) or (B) without limiting the generality of clause (A), if such Convertible Preferred Stock is eligible for resale under Rule 144A, depositing such pledged Convertible Preferred Stock in book entry form on the books of DTC or other depository with customary Rule 144A restrictive legends in lieu of the legends specified in Section 6(g) above, (iii) if so requested by such lender or counterparty, as applicable, (x) re-issuing the pledged Convertible Preferred Stock, Warrants or Underlying Shares in certificated form in the name of such Investor or its affiliates and/or (y) re-registering the pledged Convertible Preferred Stock, Warrants or Underlying Shares in certificated form or in book-entry form, as so requested, in the name of the relevant lender, counterparty, custodian or similar party to a Permitted Loan, with respect to Permitted Loans solely as securities intermediary and only to the extent an Investor or its affiliates continues to beneficially own such pledged Convertible Preferred Stock, Warrants or Underlying Shares, (iv) entering into customary triparty agreements with each lender and the Investors relating to the delivery of the Convertible Preferred Stock, Warrants or Underlying Shares to the relevant lender for crediting to the relevant collateral accounts upon funding of the loan and payment of the purchase price including a right for such lender as a third-party beneficiary of the Company’s obligations hereunder to issue the Purchased Securities upon payment of the purchase price therefor in accordance with the terms of this Agreement and (v) such other cooperation and assistance as the Investors may reasonably request that will not unreasonably disrupt the operation of the Company’s business, in the cases of clauses (ii) and (iii), subject to receipt of customary legal opinions and certificates and the satisfaction of any relevant requirements of the Transfer Agent. Notwithstanding anything to the contrary in the preceding sentence, the Company’s obligation to deliver an Issuer Agreement is conditioned on the relevant Investor certifying to the Company in writing that (A) the loan agreement with respect to which the Issuer Agreement is being delivered constitutes a Permitted Loan being entered into in accordance with this Agreement, such Investor has pledged Convertible Preferred Stock, Warrants or Underlying Shares as collateral to the lenders under such Permitted Loan and that the execution of such Permitted Loan and the terms thereof do not violate the terms of this Agreement, (B) to the extent applicable, whether the registration rights under the Registration Rights Agreement are being assigned to the lenders under that Permitted Loan and (C) such Investor acknowledges and agrees that the Company will be relying on such certificate when entering into the Issuer Agreement and any inaccuracy in such certificate will be deemed a breach of this Agreement. The Investors acknowledge and agree that the statements and agreements of the Company in an Issuer Agreement are solely for the benefit of the applicable lenders party thereto and that in any dispute between the Company and the Investors under this Agreement the Investors shall not be entitled to use the statements and agreements of the Company in an Issuer Agreement against the Company.

(n)            Antitrust Approval.

(i)            Subject to the terms and conditions of this Agreement, each of the Company and the Investors shall use their respective reasonable best efforts to (A) file (x) any required Notification and Report Form pursuant to the HSR Act with respect to the transactions contemplated hereby as soon as reasonably practicable following the date hereof, but no later than ten Business Days after the date hereof and (y) any other required or advisable filing or notification (including a draft, where customary) pursuant to any other applicable Antitrust Laws of any foreign jurisdiction, commissions or governing bodies with respect to the transactions contemplated hereby as promptly as practicable after the date hereof, (B) supply as promptly as practicable any additional information and documentary material that may be requested or required pursuant to any Antitrust Law, including the HSR Act, and (C) cause the expiration or termination of the applicable waiting periods under the HSR Act or any other applicable Antitrust Law as soon as practicable, including by refraining from taking any act or omission which would have the effect of materially delaying or preventing the consummation of the transactions contemplated under this Agreement; provided, however, that notwithstanding anything herein to the contrary, in no event shall the Company or any Investor, or any of their respective affiliates or Subsidiaries, be required to (i) commence or threaten to commence any action; (ii) agree to hold separate, divest, license or cause a third party to purchase any of the assets or businesses of the Company or any Investor, or any of their respective affiliates or Subsidiaries; or (iii) otherwise agree to any restrictions on the businesses of the Company or any Investor, or any of their respective affiliates or Subsidiaries.

(ii)            Each of the parties shall use reasonable best efforts to (A) cooperate with each other in connection with any filing or submission under the HSR Act or any other applicable Antirust Law and in connection with any governmental investigation or other inquiry regarding the transactions contemplated hereby, (B) keep each other reasonably informed in all material respects of any material communication received by such party from any Governmental Authority, provide each other with advance copies and a reasonable opportunity to comment on all proposed notices, submissions, filings, applications, undertakings, and information and substantive correspondence proposed to be supplied to or filed with any Governmental Authority, except the parties’ HSR Act filings, and keep each other party reasonably informed in all material respects of any material communication received or given in connection with any proceeding by a private party, in each case, regarding any of the transactions contemplated hereby and (C) to the extent permitted by law, permit each other party a reasonable opportunity to attend and participate in any substantive meetings, discussions, telephone conversations, videoconferences, or correspondence with any Governmental Authority, including in connection with any proceeding by a private party; provided, that materials required to be provided pursuant to this Section 6(n) may be redacted to remove references (I) concerning the valuation of the Company, (II) as necessary to comply with contractual arrangements, (III) as necessary to comply with applicable law, and (IV) as necessary to address reasonable privilege or confidentiality concerns; provided, further, that a party may reasonably designate any competitively sensitive material provided to another party under this Section 6(n) as “Outside Counsel Only.” The foregoing obligations in this Section 6(n) shall be subject to Section 6(h) and any attorney-client, work product or other privilege.

(o)            Use of Proceeds. The Company shall use the proceeds from the issuance and sale of the Purchased Securities for acquiring shares of the Target in the Tender Offer and for general corporate purposes.

(p)            DTC Cooperation. The Company shall use its commercially reasonable efforts to cause the Purchased Shares to be (i) rendered eligible for book-entry delivery through DTC and (ii) assigned a valid CUSIP number in accordance with the applicable rules and procedures of the CUSIP Service Bureau, in each case, as soon as reasonably practicable, but in any event, on or prior to the Closing.

(q)            Indemnification.

(i)            The Investors, their affiliates and their respective officers, directors, members, shareholders, employees, managers, partners, accountants, attorneys, advisors and agents, including the General Preferred Stock Director (each an “Indemnitee”), shall be indemnified to the fullest extent permitted by law by the Company for any and all Losses to which such Indemnitees may become subject as a result of, arising in connection with or relating to any actual or threatened claim, suit, action, arbitration, cause of action, complaint, allegation, criminal prosecution, investigation, demand letter or proceeding, whether at law or at equity and whether public or private, before or by any Governmental Authority, any arbitrator or other tribunal (each, an “Action”) by any Person (including, without limitation, any stockholder of the Company or the Target and regardless of whether such Action is against an Indemnitee) arising out of or relating to the Transactions and any other transactions contemplated hereby, including the Tender Offer or any acquisition (in any form) of the Target’s securities or assets by the Company including relating to any non-compliance or alleged non-compliance by the Company or any Person acting on behalf of or in concert with the Company with any Securities Laws; provided that the Company will not be liable to indemnify any Indemnitee for any such Losses to the extent that such Losses (w) have resulted from an Action by the Company against the Investors in connection with any Investor’s breach of this Agreement, (x) are as a result of an Action brought against an Indemnitee by any Person who is a limited partner of, or other investor in, such Indemnitee in such Person’s capacity as a limited partner of, or other investor in, such Indemnitee, (y) are as a result of any Action brought against the Investors or their affiliates by any Person providing a Permitted Loan or other financing or hedging arrangement to the Investors or their affiliates in connection with the Investors’ or their affiliates’ investment in the Convertible Preferred Stock or the Warrants or (z) have resulted from an Indemnitee’s bad faith, fraud, willful misconduct or violation of applicable law in connection with the Transactions.

(ii)            Each Indemnitee shall give the Company prompt written notice (an “Indemnification Notice”) of any third-party Action it has actual knowledge of that might give rise to Losses, which notice shall set forth a description of those elements of such Action of which such Indemnitee has knowledge; provided, that any delay or failure to give such Indemnification Notice shall not affect the indemnification obligations of the Company hereunder except to the extent the Company is materially prejudiced by such delay or failure.

(iii)          The Company shall have the right, exercisable by written notice to the applicable Indemnitee(s) within 30 days of receipt of the applicable Indemnification Notice, to select counsel to defend and control the defense of any third-party claim set forth in such Indemnification Notice; provided that the Company shall not be entitled to so select counsel or control the defense of any claim if (A) such claim seeks primarily non-monetary or injunctive relief against the Indemnitee or alleges any violation of criminal law, (B) the Company does not, subsequent to its assumption of such defense in accordance with this clause (iii), conduct the defense of such claim actively and diligently, (C) such claim includes as the named parties both the Company and the applicable Indemnitee(s) and such Indemnitee(s) reasonably determine upon the advice of counsel that representation of all such Indemnitees by the same counsel would be prohibited by applicable codes of professional conduct or (D) in the event that, based on the reasonable advice of counsel for the applicable Indemnitee(s), there are one or more material defenses available to the applicable Indemnitee(s) that are not available to the Company. If the Company does not assume the defense of any third-party claim in accordance with this clause (iii), the applicable Indemnitee(s) may continue to defend such claim at the sole cost of the Company and the Company may still participate in, but not control, the defense of such third-party claim at the Company’s sole cost and expense. In no event shall the Company, in connection with any Action or separate but substantially similar Actions arising out of the same general allegations, be liable for the fees and expenses of more than one separate firm of attorneys at any time for all Indemnitees chosen by the Silver Lake Group, except to the extent that local counsel, in addition to regular counsel, is required in order to effectively defend the Action.

(iv)          No Indemnitee shall consent to a settlement of, or the entry of any judgment arising from, any claim for which such Indemnitee is entitled to indemnification pursuant to this Section 6(q), without the prior written consent of the Company (such consent not to be unreasonably withheld, conditioned or delayed). Except with the prior written consent of the applicable Indemnitee(s) (such consent not to be unreasonably withheld, conditioned or delayed), the Company, in the defense of any such claim, shall not consent to the entry of any judgment or enter into any settlement that (A) provides for injunctive or other nonmonetary relief affecting any Indemnitee, (B) does not include as an unconditional term thereof the giving by each claimant or plaintiff to each such Indemnitee(s) of an unconditional release of such Indemnitee(s) from all liability with respect to such Action or (C) imposes any material burden on an Indemnitee not fully indemnified hereunder. In any such third-party claim where the Company has assumed control of the defense thereof pursuant to clause (iii), the Company shall keep the applicable Indemnitee(s) reasonably informed as to the status of such claim at all stages thereof (including all settlement negotiations and offers), promptly submit to such Indemnitee(s) copies of all pleadings, responsive pleadings, motions and other similar legal documents and paper received or filed in connection therewith, permit such Indemnitee(s) and their respective counsels to confer with the Company and its counsel with respect to the conduct of the defense thereof and permit such Indemnitee(s) and their respective counsel(s) a reasonable opportunity to review all legal papers to be submitted prior to their submission. Nothing in this Section 6(q) shall in any way limit, affect or otherwise modify an Indemnitee’s rights to indemnification under the Company’s certificate of incorporation, by-laws, any policies of the Company or its Subsidiaries applicable to such Indemnitee or any other agreement between the Indemnitee and the Company or its Subsidiaries.

(r)            Cooperation.

(i)            The Company shall keep the Investors reasonably informed with respect to the Tender Offer.

(ii)            In connection with a transfer or proposed transfer of Purchased Securities by the Investors or any Permitted Transferee in compliance with this Agreement, the Certificate of Designations and the Warrants, as applicable, and if reasonably requested by any Investor or Permitted Transferee, the Company shall use its commercially reasonable efforts to cooperate in such transfer of Purchased Securities, including, without limitation, by providing such Investor or Permitted Transferee, any potential transferee and their respective representatives opportunities to conduct a reasonable due diligence investigation of the Company, as well as reasonable access to the officers, management, employees, financial advisors, attorneys, accountants, consultants, agents and other representatives of the Company and its Subsidiaries as may be required or requested in connection with such transaction (subject to, if requested by the Company, each party referred to in this Section 6(r)(ii) entering into customary confidentiality agreements in a form reasonably acceptable to the Company). Without limiting the foregoing, no such information shall be used by such Person as the basis for any market transactions in securities of the Company in violation of applicable law.

(s)            Participation Rights.

(i)            Until the earlier of (x) such time as there is no General Preferred Stock Director serving on the Board and the Investors are no longer entitled to designate a director nominee pursuant to the Certificate of Designations and (y) the second anniversary of the Closing Date, whenever the Company or any of its Subsidiaries proposes to issue, directly or indirectly (including, through any underwriters) any Additional Securities that are not Excluded Securities (such proposed issuance, an “Additional Investment”), the Company will consult with the Investors reasonably in advance of undertaking such issuance and, if and only if the Investors notify the Company within five Business Days following such consultation of their preliminary interest in receiving an offer to participate in such issuance (which indication shall not be binding upon the Investors), the Company will provide written notice of such proposed issuance to the Investors (an “Offer Notice”) at least ten Business Days prior to the proposed date of the purchase agreement, investment agreement or other agreement (the “Additional Investment Agreement”). Each Offer Notice shall include the applicable purchase price per security for such Additional Investment, the aggregate amount of the proposed Additional Investment and the other material terms and conditions of such Additional Investment, including the proposed closing date. The Offer Notice shall constitute the Company’s offer to issue such Additional Investment to the Investors substantially on the terms and conditions specified in the Offer Notice, which offer shall be irrevocable for five Business Days following the date the Offer Notice is received by the Investors (the “Participation Notice Period”). The Investors may elect to purchase up to all of the Additional Securities on the terms proposed; provided that, to the extent the issuance of Additional Securities to the Investors would result in a Stockholder Approval Requirement, the Investors may elect to purchase up to an amount of Additional Securities that would not cause the Stockholder Approval Requirement to be applicable. If the Company believes the issuance of Additional Securities to the Investors would result in a Stockholder Approval Requirement, the Company shall notify the Investors reasonably in advance of undertaking such issuance, and the Company will consider in good faith any proposed revisions made by the Investors to the terms of the proposed Additional Investment that (x) would only be applicable to the Investors, (y) would not result in a Stockholder Approval Requirement and (z) are not, in the aggregate, materially adverse to the terms of the Additional Investment. If the Investors elect to purchase all or a portion of such Additional Investment specified in the Offer Notice, each Investor shall deliver to the Company during the Participation Notice Period a written notice stating the aggregate amount of the proposed Additional Investment that the Purchaser offers to purchase (the “Participation Notice”). Notwithstanding the foregoing, in the event that the Company is seeking stockholder approval for any third party in connection with the Additional Investment or for any other matter that may be needed to consummate the proposed issuance of Additional Securities, then the Company shall also seek stockholder approval in connection with the issuance of the Additional Securities to the Investors.

(ii)           If an Investor does not deliver a Participation Notice during the Participation Notice Period (or if, prior to the expiration of the Participation Notice Period, an Investor delivers to the Company a written notice declining to participate in the Additional Investment specified in the Offer Notice), such Investor shall be deemed to have waived its right to participate in such Additional Investment under this Section 6(s) and the Company shall thereafter be free to issue during the 60 Business Day period following the expiration of the Participation Notice Period (or the receipt by the Company of a written notice from such Investor declining to participate in such Additional Investment) such proposed Additional Investment to one or more third parties on terms and conditions no more favorable to any such third party than those set forth in the Offer Notice, unless otherwise agreed by such Investor and the Company. Any obligation of the Company and the Investors to participate in any Additional Investment shall in all cases be conditioned on applicable antitrust clearance or approval under antitrust or other applicable laws, and the closing date for such Additional Investment by the participating Investors shall not occur until the later of (x) at least 15 Business Days after the participating Investors’ receipt of such clearance or approval or the participating Investors’ waiver of such conditions and (y) at least 11 Business Days after the Company and the participating Investors enter into the Additional Investment Agreement in respect of such Additional Investment, in each case of clauses (x) and (y), unless otherwise agreed by the participating Investors and the Company. The Investors may from time to time designate one or more of its affiliates through which the participation right in this Section 6(s) may be exercised. The provisions of clauses (i) and (ii) of this Section 6(s) are subject in all respects to the prior satisfaction of the rights of holders under Section 9 of the Existing Registration Rights Agreement.

(iii)          The issuance of “Additional Securities” means the issuance of any equity security, or instrument convertible into or exchangeable for any equity security, of the Company or any of its Subsidiaries, or the granting of any option, warrant, commitment or right by the Company or any of its Subsidiaries with respect to any of the foregoing. The issuance of “Excluded Securities” means any issuance of (i) Additional Securities as initial and/or deferred consideration to the selling Persons in an acquisition by the Company or its Subsidiaries (including, for the avoidance of doubt, whether structured as a merger, consolidation, asset or stock purchase, or other similar transaction), (ii) Additional Securities to a third-party financial institution in connection with a bona fide borrowing by the Company or its Subsidiaries, (iii) Additional Securities to the Company’s directors, employees, advisors or consultants (including as a result of the exercise of any option to subscribe for, purchase or otherwise acquire shares of Common Stock or upon the vesting or delivery of any award of restricted stock units (including performance-based restricted stock units) that corresponds to Common Stock and/or an option to subscribe for, purchase or otherwise acquire shares of Common Stock, including under a Company Plan), (iv) Additional Securities by a Subsidiary of the Company to the Company or another wholly owned Subsidiary of the Company, (v) Additional Securities in connection with any stock split, stock combination, stock dividend, distribution or recapitalization, (vi) Additional Securities in a bona fide underwritten public offering (including a marketed “Rule 144A” offering through one or more initial purchasers and hedging activities related thereto), (vii) Additional Securities issued in connection with a strategic partnership or commercial arrangement, other than (x) with a private equity firm or similar financial institution or (y) an issuance whose primary purpose is the provision of financing or (viii) upon conversion of any Class B Common Stock or any other then-outstanding security convertible into or exercisable for Common Stock. If an Investor elects to purchase the Additional Securities pursuant to this Section 6(s), such Investor, at its expense, shall make any filings required in connection with such participation under antitrust or other applicable law promptly following the delivery to the Company of the corresponding Participation Notice and shall use reasonable efforts to obtain applicable antitrust clearance and/or approval under antitrust or other applicable laws.

(iv)          Notwithstanding anything to the contrary contained herein, if the Company enters into a definitive agreement providing for the consolidation or merger of the Company with or into any Person in a transaction that would, when consummated, constitute a Fundamental Change (as defined in the Certificate of Designations) (excluding for purposes of this Section 6(s), clauses (a), (c) and (d) of such definition), then, the Investors’ rights under this Section 6(s) shall terminate upon the consummation of such Fundamental Change.

Section 7.      Conditions to Obligations of the Company and the Investors.

(a)            Conditions to the Obligations of the Company and the Investors. The respective obligations of the Company and the Investors to consummate the Closing are subject to the satisfaction or waiver by each such party of the condition that no temporary or permanent order, judgment, injunction, ruling, writ or decree of any Governmental Authority shall have been enacted, promulgated, issued, entered, amended or enforced by any Governmental Authority nor shall any proceeding brought by a Governmental Authority seeking any of the foregoing be pending, or any applicable law shall be in effect enjoining or otherwise prohibiting consummation of the transactions contemplated hereby.

(b)            Conditions to the Obligations of the Company. The obligation of the Company to deliver the Purchased Securities to each Investor is further subject to the satisfaction or waiver at or prior to the Closing of each of the following conditions precedent: (i) the representations, warranties and covenants of such Investor in Section 5 hereof are true and correct as of the Closing in all respects with the same effect as though such representations and warranties had been made as of the Closing except to the extent such failure to be true and correct would not have a material and adverse impact on the Company’s or such Investor’s ability to consummate the transactions contemplated hereby; (ii) all covenants of such Investor in this Agreement to be performed at or before the Closing have been performed in all material respects; (iii) receipt of the Purchase Price for such Purchased Securities in accordance with Section 3(b)(ii); and (iv) the posting of a valid DWAC Deposit for such Convertible Preferred Stock in accordance with Section 3(b)(ii)(2).

(c)            Conditions to the Investors’ Obligations. The obligation of each Investor to deliver (or cause to be delivered) the Purchase Price for the Purchased Securities to be purchased by it pursuant to this Agreement is further subject to the satisfaction or waiver at or prior to the Closing of each of the following conditions precedent: (i) the Tender Offer shall have been declared unconditional and scheduled to be consummated, in all material respects in accordance with the terms of the Tender Offer Documents without giving effect to any modifications, amendments, consents or waivers to the Tender Offer Documents that, taken together, are material and adverse to such Investor without the prior consent of such Investor (which consent shall not be unreasonably withheld, delayed or conditioned), it being understood that any modification, amendment, consent or waiver to the closing conditions contained in the Tender Offer Documents (x) with respect to the condition that the Company becomes the owner of more than 90% of the shares of the Target or (y) with respect to the condition that no circumstances have occurred which could have a material adverse effect or could reasonably be expected to have a material adverse effect on the Target’s financial position, business or operation shall, in each case, be deemed to be materially adverse to the interests of the Investors); (ii) the Company Fundamental Representations are true and correct in all respects (other than de minimis inaccuracies) as of the Closing Date with the same effect as though such representations and warranties had been made as of the Closing Date; (iii) all covenants of the Company in this Agreement to be performed at or before the Closing Date have been performed; (iv) each Investor shall have received a certificate, dated as of the Closing Date, duly executed by the chief executive officer or the chief financial officer of the Company on behalf of the Company, certifying that the conditions specified in the foregoing clauses (ii) and (iii) have been satisfied; (v) the Company shall have duly adopted and filed with the Secretary of State of the State of Delaware the Certificate of Designations, and a certified copy thereof shall have been delivered to the Investors; (vi) each Investor shall have received from Latham & Watkins LLP, counsel for the Company, an opinion, dated as of the Closing, in substantially the form of Exhibit E hereto; (vii) the Company shall have executed and delivered the Registration Rights Agreement; (viii) the Company shall have executed and delivered the Services Agreement; (ix) the Company shall have submitted to NASDAQ an Application for Listing of Additional Shares with respect to the Underlying Shares and have used commercially reasonable efforts to have the Underlying Shares approved for listing by NASDAQ; (x) the Board shall have appointed, subject only to the occurrence of the Antitrust Clearance Date (as defined in the Certificate of Designations), the General Preferred Stock Director as a director of the Company, effective as of the Closing Date, and such Investor shall have received a copy of the resolutions of the Board effecting such appointment; and (xi) the Secretary of the Company shall have delivered to each Investor at the Closing a certificate certifying (A) the Certificate of Incorporation and Bylaws of the Company as in effect at the Closing and (B) resolutions of the Board approving this Agreement, the Certificate of Designations, the Warrants, the Registration Rights Agreement, the Services Agreement, the Tender Offer Documents and the transactions contemplated under the this Agreement, the Certificate of Designations, the Warrants, the Registration Rights Agreement, the Services Agreement and the Tender Offer Documents, as applicable.

Section 8.      Termination; Survival.

(a)            Termination Prior to Closing. This Agreement may be terminated and the transactions contemplated hereby abandoned at any time prior to the Closing:

(i)            by the mutual written consent of the Company and such Investor (with respect to itself);

(ii)           by either the Company or such Investor (with respect to itself) upon written notice to the other, if the Closing shall not have occurred on or prior to 11:59 p.m. New York City time on April 30, 2024 (“Initial End Date”), which for so long as the Company has not both (A) terminated the Tender Offer as well as any other form of acquisition of, or investment in, the Target that it has pursued and (B) publicly announced (without retraction) that it is no longer pursuing or planning to pursue an acquisition of Target (whether pursuant to a tender offer, merger, consolidation, stock or asset purchase or otherwise), may be extended by the Investors until such date as both the conditions in clauses (A) and (B) have occurred (the Initial End Date as it may be extended from time to time, the “Termination Date”); provided that (x) such Investor (with respect to itself) may terminate this Agreement on or following the Initial End Date and (y) the right to terminate this Agreement under this Section 8(a)(ii) shall not be available to any party if the breach by such party of its representations and warranties set forth in this Agreement or the failure of such party to perform any of its obligations under this Agreement has been a principal cause of or primarily resulted in the events specified in this Section 8(a)(ii);

(iii)          by either the Company or such Investor (with respect to itself) if such party is enjoined or otherwise prohibited by law from consummating the issuance and sale of the Purchased Securities as evidenced by a final and nonappealable judgment prior to the Closing Date; provided that the party seeking to terminate this Agreement pursuant to this Section 8(b)(iii) shall have used the required efforts to cause the conditions to Closing to be satisfied in accordance with Section 7.

(iv)          by such Investor (with respect to itself) if the Company shall have breached any of its representations or warranties or failed to perform any of its covenants or agreements set forth in this Agreement, which breach or failure to perform (i) would give rise to the failure of a condition set forth in Section 7(c)(ii) or (iii) and (ii) is incapable of being cured prior to the Termination Date, or if capable of being cured, shall not have been cured within 30 calendar days (but in no event later than the Termination Date) following receipt by the Company of written notice of such breach or failure to perform from such Investor stating such Investor’s intention to terminate this Agreement pursuant to this Section 8(a)(iv) and the basis for such termination; provided that such Investor (with respect to itself) shall not have the right to terminate this Agreement pursuant to this Section 8(a)(iv) if such Investor is then in material breach of any of its representations, warranties, covenants or agreements hereunder, which breach would give rise to the failure of a condition set forth in Section 7(b)(i) or (ii); or

(v)          by the Company (with respect to any Investor) if such Investor shall have breached any of its representations or warranties or failed to perform any of its covenants or agreements set forth in this Agreement, which breach or failure to perform (i) would give rise to the failure of a condition set forth in Section 7(b)(i) or (ii) and (ii) is incapable of being cured prior to the Termination Date, or if capable of being cured, shall not have been cured within 30 calendar days (but in no event later than the Termination Date) following receipt by such Investor of written notice of such breach or failure to perform from the Company stating the Company’s intention to terminate this Agreement pursuant to this Section 8(a)(v) and the basis for such termination; provided that the Company shall not have the right to terminate this Agreement pursuant to this Section 8(a)(v) if the Company is then in material breach of any of its representations, warranties, covenants or agreements hereunder, which breach would give rise to the failure of a condition set forth in Section 7(c)(ii) or (iii).

(b)            Termination Following the Closing. Following the Closing, this Agreement will automatically terminate on the date on which the Investors cease to beneficially own any Convertible Preferred Stock, Warrants or Underlying Shares.

(c)            Effect of Termination. In the event of the termination of this Agreement as provided in Section 8(a), written notice thereof shall be given to the other parties, specifying the provision hereof pursuant to which such termination is made, and this Agreement shall forthwith become null and void (other than Section 6(h), Section 6(q), this Section 8, Section 10, Section 11, Section 12(d), Section 12(e) and Section 12(m), all of which shall survive termination of this Agreement), and there shall be no liability on the part of any Investor or the Company or their respective directors, officers and affiliates in connection with this Agreement, except that no such termination shall relieve any party from liability for damages to another party resulting from a willful and material breach of this Agreement prior to the date of termination or from fraud; provided that, notwithstanding any other provision set forth in this Agreement, except in the case of fraud, neither any Investor, on the one hand, nor the Company, on the other hand, shall have any such liability in excess of the Purchase Price.

(d)            Survival. All of the covenants or other agreements of the parties contained in this Agreement shall survive until fully performed or fulfilled, unless and to the extent that non-compliance with such covenants or agreements is waived in writing by the party entitled to such performance. Except for the Company Fundamental Representations and the warranties and representations contained in Section 5, which shall survive until the sixth anniversary of the Closing Date, the representations and warranties made herein shall survive for 18 months following the Closing Date and shall then expire; provided that nothing herein shall relieve any party of liability for any inaccuracy or breach of such representation or warranty to the extent that any good faith allegation of such inaccuracy or breach is made in writing prior to such expiration by a Person entitled to make such claim pursuant to the terms and conditions of this Agreement. For the avoidance of doubt, claims may be made with respect to the breach of any representation, warranty or covenant until the applicable survival period therefor as described above expires.

(e)            SMR Event. Notwithstanding anything herein to the contrary, in the event that the Closing occurs but an SMR Event subsequently occurs, then the Closing shall be deemed not to have occurred with respect to the Purchased Shares and this Agreement shall remain in continuous full force and in effect. For the avoidance of doubt, if after an SMR Event the Company continues to pursue an acquisition of Target’s securities and assets and proposes to issue any preferred equity or warrants to an Investor as financing for such acquisition, (i) the terms of this Agreement shall apply to such subsequent issuances and (ii) such preferred equity and warrants shall have the terms as set forth in the Certificate of Designations and the Warrants, respectively.

Section 9.      Exclusivity.

(a)            The Company hereby agrees that, prior to the Termination Date, the Company shall not, and shall direct its Representatives not to, directly or indirectly, enter into any agreement or understanding with respect to, participate in any discussions or negotiations regarding, furnish to any other person or entity any information with respect to or otherwise accept, consider, discuss, support, solicit, initiate, encourage, facilitate, cooperate with or participate in any Competing Financing.

(b)            The Company will immediately cease, and will cause its Representatives to cease, all contact, discussions and negotiations with any third party with respect to any Competing Financing, will promptly notify the Investors if any proposal, inquiry or contact by any Person (other than the Silver Lake Group) with respect to a Competing Financing is made and will provide full and prompt disclosure of the details thereof, including copies of all written materials with respect thereto.

(c)            The Company agrees that money damages would not be a sufficient remedy for its breach of this Section 9 and, therefore, the Investors will be entitled to injunctive relief as a remedy for any such breach or threatened breach, without limiting their available remedies and without the need to prove actual damages or to post a bond or other security.

(d)            Sections 9(a), (b) and (c) shall terminate and cease to apply following the issuance of the Purchased Securities by the Company to the Investors in accordance with this Agreement; provided that any such termination shall be deemed not to have occurred, and Sections 9(a), (b) and (c) shall be deemed to have been in continuous full force and in effect since the date of this Agreement, if any Purchased Shares are subsequently redeemed in connection with a special mandatory redemption pursuant to Section 7(m) of the Certificate of Designations (an “SMR Event”).

(e)            Nothing in this Section 9 shall in any way limit, affect or otherwise modify any of the covenants and obligations under the Exclusivity Agreement, dated December 7, 2023, by and between the Company and Silver Lake Alpine Management Company II, L.L.C.

Section 10.     Tax Matters.

(a)            Each Investor acknowledges that, if it is a United States person for U.S. federal income tax purposes, then the Company must be provided with a correct taxpayer identification number (generally, a person’s social security or federal employer identification number) and certain other information on a properly completed and executed IRS Form W-9. Each Investor further acknowledges that, if it is not a United States person for U.S. federal income tax purposes, then the Company must be provided with the appropriate properly completed and executed IRS Form W-8, attesting to the non-U.S. Investor’s foreign status and claiming the benefits of the applicable U.S. tax treaty with respect to dividends to the extent such non-U.S. Investor is legally entitled to do so and certain other information, including information establishing an exemption from withholding under Sections 1471 through 1474 of the Code. If the Company determines that it is required by applicable law to withhold Taxes with respect to such Investor, the Company will provide the Investor advance written notice of its intent to withhold at least five days prior to the application of such withholding and will allow the Investor a reasonable opportunity to provide any form of certificate available to reduce or eliminate such withholding. Within a reasonable amount of time after making such withholding payment, the Company shall furnish the Investor with copies of any tax certificate, receipt or other documentation reasonably acceptable to the Investor evidencing such payment.

(b)            The Company shall pay any and all documentary, stamp and similar issue or transfer Tax due on (x) the issuance of the Convertible Preferred Stock and Warrants and (y) the issuance of shares of Class A Common Stock upon conversion of the Convertible Preferred Stock or the issuance of Class A Common Stock pursuant to the exercise of a Warrant. However, in the case of conversion of Convertible Preferred Stock or the exercise of a Warrant, the Company shall not be required to pay any Tax or duty that may be payable in respect of the issuance or delivery or any transfer involved in the issuance and delivery of shares of Class A Common Stock or Convertible Preferred Stock or the Warrant to a holder other than the holder of the Convertible Preferred Stock or the Warrant, as applicable, immediately prior to such conversion or exercise, and no such issue or delivery shall be made unless and until the person requesting such issue or delivery has paid to the Company the amount of any such Tax or duty, or has established to the satisfaction of the Company that such Tax or duty has been paid or is not payable.

Section 11.     Expenses. The Company and the Investors each agree to bear their own costs and expenses, including, without limitation, fees and disbursements of counsel, financing fees, financial advisors and accountants (the “Transaction Expenses”), incurred in connection with this Agreement and the Transactions, except that, upon consummation of the Closing, the Company shall reimburse the Investors for their reasonable and documented Transaction Expenses in an aggregate amount not to exceed $4.0 million. At the Closing, the Investors may net against the aggregate Purchase Price the amount of the Transaction Expenses as reasonably incurred and documented in connection with this Agreement and the Transactions.

Section 12.     Miscellaneous.

(a)            Waiver; Amendment. Neither this Agreement nor any provisions hereof may be modified, changed, discharged or terminated except by an instrument in writing, signed by the party against whom any waiver, change, discharge or termination is sought.

(b)            Assignability. Neither this Agreement nor any right, remedy, obligation or liability arising hereunder or by reason hereof will be assignable by either the Company, on the one hand, or any Investor, on the other hand, without the prior written consent of the other party; provided, that (i) at or prior to the Closing Date, each Investor may assign all of its rights and obligations under this Agreement or any portion thereof to one or more affiliates who execute and deliver a Joinder, and such affiliate shall be deemed an Investor hereunder and shall have all rights and obligations of an Investor or any portion thereof (as set forth in the Joinder); provided that no such assignment will relieve an Investor of its obligations hereunder prior to the Closing Date, except to the extent the acquisition by such assignee(s) of Purchased Securities assigned to such assignee(s) is actually consummated hereunder; or (ii) any affiliate of an Investor who after the Closing Date executes and delivers a Joinder and is a Permitted Transferee of the Convertible Preferred Stock or the Warrants, as applicable, shall be deemed an Investor hereunder and have all the rights and obligations of an Investor or any portion thereof (as set forth in the Joinder); provided that no such assignment will relieve the Investor of its obligations hereunder prior to the Closing Date, except to the extent the acquisition by such assignee(s) of Purchased Securities assigned to such assignee(s) is actually consummated hereunder.

(c)            Further Instruments and Acts. Each of the parties to this Agreement agrees to execute and deliver such further instruments and do such further acts as may be reasonably necessary or proper to more effectively carry out the purposes of this Agreement.

(d)            Waiver of Jury Trial. EACH OF THE COMPANY AND EACH INVESTOR IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY WITH RESPECT TO ANY LEGAL PROCEEDING ARISING OUT OF THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT.

(e)            Governing Law. This Agreement will be governed by and construed in accordance with the internal laws of the State of New York, without giving effect to any choice of law or conflict of law rules or provisions (whether of the State of New York or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of New York. The Company and the Investors hereby irrevocably and unconditionally (i) agree that any action or proceeding arising out of or in connection with this Agreement may be brought in the federal courts of the United States of America located in the City of New York or the courts of the State of New York, in each case located in the City of New York (collectively, the “Specified Courts”), (ii) consent to submit to the jurisdiction of the Specified Courts for purposes of any action or proceeding arising out of or in connection with this Agreement, (iii) waive any objection to the laying of venue of any such action or proceeding in the Specified Courts and (iv) waive, and agree not to plead or to make, any claim that any such action or proceeding brought in the Specified Courts has been brought in an improper or inconvenient forum.

(f)            Section and Other Headings. The section and other headings contained in this Agreement are for reference purposes only and will not affect the meaning or interpretation of this Agreement.

(g)            Counterparts. This Agreement may be executed in any number of counterparts, each of which when so executed and delivered will be deemed to be an original and all of which together will be deemed to be one and the same agreement. Delivery of an executed signature page to this Agreement by facsimile or other electronic transmission (including pdf format) will be effective as delivery of a manually executed counterpart hereof. The words “execution,” “signed,” “signature,” “delivery” and words of like import in or relating to this Agreement or any document to be signed in connection with this Agreement shall be deemed to include electronic signatures, deliveries or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature, physical delivery thereof or the use of a paper-based recordkeeping system, as the case may be, and the parties hereto consent to conduct the transactions contemplated hereunder by electronic means.

(h)            Notices. All notices and other communications to the Company provided for herein will be in writing and will be deemed to have been duly given if delivered personally or sent by nationally recognized overnight courier service or by registered or certified mail, return receipt requested, postage prepaid to the following addresses (or such other address as either party may have hereafter specified by notice in writing to the other):

(i)            if to the Company:

Vertex, Inc.

2301 Renaissance Blvd

King of Prussia, Pennsylvania 19406

Attention:      General Counsel

Email:              Bryan.Rowland@vertex.com

With a copy (which shall not constitute notice) to:

Latham & Watkins LLP

555 11th Street, N.W., Suite 1000

Washington, D.C. 20004

Attention:      Joel H. Trotter

Christopher J. Clark

Email:              joel.trotter@lw.com

christopher.j.clark@lw.com

(ii)            if to any Investor, the address provided on the signature page hereto of such Investor, with a copy (which shall not constitute notice) to:

Simpson Thacher & Bartlett LLP

425 Lexington Avenue

New York, NY 10017

Attention:      Ken Wallach

        Hui Lin

        Sunny Cheong

Email:              kwallach@stblaw.com

  hui.lin@stblaw.com

  scheong@stblaw.com

(i)             Binding Effect. The provisions of this Agreement will be binding upon and accrue to the benefit of the parties hereto and their respective heirs, legal representatives, successors and permitted assigns.

(j)             Notification of Changes. Each Investor covenants and agrees to notify the Company, and the Company covenants and agrees to notify each Investor, upon the occurrence of any event prior to the Closing that would cause any representation, warranty or covenant of such Investor or the Company, as applicable, contained in this Agreement to be false or incorrect.

(k)            Severability. If any term or provision of this Agreement is invalid, illegal or unenforceable in any jurisdiction, such invalidity, illegality or unenforceability will not affect any other term or provision of this Agreement or invalidate or render unenforceable such term or provision in any other jurisdiction.

(l)             Entire Agreement. This Agreement, including all Exhibits hereto, constitutes the entire agreement of the parties hereto with respect to the specific subject matter covered hereby, and supersedes in their entirety all other agreements or understandings between or among the parties with respect to such specific subject matter.

(m)            Non-Recourse. Notwithstanding anything to the contrary in this Agreement, each Investor’s liability for any liability, loss, damage or recovery of any kind (including special, exemplary, consequential, indirect or punitive damages or damages arising from loss of profits, business opportunities or goodwill, diminution in value or any other losses or damages, whether at law, in equity, in contract, in tort or otherwise) arising under or in connection with any breach of this Agreement or any other agreement in connection with the Transactions (whether willfully, intentionally, unintentionally or otherwise) or in respect of any oral representations made or alleged to have been made in connection herewith shall be no greater than an amount equal to the Purchase Price, and each Investor shall have no further liability or obligation relating to or arising out of this Agreement, any other agreement in connection with the Transactions or the Transactions in excess of such amount.

(n)            Reliance by Centerview. Centerview, acting as financial advisor to the Company, may rely on each representation and warranty of the Company and the Investors herein or pursuant to the terms hereof with the same force and effect as if such representation or warranty were made directly to Centerview. Centerview will be a third-party beneficiary of this Agreement to the extent provided in this Section 12(n).

[Signature Pages Follow]

IN WITNESS WHEREOF, the parties to this Agreement have caused this Agreement to be duly executed as of the date first written above.

Investor:

Silver Lake Alpine II, L.P.
Legal Name

By:	Silver Lake Alpine Associates II, L.P., as general partner

By:	SLAA II (GP), L.L.C., its general partner

By:	Silver Lake Group, L.L.C., its managing member

By:	/s/Joseph Osnoss
Name: Joseph Osnoss
Title: Managing Director

Investor Address:	Taxpayer Identification Number:

2775 Sand Hill Road	[***]

Suite 100

Menlo Park, CA 94025

Country (and, if applicable, State) of Residence:

Delaware

[Signature Page to Investment Agreement]

IN WITNESS WHEREOF, the parties to this Agreement have caused this Agreement to be duly executed as of the date first written above.

Vertex, inc.

By:	/s/John Schwab
Name: John Schwab
Title: Chief Financial Officer

[Signature Page to Investment Agreement]

SCHEDULE A

Investor Purchase Schedule

Legal Name of Investor	Number of Purchased Shares	Number of Purchased Warrants	Purchase Price
Silver Lake Alpine II, L.P.	500,000	2,500,000	$491,250,000
Total	500,000	2,500,000	$491,250,000

SA-1

SCHEDULE B

List of Competitors

1.	Thomson Reuters Corporation

2.	Sovos Compliance LLC*

3.	Avalara Inc.*

4.	Ryan, LLC

5.	Meridian Global Services

6.	Taxdoo GmbH

7.	Taxmarc

8.	Fonoa Technologies ltd.

9.	Edicom Capital, S.L.

10.	Tradeshift Holdings Inc.

11.	Basware Corporation*

12.	ecosio GmbH

13.	Anrok Inc.

14.	Tungsten Network (subsidiary of Kofax Inc.)*

15.	Unifiedpost Group

16.	OpusCapita Software GmbH

17.	SNI Teknoloji Hizmetleri A.S.

18.	Open Text Corporation

19.	SAP SE

20.	Medius Sverige AB

21.	BTRS Holdings Inc., dba Billtrust

22.	Sidetrade SA

23.	Esker, Inc.

24.	BlackLine Systems, Inc.

25.	Proactis Holdings Limited

26.	Namirial S.p.A.

27.	Mercell Holding AS

28.	JAGGAER, LLC

SB-1

EXHIBIT A

Form of Certificate of Designations

(See Attached)

A-1

Exhibit A

Vertex, Inc.

Certificate of Designations

11.75% Series A Convertible Preferred Stock

[DATE]

Page

Section 1.	Definitions	1
Section 2.	Rules of Construction	19
(a)	Generally	19
(b)	Accounting Principles; Changes in GAAP	20
(c)	Limited Condition Acquisitions	20
Section 3.	The Convertible Preferred Stock	21
(a)	Designation; Par Value	21
(b)	Number of Authorized Shares	21
(c)	Form, Dating and Denominations	21
(d)	Execution, Countersignature and Delivery	21
(e)	Method of Payment; Delay When Payment Date is Not a Business Day	22
(f)	Transfer Agent, Registrar, Paying Agent and Conversion Agent	23
(g)	Legends	24
(h)	Transfers and Exchanges; Transfer Taxes; Certain Transfer Restrictions	25
(i)	Exchange and Cancellation of Convertible Preferred Stock to Be Converted or to Be Repurchased Pursuant to an Optional Repurchase, a Repurchase Upon Fundamental Change or a Redemption	30
(j)	Removal of Transfer Restrictions	32
(k)	Status of Retired Shares	32
(l)	Replacement Certificates	32
(m)	Registered Holders; Certain Rights with Respect to Global Certificates	32
(n)	Cancellation	33
(o)	Shares Held by the Company or its Subsidiaries	33
(p)	Outstanding Shares	33
(q)	Repurchases by the Company and its Subsidiaries	34
(r)	Notations and Exchanges	34
(s)	CUSIP and ISIN Numbers	35
Section 4.	Ranking	35
Section 5.	Dividends	35
(a)	Generally	35
(b)	[Reserved.]	36
(c)	Cessation of the Accrual of Regular Dividends Upon Redemption, Repurchase Upon Fundamental Change, Optional Repurchase or Conversion	36
(d)	Treatment of Dividends Upon Redemption, Optional Repurchase or Conversion	36
Section 6.	Rights Upon Liquidation, Dissolution or Winding Up	36
(a)	Generally	36
(b)	Certain Business Combination Transactions Deemed Not to Be a Liquidation	37
Section 7.	Right of the Company to Redeem the Convertible Preferred Stock	37
(a)	No Right to Redeem Before the Redemption Conditional Trigger Date	37
(b)	Right to Redeem the Convertible Preferred Stock	37
(c)	Settlement Upon Redemption	38

- i -

(d)	Redemption Prohibited in Certain Circumstances	38
(e)	[Reserved.]	39
(f)	Redemption Date	39
(g)	Redemption Price	39
(h)	Funds Legally Available for Payment of Redemption Price; Increase in Regular Dividend Rate; Covenant Not to Take Certain Actions	39
(i)	Redemption Notice	40
(j)	Selection and Conversion of Convertible Preferred Stock Subject to Partial Redemption	41
(k)	Payment or Delivery of the Redemption Price	41
(l)	Restriction on Settlement in Shares	41
(m)	Special Mandatory Redemption	41
Section 8.	Right of Holders to Require the Company to Repurchase Convertible Preferred Stock upon a Fundamental Change	42
(a)	Fundamental Change Repurchase Right; Settlement of Fundamental Change Repurchase Price	42
(b)	Funds Legally Available for Payment of Fundamental Change Repurchase Price; Increase in Regular Dividend Rate; Covenant Not to Take Certain Actions	42
(c)	Fundamental Change Repurchase Date	44
(d)	Fundamental Change Repurchase Price	44
(e)	Fundamental Change Notices	44
(f)	Procedures to Exercise the Fundamental Change Repurchase Right	46
(g)	Payment or Delivery of the Fundamental Change Repurchase Price	47
(h)	Third Party May Conduct Repurchase Offer In Lieu of the Company	47
(i)	No Requirement to Conduct an Offer to Repurchase Convertible Preferred Stock if the Fundamental Change Results in the Convertible Preferred Stock Becoming Convertible into an Amount of Cash Exceeding the Fundamental Change Repurchase Price	47
(j)	Fundamental Change Agreements	48
Section 9.	Right of Holders to Require the Company to Repurchase Convertible Preferred Stock on or After the Put Trigger Date	48
(a)	Optional Repurchase Right	48
(b)	No Optional Repurchase Right in Certain Circumstances	48
(c)	Settlement Upon Optional Repurchase	48
(d)	Optional Repurchase Date	49
(e)	Optional Repurchase Price	49
(f)	Procedures to Exercise the Optional Repurchase Right	49
(g)	Payment or Delivery of the Optional Repurchase Price	50
(h)	Failure to Repurchase	51
(i)	Restriction on Settlement in Shares	52
Section 10.	Voting and Governance Rights	52
(a)	[Reserved.]	52
(b)	Right to Designate General Preferred Stock Director	52
(c)	Voting and Consent Rights with Respect to Specified Matters	55
(d)	Right to Vote with Holders of Common Stock on an As-Converted Basis	60

- ii -

(e)	Procedures for Voting and Consents	60
Section 11.	Conversion	61
(a)	Generally	61
(b)	Conversion at the Option of the Holders	61
(c)	Failure to Satisfy Conversion Condition	62
(d)	Conversion Procedures	63
(e)	Settlement upon Conversion	64
(f)	Conversion Price Adjustments	65
(g)	Voluntary Conversion Price Decreases	74
(h)	Adjustments to the Conversion Price in Connection with a Make-Whole Fundamental Change	75
(i)	Restriction on Conversions	76
(j)	Effect of Common Stock Change Event	77
Section 12.	Certain Provisions Relating to the Issuance of Common Stock	79
(a)	Equitable Adjustments to Prices	79
(b)	Reservation of Shares of Common Stock	79
(c)	Status of Shares of Common Stock	80
(d)	Taxes Upon Issuance of Common Stock	80
Section 13.	No Preemptive Rights	80
Section 14.	Calculations	80
(a)	Responsibility; Schedule of Calculations	80
(b)	Calculations Aggregated for Each Holder	80
Section 15.	Trigger Events and Remedies	81
(a)	Trigger Events	81
(b)	Remedies for Trigger Events	81
(c)	Waiver of Past Trigger Events	81
Section 16.	Tax Treatment	81
Section 17.	Notices	82
Section 18.	Waiver	82
Section 19.	Severability	82
Section 20.	No Other Rights	82

Exhibits

Exhibit A: Form of Preferred Stock Certificate	A-1

Exhibit B: Form of Restricted Stock Legend	B-1

Exhibit C: Form of Global Certificate Legend	C-1

- iii -

Certificate of Designations

11.75% Series A Convertible Preferred Stock

On [ • ], 2023, the Board of Directors of Vertex, Inc., a Delaware corporation (the “Company”), adopted the following resolution designating and creating, out of the authorized and unissued shares of preferred stock of the Company, 500,000 authorized shares of a series of preferred stock of the Company titled the “11.75% Series A Convertible Preferred Stock”:

RESOLVED that, pursuant to the Certificate of Incorporation, the Bylaws and applicable law, a series of preferred stock of the Company titled the “11.75% Series A Convertible Preferred Stock,” and having a par value of $0.001 per share and an initial number of authorized shares equal to Five Hundred Thousand (500,000), is hereby designated and created out of the authorized and unissued shares of preferred stock of the Company, which series has the rights, designations, preferences, voting powers and other provisions set forth below:

Section 1.     Definitions.

“Acquisition” has the meaning given to it in the Senior Credit Agreement as in effect on the Investment Agreement Date (giving effect to any amendments thereto entered into on or before the Investment Agreement Date but that are effective as of a later date).

“Affiliate” has the meaning set forth in Rule 144, provided that for purposes of the “Initial Holder” definition, no portfolio company of any affiliate of Silver Lake Group, L.L.C. that serves as general partner of, or manages or advises, any investment fund or other investment entity affiliated with Silver Lake Group, L.L.C., the Initial Holders or their respective affiliates shall be deemed an affiliate of the applicable Initial Holder and its other affiliates so long as such portfolio company is not a member of a group (as such term is defined in Section 13(d)(3) of the Exchange Act) with any Initial Holder or any of its affiliates with respect to any securities of the Company.

[“Antitrust Clearance Date” means the date on which the waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, has expired or been terminated, and any other required clearances, approvals or authorizations of filings and registrations with, and notifications to government authorities under other applicable antitrust and competition laws have been received, in each case, with respect to the ownership by the Holders of voting securities in the Company.]1

“Approved Convertible Debt” has the meaning given to it in the Senior Credit Agreement as in effect on the Investment Agreement Date (giving effect to any amendments thereto entered into on or before the Investment Agreement Date but that are effective as of a later date).

“Board of Directors” means the Company’s board of directors or a committee of such board duly authorized to act on behalf of such board.

“Business Day” means any day other than a Saturday, a Sunday or any day on which the Federal Reserve Bank of New York is authorized or required by law or executive order to close or be closed.

1 To be included if Antitrust Clearance Date has not occurred prior to the Initial Issue Date.

“Capital Stock” of any Person means any and all shares of, interests in, rights to purchase, warrants or options for, participations in, or other equivalents of, in each case however designated, the equity of such Person, but excluding any debt securities convertible into such equity.

“Certificate” means a Physical Certificate or a Global Certificate.

“Certificate of Designations” means this Certificate of Designations, as amended or supplemented from time to time.

“Certificate of Incorporation” means the Company’s Amended and Restated Certificate of Incorporation, as the same may be further amended, supplemented or restated.

“Close of Business” means 5:00 p.m., New York City time.

“Class B Common Stock” means Class B common stock, $0.001 par value per share, of the Company, subject to Section 11(j).

“Code” means the Internal Revenue Code of 1986, as amended.

“Common Stock” means the Class A common stock, $0.001 par value per share, of the Company, subject to Section 11(j).

“Common Stock Change Event” has the meaning set forth in Section 11(j)(i).

“Common Stock Liquidity Conditions” will be satisfied with respect to a Redemption if:

(a)            (i) either (1) each share of Common Stock that may be issued upon conversion of any share of Convertible Preferred Stock that is subject to such Redemption would be eligible to be offered, sold or otherwise transferred by the Holder of such share of Convertible Preferred Stock pursuant to Rule 144 under the Securities Act (or any successor rule thereto), without any requirements as to volume, manner of sale, availability of current public information (whether or not then satisfied) or notice; or (2) the offer and sale of such share of Common Stock by such Holder are registered pursuant to an effective registration statement under the Securities Act and such registration statement is reasonably expected by the Company to remain effective and usable, by the Holder to sell such share of Common Stock, continuously during the period from, and including, the date the related Redemption Notice is sent to, and including, the forty fifth (45th) Trading Day after the date such share of Common Stock is issued; and (ii) the offer, sale or other transfer of such share of Common Stock by such Holder would not be subject to any registration or notice requirement under any U.S. State securities or “blue sky” laws (other than those that have been fully satisfied or complied with as of the date the related Redemption Notice is sent);

(b)            each share of Common Stock referred to in clause (a) above (i) will, when issued (or, in the case of clause (a)(i)(2), when sold or otherwise transferred pursuant to the registration statement referred to in such clause), (1) be admitted for book-entry settlement through the Depositary with an “unrestricted” CUSIP number; and (2) not be represented by any certificate that bears a legend referring to transfer restrictions under the Securities Act or other securities laws; and (ii) will, when issued, be listed and admitted for trading, without suspension or material limitation on trading, on any of The New York Stock Exchange, The NASDAQ Global Market or The NASDAQ Global Select Market (or any of their respective successors);

(c)            (i) the Company has not received any written threat or notice of delisting or suspension by the applicable exchange referred to in clause (b)(ii) above with a reasonable prospect of delisting, after giving effect to all applicable notice and appeal periods; and (ii) no such delisting or suspension is reasonably likely to occur or is pending based on the Company falling below the minimum listing maintenance requirements of such exchange;

(d)            such Holder is not in possession of any material non-public information provided by or on behalf of the Company;

(e)            no trading or other policy of the Company would prohibit or restrict in any manner the sale or transfer of any share of Common Stock referred to in clause (a) above by such Holder at any time during the period from, and including, the date the related Redemption Notice is sent to, and including, the forty fifth (45th) Trading Day after the date such share of Common Stock is issued; and

(f)            the conversion of all shares of Convertible Preferred Stock that are subject to such Redemption would not be limited or otherwise restricted by Section 11(i).

“Company” means Vertex, Inc., a Delaware corporation.

“Consolidated EBITDA” for any period of determination means (i) net income plus, without duplication and to the extent deducted in determining such net income, the sum of (a) depreciation, amortization, interest expense and income tax expense, (b) other non-cash charges to net income, but excluding non-cash charges that are expected to become cash charges in a future period or that are reserves for future cash charges, (c) non-cash charges related to stock-based compensation expense or “mark-to-market” expenses related to stock-based compensation liabilities that have reduced net income in such period and have been reflected on the balance sheet of the Company and its Subsidiaries (whether or not expected to result in a future cash payment), (d) third-party transaction costs and expenses in connection with any Acquisition (whether or not consummated), (e) extraordinary, non-recurring or unusual losses and expenses, (f) any unrealized losses for such period attributable to the application of “mark to market” accounting in respect of Approved Convertible Debt, (g) any third-party transaction fees and expenses for such period relating to the Approved Convertible Debt (whether or not consummated) and (h) severance, recruiting, retention and relocation, signing and stay bonuses and related costs, charges and expenses in an aggregate amount not to exceed $10,000,000 from and after March 8, 2022, minus (ii) without duplication and to the extent included in determining such net income, (a) non-cash credits to net income (excluding non-cash credits that are to become cash credits in a future period and represent an accrual or reserve for a future or potential future cash payment), (b) the portion of any cash payment made in relation to the exercise or settlement of any stock-based compensation, simultaneously with the reduction of any such balance sheet liability or reserve in such period that the payment was made (whether or not such payment increased or decreased net income in that period) related to non-cash charges added to Consolidated EBITDA pursuant to clause (c) above and only to the extent so added, (c) any extraordinary, non-recurring or unusual gains and income and (d) any unrealized gains for such period attributable to the application of “mark to market” accounting in respect of Approved Convertible Debt.

If during any period the Company or any Subsidiary thereof shall have made any Acquisition or Disposition, such transaction shall be deemed to have occurred on and as of the first day of such period, so long as, with respect to Acquisitions, (a) if the Consolidated EBITDA attributable to the property, line of business or Person subject to such Acquisition during the period of determination is 15% or more of Consolidated EBITDA prior to including such income statement items, the Holders shall have received for the prior one-year period audited financial statements prepared on a GAAP basis (provided that certain aspects of such financial statements do not need to be prepared on a GAAP basis if the Majority Holders, acting in their reasonable discretion, approve such non-GAAP aspects) or an independent third-party due diligence report for such Person from a nationally recognized accounting firm or other recognized firm reasonably acceptable to the Majority Holders or (b) if the Consolidated EBITDA attributable to the property, line of business or Person subject to such Acquisition during the period of determination is less than 15% of Consolidated EBITDA prior to including such income statement items for the prior three-year period, audited financial statements, if available, prepared on a GAAP basis (provided that certain aspects of such financial statements do not need to be prepared on a GAAP basis if the Majority Holders, acting in their reasonable discretion, approves such non-GAAP aspects) or to the extent such person to be acquired has no such audited historical financial results, the management prepared financial results of such Person for the applicable period, with such results to be in form and substance reasonably acceptable to the Majority Holders; provided, that, if such audited financial statements, management prepared financial statements or third-party due diligence report, as applicable, are required and have not been provided to the Holders, the historical Consolidated EBITDA of such Person or attributable to such assets shall not be included in the calculation of Consolidated EBITDA unless consented to in writing by the Majority Holders in their sole discretion.

Whenever pro forma effect or a determination of pro forma compliance is to be given with respect to an Acquisition, the pro forma calculations shall be made in good faith by the Company and may include (i) any projected operating expense reductions, synergies or cost savings (net of continuing associated expenses) that are reasonably anticipated by the Company to be achieved in connection with any such event within the 24-month period following the consummation of such event, which the Company determines in good faith are reasonable as of the date of such computation, and (ii) (without duplication of clause (i)(e) of the first paragraph of this definition) cost savings initiatives and/or operating improvements, restructurings, cost savings and similar initiatives, actions and/or events, including (A) reductions in costs of an acquired entity or business or a sold entity or business, which will be non-recurring following the acquisition thereof, (B) reduction in personnel expenses (including severance), (C) reduction of costs related to administrative functions, (D) reductions of costs (including closures) related to leased or owned properties, (E) reduction or elimination of costs from the consolidation of operations or synergies therefrom and (F) streamlining of overhead (taking into account the historical financial statements of any relevant acquired entity or business or a sold entity or business and the consolidated financial statements of the Company and its Subsidiaries), assuming the relevant Acquisition and/or operating improvement, restructuring, cost savings and/or similar initiative, action and/or event and all other Acquisitions, operating improvements, restructurings, cost savings and similar initiatives, actions and/or events that have been consummated after the beginning of such period, had been consummated at the beginning of such period; provided that (w) all adjustments pursuant to this paragraph will be without duplication of any amounts that are otherwise included or added back in computing Consolidated EBITDA in accordance with the definition thereof, (x) if any cost savings or other adjustments included in any pro forma calculations based on the anticipation that such cost savings or other adjustments will be achieved within such 24-month period shall at any time cease to be reasonably anticipated by the Company to be so achieved, then on and after such time pro forma calculations required to be made hereunder shall not reflect such cost savings or other adjustments, (y) the aggregate amount added to Consolidated EBITDA pursuant to this paragraph in any four consecutive quarterly period shall not exceed 20% of Consolidated EBITDA for such period of four consecutive fiscal quarters (calculated prior to giving effect to this paragraph) and (z) such items added to Consolidated EBITDA pursuant to this paragraph shall be supported by such documentation as shall be reasonably requested by the Majority Holders.

“Continuing Share Reserve Requirement” means, as of any time, a number of shares of Common Stock equal to the product of (a) one and a half (1.5); and (b) the number of shares of Common Stock that would be issuable (without regard to Section 11(i)) upon conversion of all Convertible Preferred Stock outstanding as of such time (assuming such conversion occurred as of such time and the Company settled such conversion all in shares of Common Stock).

“Controlling Stockholders” means (i) any Individual Stockholder, (ii) any trusts for the benefit of any Individual Stockholder, (ii) any estate or testamentary trust of any Individual Stockholder for the benefit of any Individual Stockholder or Individual Stockholders, (iv) any executor, administrator, trustee, conservator or legal or personal representative of any Person or Persons specified in clauses (i), (ii) and (iii) above to the extent acting in such capacity on behalf of any Individual Stockholder or Individual Stockholders and not individually, (v) any corporation, partnership, limited liability company or other entity, in each case, 100% of which is controlled by any of the foregoing or combination of the foregoing and (vi) any other member of the “group” (within the meaning of Section 13 of the Exchange Act) of the foregoing.

“Conversion Agent” has the meaning set forth in Section 3(f)(i).

“Conversion Consideration” means, with respect to the conversion of any Convertible Preferred Stock, the type and amount of consideration payable to settle such conversion, determined in accordance with Section 11.

“Conversion Consideration Payment Failure” has the meaning set forth in Section 11(c)(i).

“Conversion Date” means, with respect to any share of Convertible Preferred Stock, the first Business Day on which the requirements set forth in Section 11(d)(ii) to convert such share are satisfied.

“Conversion Notice” means a notice substantially in the form of the “Conversion Notice” set forth in Exhibit A.

“Conversion Price” initially means $[ ]2 per share of Common Stock; provided, however, that the Conversion Price is subject to adjustment pursuant to Sections 11(f), 11(g) and 11(h). Each reference in this Certificate of Designations or the Convertible Preferred Stock to the Conversion Price as of a particular date without setting forth a particular time on such date will be deemed to be a reference to the Conversion Price immediately before the Close of Business on such date.

2 To be 20% premium to the VWAP measured over a 10-day period (consisting of 5 trading days prior to the public announcement of the Transactions and 5 trading days subsequent to the public announcement of the Transactions) as a single measurement period (as opposed to the arithmetic average of daily VWAPs for 10 days), but in any event no lower than $32.50 and no higher than $37.50. The date on which the Transactions are publicly announced will be treated as (i) part of the pre-announcement period if such announcement occurred after the closing of trading of the Company’s common stock on its principal market and (ii) part of the post-announcement period if such announcement occurred prior to the opening of trading of the Company’s common stock on its principal market.

“Conversion Share” means any share of Common Stock issued or issuable upon conversion of any Convertible Preferred Stock.

“Convertible Preferred Stock” has the meaning set forth in Section 3(a).

“Daily VWAP” means, for any VWAP Trading Day, the per share volume-weighted average price of the Common Stock as displayed under the heading “Bloomberg VWAP” on Bloomberg page “VERX <EQUITY> AQR” (or, if such page is not available, its equivalent successor page) in respect of the period from the scheduled open of trading until the scheduled close of trading of the primary trading session on such VWAP Trading Day (or, if such volume-weighted average price is unavailable, the market value of one (1) share of Common Stock on such VWAP Trading Day, determined, using a volume-weighted average price method, by a nationally recognized independent investment banking firm the Company selects). The Daily VWAP will be determined without regard to after-hours trading or any other trading outside of the regular trading session.

“Default Rate” has the meaning set forth in Section 15(b).

“Deficit Shares” has the meaning set forth in Section 11(i)(iii)(1).

“Depositary” means The Depository Trust Company or its successor.

“Depositary Participant” means any member of, or participant in, the Depositary.

“Depositary Procedures” means, with respect to any conversion, transfer, exchange or other transaction involving a Global Certificate representing any Convertible Preferred Stock, or any beneficial interest in such Global Certificate, the rules and procedures of the Depositary applicable to such conversion, transfer, exchange or transaction.

“Disposition” has the meaning given to it in the Senior Credit Agreement as in effect on the Investment Agreement Date (giving effect to any amendments thereto entered into on or before the Investment Agreement Date but that are effective as of a later date).

“Director Qualification Requirement” has the meaning set forth in Section 10(b)(i).

“Dividend Junior Stock” means any class or series of the Company’s Capital Stock whose terms do not expressly provide that such class or series will rank senior to, or equally with, the Convertible Preferred Stock with respect to the payment of dividends (without regard to whether or not dividends accumulate cumulatively). Dividend Junior Stock includes the Common Stock. For the avoidance of doubt, Dividend Junior Stock will not include any securities of the Company’s Subsidiaries.

“Dividend Parity Stock” means any class or series of the Company’s Capital Stock (other than the Convertible Preferred Stock) whose terms expressly provide that such class or series will rank equally with the Convertible Preferred Stock with respect to the payment of dividends (without regard to whether or not dividends accumulate cumulatively). For the avoidance of doubt, Dividend Parity Stock will not include any securities of the Company’s Subsidiaries.

“Dividend Senior Stock” means any class or series of the Company’s Capital Stock whose terms expressly provide that such class or series will rank senior to the Convertible Preferred Stock with respect to the payment of dividends (without regard to whether or not dividends accumulate cumulatively). For the avoidance of doubt, Dividend Senior Stock will not include any securities of the Company’s Subsidiaries.

“Equity Treatment Limitation” has the meaning set forth in Section 11(i)(iii)(1).

“Ex-Dividend Date” means, with respect to an issuance, dividend or distribution on the Common Stock, the first date on which shares of Common Stock trade on the applicable exchange or in the applicable market, regular way, without the right to receive such issuance, dividend or distribution (including pursuant to due bills or similar arrangements required by the relevant stock exchange). For the avoidance of doubt, any alternative trading convention on the applicable exchange or market in respect of the Common Stock under a separate ticker symbol or CUSIP number will not be considered “regular way” for this purpose.

“Exchange Act” means the U.S. Securities Exchange Act of 1934, as amended.

“Exempted Fundamental Change” means any Fundamental Change with respect to which, in accordance with Section 8(i), the Company does not offer to repurchase any Convertible Preferred Stock.

“Expiration Date” has the meaning set forth in Section 11(f)(i)(5).

“Expiration Time” has the meaning set forth in Section 11(f)(i)(5).

“Fundamental Change” means any of the following events, whether in a single transaction or a series of related transactions:

(a)            a “person” or “group”, within the meaning of Section 13(d)(3) of the Exchange Act (other than (x) the Company or its Wholly Owned Subsidiaries, or their respective employee benefit plans, or (y) the Controlling Stockholders), files any report with the SEC indicating that such person or group has become the direct or indirect “beneficial owner” (as defined below) of shares of the Company’s common equity representing more than fifty percent (50%) of the voting power of all of the Company’s then-outstanding common equity;

(b)            the consummation of (i) any sale, lease or other transfer, in one transaction or a series of transactions, of all or substantially all of the assets of the Company and its Subsidiaries, taken as a whole, to any Person other than solely to the Company or one or more of the Company’s Wholly Owned Subsidiaries; or (ii) any transaction or series of related transactions in connection with which (whether by means of merger, consolidation, share exchange, combination, reclassification, recapitalization, acquisition, liquidation or otherwise) all or a majority of the Common Stock is exchanged for, converted into, acquired for, or constitutes solely the right to receive, other securities, cash or other property; provided, however, that any merger, consolidation, share exchange or combination of the Company pursuant to which the Persons (other than the Controlling Stockholders) that directly or indirectly “beneficially owned” (as defined below) all classes of the Company’s common equity immediately before such transaction directly or indirectly “beneficially own,” immediately after such transaction, more than fifty percent (50%) of all classes of common equity (excluding the common equity beneficially owned by the Controlling Stockholders) of the surviving, continuing or acquiring company or other transferee, as applicable, or the parent thereof, in substantially the same proportions vis-à-vis each other as immediately before such transaction will be deemed not to be a Fundamental Change pursuant to this clause (b);

(c)            the Company’s stockholders approve any plan or proposal for the liquidation or dissolution of the Company; or

(d)            the Common Stock ceases to be listed on any of The New York Stock Exchange, The NASDAQ Global Market or The NASDAQ Global Select Market (or any of their respective successors);

provided, however, that a transaction or event described in clause (a) or (b) above will not constitute a Fundamental Change if at least ninety percent (90%) of the consideration received or to be received by the holders of Common Stock (excluding cash payments for fractional shares or pursuant to dissenters rights), in connection with such transaction or event, consists of shares of common stock or other corporate common equity interests listed (or depositary receipts representing shares of common stock or other corporate common equity interests, which depositary receipts are listed) on any of The New York Stock Exchange, The NASDAQ Global Market or The NASDAQ Global Select Market (or any of their respective successors), or that will be so listed when issued or exchanged in connection with such transaction or event, and such transaction or event constitutes a Common Stock Change Event whose Reference Property consists of such consideration.

For the purposes of this definition, (x) any transaction or event described in both clause (a) and in clause (b)(i) or (ii) above (without regard to the proviso in clause (b)) will be deemed to occur solely pursuant to clause (b) above (subject to such proviso); and (y) whether a Person is a “beneficial owner,” whether shares are “beneficially owned,” and percentage beneficial ownership, will be determined in accordance with Rule 13d-3 under the Exchange Act, but without regard to paragraph (d)(1) of such Rule.

“Fundamental Change Notice” has the meaning set forth in Section 8(e).

“Fundamental Change Repurchase Date” means the date fixed, pursuant to Section 8(c), for the repurchase of any Convertible Preferred Stock by the Company pursuant to a Repurchase Upon Fundamental Change.

“Fundamental Change Repurchase Notice” means a notice (including a notice substantially in the form of the “Fundamental Change Repurchase Notice” set forth in Exhibit A) containing the information, or otherwise complying with the requirements, set forth in Section 8(f)(i) and Section 8(f)(ii).

“Fundamental Change Repurchase Payment Failure” has the meaning set forth in Section 8(b)(ii).

“Fundamental Change Repurchase Price” means the cash price payable by the Company to repurchase any share of Convertible Preferred Stock upon its Repurchase Upon Fundamental Change, calculated pursuant to Section 8(d).

“Fundamental Change Repurchase Right” has the meaning set forth in Section 8(a).

“GAAP” means generally accepted accounting principles as are in effect from time to time, subject to the provisions of Section 2(b), and applied on a consistent basis both as to classification of items and amounts.

“General Preferred Stock Director” has the meaning set forth in Section 10(b)(i).

“General Preferred Stock Director Designation Right Condition” has the meaning set forth in Section 10(b)(i).

“Global Certificate” means any certificate representing any share(s) of Convertible Preferred Stock, which certificate is substantially in the form set forth in Exhibit A, registered in the name of the Depositary or its nominee, duly executed by the Company and countersigned by the Transfer Agent, and deposited with the Transfer Agent, as custodian for the Depositary.

“Global Certificate Legend” means a legend substantially in the form set forth in Exhibit C.

“Holder” means a person in whose name any Convertible Preferred Stock is registered on the Registrar’s books.

“Indebtedness” means, as to any Person at any time, any and all indebtedness, obligations or liabilities (whether matured or unmatured, liquidated or unliquidated, direct or indirect, absolute or contingent, or joint or several) of such Person for or in respect of: (i) borrowed money; (ii) amounts raised under or liabilities in respect of any note purchase or acceptance credit facility; (iii) reimbursement obligations (contingent or otherwise) under any letter of credit agreement; (iv) obligations under any currency swap agreement, interest rate swap, cap, collar or floor agreement or other interest rate management device; (v) any other transaction (including forward sale or purchase agreements, capitalized leases and conditional sales agreements) having the commercial effect of a borrowing of money entered into by such Person to finance its operations or capital requirements (but not including trade payables and accrued expenses incurred in the ordinary course of business which are not represented by a promissory note or other evidence of indebtedness and which are not more than 60 days past due); (vi) any obligations of such Person evidenced by bonds, debentures, notes or similar instruments; (vii) any Indebtedness of others secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien on property owned or acquired by such Person, whether or not the obligations secured thereby have been assumed; (viii) any guarantee of Indebtedness for borrowed money; or (ix) the deferred purchase price of property or services (other than (I) trade payables, accrued expenses and intercompany liabilities arising in the ordinary course of business which are not represented by a promissory note or other evidence of indebtedness, (II) prepaid or deferred revenue arising in the ordinary course of business, (III) purchase price holdbacks arising in the ordinary course of business in respect of a portion of the purchase price of an asset to satisfy underperformed obligations of the seller of such asset or (IV) except to the extent included as a liability on the balance sheet of such Person in accordance with GAAP, earnouts and similar obligations).

“Individual Stockholder” means each “Individual Stockholder” (as defined in that certain Third Amended and Restated Stockholders’ Agreement, dated as of July 28, 2020, by and among the Company and the stockholders of the Company party thereto, as of the Initial Issue Date), and any spouse, widower or widow, descendant by blood or adoption (including any spouse, widow or widower of any such descendant) or any step-child or descendant of a step-child (including any spouse, widow or widower of any such step-child or descendant of such step-child) of the foregoing.

“Initial Fundamental Change Notice” has the meaning set forth in Section 8(e).

“Initial Holder” means the Holders that purchase shares of Convertible Preferred Stock on the Initial Issue Date, their Affiliates and any Permitted Transferees (as defined in the Investment Agreement) of such Persons.

“Initial Issue Date” means [closing date].

“Initial Liquidation Preference” means $1,000 per share of Convertible Preferred Stock.

“Initial Share Reserve Requirement” means a number of shares of Common Stock equal to the product of (a) two (2); and (b) the number of shares of Common Stock that would be issuable (without regard to Section 11(i)) upon conversion of all Convertible Preferred Stock outstanding as of the Initial Issue Date (assuming such conversion occurred on the Initial Issue Date and the Company settled such conversion all in shares of Common Stock).

“Investment Agreement” means that certain Investment Agreement, dated as of December 12, 2023 (the “Investment Agreement Date”), between the Company and Silver Lake Alpine II, L.P.

“Junior Stock” means any Dividend Junior Stock or Liquidation Junior Stock.

“Last Reported Sale Price” of the Common Stock for any Trading Day means the closing sale price per share (or, if no closing sale price is reported, the average of the last bid price and the last ask price per share or, if more than one in either case, the average of the average last bid prices and the average last ask prices per share) of the Common Stock on such Trading Day as reported in composite transactions for the principal U.S. national or regional securities exchange on which the Common Stock is then listed. If the Common Stock is not listed on a U.S. national or regional securities exchange on such Trading Day, then the Last Reported Sale Price will be the last quoted bid price per share of Common Stock on such Trading Day in the over-the-counter market as reported by OTC Markets Group Inc. or a similar organization. If the Common Stock is not so quoted on such Trading Day, then the Last Reported Sale Price will be the average of the mid-point of the last bid price and the last ask price per share of Common Stock on such Trading Day from a nationally recognized independent investment banking firm the Company selects in good faith.

“Lien” means any mortgage, deed of trust, pledge, lien, security interest, charge or other encumbrance or security arrangement of any nature whatsoever, whether voluntarily or involuntarily given, including any conditional sale or title retention arrangement, and any assignment, deposit arrangement or lease intended as, or having the effect of, security.

“Limited Condition Acquisition” shall mean any Permitted Acquisition or other Acquisition by the Company or any of its Subsidiaries not prohibited by this Certificate of Designations whose consummation is not conditioned on the availability of, or on obtaining, third-party acquisition financing.

“Liquidation Junior Stock” means any class or series of the Company’s Capital Stock whose terms do not expressly provide that such class or series will rank senior to, or equally with, the Convertible Preferred Stock with respect to the distribution of assets upon the Company’s liquidation, dissolution or winding up. Liquidation Junior Stock includes the Common Stock. For the avoidance of doubt, Liquidation Junior Stock will not include any securities of the Company’s Subsidiaries.

“Liquidation Parity Stock” means any class or series of the Company’s Capital Stock (other than the Convertible Preferred Stock) whose terms expressly provide that such class or series will rank equally with the Convertible Preferred Stock with respect to the distribution of assets upon the Company’s liquidation, dissolution or winding up. For the avoidance of doubt, Liquidation Parity Stock will not include any securities of the Company’s Subsidiaries.

“Liquidation Preference” means, with respect to the Convertible Preferred Stock, an amount initially equal to the Initial Liquidation Preference per share of Convertible Preferred Stock; provided, however, that the Liquidation Preference is subject to adjustment pursuant to Sections 5(a)(iii)(1), 7(h)(ii), 8(b)(ii), 9(h)(i), 11(c)(i) and 11(e)(i). All adjustments to the Liquidation Preference will be made to the nearest cent (with half of one cent rounded upward).

“Liquidation Senior Stock” means any class or series of the Company’s Capital Stock whose terms expressly provide that such class or series will rank senior to the Convertible Preferred Stock with respect to the distribution of assets upon the Company’s liquidation, dissolution or winding up. For the avoidance of doubt, Liquidation Senior Stock will not include any securities of the Company’s Subsidiaries.

“Majority Holders” means Holders constituting at least a majority of the outstanding voting power of the Convertible Preferred Stock, which, so long as the Initial Holder beneficially owns Convertible Preferred Stock and/or shares of Common Stock that represent in the aggregate and on an as converted basis, at least twenty-five percent (25%) of the shares of Common Stock underlying the Convertible Preferred Stock on an as converted basis as of the Initial Issue Date, must include the Initial Holder.

“Make-Whole Fundamental Change” means a Fundamental Change (determined after giving effect to the proviso immediately after clause (d) of the definition thereof (to the extent applicable), but without regard to the proviso to clause (b)(ii) of such definition).

“Make-Whole Fundamental Change Conversion Period” means, with respect to a Make-Whole Fundamental Change, the period from, and including, the effective date of such Make-Whole Fundamental Change to, and including, the thirty fifth (35th) Trading Day after such effective date (or, if such Make-Whole Fundamental Change also constitutes a Fundamental Change (other than an Exempted Fundamental Change), to, and including, the related Fundamental Change Repurchase Date).

“Make-Whole Fundamental Change Conversion Price” has the meaning set forth in Section 11(h)(i).

“Make-Whole Fundamental Change Stock Price” has the following meaning for any Make-Whole Fundamental Change: (a) if the holders of Common Stock receive only cash in consideration for their shares of Common Stock in such Make-Whole Fundamental Change and such Make-Whole Fundamental Change is pursuant to clause (b) of the definition of “Fundamental Change,” then the Make-Whole Fundamental Change Stock Price is the amount of cash paid per share of Common Stock in such Make-Whole Fundamental Change; and (b) in all other cases, the Make-Whole Fundamental Change Stock Price is the average of the Last Reported Sale Prices per share of Common Stock for the five (5) consecutive Trading Days ending on, and including, the Trading Day immediately before the effective date of such Make-Whole Fundamental Change.

“Market Disruption Event” means, with respect to any date, the occurrence or existence, during the one-half hour period ending at the scheduled close of trading on such date on the principal U.S. national or regional securities exchange or other market on which the Common Stock is listed for trading or trades, of any material suspension or limitation imposed on trading (by reason of movements in price exceeding limits permitted by the relevant exchange or otherwise) in the Common Stock or in any options contracts or futures contracts relating to the Common Stock.

“Number of Reserved Shares” means, as of any time, the number of shares of Common Stock that, at such time, the Company has reserved (out of its authorized but unissued shares of Common Stock that are not reserved for other purposes) for delivery upon conversion of the Convertible Preferred Stock.

“Officer” means the Chairman of the Board of Directors, the Chief Executive Officer, the President, the Chief Operating Officer, the Chief Financial Officer, the Treasurer, any Assistant Treasurer, the Controller, the Secretary or any Vice-President of the Company.

“Open of Business” means 9:00 a.m., New York City time.

“Optional Repurchase” means the repurchase of any Convertible Preferred Stock by the Company pursuant to Section 9.

“Optional Repurchase Cash Amount” means, at any time, the Optional Repurchase Price multiplied by 20.0%.

“Optional Repurchase Date” means the date fixed, pursuant to Section 9(d), for the settlement of the repurchase of the Convertible Preferred Stock by the Company pursuant to an Optional Repurchase.

“Optional Repurchase Notice” means a notice (including a notice substantially in the form of the “Optional Repurchase Notice” set forth in Exhibit A) containing the information, or otherwise complying with the requirements, set forth in Section 9(f)(i) and Section 9(f)(ii).

“Optional Repurchase Payment Failure” has the meaning set forth in Section 9(h).

“Optional Repurchase Price” means the consideration payable by the Company to repurchase any share of Convertible Preferred Stock upon its Optional Repurchase, calculated pursuant to Section 9(e).

“Optional Repurchase Remaining Amount” means (i) the Optional Repurchase Price minus (ii) the Optional Repurchase Cash Amount.

“Optional Repurchase Right” has the meaning set forth in Section 9(a).

“Ownership Limitation” means in respect of any conversion, redemption or repurchase of the Convertible Preferred Stock, the restriction on issuance or delivery of Common Stock in respect of such conversion, redemption or repurchase, to the extent such issuance or delivery would result in any Holder, or a “person” or “group” (within the meaning of Section 13(d)(3) of the Exchange Act) that includes such Holder, after giving effect to any shares of Common Stock issued pursuant to any concurrent exercise of the Warrants by such Holder, person or group, beneficially owning in excess of nineteen and nine-tenths percent (19.9%) of the then-outstanding aggregate shares of Common Stock and Class B Common Stock.

“Parity Stock” means Dividend Parity Stock and Liquidation Parity Stock.

“Paying Agent” has the meaning set forth in Section 3(f)(i).

“Payment Failure” means any of a Redemption Payment Failure, a Fundamental Change Repurchase Payment Failure, an Optional Repurchase Payment Failure or a Conversion Consideration Payment Failure.

“Permitted Acquisition” has the meaning given to it in the Senior Credit Agreement as in effect on the Investment Agreement Date (giving effect to any amendments thereto entered into on or before the Investment Agreement Date but that are effective as of a later date).

“Person” or “person” means any individual, corporation, partnership, limited liability company, joint venture, association, joint-stock company, trust, unincorporated organization or government or other agency or political subdivision thereof. Any division or series of a limited liability company, limited partnership or trust will constitute a separate “person” under this Certificate of Designations.

“Physical Certificate” means any certificate (other than a Global Certificate) representing any share(s) of Convertible Preferred Stock, which certificate is substantially in the form set forth in Exhibit A, registered in the name of the Holder of such share(s) and duly executed by the Company and countersigned by the Transfer Agent.

“Put Trigger Date” means the date that is six (6) years after the Initial Issue Date (or, if such date is not a Business Day, the next Business Day).

“Record Date” means, with respect to any dividend or distribution on, or issuance to holders of, Convertible Preferred Stock or Common Stock, the date fixed (whether by law, contract or the Board of Directors or otherwise) to determine the Holders or the holders of Common Stock, as applicable, that are entitled to such dividend, distribution or issuance.

“Redemption” means the repurchase of any Convertible Preferred Stock by the Company pursuant to Section 7.

“Redemption Cash Amount” means, at any time, the Redemption Price multiplied by 90.0%.

“Redemption Date” means the date fixed, pursuant to Section 7(f), for the settlement of the repurchase of the Convertible Preferred Stock by the Company pursuant to a Redemption.

“Redemption Notice” has the meaning set forth in Section 7(i).

“Redemption Notice Date” means, with respect to a Redemption of the Convertible Preferred Stock, the date on which the Company sends the related Redemption Notice pursuant to Section 7(i).

“Redemption Price” means the consideration payable by the Company to repurchase any Convertible Preferred Stock upon its Redemption, calculated pursuant to Section 7(g).

“Redemption Remaining Amount” means (i) the Redemption Price minus (ii) the Redemption Cash Amount.

“Redemption Conditional Trigger Date” means the date that is four (4) years after the Initial Issue Date (or, if such date is not a Business Day, the next Business Day).

“Redemption Unconditional Trigger Date” means the date that is seven (7) years after the Initial Issue Date (or, if such date is not a Business Day, the next Business Day).

“Reference Property” has the meaning set forth in Section 11(j)(i).

“Reference Property Unit” has the meaning set forth in Section 11(j)(i).

“Register” has the meaning set forth in Section 3(f)(ii).

“Registrar” has the meaning set forth in Section 3(f)(i).

“Registration Rights Agreement” means that certain Registration Rights Agreement, dated as of [DATE], [between][among] the Company, [__]3.

“Regular Dividend Payment Date” means, with respect to any share of Convertible Preferred Stock, each [                ], [                ], [                ] and [                ] of each year, beginning on [first Regular Dividend Payment Date] (or beginning on such other date specified in the Certificate representing such share).

“Regular Dividend Period” means each period from, and including, a Regular Dividend Payment Date (or, in the case of the first Regular Dividend Period, from, and including, the Initial Issue Date) to, but excluding, the next Regular Dividend Payment Date.

“Regular Dividend Rate” means eleven and seventy-five hundredths percent (11.75%) per annum, subject to Section 8(b), Section 9(h) and Section 15(b).

“Regular Dividend Rate Cap” means fifteen and seventy-five hundredths percent (15.75%) per annum.

“Regular Dividend Record Date” has the following meaning: (a) [                ], in the case of a Regular Dividend Payment Date occurring on [                ]; (b) [                ], in the case of a Regular Dividend Payment Date occurring on [                ]; (c) [                ], in the case of a Regular Dividend Payment Date occurring on [                ]; and (d) [                ], in the case of a Regular Dividend Payment Date occurring on [                ].

“Regular Dividends” has the meaning set forth in Section 5(a)(i).

“Repurchase Upon Fundamental Change” means the repurchase of any Convertible Preferred Stock by the Company pursuant to Section 8.

“Required Cash Amount” means the amount of cash required pursuant to each of Section 7(l)(i), Section 9(i)(i) and Section 11(i)(i), respectively.

“Requisite Stockholder Approval” means the stockholder approval contemplated by NASDAQ Listing Standard Rule 5635(a) and/or NASDAQ Listing Standard Rule 5635(b) with respect to the issuance of shares of Common Stock upon (i) conversion of the Convertible Preferred Stock, (ii) the settlement of any redemption or repurchase of the Convertible Preferred Stock and/or (iii) exercise of the Warrants, in each case, in excess of the limitations imposed by such rule; provided, however, that the Requisite Stockholder Approval will be deemed to be obtained if, due to any amendment or binding change in the interpretation of the applicable listing standards of The NASDAQ Global Market, such stockholder approval is no longer required for the Company to (i) settle all conversions of the Convertible Preferred Stock in shares of Common Stock without regard to Section 11(i), (ii) settle any and all Redemption Remaining Amount and/or Optional Repurchase Remaining Amount, in each case without regard to each of Section 7(l)(i) and Section 9(i)(i), respectively or (iii) settle all exercise of the Warrants in shares of Common Stock without regard to Section [2(j)] of the Warrants.

3 Insert investor entities.

“Resale Registration Statement” has the meaning set forth in the Registration Rights Agreement.

“Restricted Stock Legend” means a legend substantially in the form set forth in Exhibit B.

“Rule 144” means Rule 144 under the Securities Act (or any successor rule thereto), as the same may be amended from time to time.

“SEC” means the U.S. Securities and Exchange Commission.

“Securities Act” means the U.S. Securities Act of 1933, as amended.

“Security” means any Convertible Preferred Stock or Conversion Share.

“Senior Credit Agreement” means that certain Credit Agreement, dated as of March 31, 2020, by and among the Company, the guarantors party thereto, the lenders party thereto and PNC Bank, National Association, as administrative agent, including any notes, mortgages, guarantees, collateral documents, instruments and agreements executed in connection therewith, as amended (including, but not limited to, by the First Amendment, dated as of April 3, 2020, the Second Amendment, dated as of March 8, 2022 and the Third Amendment, dated as of December [ ], 2023), restated, supplemented, waived, renewed or otherwise modified from time to time, and (if designated by the Company) as replaced (whether or not upon termination, and whether with the original lenders or otherwise), restructured, repaid, refunded, refinanced or otherwise modified from time to time, including (if designated by the Company) any agreement or indenture or commercial paper facilities with banks or other institutional lenders or investors extending the maturity thereof, refinancing, replacing or otherwise restructuring all or any portion of the Indebtedness under such agreement or agreements or indenture or indentures or any successor or replacement agreement or agreements or indenture or indentures or increasing the amount loaned or issued thereunder permitted under Section 10(c)(i) or altering the maturity thereof or adding Subsidiaries as additional borrowers, issuers or guarantors thereunder and whether by the same or any other agent, lender or group of lenders, investors or group of investors.

“Share Agent” means the Transfer Agent or any Registrar, Paying Agent or Conversion Agent.

“Special Mandatory Redemption Date” has the meaning set forth in Section 7(m).

“Special Mandatory Redemption Event” has the meaning set forth in Section 7(m).

“Special Mandatory Redemption Notice Date” has the meaning set forth in Section 7(m).

“Spin-Off” has the meaning set forth in Section 11(f)(i)(3)(B).

“Spin-Off Valuation Period” has the meaning set forth in Section 11(f)(i)(3)(B).

“Subsidiary” means, with respect to any Person, (a) any corporation, association or other business entity (other than a partnership or limited liability company) of which more than 50% of the total voting power of the Capital Stock entitled (without regard to the occurrence of any contingency, but after giving effect to any voting agreement or stockholders’ agreement that effectively transfers voting power) to vote in the election of directors, managers or trustees, as applicable, of such corporation, association or other business entity is owned or controlled, directly or indirectly, by such Person or one or more of the other Subsidiaries of such Person; and (b) any partnership or limited liability company where (x) more than fifty percent (50%) of the capital accounts, distribution rights, equity and voting interests, or of the general and limited partnership interests, as applicable, of such partnership or limited liability company are owned or controlled, directly or indirectly, by such Person or one or more of the other Subsidiaries of such Person, whether in the form of membership, general, special or limited partnership or limited liability company interests or otherwise; and (y) such Person or any one or more of the other Subsidiaries of such Person is a controlling general partner of, or otherwise controls, such partnership or limited liability company.

“Successor Person” has the meaning set forth in Section 11(j)(iii).

“Target” means [POLESTAR].

“Target Acquisition” means the acquisition by the Company of at least 90% of the outstanding shares of the Target pursuant to a public offer to the shareholders of Target to tender all shares in the Target at a price of SEK [●] per share (the “Tender Offer”) under the terms of the offering documents distributed to Target shareholders.

“Tender/Exchange Offer Valuation Period” has the meaning set forth in Section 11(f)(i)(5).

“Total Debt Net Leverage Ratio” means, on any date, the ratio of (i) Total Funded Debt of the Company and its Subsidiaries on such date, minus an amount equal to the lesser of (a) 100% of Unrestricted Domestic Cash as at such date, and (b) $75,000,000, to (ii) Consolidated EBITDA for the period of four consecutive quarters most recently ended for which financial statements have been delivered to the Holders pursuant to Section 6(b) of the Investment Agreement.

“Total Funded Debt” means, without duplication, as of any date, consolidated Indebtedness of the Company and its Subsidiaries on such date, other than (i) obligations that constitute Indebtedness solely by reason of clause (iv) of the definition of “Indebtedness” and (ii) trade payables and accrued expenses constituting Indebtedness solely under clause (v) of the definition of “Indebtedness.”

“Trading Day” means any day on which (a) trading in the Common Stock generally occurs on the principal U.S. national or regional securities exchange on which the Common Stock is then listed or, if the Common Stock is not then listed on a U.S. national or regional securities exchange, on the principal other market on which the Common Stock is then traded; and (b) there is no Market Disruption Event. If the Common Stock is not so listed or traded, then “Trading Day” means a Business Day.

“Transfer Agent” means Equiniti Trust Company, LLC or its successor as provided in Section 3(f)(iii).

“Transfer-Restricted Security” means any Security that constitutes a “restricted security” (as defined in Rule 144); provided, however, that such Security will cease to be a Transfer-Restricted Security upon the earliest to occur of the following events:

(a)            such Security is sold or otherwise transferred to a Person (other than the Company or an Affiliate of the Company) pursuant to a registration statement that was effective under the Securities Act at the time of such sale or transfer;

(b)            such Security is sold or otherwise transferred to a Person (other than the Company or an Affiliate of the Company) pursuant to an available exemption (including Rule 144) from the registration and prospectus-delivery requirements of, or in a transaction not subject to, the Securities Act and, immediately after such sale or transfer, such Security ceases to constitute a “restricted security” (as defined in Rule 144); and

(c)            (i) such Security is eligible for resale, by a Person that is not an Affiliate of the Company and that has not been an Affiliate of the Company during the immediately preceding three (3) months, pursuant to Rule 144 without any limitations thereunder as to volume, manner of sale, availability of current public information or notice; and (ii) the Company has received such certificates or other documentation or evidence as the Company may reasonably require to determine that the Holder, holder or beneficial owner of such Security is not, and that has not been during the immediately preceding three (3) months, an Affiliate of the Company.

“Trigger Event” has the meaning set forth in Section 15(a).

“Unrestricted Domestic Cash” means unrestricted cash and cash equivalents owned by the Company and its Subsidiaries and not controlled by or subject to any Lien in favor of any creditor (other than Liens created under the Senior Credit Agreement and Liens constituting normal and customary rights of setoff upon deposits of cash in favor of banks or other depository institutions holding such deposits, and Liens of a collection bank arising under Section 4-210 of the Uniform Commercial Code on items in the course of collection).

“VWAP Market Disruption Event” means, with respect to any date, (a) the failure by the principal U.S. national or regional securities exchange on which the Common Stock is then listed, or, if the Common Stock is not then listed on a U.S. national or regional securities exchange, the principal other market on which the Common Stock is then traded, to open for trading during its regular trading session on such date; or (b) the occurrence or existence, for more than one half hour period in the aggregate, of any suspension or limitation imposed on trading (by reason of movements in price exceeding limits permitted by the relevant exchange or otherwise) in the Common Stock or in any options contracts or futures contracts relating to the Common Stock, and such suspension or limitation occurs or exists at any time before 1:00 p.m., New York City time, on such date.

“VWAP Trading Day” means a day on which (a) there is no VWAP Market Disruption Event; and (b) trading in the Common Stock generally occurs on the principal U.S. national or regional securities exchange on which the Common Stock is then listed or, if the Common Stock is not then listed on a U.S. national or regional securities exchange, on the principal other market on which the Common Stock is then traded. If the Common Stock is not so listed or traded, then “VWAP Trading Day” means a Business Day.

“Warrants” means warrants to purchase shares of Common Stock in the form attached as Exhibit C to the Investment Agreement.

“Wholly Owned Subsidiary” of a Person means any Subsidiary of such Person all of the outstanding Capital Stock or other ownership interests of which (other than directors’ qualifying shares) are owned by such Person or one or more Wholly Owned Subsidiaries of such Person.

Section 2.     Rules of Construction. For purposes of this Certificate of Designations:

(a)            Generally. For purposes of this Certificate of Designations:

(i)            “or” is not exclusive;

(ii)           “including” means “including without limitation”;

(iii)          “will” expresses a command;

(iv)          the “average” of a set of numerical values refers to the arithmetic average of such numerical values;

(v)           a merger involving, or a transfer of assets by, a limited liability company, limited partnership or trust will be deemed to include any division of or by, or an allocation of assets to a series of, such limited liability company, limited partnership or trust, or any unwinding of any such division or allocation;

(vi)          words in the singular include the plural and in the plural include the singular, unless the context requires otherwise;

(vii)         “herein,” “hereof” and other words of similar import refer to this Certificate of Designations as a whole and not to any particular Section or other subdivision of this Certificate of Designations, unless the context requires otherwise;

(viii)        references to currency mean the lawful currency of the United States of America, unless the context requires otherwise; and

(ix)           the exhibits, schedules and other attachments to this Certificate of Designations are deemed to form part of this Certificate of Designations.

(b)            Accounting Principles; Changes in GAAP. Except as otherwise provided in this Certificate of Designations, all computations and determinations as to accounting or financial matters and all financial statements to be delivered pursuant to this Certificate of Designations shall be made and prepared in accordance with GAAP (including principles of consolidation where appropriate), and all accounting or financial terms shall have the meanings ascribed to such terms by GAAP; provided, however, that all accounting terms used in Section 10(c)(i) (and all defined terms used in the definition of any accounting term used in Section 10(c)(i)) shall have the meaning given to such terms (and defined terms) under GAAP as in effect on the Investment Agreement Date. Notwithstanding, the foregoing, leases and revenue recognition shall continue to be classified and accounted for on a basis consistent with that reflected in the Company’s historical financial statements for the year ended December 31, 2018 for all purposes of this Certificate of Designations, notwithstanding any change in GAAP relating thereto occurring after December 31, 2018, unless the parties hereto shall enter into a mutually acceptable amendment addressing such changes.

(c)            Limited Condition Acquisitions. In connection with a Limited Condition Acquisition or any action being taken solely in connection with a Limited Condition Acquisition, for purposes of (i) determining compliance with any provision of this Certificate of Designations that requires calculation of the Total Debt Net Leverage Ratio or (ii) testing availability under baskets set forth in this Certificate of Designations, in each case, at the option of the Company (the Company’s election to exercise such option in connection with any Limited Condition Acquisition, an “LCA Election”), the date of determination of whether a Limited Condition Acquisition or any such action is permitted hereunder shall be deemed to be the date the definitive agreements for such Limited Condition Acquisition are entered into (the “LCA Test Date”), and if, after giving pro forma effect to the Limited Condition Acquisition (including, for the avoidance of doubt, the Consolidated EBITDA of or attributable to the target companies or assets associated with any such Limited Condition Acquisition to the extent provided in the definition of Consolidated EBITDA) and the other transactions to be entered into in connection therewith (including any incurrence of Indebtedness and the use of proceeds thereof) as if they had occurred at the beginning of the most recent four consecutive fiscal quarters ending prior to the LCA Test Date for which financial statements have been delivered to the Holders pursuant to Section 6(b) of the Investment Agreement, the Company or the applicable Subsidiary could have taken such action on the relevant LCA Test Date in compliance with such ratio or basket, such ratio or basket shall be deemed to have been complied with. For the avoidance of doubt, if the Company has made an LCA Election and any of the ratios or baskets for which compliance was determined or tested as of the LCA Test Date are exceeded as a result of fluctuations in any such ratio or basket, at or prior to the consummation of the relevant transaction or action, such basket or ratio will not be deemed to have been exceeded as a result of such fluctuations solely for purposes of determining whether the relevant transaction or actions is permitted to be consummated or taken. If the Company has made an LCA Election for any Limited Condition Acquisition then, in connection with any subsequent calculation of the Total Debt Net Leverage Ratio, ratio or basket availability on or following the relevant LCA Test Date and prior to the earlier of the date on which such Limited Condition Acquisition is consummated or the definitive agreement for such Limited Condition Acquisition is terminated or expires without consummation of such Limited Condition Acquisition, any such Total Debt Net Leverage Ratio, ratio or basket availability shall be required to be satisfied both (x) on a pro forma basis assuming such Limited Condition Acquisition and other transactions in connection therewith (including any pro forma increase in Consolidated EBITDA resulting from such Limited Condition Acquisition, any incurrence of Indebtedness and the use of proceeds thereof) have been consummated, and (y) assuming such Limited Condition Acquisition and other transactions in connection therewith (including any such pro forma increase in Consolidated EBITDA, incurrence of Indebtedness and the use of proceeds thereof) have not been consummated. The Company shall provide such evidence of the Company’s pro forma compliance as shall be reasonably requested by the Majority Holders.

Section 3.     The Convertible Preferred Stock.

(a)            Designation; Par Value. A series of stock of the Company titled the “11.75% Series A Convertible Preferred Stock” (the “Convertible Preferred Stock”) is hereby designated and created out of the authorized and unissued shares of preferred stock of the Company. The par value of the Convertible Preferred Stock is $0.001 per share.

(b)            Number of Authorized Shares. The total authorized number of shares of Convertible Preferred Stock is Five Hundred Thousand (500,000); provided, however that, by resolution of the Board of Directors, the total number of authorized shares of Convertible Preferred Stock may hereafter be reduced to a number that is not less than the number of shares of Convertible Preferred Stock then outstanding.

(c)            Form, Dating and Denominations.

(i)             Form and Date of Certificates Representing Convertible Preferred Stock. Each Certificate representing any Convertible Preferred Stock will (1) be substantially in the form set forth in Exhibit A; (2) bear the legends required by Section 3(g) and may bear notations, legends or endorsements required by law, stock exchange rule or usage or the Depositary; and (3) be dated as of the date it is countersigned by the Transfer Agent.

(ii)            Global Certificates; Physical Certificates. Except as otherwise provided in the applicable resolutions of the Board of Directors providing for the original issuance of any Convertible Preferred Stock, such Convertible Preferred Stock will be issued initially in the form of one or more Global Certificates. Global Certificates may be exchanged for Physical Certificates, and Physical Certificates may be exchanged for Global Certificates, only as provided in Section 3(h).

(iii)           [Reserved.]

(iv)           [Reserved.]

(v)            No Bearer Certificates; Denominations. The Convertible Preferred Stock will be issued only in registered form and only in whole numbers of shares.

(vi)            Registration Numbers. Each Certificate representing any share(s) of Convertible Preferred Stock will bear a unique registration number that is not affixed to any other Certificate representing any other outstanding share of Convertible Preferred Stock.

(d)            Execution, Countersignature and Delivery.

(i)             Due Execution by the Company. At least two (2) duly authorized Officers will sign each Certificate representing any Convertible Preferred Stock on behalf of the Company by manual or facsimile signature. The validity of any Convertible Preferred Stock will not be affected by the failure of any Officer whose signature is on any Certificate representing such Convertible Preferred Stock to hold, at the time such Certificate is countersigned by the Transfer Agent, the same or any other office at the Company.

(ii)            Countersignature by Transfer Agent. No Convertible Preferred Stock will be valid until the Certificate representing it is countersigned by the Transfer Agent. Each Certificate will be deemed to be duly countersigned only when an authorized signatory of the Transfer Agent (or a duly appointed agent thereof) manually signs the countersignature block set forth in such Certificate.

(e)            Method of Payment; Delay When Payment Date is Not a Business Day.

(i)             Method of Payment.

(1)            Global Certificates. The Company will pay (or cause the Paying Agent to pay) all declared cash Regular Dividends (if any, solely to the extent applicable pursuant to Section 8(b) and Section 9(h)), any cash Conversion Consideration, or other cash amounts due on any Convertible Preferred Stock represented by a Global Certificate by wire transfer of immediately available funds.

(2)            Physical Certificates. The Company will pay (or cause the Paying Agent to pay) all declared cash Regular Dividends (if any, solely to the extent applicable pursuant to Section 8(b) and Section 9(h)), any cash Conversion Consideration, or other cash amounts due on any Convertible Preferred Stock represented by a Physical Certificate as follows:

(A)            if the aggregate Liquidation Preference of the Convertible Preferred Stock represented by such Physical Certificate is at least five million dollars ($5,000,000) (or such lower amount as the Company may choose in its sole and absolute discretion) and the Holder of such Convertible Preferred Stock entitled to such cash Regular Dividend (if any, solely to the extent applicable pursuant to Section 8(b) and/or Section 9(h)) or such amount has delivered to the Paying Agent, no later than the time set forth in the next sentence, a written request to receive payment by wire transfer to an account of such Holder within the United States, by wire transfer of immediately available funds to such account; and

(B)            in all other cases, by check mailed to the address of such Holder set forth in the Register.

To be timely, such written request must be delivered no later than the Close of Business on the following date: (x) with respect to the payment of any declared cash Regular Dividend (if any, solely to the extent applicable pursuant to Section 8(b) and Section 9(h)) due on a Regular Dividend Payment Date for the Convertible Preferred Stock, the related Record Date; and (y) with respect to any other payment, the date that is fifteen (15) calendar days immediately before the date such payment is due; provided, however, that, with respect to any cash Conversion Consideration due to settle the conversion of the Convertible Preferred Stock, or with respect to any Fundamental Change Repurchase Price or Optional Repurchase Price for the Convertible Preferred Stock, such written request may instead be included in the related Conversion Notice, Fundamental Change Repurchase Notice or Optional Repurchase Notice, as applicable, and, if the same is delivered in accordance with the requirements of this Certificate of Designations, then such written notice will be deemed to have been timely delivered for purposes of the preceding sentence.

(ii)            Delay of Payment when Payment Date is Not a Business Day. If the due date for a cash payment on any Convertible Preferred Stock as provided in this Certificate of Designations is not a Business Day, then, notwithstanding anything to the contrary in this Certificate of Designations, such cash payment may be made on the immediately following Business Day and no interest, dividend or other amount will accrue or accumulate on such payment as a result of the related delay. Solely for purposes of the immediately preceding sentence, a day on which the applicable place of payment is authorized or required by law or executive order to close or be closed will be deemed not to be a “Business Day.”

(f)            Transfer Agent, Registrar, Paying Agent and Conversion Agent.

(i)            Generally. The Company will maintain (1) an office or agency in the continental United States where Convertible Preferred Stock may be presented for registration of transfer or for exchange (the “Registrar”); (2) an office or agency in the continental United States where Convertible Preferred Stock may be presented for payment (the “Paying Agent”); and (3) an office or agency in the continental United States where Convertible Preferred Stock may be presented for conversion (the “Conversion Agent”). If the Company fails to maintain a Registrar, Paying Agent or Conversion Agent, then the Transfer Agent will act as such. For the avoidance of doubt, the Company or any of its Subsidiaries may act as Registrar, Paying Agent or Conversion Agent. Notwithstanding anything to the contrary in this Section 3(f)(i) or in Section 3(f)(iii), each of the Transfer Agent, Registrar, Paying Agent and Conversion Agent with respect to any Convertible Preferred Stock represented by a Global Certificate must at all times be a Person that is eligible to act in that capacity under the Depositary Procedures.

(ii)            Duties of the Registrar. The Company will cause the Registrar to keep a record (the “Register”) of the names and addresses of the Holders, the number of shares of Convertible Preferred Stock held by each Holder and the transfer, exchange, repurchase, Redemption and conversion of the Convertible Preferred Stock. Absent manifest error, the entries in the Register will be conclusive and the Company and the Transfer Agent may treat each Person whose name is recorded as a Holder in the Register as a Holder for all purposes. The Register will be in written form or in any form capable of being converted into written form reasonably promptly. The Registrar will provide a copy of the Register to any Holder upon its request as soon as reasonably practicable.

(iii)            Co-Agents; Company’s Right to Appoint Successor Transfer Agent, Registrar, Paying Agent and Conversion Agent. The Company may appoint one or more co-Registrars, co-Paying Agents and co-Conversion Agents, each of whom will be deemed to be a Registrar, Paying Agent or Conversion Agent, as applicable, under this Certificate of Designations. Subject to Section 3(f)(i), the Company may change the Transfer Agent or any Registrar, Paying Agent or Conversion Agent (including appointing itself or any of its Subsidiaries to act as a Registrar, Paying Agent or Conversion Agent) without notice to any Holder; provided, however, that the Company will not remove a Person acting as Transfer Agent under this Certificate of Designations until and unless a successor has been appointed and has accepted such appointment. Upon the request of any Holder, the Company will notify such Holder of the name and address of each Share Agent or co-Share Agent.

(iv)           Initial Appointments. The Company appoints the Transfer Agent as the initial Paying Agent, the initial Registrar and the initial Conversion Agent.

(g)            Legends.

(i)             Global Certificate Legend. Each Global Certificate will bear the Global Certificate Legend (or any similar legend, not inconsistent with this Certificate of Designations, required by the Depositary for such Global Certificate).

(ii)            Restricted Stock Legend. Subject to Section 3(j),

(1)            each Certificate representing any share of Convertible Preferred Stock that is a Transfer-Restricted Security will bear the Restricted Stock Legend; and

(2)            if any share of Convertible Preferred Stock (such share being referred to as the “new share” for purposes of this Section 3(g)(ii)(2)) is issued in exchange for, or in substitution of, any other share(s) of Convertible Preferred Stock, or to effect a partial conversion of less than all of the share of Convertible Preferred Stock represented by any Certificate (such other share(s) or converted share(s), as applicable, being referred to as the “old share(s)” for purposes of this Section 3(g)(ii)(2)), including pursuant to Section 3(h)(ii), 3(h)(iii), 3(i) or 3(l), then the Certificate representing such new share will bear the Restricted Stock Legend if the Certificate representing such old share(s) bore the Restricted Stock Legend at the time of such exchange or substitution, or on the related Conversion Date with respect to such conversion, as applicable; provided, however, that the Certificate representing such new share need not bear the Restricted Stock Legend if such new share does not constitute a Transfer-Restricted Security immediately after such exchange or substitution, or as of such Conversion Date, as applicable.

(iii)           Other Legends. The Certificate representing any Convertible Preferred Stock may bear any other legend or text, not inconsistent with this Certificate of Designations, as may be required by applicable law or by any securities exchange or automated quotation system on which such Convertible Preferred Stock is traded or quoted or as may be otherwise reasonably determined by the Company to be appropriate.

(iv)           Acknowledgement and Agreement by the Holders. A Holder’s acceptance of any Convertible Preferred Stock represented by a Certificate bearing any legend required by this Section 3(g) will constitute such Holder’s acknowledgement of, and agreement to comply with, the restrictions set forth in such legend.

(v)            Legends on Conversion Shares.

(1)            Each Conversion Share will bear a legend substantially to the same effect as the Restricted Stock Legend if the Convertible Preferred Stock upon the conversion of which such Conversion Share was issued was (or would have been had it not been converted) a Transfer-Restricted Security at the time such Conversion Share was issued; provided, however, that such Conversion Share need not bear such a legend if the Company determines, in its reasonable discretion, that such Conversion Share need not bear such a legend.

(2)            Notwithstanding anything to the contrary in Section 3(g)(v)(1), a Conversion Share need not bear a legend pursuant to Section 3(g)(v)(1) if such Conversion Share is issued in an uncertificated form that does not permit affixing legends thereto, provided the Company takes measures (including, if applicable, the assignment thereto of a “restricted” CUSIP number) that it reasonably deems appropriate to enforce the transfer restrictions referred to in such legend.

(h)            Transfers and Exchanges; Transfer Taxes; Certain Transfer Restrictions.

(i)            Provisions Applicable to All Transfers and Exchanges.

(1)            Generally. Subject to this Section 3(h) and to any restrictions and conditions set forth in Section [6(c)] of the Investment Agreement, Convertible Preferred Stock represented by a Physical Certificate, and beneficial interests in Global Certificates representing any Convertible Preferred Stock, may be transferred or exchanged from time to time and the Company will cause the Registrar to record each such transfer or exchange in the Register.

(2)            No Services Charge; Transfer Taxes. The Company and the Share Agents will not impose any service charge on any Holder for any transfer, exchange or conversion of any Convertible Preferred Stock, but the Company, the Transfer Agent, the Registrar and the Conversion Agent may require payment of a sum sufficient to cover any transfer tax or similar governmental charge that may be imposed in connection with any transfer, exchange or conversion of Convertible Preferred Stock, other than exchanges pursuant to Section 3(i) or Section 3(r) not involving any transfer.

(3)            No Transfers or Exchanges of Fractional Shares. Notwithstanding anything to the contrary in this Certificate of Designations, all transfers or exchanges of Convertible Preferred Stock must be in an amount representing a whole number of shares of Convertible Preferred Stock, and no fractional share of Convertible Preferred Stock may be transferred or exchanged.

(4)            Legends. Each Certificate representing any share of Convertible Preferred Stock that is issued upon transfer of, or in exchange for, another share of Convertible Preferred Stock will bear each legend, if any, required by Section 3(g) and by Section 6(g) of the Investment Agreement.

(5)            Settlement of Transfers and Exchanges. Upon satisfaction of the requirements of this Certificate of Designations to effect a transfer or exchange of any Convertible Preferred Stock, the Company will cause such transfer or exchange to be effected as soon as reasonably practicable but in no event later than the second (2nd) Business Day after the date of such satisfaction.

(6)            Exchanges to Remove Transfer Restrictions. For the avoidance of doubt, and subject to the terms of this Certificate of Designations, as used in this Section 3(h), an “exchange” of a Certificate includes (x) an exchange effected for the sole purpose of removing any Restricted Stock Legend affixed to such Certificate; and (y) if such Certificate is identified by a “restricted” CUSIP number, an exchange effected for the sole purpose of causing such Certificate to be identified by an “unrestricted” CUSIP number.

(ii)            Transfers and Exchanges of Convertible Preferred Stock Represented by Global Certificates.

(1)            Subject to the immediately following sentence, no Convertible Preferred Stock represented by a Global Certificate may be transferred or exchanged in whole except (x) by the Depositary to a nominee of the Depositary; (y) by a nominee of the Depositary to the Depositary or to another nominee of the Depositary; or (z) by the Depositary or any such nominee to a successor Depositary or a nominee of such successor Depositary. No Convertible Preferred Stock represented by a Global Certificate may be transferred to, or exchanged for, Convertible Preferred Stock represented by one or more Physical Certificates; provided, however, that a Global Certificate will be exchanged, pursuant to customary procedures, for one or more Physical Certificates if:

(A)           (x) the Depositary notifies the Company or the Transfer Agent that the Depositary is unwilling or unable to continue as Depositary for such Global Certificate or (y) the Depositary ceases to be a “clearing agency” registered under Section 17A of the Exchange Act and, in each case, the Company fails to appoint a successor Depositary within ninety (90) days of such notice or cessation; or

(B)            the Company, in its sole discretion, permits the exchange of any beneficial interest in such Global Certificate for Convertible Preferred Stock represented by one or more Physical Certificates at the request of the owner of such beneficial interest.

(2)            Upon satisfaction of the requirements of this Certificate of Designations to effect a transfer or exchange of any Convertible Preferred Stock represented by a Global Certificate:

(A)           the Company will cause the Transfer Agent or Registrar to reflect any resulting decrease of the number of shares of Convertible Preferred Stock represented by such Global Certificate by notation on the “Schedule of Exchanges of Interests in the Global Certificate” forming part of such Global Certificate (and, if such notation results in such Global Certificate representing zero shares of Convertible Preferred Stock, then the Company may (but is not required to) instruct the Transfer Agent to cancel such Global Certificate pursuant to Section 3(n));

(B)            if required to effect such transfer or exchange, then the Company will cause the Transfer Agent or Registrar to reflect any resulting increase of the number of shares of Convertible Preferred Stock represented by any other Global Certificate by notation on the “Schedule of Exchanges of Interests in the Global Certificate” forming part of such other Global Certificate;

(C)            if required to effect such transfer or exchange, then the Company will issue, execute and deliver, and cause the Transfer Agent to countersign, in each case in accordance with Section 3(d), a new Global Certificate bearing each legend, if any, required by Section 3(g); and

(D)            if the Convertible Preferred Stock represented by such Global Certificate, or any beneficial interest therein, is to be exchanged for Convertible Preferred Stock represented by one or more Physical Certificates, then the Company will issue, execute and deliver, and cause the Transfer Agent to countersign, in each case in accordance with Section 3(d), one or more Physical Certificates that (x) each represent a whole number of shares of Convertible Preferred Stock and, in the aggregate, represent a total number of shares of Convertible Preferred Stock equal to the number of shares of Convertible Preferred Stock represented by such Global Certificate that are to be so exchanged; (y) are registered in such name(s) as the Depositary specifies (or as otherwise determined pursuant to customary procedures); and (z) bear each legend, if any, required by Section 3(g).

(3)            Each transfer or exchange of a beneficial interest in any Global Certificate will be made in accordance with the Depositary Procedures.

(iii)           Transfers and Exchanges of Convertible Preferred Stock Represented by Physical Certificates.

(1)            Subject to this Section 3(h), a Holder of any Convertible Preferred Stock represented by a Physical Certificate may (x) transfer any whole number of shares of such Convertible Preferred Stock to one or more other Person(s); (y) exchange any whole number of shares of such Convertible Preferred Stock for an equal number of shares of Convertible Preferred Stock represented by one or more other Physical Certificates; and (z) if then permitted by the Depositary Procedures, and subject to the last sentence of Section 3(c)(ii), transfer any whole number of shares of such Convertible Preferred Stock in exchange for a beneficial interest in the same number of shares of Convertible Preferred Stock represented by one or more Global Certificates; provided, however, that, to effect any such transfer or exchange, such Holder must:

(A)           surrender such Physical Certificate representing the Convertible Preferred Stock to be transferred or exchanged to the office of the Transfer Agent or the Registrar, together with any endorsements or transfer instruments reasonably required by the Company, the Transfer Agent or the Registrar; and

(B)            deliver such certificates, documentation or evidence as may be required pursuant to Section 3(h)(v).

(2)            Upon the satisfaction of the requirements of this Certificate of Designations to effect a transfer or exchange of any whole number of shares of a Holder’s Convertible Preferred Stock represented by a Physical Certificate (such Physical Certificate being referred to as the “old Physical Certificate” for purposes of this Section 3(h)(iii)(2)):

(A)           such old Physical Certificate will be promptly cancelled pursuant to Section 3(n);

(B)            if only part of the Convertible Preferred Stock represented by such old Physical Certificate is to be so transferred or exchanged, then the Company will issue, execute and deliver, and cause the Transfer Agent to countersign, in each case in accordance with Section 3(d), one or more Physical Certificates that (x) each represent a whole number of shares of Convertible Preferred Stock and, in the aggregate, represent a total number of shares of Convertible Preferred Stock equal to the number of shares of Convertible Preferred Stock represented by such old Physical Certificate not to be so transferred or exchanged; (y) are registered in the name of such Holder; and (z) bear each legend, if any, required by Section 3(g);

(C)            in the case of a transfer:

(I)            to the Depositary or a nominee thereof that will hold its interest in the shares of Convertible Preferred Stock to be so transferred in the form of one or more Global Certificates, the Company will cause the Transfer Agent or Registrar to reflect an increase in the number of shares of Convertible Preferred Stock represented by one or more existing Global Certificates by notation on the “Schedule of Exchanges of Interests in the Global Certificate” forming part of such Global Certificate(s), which increase(s) are each in whole numbers of shares of Convertible Preferred Stock and aggregate to the total number of shares of Convertible Preferred Stock to be so transferred, and which Global Certificate(s) bear each legend, if any, required by Section 3(g); provided, however, that if such transfer cannot be so effected by notation on one or more existing Global Certificates (whether because no Global Certificates bearing each legend, if any, required by Section 3(g) then exist, because any such increase will result in any Global Certificate representing a number of shares of Convertible Preferred Stock exceeding the maximum number permitted by the Depositary or otherwise), then the Company will issue, execute and deliver, and cause the Transfer Agent to countersign, in each case in accordance with Section 3(d), one or more Global Certificates that (x) each represent a whole number of shares of Convertible Preferred Stock and, in the aggregate, represent a total number of shares of Convertible Preferred Stock equal to the number of shares of Convertible Preferred Stock that are to be so transferred but that are not effected by notation as provided above; and (y) bear each legend, if any, required by Section 3(g); and

(II)            to a transferee that will hold its interest in the shares of Convertible Preferred Stock to be so transferred in the form of one or more Physical Certificates, the Company will issue, execute and deliver, and cause the Transfer Agent to countersign, in each case in accordance with Section 3(d), one or more Physical Certificates that (x) each represent a whole number of shares of Convertible Preferred Stock and, in the aggregate, represent a total number of shares of Convertible Preferred Stock equal to the number of shares of Convertible Preferred Stock to be so transferred; (y) are registered in the name of such transferee; and (z) bear each legend, if any, required by Section 3(g); and

(D)            in the case of an exchange, the Company will issue, execute and deliver, and cause the Transfer Agent to countersign, in each case in accordance with Section 3(d), one or more Physical Certificates that (x) each represent a whole number of shares of Convertible Preferred Stock and, in the aggregate, represent a total number of shares of Convertible Preferred Stock equal to the number of shares of Convertible Preferred Stock to be so exchanged; (y) are registered in the name of the Person to whom such old Physical Certificate was registered; and (z) bear each legend, if any, required by Section 3(g).

(iv)            Reserved.

(v)            Requirement to Deliver Documentation and Other Evidence. If a Holder of any Convertible Preferred Stock that is identified by a “restricted” CUSIP number or is a Transfer-Restricted Security, or that is represented by a Certificate that bears a Restricted Stock Legend, requests to:

(1)            cause such Convertible Preferred Stock to be identified by an “unrestricted” CUSIP number;

(2)            remove such Restricted Stock Legend; or

(3)            register the transfer of such Convertible Preferred Stock to the name of another Person,

then the Company, the Transfer Agent and the Registrar may refuse to effect such identification, removal or transfer, as applicable, unless there is delivered to the Company, the Transfer Agent and the Registrar such certificates or other documentation or evidence as the Company, the Transfer Agent and the Registrar may reasonably require to determine that such identification, removal or transfer, as applicable, complies with the Securities Act and other applicable securities laws; provided, however, that if such request is made in connection with transfer of such Convertible Preferred Stock pursuant to a Resale Registration Statement that is effective under the Securities Act, then such certificates, or documentation or evidence will consist solely of a certificate in customary form providing that such Holder will effect such transfer pursuant to such Resale Registration Statement and will comply with any prospectus-delivery requirements under the Securities Act.

(vi)            Transfers of Shares Subject to Redemption, Repurchase or Conversion. Notwithstanding anything to the contrary in this Certificate of Designations, the Company, the Transfer Agent and the Registrar will not be required to register the transfer of or exchange any share of Convertible Preferred Stock:

(1)            that has been surrendered for conversion;

(2)            as to which an Optional Repurchase Notice has been duly delivered pursuant to Section 9(f), except to the extent that the Company fails to pay the related Optional Repurchase Price when due; or

(3)            as to which a Fundamental Change Repurchase Notice has been duly delivered, and not withdrawn, pursuant to Section 8(f), except to the extent that the Company fails to pay the related Fundamental Change Repurchase Price when due.

(i)            Exchange and Cancellation of Convertible Preferred Stock to Be Converted or to Be Repurchased Pursuant to an Optional Repurchase, a Repurchase Upon Fundamental Change or a Redemption.

(i)            Partial Conversions of Physical Certificates and Partial Repurchases of Physical Certificates Pursuant to an Optional Repurchase, a Repurchase Upon Fundamental Change or a Redemption. If only a portion of a Holder’s Convertible Preferred Stock represented by a Physical Certificate (such Physical Certificate being referred to as the “old Physical Certificate” for purposes of this Section 3(i)(i)) is to be converted pursuant to Section 11 or repurchased pursuant to an Optional Repurchase, a Repurchase Upon Fundamental Change or a Redemption, then, as soon as reasonably practicable after such old Physical Certificate is surrendered for such conversion or repurchase, as applicable, the Company will cause such old Physical Certificate to be exchanged, pursuant and subject to Section 3(h)(iii), for (1) one or more Physical Certificates that each represent a whole number of shares of Convertible Preferred Stock and, in the aggregate, represent a total number of shares of Convertible Preferred Stock equal to the number of shares of Convertible Preferred Stock represented by such old Physical Certificate that are not to be so converted or repurchased, as applicable, and deliver such Physical Certificate(s) to such Holder; and (2) a Physical Certificate representing a whole number of shares of Convertible Preferred Stock equal to the number of shares of Convertible Preferred Stock represented by such old Physical Certificate that are to be so converted or repurchased, as applicable, which Physical Certificate will be converted or repurchased, as applicable, pursuant to the terms of this Certificate of Designations; provided, however, that the Physical Certificate referred to in this clause (2) need not be issued at any time after which such shares subject to such conversion or repurchase, as applicable, are deemed to cease to be outstanding pursuant to Section 3(p).

(ii)            Cancellation of Convertible Preferred Stock that Is Converted and Convertible Preferred Stock that Is Repurchased Pursuant to an Optional Repurchase, a Repurchase Upon Fundamental Change or a Redemption.

(1)            Physical Certificates. If a Holder’s Convertible Preferred Stock represented by a Physical Certificate (or any portion thereof that has not theretofore been exchanged pursuant to Section 3(i)(i)) (such Physical Certificate being referred to as the “old Physical Certificate” for purposes of this Section 3(i)(ii)(1)) is to be converted pursuant to Section 11 or repurchased pursuant to an Optional Repurchase, a Repurchase Upon Fundamental Change or a Redemption, then, promptly after the later of the time such Convertible Preferred Stock is deemed to cease to be outstanding pursuant to Section 3(p) and the time such old Physical Certificate is surrendered for such conversion or repurchase, as applicable, (A) such old Physical Certificate will be cancelled pursuant to Section 3(n); and (B) in the case of a partial conversion or repurchase, the Company will issue, execute and deliver to such Holder, and cause the Transfer Agent to countersign, in each case in accordance with Section 3(d), one or more Physical Certificates that (x) each represent a whole number of shares of Convertible Preferred Stock and, in the aggregate, represent a total number of shares of Convertible Preferred Stock equal to the number of shares of Convertible Preferred Stock represented by such old Physical Certificate that are not to be so converted or repurchased, as applicable; (y) are registered in the name of such Holder; and (z) bear each legend, if any, required by Section 3(g).

(2)            Global Certificates. If a Holder’s Convertible Preferred Stock represented by a Global Certificate (or any portion thereof) is to be converted pursuant to Section 11 or repurchased pursuant to an Optional Repurchase, a Repurchase Upon Fundamental Change or a Redemption, then, promptly after the time such Convertible Preferred Stock is deemed to cease to be outstanding pursuant to Section 3(p), the Company will cause the Transfer Agent or Registrar to reflect a decrease of the number of shares of Convertible Preferred Stock represented by such Global Certificate in an amount equal to the number of shares of Convertible Preferred Stock represented by such Global Certificate that are to be so converted or repurchased, as applicable, by notation on the “Schedule of Exchanges of Interests in the Global Certificate” forming part of such Global Certificate (and, if the number of shares represented by such Global Certificate is zero following such notation, cancel such Global Certificate pursuant to Section 3(n)).

(j)            Removal of Transfer Restrictions. Without limiting the generality of any other provision of this Certificate of Designations, the Restricted Stock Legend affixed to any Certificate will be deemed, pursuant to this Section 3(j) and the footnote to such Restricted Stock Legend, to be removed therefrom upon the Company’s delivery to the Transfer Agent of notice, signed on behalf of the Company by one (1) of its Officers, to such effect. If such Certificate bears a “restricted” CUSIP or ISIN number at the time of such delivery, then, upon such delivery, such Certificate will be deemed, pursuant to this Section 3(j) and the footnotes to the CUSIP and ISIN numbers set forth on the face of such Certificate, to thereafter bear the “unrestricted” CUSIP and ISIN numbers identified in such footnotes; provided, however, that if such Certificate is a Global Certificate and the Depositary thereof requires a mandatory exchange or other procedure to cause such Global Certificate to be identified by “unrestricted” CUSIP and ISIN numbers in the facilities of such Depositary, then the Company will effect such exchange or procedure as soon as reasonably practicable.

(k)            Status of Retired Shares. Upon any share of Convertible Preferred Stock ceasing to be outstanding, such share will be deemed to be retired and to resume the status of an authorized and unissued share of preferred stock of the Company, and such share cannot thereafter be reissued as Convertible Preferred Stock.

(l)            Replacement Certificates. If a Holder of any Convertible Preferred Stock claims that the Certificate(s) representing such Convertible Preferred Stock have been mutilated, lost, destroyed or wrongfully taken, then the Company will issue, execute and deliver, and cause the Transfer Agent to countersign, in each case in accordance with Section 3(d), a replacement Certificate representing such Convertible Preferred Stock upon surrender to the Company or the Transfer Agent of such mutilated Certificate, or upon delivery to the Company or the Transfer Agent of evidence of such loss, destruction or wrongful taking reasonably satisfactory to the Transfer Agent and the Company. In the case of a lost, destroyed or wrongfully taken Certificate representing any Convertible Preferred Stock, the Company and the Transfer Agent may require the Holder thereof to provide such security or indemnity that is reasonably satisfactory to the Company and the Transfer Agent to protect the Company and the Transfer Agent from any loss that any of them may suffer if such Certificate is replaced.

Every replacement Certificate of Convertible Preferred Stock issued pursuant to this Section 3(l) will, upon such replacement, be deemed to represent outstanding Convertible Preferred Stock, entitled to all of the benefits of this Certificate of Designations equally and ratably with all other Convertible Preferred Stock then outstanding.

(m)            Registered Holders; Certain Rights with Respect to Global Certificates. Only the Holder of any Convertible Preferred Stock will have rights under this Certificate of Designations as the owner of such Convertible Preferred Stock. Without limiting the generality of the foregoing, Depositary Participants, as such, will have no rights under this Certificate of Designations with respect to the Convertible Preferred Stock represented by any Global Certificate held on their behalf by the Depositary or its nominee, or by the Transfer Agent as its custodian, and the Company and the Share Agents, and their respective agents, may treat the Depositary as the absolute owner of the Convertible Preferred Stock represented by such Global Certificate for all purposes whatsoever; provided, however, that (i) the Holder of any Convertible Preferred Stock represented by any Global Certificate may grant proxies and otherwise authorize any Person, including Depositary Participants and Persons that hold interests in Convertible Preferred Stock through Depositary Participants, to take any action that such Holder is entitled to take with respect to the Convertible Preferred Stock represented by such Global Certificate under this Certificate of Designations; and (ii) the Company and the Share Agents, and their respective agents, may give effect to any written certification, proxy or other authorization furnished by the Depositary.

(n)            Cancellation. Without limiting the generality of the last sentence of Section 3(q), the Company may at any time deliver Convertible Preferred Stock to the Transfer Agent for cancellation. The Registrar, the Paying Agent and the Conversion Agent will forward to the Transfer Agent each share of Convertible Preferred Stock duly surrendered to them for transfer, exchange, payment or conversion. The Company will cause the Transfer Agent to promptly cancel all shares of Convertible Preferred Stock so surrendered to it in accordance with its customary procedures.

(o)            Shares Held by the Company or its Subsidiaries. Without limiting the generality of Sections 3(p) and 3(q), in determining whether the Holders of the required number of outstanding shares of Convertible Preferred Stock have concurred in any direction, waiver or consent, shares of Convertible Preferred Stock owned by the Company or any of its Subsidiaries will be deemed not to be outstanding.

(p)            Outstanding Shares.

(i)            Generally. The shares of Convertible Preferred Stock that are outstanding at any time will be deemed to be those shares of Convertible Preferred Stock that, at such time, have been duly executed by the Company and countersigned by the Transfer Agent, excluding those shares of Convertible Preferred Stock that have theretofore been (1) cancelled by the Transfer Agent or delivered to the Transfer Agent for cancellation in accordance with Section 3(n); (2) assigned a number of outstanding shares of zero by notation on the “Schedule of Exchanges of Interests in the Global Certificate” forming part of the Global Certificate representing such Convertible Preferred Stock; (3) paid or settled in full upon their conversion or upon their repurchase pursuant to an Optional Repurchase, a Repurchase Upon Fundamental Change or a Redemption in accordance with this Certificate of Designations; or (4) deemed to cease to be outstanding to the extent provided in, and subject to, clause (ii), (iii), (iv), (v) or (vi) of this Section 3(p).

(ii)            Replaced Shares. If any Certificate representing any share of Convertible Preferred Stock is replaced pursuant to Section 3(l), then such share will cease to be outstanding at the time of such replacement, unless the Transfer Agent and the Company receive proof reasonably satisfactory to them that such share is held by a “bona fide purchaser” under applicable law.

(iii)            Shares to Be Repurchased Pursuant to a Redemption. If, on a Redemption Date, the Paying Agent holds consideration in kind and amount that is sufficient to pay the aggregate Redemption Price due on such date, then (unless there occurs a default in the payment of the Redemption Price) (1) the Convertible Preferred Stock to be redeemed on such date will be deemed, as of such date, to cease to be outstanding); and (2) the rights of the Holders of such Convertible Preferred Stock, as such, will terminate with respect to such Convertible Preferred Stock, other than the right to receive the Redemption Price as provided in Section 7.

(iv)            Shares to Be Repurchased Pursuant to a Repurchase Upon Fundamental Change. If, on a Fundamental Change Repurchase Date, the Paying Agent holds consideration in kind and amount that is sufficient to pay the aggregate Fundamental Change Repurchase Price due on such date, then (unless there occurs a default in the payment of the Fundamental Change Repurchase Price): (1) the Convertible Preferred Stock to be repurchased on such date will be deemed, as of such date, to cease to be outstanding; and (2) the rights of the Holders of such Convertible Preferred Stock, as such, will terminate with respect to such Convertible Preferred Stock, other than the right to receive the Fundamental Change Repurchase Price as provided in Section 8.

(v)            Shares to Be Repurchased Pursuant to an Optional Repurchase. If, on an Optional Repurchase Date, the Paying Agent holds consideration in kind and amount that is sufficient to pay the aggregate Optional Repurchase Price due on such date, then (unless there occurs a default in the payment of the Optional Repurchase Price): (1) the Convertible Preferred Stock to be repurchased on such date will be deemed, as of such date, to cease to be outstanding; and (2) the rights of the Holders of such Convertible Preferred Stock, as such, will terminate with respect to such Convertible Preferred Stock, other than the right to receive the Optional Repurchase Price as provided in Section 9.

(vi)            Shares to Be Converted. If any Convertible Preferred Stock is to be converted, then, at the Close of Business on the Conversion Date for such conversion (unless there occurs a default in the delivery of the Conversion Consideration due pursuant to Section 11 upon such conversion): (1) such Convertible Preferred Stock will be deemed to cease to be outstanding (without limiting the Company’s obligations pursuant to Section 5(d)); and (2) the rights of the Holders of such Convertible Preferred Stock, as such, will terminate with respect to such Convertible Preferred Stock, other than the right to receive such Conversion Consideration as provided in Section 11).

(q)            Repurchases by the Company and its Subsidiaries. Without limiting the generality of Section 3(n) and the next sentence, the Company may, from time to time, repurchase Convertible Preferred Stock in open market purchases or in negotiated transactions without delivering prior notice to Holders. The Company will promptly deliver to the Transfer Agent for cancellation all Convertible Preferred Stock that the Company or any of its Subsidiaries have purchased or otherwise acquired.

(r)            Notations and Exchanges. Without limiting any rights of Holders pursuant to Section 10, if any amendment, supplement or waiver to the Certificate of Incorporation or this Certificate of Designations changes the terms of any Convertible Preferred Stock, then the Company may, in its discretion, require the Holder of the Certificate representing such Convertible Preferred Stock to deliver such Certificate to the Transfer Agent so that the Transfer Agent may place an appropriate notation prepared by the Company on such Certificate and return such Certificate to such Holder. Alternatively, at its discretion, the Company may, in exchange for such Convertible Preferred Stock, issue, execute and deliver, and cause the Transfer Agent to countersign, in each case in accordance with Section 3(d), a new Certificate representing such Convertible Preferred Stock that reflects the changed terms. The failure to make any appropriate notation or issue a new Certificate representing any Convertible Preferred Stock pursuant to this Section 3(r) will not impair or affect the validity of such amendment, supplement or waiver.

(s)            CUSIP and ISIN Numbers. Subject to Section 3(j), the Company may use one or more CUSIP or ISIN numbers to identify any of the Convertible Preferred Stock, and, if so, the Company will use such CUSIP or ISIN number(s) in notices to Holders; provided, however, that the effectiveness of any such notice will not be affected by any defect in, or omission of, any such CUSIP or ISIN number.

Section 4.      Ranking. The Convertible Preferred Stock will rank (a) senior to (i) Dividend Junior Stock with respect to the payment of dividends; and (ii) Liquidation Junior Stock with respect to the distribution of assets upon the Company’s liquidation, dissolution or winding up; (b) equally with (i) Dividend Parity Stock with respect to the payment of dividends; and (ii) Liquidation Parity Stock with respect to the distribution of assets upon the Company’s liquidation, dissolution or winding up; and (c) junior to (i) Dividend Senior Stock with respect to the payment of dividends; and (ii) Liquidation Senior Stock with respect to the distribution of assets upon the Company’s liquidation, dissolution or winding up.

Section 5.      Dividends.

(a)            Generally.

(i)            Accumulation and Payment of Regular Dividends. The Convertible Preferred Stock will accumulate cumulative dividends (calculated in accordance with Section 5(a)(ii)) at a rate per annum equal to the Regular Dividend Rate on the Liquidation Preference thereof, regardless of whether or not declared or funds are legally available for their payment (such dividends that accumulate on the Convertible Preferred Stock pursuant to this sentence, “Regular Dividends”). Subject to the other provisions of this Section 5 (including, for the avoidance of doubt, Section 5(b)(i)), so long as Regular Dividends are required to be paid in cash pursuant to Section 8(b) or Section 9(h), such Regular Dividends will be payable when, as and if declared by the Board of Directors, out of funds legally available for their payment, quarterly in arrears on each Regular Dividend Payment Date, to the Holders as of the Close of Business on the immediately preceding Regular Dividend Record Date. Regular Dividends on the Convertible Preferred Stock will accumulate daily from, and including, the last date to which Regular Dividends have been paid (or, if no Regular Dividends have been paid, from, and including, the Initial Issue Date) to, but excluding, the next Regular Dividend Payment Date.

(ii)            Computation of Accumulated Regular Dividends. Accumulated Regular Dividends will be computed on the basis of a 360-day year comprised of twelve 30-day months. For each day on which Regular Dividends accumulate on any share of Convertible Preferred Stock, such Regular Dividends will accumulate on the Liquidation Preference of such share as of immediately after the Close of Business on such day.

(iii)            Method of Payment; Payments in Kind.

(1)            Generally. Subject to Section 7(h), Section 8(b), Section 9(h) and Section 11(c), each accumulating Regular Dividend on the Convertible Preferred Stock will not be paid in cash but will be automatically added on each Regular Dividend Payment Date, without any action required by the Company, effective immediately before the Close of Business on the related Regular Dividend Payment Date, to, and become part of, the Liquidation Preference of each share of Convertible Preferred Stock outstanding as of such time.

(2)            Construction. Any Regular Dividends the amount of which is added to, and become part of, the Liquidation Preference of the Convertible Preferred Stock pursuant to Section 5(a)(iii)(1) will be deemed to be “paid” on the Convertible Preferred Stock for all purposes of this Certificate of Designations.

(b)            [Reserved.]

(c)            Cessation of the Accrual of Regular Dividends Upon Redemption, Repurchase Upon Fundamental Change, Optional Repurchase or Conversion. For the avoidance of doubt, Regular Dividends on any share of Convertible Preferred Stock will cease to accumulate from and after the Redemption Date, Fundamental Change Repurchase Date, Optional Repurchase Date or Conversion Date, as applicable, for such share, unless the Company defaults in the payment of the related Redemption Price, Fundamental Change Repurchase Price, Optional Repurchase Price or Conversion Consideration, as applicable.

(d)            Treatment of Dividends Upon Redemption, Optional Repurchase or Conversion. If the Redemption Date, Optional Repurchase Date or Conversion Date of any share of Convertible Preferred Stock is after a Record Date for a Regular Dividend on the Convertible Preferred Stock and on or before the next Regular Dividend Payment Date, then the Holder of such share at the Close of Business on such Record Date will be entitled, notwithstanding the related Redemption, Optional Repurchase or conversion, as applicable, to receive, on or, at the Company’s election, before such Regular Dividend Payment Date, such Regular Dividend on such share, which amount shall be paid in cash to such Holder.

Section 6.      Rights Upon Liquidation, Dissolution or Winding Up.

(a)            Generally. If the Company liquidates, dissolves or winds up, whether voluntarily or involuntarily, then, subject to the rights of any of the Company’s creditors or holders of any outstanding Liquidation Senior Stock, each share of Convertible Preferred Stock will entitle the Holder thereof to receive payment for the greater of the amounts set forth in clause (i) and (ii) below out of the Company’s assets or funds legally available for distribution to the Company’s stockholders, before any such assets or funds are distributed to, or set aside for the benefit of, any Liquidation Junior Stock:

(i)            the sum of:

(1)            the Liquidation Preference per share of Convertible Preferred Stock; and

(2)            all unpaid Regular Dividends that will have accumulated on such share to, but excluding, the date of such payment (but only to the extent such accumulated and unpaid Regular Dividends are not included in such Liquidation Preference referred to in the preceding clause (1)); and

(ii)            the amount such Holder would have received in respect of the number of shares of Common Stock that would be issuable upon conversion of such share of Convertible Preferred Stock assuming the Conversion Date of such conversion occurs on the date of such payment (disregarding for such purpose the Ownership Limitation).

Upon payment of such amount in full on the outstanding Convertible Preferred Stock, Holders of the Convertible Preferred Stock will have no rights to the Company’s remaining assets or funds, if any. If such assets or funds are insufficient to fully pay such amount on all outstanding shares of Convertible Preferred Stock and the corresponding amounts payable in respect of all outstanding shares of Liquidation Parity Stock, if any, then, subject to the rights of any of the Company’s creditors or holders of any outstanding Liquidation Senior Stock, such assets or funds will be distributed ratably on the outstanding shares of Convertible Preferred Stock and Liquidation Parity Stock in proportion to the full respective distributions to which such shares would otherwise be entitled.

(b)            Certain Business Combination Transactions Deemed Not to Be a Liquidation. For purposes of Section 6(a), the Company’s consolidation or combination with, or merger with or into, or the sale, lease or other transfer of all or substantially all of the Company’s assets (other than a sale, lease or other transfer in connection with the Company’s liquidation, dissolution or winding up) to, another Person will not, in itself, constitute the Company’s liquidation, dissolution or winding up, even if, in connection therewith, the Convertible Preferred Stock is converted into, or is exchanged for, or represents solely the right to receive, other securities, cash or other property, or any combination of the foregoing.

Section 7.      Right of the Company to Redeem the Convertible Preferred Stock

(a)            No Right to Redeem Before the Redemption Conditional Trigger Date. The Company may not redeem the Convertible Preferred Stock at its option at any time before the Redemption Conditional Trigger Date.

(b)            Right to Redeem the Convertible Preferred Stock. Subject to the terms of this Section 7, (A) on or after the Redemption Conditional Trigger Date but before the Redemption Unconditional Trigger Date, the Company has the right, at its election, to redeem all, or any whole number of shares that is less than all, of the Convertible Preferred Stock, at any time and from time to time, on a Redemption Date, for a purchase price equal to the Redemption Price, but only if the Daily VWAP of Common Stock exceeds two hundred percent (200.0%) of the Conversion Price on (i) each of at least twenty (20) Trading Days (whether or not consecutive) during the thirty (30) consecutive Trading Days ending on, and including, the Trading Day immediately before the Redemption Notice Date for such Redemption and (ii) each of three (3) Trading Days immediately preceding the Redemption Notice Date for such Redemption and (B) on or after the Redemption Unconditional Trigger Date, the Company has the right, at its election, to redeem all, or any whole number of shares that is less than all, of the Convertible Preferred Stock, at any time and from time to time, on a Redemption Date, for a purchase price equal to the Redemption Price.

(c)            Settlement Upon Redemption.

(i)	Generally. Subject to the terms of Section 5(d) and this Section 7, the Company shall settle any Redemption of any share of Convertible Preferred Stock by (x) paying the Redemption Cash Amount in cash, and (y) delivering shares of Common Stock equal to the quotient obtained by dividing (I) the Redemption Remaining Amount; by (II)(A) ninety percent (90%), multiplied by (B) the arithmetic average of the trailing 10-Trading Day Daily VWAPs of Common Stock prior to the relevant Redemption Date, together, if applicable, with cash in lieu of fractional shares as provided in Section 7(c)(ii).

(ii)	Payment of Cash in Lieu of any Fractional Share of Common Stock. In lieu of delivering any fractional share of Common Stock otherwise due with respect to the Redemption Remaining Amount, the Company will, to the extent it is legally able to do so and permitted under the terms of its indebtedness for borrowed money, pay cash based on the Last Reported Sale Price per share of Common Stock on the Trading Day immediately before the Redemption Notice Date for such Redemption. In the event the Company cannot pay cash in lieu of a fractional share, it will instead round up to the nearest whole share for each Holder.

(d)            Redemption Prohibited in Certain Circumstances. The Company will not call for Redemption, or otherwise send a Redemption Notice in respect of the Redemption of, any Convertible Preferred Stock pursuant to this Section 7 unless (i) the Company has sufficient funds legally available, is permitted under the terms of its indebtedness for borrowed money and is not subject to any other contractual limitation that would impede its ability, to fully pay the maximum aggregate Redemption Price that would be payable in respect of all shares of Convertible Preferred Stock called for Redemption; and (ii) the Common Stock Liquidity Conditions are satisfied with respect to such Redemption. The Company will not call for Redemption, or otherwise send a Redemption Notice in respect of the Redemption of, any Convertible Preferred Stock during the period from, and including, the date the Company has sent the Initial Fundamental Change Notice pursuant to Section 8(e) to, and including, the related Fundamental Change Repurchase Date. If at any time during the period from a Redemption Notice Date to the Related Redemption Date, the Company is required to send either the Initial Fundamental Change Notice or a Fundamental Change Notice pursuant to Section 8(e) or a Fundamental Change occurs, the Redemption Notice shall be automatically rescinded and the Company shall not consummate the related Redemption of any Convertible Preferred Stock.

(e)            [Reserved.]

(f)            Redemption Date. The Redemption Date for any Redemption will be a Business Day of the Company’s choosing that is no more than sixty (60), nor less than thirty (30), calendar days after the Redemption Notice Date for such Redemption.

(g)            Redemption Price. The Redemption Price for any share of Convertible Preferred Stock to be repurchased upon a Redemption is an amount equal to the greater of (i) the sum of (1) the Liquidation Preference per share of Convertible Preferred Stock and (2) all unpaid Regular Dividends that will have accumulated on such share to, but excluding, the Redemption Date (but only to the extent such accumulated and unpaid Regular Dividends are not included in such Liquidation Preference referred to in the preceding clause (1)) and (ii) the amount such Holder would have received in respect of the number of shares of Common Stock that would be issuable upon conversion of such share of Convertible Preferred Stock at the then current Conversion Price assuming the Conversion Date of such conversion occurs on the Redemption Date (disregarding for such purpose the Ownership Limitation).

(h)            Funds Legally Available for Payment of Redemption Price; Increase in Regular Dividend Rate; Covenant Not to Take Certain Actions.

(i)            Notwithstanding anything to the contrary in this Section 7, if the Company does not have sufficient funds legally available to pay the Redemption Price of all shares of Convertible Preferred Stock that are otherwise to be redeemed pursuant to a Redemption, then the Company shall (1) pay the maximum amount of such Redemption Price that can be paid out of funds legally available for payment, which payment will be made pro rata to each Holder based on the total number of shares of Convertible Preferred Stock of such Holder that were otherwise to be redeemed pursuant to such Redemption, (2) cause all such shares as to which the Redemption Price was not paid to be returned to the Holder(s) thereof, and such shares will be deemed to remain outstanding and (3) purchase any shares of Convertible Preferred Stock not purchased because of the foregoing limitations at the applicable Redemption Price as soon as practicable after the Company is able to make such purchase out of sufficient funds legally available for the purchase of such shares of Convertible Preferred Stock.

(ii)            The inability of the Company to make a purchase payment in respect of the Redemption Price of such shares of Convertible Preferred Stock that are otherwise to be redeemed pursuant to a Redemption for any reason shall not relieve the Company from its obligation to effect any required purchase when, as and if permitted by applicable law. If the Company fails to pay the Redemption Price in full when due in accordance with this Section 7 in respect of some or all of the shares or Convertible Preferred Stock to be repurchased pursuant to a Redemption (the “Redemption Payment Failure”), (1) the Regular Dividend Rate for all shares of Convertible Preferred Stock that remain outstanding shall increase to (A) 13.75% per annum (without duplication of the Default Rate) for the first year after the occurrence of the applicable Redemption Payment Failure, (B) 14.75% per annum (without duplication of the Default Rate) from the first anniversary of the occurrence of the applicable Redemption Payment Failure to, but excluding, the second anniversary of such occurrence and (C) 15.75% per annum (without duplication of the Default Rate) from the second anniversary of the occurrence of the applicable Redemption Payment Failure to the third anniversary of such occurrence; provided, for the avoidance of doubt, that in no event shall the Regular Dividend Rate, at any time, exceed the Regular Dividend Rate Cap, and (2) the Company shall declare and pay any Regular Dividends in cash on any Regular Dividend Payment Date, in each case until the cure or waiver of such Redemption Payment Failure (whereupon any increased Regular Dividend Rate and requirement to pay Regular Dividends in cash pursuant to the foregoing shall no longer apply unless and until another Redemption Payment Failure shall occur); provided, however, if the Company does not have sufficient funds legally available to fully pay such Regular Dividend on such Regular Dividend Payment Date, the amount of any such accumulated Regular Dividends that are not declared and paid in full in cash will be automatically added to, and become part of, the Liquidation Preference, from and after such Regular Dividend Payment Date, in each case, for the period from and including the first Regular Dividend Payment Date (or the Initial Issue Date, as applicable) upon which the Company fails to pay the Redemption Price in full when due in accordance with this Section 7 through but not including the latest of the day upon which the Company pays the Redemption Price in full in accordance with this Section 7. The Company shall use its commercially reasonable efforts to obtain financing necessary to cure any Redemption Payment Failure, including through issuances of equity or incurrence of additional indebtedness on the then available terms, in each case, subject to Section 10(c).

(iii)            Nothing herein shall limit a Holder’s right to pursue any other remedies available to it hereunder, at law or in equity, including, without limitation, a decree of specific performance and/or injunctive relief with respect to the Company’s failure to comply with its obligations under this Section 7.

(i)            Redemption Notice. To call any share of Convertible Preferred Stock for Redemption, the Company must send to the Holder of such share a notice of such Redemption (a “Redemption Notice”). Such Redemption Notice must state:

(i)            that such share has been called for Redemption, briefly describing the Company’s Redemption right under this Certificate of Designations;

(ii)            the Redemption Date for such Redemption;

(iii)            the Redemption Price per share of Convertible Preferred Stock;

(iv)            the Redemption Remaining Amount per share of Convertible Preferred Stock to be settled in Common Stock, if any;

(v)            the Redemption Cash Amount per share of Convertible Preferred Stock to be paid in cash;

(vi)            the name and address of the Transfer Agent and the Conversion Agent;

(vii)            that Convertible Preferred Stock called for Redemption may be converted at any time before the Close of Business on the Business Day immediately before the Redemption Date (or, if the Company fails to pay the Redemption Price due on such Redemption Date in full, at any time until such time as the Company pays such Redemption Price in full);

(viii)            the Conversion Price in effect on the Redemption Notice Date for such Redemption; and

(ix)            the CUSIP and ISIN numbers, if any, of the Convertible Preferred Stock.

(j)            Selection and Conversion of Convertible Preferred Stock Subject to Partial Redemption. If less than all shares of Convertible Preferred Stock then outstanding are called for Redemption, then:

(i)            the shares of Convertible Preferred Stock to be subject to such Redemption will be selected by the Company as follows: (x) in the case of Convertible Preferred Stock represented by any Global Certificate, in accordance with the Depositary Procedures; and (y) in the case of Convertible Preferred Stock represented by any Physical Certificate, pro rata, by lot or by such other method the Company considers fair and appropriate; and

(ii)            if only a portion of the Convertible Preferred Stock represented by a Certificate is called for Redemption and a portion of such Convertible Preferred Stock is converted, then the converted portion of such Certificate will be deemed (subject to the Depositary Procedures, in the case of a Global Certificate) to be from the portion of such Certificate that was called for Redemption.

(k)            Payment or Delivery of the Redemption Price. The Company will pay or deliver, as applicable, to the Holder thereof the Redemption Price due upon Redemption of any share of Convertible Preferred Stock on or before the applicable Redemption Date.

(l)            Restriction on Settlement in Shares.

(i)            Limitation on Certain Settlement. Notwithstanding anything to the contrary in this Certificate of Designations, unless and until the Requisite Stockholder Approval is obtained, the Company shall not settle any Redemption Remaining Amount in shares of Common Stock to the extent, and only to the extent, that such settlement would result in the Ownership Limitation and shall pay cash in lieu of delivering any shares of Common Stock otherwise deliverable in excess of such Ownership Limitations. For these purposes, beneficial ownership and calculations of percentage ownership will be determined in accordance with Rule 13d-3 under the Exchange Act. Any failure to pay cash pursuant to this Section 7(l) will be subject to the increase in the Regular Dividend Rate as described in Section 7(h)(ii).

(m)            Special Mandatory Redemption. If after the Initial Issue Date the Company has not consummated the Target Acquisition on or prior to 11:59 p.m. New York City time on the tenth (10th) Business Day following the Initial Issue Date, or if, on or prior to that date, the Company terminates the Tender Offer (each, a “Special Mandatory Redemption Event”), then the Company will promptly (but in no event later than two Business Days following such Special Mandatory Redemption Event) notify the Holders in writing of such event (such date of notification to such Holders, the “Special Mandatory Redemption Notice Date”), and on the third Business Day following the Special Mandatory Redemption Notice Date (the “Special Mandatory Redemption Date”), the Company shall redeem all, but not less than all, of the Convertible Preferred Stock in cash at a special mandatory redemption price equal to the Liquidation Preference per share, plus all unpaid Regular Dividends that will have accumulated thereon to, but excluding, the Special Mandatory Redemption Date (but only to the extent such accumulated and unpaid Regular Dividends have not been added to the Liquidation Preference pursuant to Section 5(a)(iii)).

Section 8.      Right of Holders to Require the Company to Repurchase Convertible Preferred Stock upon a Fundamental Change.

(a)            Fundamental Change Repurchase Right; Settlement of Fundamental Change Repurchase Price.

(i)            Subject to the other terms of this Section 8, if a Fundamental Change occurs, then each Holder may, at its election, either (i) effective as of the Fundamental Change Repurchase Date, convert all or a portion of its shares of Convertible Preferred Stock pursuant to Section 11 at the Make-Whole Fundamental Change Conversion Price, or (ii) require the Company to repurchase (the “Fundamental Change Repurchase Right”) all, or any whole number of shares that is less than all, of such Holder’s Convertible Preferred Stock that have not been converted pursuant to clause (i) on the Fundamental Change Repurchase Date for such Fundamental Change for a cash purchase price equal to the Fundamental Change Repurchase Price.

(ii)            Subject to the terms of this Section 8, the Company shall settle any Repurchase Upon Fundamental Change of any share of Convertible Preferred Stock by paying the Fundamental Change Repurchase Price fully in cash.

(b)            Funds Legally Available for Payment of Fundamental Change Repurchase Price; Increase in Regular Dividend Rate; Covenant Not to Take Certain Actions.

(i)            Notwithstanding anything to the contrary in this Section 8, if the Company does not have sufficient funds legally available to pay the Fundamental Change Repurchase Price of all shares of Convertible Preferred Stock that are otherwise to be repurchased pursuant to a Repurchase Upon Fundamental Change, then the Company shall (1) pay the maximum amount of such Fundamental Change Repurchase Price that can be paid out of funds legally available for payment, which payment will be made pro rata to each Holder based on the total number of shares of Convertible Preferred Stock of such Holder that were otherwise to be repurchased pursuant to such Repurchase Upon Fundamental Change; (2) cause all such shares as to which the Fundamental Change Repurchase Price was not paid to be returned to the Holder(s) thereof, and such shares will be deemed to remain outstanding and (3) purchase any shares of Convertible Preferred Stock not purchased because of the foregoing limitations at the applicable Fundamental Change Repurchase Price as soon as practicable after the Company is able to make such purchase out of sufficient funds legally available for the purchase of such shares of Convertible Preferred Stock.

(ii)            The inability of the Company (or its successor) to make a purchase payment in respect of the Fundamental Change Repurchase Price of such shares of Convertible Preferred Stock that are otherwise to be repurchased pursuant to a Repurchase Upon Fundamental Change for any reason shall not relieve the Company (or its successor) from its obligation to effect any required purchase when, as and if permitted by applicable law. If the Company fails to pay the Fundamental Change Repurchase Price in full when due in accordance with this Section 8 in respect of some or all of the shares or Convertible Preferred Stock to be repurchased pursuant to the Fundamental Change Repurchase Right (the “Fundamental Change Repurchase Payment Failure”), (1) the Regular Dividend Rate for all shares of Convertible Preferred Stock that remain outstanding shall increase to (A) 13.75% per annum (without duplication of the Default Rate) for the first year after the occurrence of the Fundamental Change Repurchase Payment Failure, (B) 14.75% per annum (without duplication of the Default Rate) from the first anniversary of the occurrence of the Fundamental Change Repurchase Payment Failure to, but excluding, the second anniversary of such occurrence and (C) 15.75% per annum (without duplication of the Default Rate) from the second anniversary of the occurrence of the Fundamental Change Repurchase Payment Failure to the third anniversary of such occurrence; provided, for the avoidance of doubt, that in no event shall the Regular Dividend Rate, at any time, exceed the Regular Dividend Rate Cap, and (2) the Company shall declare and pay any Regular Dividends in cash on any Regular Dividend Payment Date, in each case until the cure or waiver of such Fundamental Change Repurchase Payment Failure (whereupon any increased Regular Dividend Rate and requirement to pay Regular Dividends in cash pursuant to the foregoing shall no longer apply unless and until another Fundamental Change Repurchase Payment Failure shall occur); provided, however, if the Company does not have sufficient funds legally available to fully pay such Regular Dividend on such Regular Dividend Payment Date, the amount of any such accumulated Regular Dividends that are not declared and paid in full in cash will be automatically added to, and become part of, the Liquidation Preference, from and after such Regular Dividend Payment Date, in each case, for the period from and including the first Regular Dividend Payment Date (or the Initial Issue Date, as applicable) upon which the Company fails to pay the Fundamental Change Repurchase Price in full when due in accordance with this Section 8 through but not including the latest of the day upon which the Company pays the Fundamental Change Repurchase Price in full in accordance with this Section 8. The Company shall use its commercially reasonable efforts to obtain financing necessary to cure any Fundamental Change Repurchase Payment Failure, including through issuances of equity or incurrence of additional indebtedness on the then available terms, in each case, subject to Section 10(c).

(iii)            The Company will not voluntarily take any action, or voluntarily engage in any transaction, that would result in a Fundamental Change unless the Company has or, in good faith believes that it will have, sufficient funds legally available to fully pay the maximum aggregate Fundamental Change Repurchase Price that would be payable in respect of such Fundamental Change on all shares of Convertible Preferred Stock then outstanding. In the event a Holder exercises a Fundamental Change Repurchase Right pursuant to this Section 8 at a time when the Company is restricted or prohibited (contractually or otherwise) from repurchasing some or all of the Convertible Preferred Stock subject to the Fundamental Change Repurchase Right, the Company will use its commercially reasonable efforts to obtain the requisite consents to remove or obtain an exception or waiver to such restrictions or prohibition. Nothing herein shall limit a Holder’s right to pursue any other remedies available to it hereunder, at law or in equity, including, without limitation, a decree of specific performance and/or injunctive relief with respect to the Company’s failure to comply with its obligations under this Section 8.

(c)            Fundamental Change Repurchase Date. The Fundamental Change Repurchase Date for any Fundamental Change will be the effective date of such Fundamental Change; provided, however, if the Fundamental Change has already occurred as provided in the Initial Fundamental Change Notice described in (e) below, such Fundamental Change Repurchase Date will be second Business Day immediately following the Holder Fundamental Change Election.

(d)            Fundamental Change Repurchase Price. The Fundamental Change Repurchase Price for any share of Convertible Preferred Stock to be repurchased pursuant to a Repurchase Upon Fundamental Change is an amount equal to the greater of (i) the sum of (1) the Liquidation Preference per share of Convertible Preferred Stock and (2) all unpaid Regular Dividends that will have accumulated on such share to, but excluding, the Redemption Unconditional Trigger Date (assuming that such share of Convertible Preferred Stock remained outstanding through the Redemption Unconditional Trigger Date and such Regular Dividends accumulated daily and were added to, and became part of, the Liquidation Preference of such share on each Regular Dividend Payment Date on or prior to the Redemption Unconditional Trigger Date, and for the avoidance of doubt, including any unpaid Regular Dividends from the last Regular Dividend Payment Date immediately preceding the Redemption Unconditional Trigger Date to, but excluding, the Redemption Unconditional Trigger Date) and (ii) the amount such Holder would have received in respect of the number of shares of Common Stock that would be issuable upon conversion of such share of Convertible Preferred Stock at the Make-Whole Fundamental Change Conversion Price assuming the Conversion Date of such conversion occurs on the Fundamental Change Repurchase Date (disregarding for such purpose the Ownership Limitation).

(e)            Fundamental Change Notices.

(i)            Initial Notice. On or before the twentieth (20th) Business Day prior to the date on which the Company anticipates consummating a Fundamental Change (or, if later, promptly after the Company discovers that a Fundamental Change may occur), a written notice shall be sent by or on behalf of the Company to the Holders as they appear in the records of the Company, which notice shall contain the date on which the Fundamental Change is anticipated to be effected (or, if applicable, the date on which a Schedule TO or other schedule, form or report disclosing a Fundamental Change was filed) (the “Initial Fundamental Change Notice”). No later than second (2nd) Business Day prior to the date on which the Company anticipates consummating the Fundamental Change as set forth in the Initial Fundamental Change Notice (or, if the Fundamental Change has already occurred as provided in the Initial Fundamental Change Notice, promptly, but no later than the tenth (10th) Business Day following receipt thereof), any Holder that desires to exercise its rights pursuant to Section 8(a) shall notify (the “Holder Fundamental Change Election”) the Company in writing thereof and shall specify (x) whether such Holder is electing to exercise its rights pursuant to clause (i) or (ii) of Section 8(a) and (y) the number of shares of Convertible Preferred Stock subject thereto. For the avoidance of doubt, the rights and obligations of the Company and each Holder upon the occurrence of a Fundamental Change are conditional upon such Fundamental Change being consummated (or actually occurring) and in the event that a Fundamental Change for which a Holder is given the Initial Fundamental Change Notice is not consummated (or does not occur) within five (5) Business Days of the anticipated Fundamental Change effective date specified in the Initial Fundamental Change Notice, all actions taken under this Section 8, if any, shall be deemed rescinded and null and void and the Company shall return to each such Holder its shares of Convertible Preferred Stock (solely to the extent previously surrendered to the Company in connection with an anticipated Fundamental Change).

(ii)            Final Notice. On or before the Close of Business on the Business Day immediately preceding the effective date of a Fundamental Change, the Company will send to each Holder a notice of such Fundamental Change (a “Fundamental Change Notice”). Such Fundamental Change Notice must state:

(1)            briefly, the events causing such Fundamental Change;

(2)            the effective date of such Fundamental Change;

(3)            the Fundamental Change Repurchase Date for such Fundamental Change;

(4)            the Fundamental Change Repurchase Price per share of Convertible Preferred Stock;

(5)            the name and address of the Transfer Agent and the Conversion Agent;

(6)            the Conversion Price in effect on the date of such Fundamental Change Notice and a description and quantification of any adjustments to the Conversion Price that may result from such Fundamental Change (including pursuant to Section 11(h));

(7)            that shares of Convertible Preferred Stock for which a Fundamental Change Repurchase Notice has been duly tendered and not duly withdrawn must be delivered to the Paying Agent for the Holder thereof to be entitled to receive the Fundamental Change Repurchase Price;

(8)            that shares of Convertible Preferred Stock that are subject to a Fundamental Change Repurchase Notice that has been duly tendered may be converted only if such Fundamental Change Repurchase Notice is withdrawn in accordance with this Certificate of Designations; and

(9)            the CUSIP and ISIN numbers, if any, of the Convertible Preferred Stock.

(f)            Procedures to Exercise the Fundamental Change Repurchase Right.

(i)            Delivery of Fundamental Change Repurchase Notice and Shares of Convertible Preferred Stock to Be Repurchased. To exercise its Fundamental Change Repurchase Right for any share(s) of Convertible Preferred Stock, the Holder thereof must deliver to the Paying Agent:

(1)            before the Close of Business on the Business Day immediately before the related Fundamental Change Repurchase Date (or such later time as may be required by law), a duly completed, written Fundamental Change Repurchase Notice with respect to such share(s); and

(2)            such share(s), duly endorsed for transfer (to the extent such share(s) are represented by one or more Physical Certificates) or by book-entry transfer (to the extent such share(s) are represented by one or more Global Certificates).

(ii)            Contents of Fundamental Change Repurchase Notices. Each Fundamental Change Repurchase Notice with respect to any share(s) of Convertible Preferred Stock must state:

(1)            if such share(s) are represented by one or more Physical Certificates, the certificate number(s) of such Physical Certificate(s);

(2)            the number of shares of Convertible Preferred Stock to be repurchased, which must be a whole number; and

(3)            that such Holder is exercising its Fundamental Change Repurchase Right with respect to such share(s);

provided, however, that if such share(s) are represented by one or more Global Certificates, then such Fundamental Change Repurchase Notice must comply with the Depositary Procedures (and any such Fundamental Change Repurchase Notice delivered in compliance with the Depositary Procedures will be deemed to satisfy the requirements of this Section 8(f)).

(iii)            Withdrawal of Fundamental Change Repurchase Notice. A Holder that has delivered a Fundamental Change Repurchase Notice with respect to any share(s) of Convertible Preferred Stock may withdraw such Fundamental Change Repurchase Notice by delivering a written notice of withdrawal to the Paying Agent at any time before the Close of Business on the Business Day immediately before the related Fundamental Change Repurchase Date. Such withdrawal notice must state:

(1)            if such share(s) are represented by one or more Physical Certificates, the certificate number(s) of such Physical Certificate(s);

(2)            the number of shares of Convertible Preferred Stock to be withdrawn, which must be a whole number; and

(3)            the number of shares of Convertible Preferred Stock, if any, that remain subject to such Fundamental Change Repurchase Notice, which must be a whole number;

provided, however, that if such share(s) are represented by one or more Global Certificates, then such withdrawal notice must comply with the Depositary Procedures (and any such withdrawal notice delivered in compliance with the Depositary Procedures will be deemed to satisfy the requirements of this Section 8(f)).

If any Holder delivers to the Paying Agent any such withdrawal notice withdrawing any share(s) of Convertible Preferred Stock from any Fundamental Change Repurchase Notice previously delivered to the Paying Agent, and such share(s) have been surrendered to the Paying Agent, then such share(s) will be returned to the Holder thereof (or, if applicable with respect to any Global Certificate, any instructions for book-entry transfer to the Company or the Paying Agent of the applicable beneficial interest in such Global Certificate will be cancelled in accordance with the Depositary Procedures).

(g)            Payment or Delivery of the Fundamental Change Repurchase Price. Subject to Section 8(b), the Company will cause the Fundamental Change Repurchase Price for each share of Convertible Preferred Stock to be repurchased pursuant to a Repurchase Upon Fundamental Change to be paid to the Holder thereof on or before the applicable Fundamental Change Repurchase Date.

(h)            Third Party May Conduct Repurchase Offer In Lieu of the Company. Notwithstanding anything to the contrary in this Section 8, the Company will be deemed to satisfy its obligations under this Section 8 if (i) one or more third parties conduct and consummate any Repurchase Upon Fundamental Change and related offer to repurchase Convertible Preferred Stock otherwise required by this Section 8 in a manner that would have satisfied the requirements of this Section 8 if conducted directly by the Company; and (ii) an owner of a beneficial interest in any Global Certificate representing any Convertible Preferred Stock repurchased by such third party or parties will not receive a lesser amount (as a result of taxes, additional expenses or for any other reason) than such owner would have received had the Company repurchased such Convertible Preferred Stock.

(i)            No Requirement to Conduct an Offer to Repurchase Convertible Preferred Stock if the Fundamental Change Results in the Convertible Preferred Stock Becoming Convertible into an Amount of Cash Exceeding the Fundamental Change Repurchase Price. Notwithstanding anything to the contrary in this Section 8, the Company will not be required to send a Fundamental Change Notice pursuant to Section 8(e) (but, for the avoidance of doubt, will still be required to send an Initial Fundamental Change Notice), or offer to repurchase or repurchase any Convertible Preferred Stock pursuant to this Section 8, in connection with a Fundamental Change occurring pursuant to clause (b)(ii) (or pursuant to clause (a) that also constitutes a Fundamental Change occurring pursuant to clause (b)(ii)) of the definition thereof, if (i) such Fundamental Change constitutes a Common Stock Change Event whose Reference Property consists, entirely or in part, of cash in U.S. dollars; (ii) immediately after such Fundamental Change, the Convertible Preferred Stock becomes convertible, pursuant to Section 11(j)(i) and, if applicable, Section 11(h), into consideration that includes such cash in an amount per share of Convertible Preferred Stock that equals or exceeds the Fundamental Change Repurchase Price per share of Convertible Preferred Stock; and (iii) the Company timely sends the notice relating to such Common Stock Change Event required pursuant to Section 11(j)(iv) and includes, in such notice, the information set forth in clauses (1), (2), (6) and (9) of Section 8(e)(ii) and a statement that the Company is relying on this Section 8(i).

(j)            Fundamental Change Agreements. The Company shall not enter into any agreement for a transaction constituting a Fundamental Change unless (1) such agreement provides for, and/or does not interfere with or prevent (as applicable), the exercise by the Holders of their Fundamental Change Repurchase Right in a manner that is consistent with, and gives effect to, this Section 8 and (2) the acquiring or surviving Person in such Fundamental Change, if relevant, represents and covenants, in form and substance reasonably satisfactory to the Majority Holders, that at the closing of such Fundamental Change that such Person shall have sufficient funds (which may include, without limitation, cash and cash equivalents on the Company’s balance sheet, the proceeds of any debt or equity financing, available lines of credit or uncalled capital commitments) to consummate such Fundamental Change and pay the Fundamental Change Repurchase Price in respect of shares of Convertible Preferred Stock that have not been converted into Common Stock prior to the Fundamental Change Repurchase Date pursuant to this Section 8 or Section 11, as applicable.

Section 9.      Right of Holders to Require the Company to Repurchase Convertible Preferred Stock on or After the Put Trigger Date .

(a)            Optional Repurchase Right. Subject to the other terms of this Section 9, each Holder will have the right (the “Optional Repurchase Right”) to require the Company to repurchase all, or any whole number of shares that is less than all, of such Holder’s Convertible Preferred Stock on an Optional Repurchase Date (determined pursuant to Section 9(d)) occurring on or after the Put Trigger Date for a purchase price equal to the Optional Repurchase Price.

(b)            No Optional Repurchase Right in Certain Circumstances. Notwithstanding anything to the contrary in this Section 9, (i) no Holder may exercise the Optional Repurchase Right, and the Company will not be required to offer or effect any Optional Repurchase, with respect to any Convertible Preferred Stock during the period from, and including, the date the Company has sent a Fundamental Change Notice pursuant to Section 8(e) to, and including, the related Fundamental Change Repurchase Date; and (ii) the Company will not be required to offer or effect any Optional Repurchase, and Holders will not have an Optional Repurchase Right, with respect to any Convertible Preferred Stock that has been called for Redemption.

(c)            Settlement Upon Optional Repurchase.

(i)	Generally. Subject to the terms of this Section 9, the Company shall settle any Optional Repurchase of any share of Convertible Preferred Stock by (i) paying the Optional Repurchase Cash Amount in cash, and (ii) with respect to the Optional Repurchase Remaining Amount, the Company shall have the right to settle such Optional Repurchase Remaining Amount by paying or delivering, as applicable and as provided in this Section 9(c)(i), at its election in its sole discretion, (x) shares of Common Stock, together, if applicable, with cash in lieu of fractional shares as provided in Section 9(c)(ii), (y) cash or (z) a combination of cash and shares of Common Stock, together, if applicable, with cash in lieu of fractional shares as provided in Section 9(c)(ii). Subject to Section 5(d) and Section 9(c)(ii), the consideration due upon settlement of the Optional Repurchase Remaining Amount of each share of Convertible Preferred Stock will consist of (A) if the Company elects to settle such Optional Repurchase Remaining Amount solely in shares of Common Stock, a number of shares of Common Stock equal to the quotient obtained by dividing (I) the Optional Repurchase Remaining Amount; by (II) the arithmetic average of the trailing 10-Trading Day Daily VWAPs of Common Stock prior to the relevant Optional Repurchase Date, (B) if the Company elects to settle such Optional Repurchase Remaining Amount solely in cash, cash in an amount equal to the Optional Repurchase Remaining Amount, and (C) to the extent the Company elects to settle such Optional Repurchase Remaining Amount in a combination of shares of Common Stock and cash, any combination of the foregoing amounts calculated in good faith accordance with the preceding clauses (A) and (B).

(ii)	Payment of Cash in Lieu of any Fractional Share of Common Stock. To the extent the Company elects to settle any Optional Repurchase Remaining Amount in shares of Common Stock, in lieu of delivering any fractional share of Common Stock otherwise due therefore, the Company will, to the extent it is legally able to do so and permitted under the terms of its indebtedness for borrowed money, pay cash based on the Last Reported Sale Price per share of Common Stock on the Optional Repurchase Date. In the event the Company cannot pay cash in lieu of a fractional share, it will instead round up to the nearest whole share for each Holder.

(d)            Optional Repurchase Date. The Optional Repurchase Date for the Optional Repurchase of any share of Convertible Preferred Stock will be the first (1st) Business Day immediately after the date the Holder of such share has duly delivered the Optional Repurchase Notice relating to such share to the Paying Agent pursuant to Section 9(f). For the avoidance of doubt, an Optional Repurchase Notice may be delivered before the Put Trigger Date; provided that the Optional Repurchase Date shall be no earlier than the Put Trigger Date.

(e)           Optional Repurchase Price. The Optional Repurchase Price for any share of Convertible Preferred Stock to be repurchased upon an Optional Repurchase is an amount equal to the greater of (i) the sum of (1) the Liquidation Preference per share of Convertible Preferred Stock and (2) all unpaid Regular Dividends that will have accumulated on such share to, but excluding, the Optional Repurchase Date (but only to the extent such accumulated and unpaid Regular Dividends are not included in such Liquidation Preference referred to in the preceding clause (1)) and (ii) the amount such Holder would have received in respect of the number of shares of Common Stock that would be issuable upon conversion of such share of Convertible Preferred Stock at the then current Conversion Price assuming the Conversion Date of such conversion occurs on the Optional Repurchase Date (disregarding for such purpose the Ownership Limitation).

(f)            Procedures to Exercise the Optional Repurchase Right.

(i)            Delivery of Optional Repurchase Notice and Shares of Convertible Preferred Stock to Be Repurchased. To exercise its Optional Repurchase Right for any share(s) of Convertible Preferred Stock, the Holder thereof must deliver to the Paying Agent:

(1)            a duly completed, written Optional Repurchase Notice with respect to such share(s); and

(2)            such share(s), duly endorsed for transfer (to the extent such share(s) are represented by one or more Physical Certificates) or by book-entry transfer (to the extent such share(s) are represented by one or more Global Certificates);

(ii)            Contents of Optional Repurchase Notices. Each Optional Repurchase Notice with respect to any share(s) of Convertible Preferred Stock must state:

(1)            if such share(s) are represented by one or more Physical Certificates, the certificate number(s) of such Physical Certificate(s);

(2)            the number of shares of Convertible Preferred Stock to be repurchased, which must be a whole number; and

(3)            that such Holder is exercising its Optional Repurchase Right with respect to such share(s);

provided, however, that if such share(s) are represented by one or more Global Certificates, then such Optional Repurchase Notice must comply with the Depositary Procedures (and any such Optional Repurchase Notice delivered in compliance with the Depositary Procedures will be deemed to satisfy the requirements of this Section 9(f)).

(iii)            Delivery of Optional Repurchase Notice Is Irrevocable. Once delivered in accordance with this Section 9(f), an Optional Repurchase Notice will be irrevocable, subject to Section 9(c) and Section 9(h).

(g)            Payment or Delivery of the Optional Repurchase Price. To the extent any portion of the Optional Repurchase Remaining Amount is to be paid in shares of Common Stock, such shares shall be delivered on or before the later of (i) applicable Optional Repurchase Date and (ii) the date (x) the Physical Certificate representing such share is delivered to the Paying Agent (in the case such share is represented by a Physical Certificate) or (y) the Depositary Procedures relating to the repurchase, and the delivery to the Paying Agent, of such Holder’s beneficial interest in the Global Certificate representing such share to be repurchased are complied with (in the case such share is represented by a Global Certificate). The Optional Repurchase Cash Amount and any cash portion of the Optional Repurchase Remaining Amount, together with any cash interest that accrues pursuant to the proviso in this sentence, shall be paid on or before the 30th calendar day following the Optional Repurchase Date, provided that such cash amount shall accrue cash interest, at the then existing Regular Dividend Rate, from the Optional Repurchase Date to, but excluding, the date such cash amount and such accrued interest is paid in full to such Holder.

(h)            Failure to Repurchase.

(i)            Solely to the extent the Company fails to pay the Optional Repurchase Price for any share of Convertible Preferred Stock to be repurchased by the dates specified in Section 9(g) above (the “Optional Repurchase Payment Failure”), (i) the Regular Dividend Rate for all such shares of Convertible Preferred Stock that remain outstanding shall increase to (A) 13.75% per annum (without duplication of the Default Rate) for the first year after the occurrence of the applicable Optional Repurchase Payment Failure, (B) 14.75% per annum (without duplication of the Default Rate) from the first anniversary of the occurrence of the applicable Optional Repurchase Payment Failure to, but excluding, the second anniversary of such occurrence and (C) 15.75% per annum (without duplication of the Default Rate) from the second anniversary of the occurrence of the applicable Optional Repurchase Payment Failure to the third anniversary of such occurrence; provided, for the avoidance of doubt, that in no event shall the Regular Dividend Rate, at any time, exceed the Regular Dividend Rate Cap, and (ii) the Company shall declare and pay any Regular Dividends in cash on any Regular Dividend Payment Date, in each case until the cure or waiver of such Optional Repurchase Payment Failure (whereupon any increased Regular Dividend Rate and requirement to pay Regular Dividends in cash pursuant to the foregoing shall no longer apply unless and until another Optional Repurchase Payment Failure shall occur); provided, however, if the Company does not have sufficient funds legally available to fully pay such Regular Dividend on such Regular Dividend Payment Date, the amount of any such accumulated Regular Dividends that are not declared and paid in full in cash will be automatically added to, and become part of, the Liquidation Preference, from and after such Regular Dividend Payment Date, in each case, for the period from and including the first Regular Dividend Payment Date (or the Initial Issue Date, as applicable) upon which the Company fails to pay the Optional Repurchase Price in full when due in accordance with this Section 9 through but not including the latest of the day upon which the Company pays the Optional Repurchase Price in full in accordance with this Section 9. If an Optional Repurchase Payment Failure has occurred and is continuing with respect to any shares of Convertible Preferred Stock, notwithstanding anything herein to the contrary, a Holder who exercised the Optional Repurchase Right with respect to such shares of Convertible Preferred Stock that have not been repurchased and remain outstanding shall have the option, at any time, to rescind its Optional Repurchase Notice with respect to all, or any whole number of shares that is less than all, of such shares and if so rescinded, such applicable number of shares will not be repurchased and will remain outstanding and any Optional Repurchase Payment Failure with respect to those shares will cease to continue. If applicable, the Company shall use its commercially reasonable efforts to obtain financing necessary to cure any Optional Repurchase Payment Failure, including through issuances of equity or incurrence of additional indebtedness on the then available terms, in each case, subject to Section 10(c)(i).

(ii)            In the event a Holder exercises the Optional Repurchase Right pursuant to this Section 9 at a time when the Company is restricted or prohibited (contractually or otherwise) from repurchasing some or all of the Convertible Preferred Stock subject to the Optional Repurchase Right, the Company will use its commercially reasonable efforts to obtain the requisite consents to remove or obtain an exception or waiver to such restrictions or prohibition. Nothing herein shall limit a Holder’s right to pursue any other remedies available to it hereunder, at law or in equity, including, without limitation, a decree of specific performance and/or injunctive relief with respect to the Company’s failure to comply with its obligations under this Section 9.

(i)            Restriction on Settlement in Shares.

(i)            Limitation on Certain Settlement. Notwithstanding anything to the contrary in this Certificate of Designations, unless and until the Requisite Stockholder Approval is obtained, the Company shall not settle any Optional Repurchase Remaining Amount in shares of Common Stock to the extent, and only to the extent, that such settlement would result in the Ownership Limitation and shall pay cash in lieu of delivering any shares of Common Stock otherwise deliverable in excess of such Ownership Limitations. For these purposes, beneficial ownership and calculations of percentage ownership will be determined in accordance with Rule 13d-3 under the Exchange Act. Any failure to pay cash pursuant to this Section 9(i) will be subject to the increase in the Regular Dividend Rate as described in Section 9(h)(i).

Section 10.      Voting and Governance Rights. The Convertible Preferred Stock will have no voting rights except as set forth in this Section 10 or as provided in the Certificate of Incorporation or required by the Delaware General Corporation Law.

(a)            [Reserved.].

(b)            Right to Designate General Preferred Stock Director.

(i)            Generally. From and after [the Initial Issue Date][the Antitrust Clearance Date], for so long as the Initial Holder beneficially owns (determined in accordance with Rule 13d-3 under the Exchange Act, but without regard to paragraph (d)(1) of such Rule) Convertible Preferred Stock and/or shares of Common Stock that represent in the aggregate and on an as converted basis, both at least (A) seventy-five percent (75%) of the shares of Common Stock underlying the Convertible Preferred Stock on an as converted basis as of the Initial Issue Date (without taking into account any reduction in such total shares of Convertible Preferred Stock as a result of any Redemption and (B) twenty percent (20%) of the shares of Common Stock underlying the Convertible Preferred Stock on an as converted basis as of the Initial Issue Date (the “General Preferred Stock Director Designation Right Condition”), such Initial Holder will have the right, but not be required, to elect one (1) director (such director, the “General Preferred Stock Director”) to serve on the Board of Directors; provided, however, that (1) if the Company does not otherwise qualify as a “controlled company” under the rules of the relevant stock exchange, as a condition (such condition, the “Director Qualification Requirement”) to the election of any such General Preferred Stock Director, unless the Company otherwise consents, such person designated by the Initial Holder to be the General Preferred Stock Director must qualify as independent for purposes of the rule of any securities exchange or other trading facility on which any of the Company’s securities are then listed or qualified for trading; and (2) the Board of Directors will at no time include more than one (1) General Preferred Stock Director. The Company agrees to appoint to the Board of Directors as the initial General Preferred Stock Director effective as of [the Initial Issue Date][the Antitrust Clearance Date] Joseph Osnoss. The General Preferred Stock Director will be elected by a majority in interest of the Convertible Preferred Stock at each annual meeting of the Company’s stockholders, or action by written consent, for so long as the General Preferred Stock Director Designation Right Condition is satisfied. The General Preferred Stock Director will hold office until the Company’s next annual meeting of stockholders or, if earlier, upon his or her death, resignation or removal or the lapsing of the General Preferred Stock Director Designation Right Condition.

(ii)            Removal and Vacancies of the General Preferred Stock Directors.

(1)            Removal. At any time, the General Preferred Stock Director may be removed either (A) with cause in accordance with applicable law; or (B) with or without cause by the affirmative vote of the Initial Holder.

(2)            Filling Vacancies. At all times when the General Preferred Stock Director Designation Right Condition is satisfied, a vacancy in the office of the General Preferred Stock Director (other than vacancies before the initial election and designation of the General Preferred Stock Director) may be filled, subject to the Director Qualification Requirement (to the extent then applicable), by the affirmative vote of the Initial Holder.

(iii)            The Right to Call a Special Meeting to Elect the General Preferred Stock Director. At all times when the General Preferred Stock Director Designation Right Condition is satisfied, the Initial Holder will have the right to call a special meeting of stockholders for the election of the General Preferred Stock Director (including an election to fill any vacancy in the office of the General Preferred Stock Director). Such right may be exercised by written notice, executed by such Holder delivered to the Company at its principal executive offices (except that, in the case of any Global Certificate representing the Convertible Preferred Stock, such notice must instead comply with the applicable Depositary Procedures). Notwithstanding anything to the contrary in this Section 10(b)(iii), if the Company’s next annual or special meeting of stockholders is scheduled to occur within ninety (90) days after such right is exercised, and the Company is otherwise permitted to conduct such election at such next annual or special meeting, then such election will instead be included in the agenda for, and conducted at, such next annual or special meeting.

(iv)            Rights of the General Preferred Stock Director.

(1)            The General Preferred Stock Director shall have the right to attend (in person or telephonically, at his or her discretion) each meeting of the Board of Directors (and each committee and subcommittee thereof) and exercise all of the powers conferred to a director by the Certificate of Incorporation.

(2)            The General Preferred Stock Director shall be offered the opportunity, with respect to each executive committee of the Board of Directors (or similar body with a delegation of all or predominantly all of the Board of Directors’ powers and authority), if any, at the Initial Holder’s option, to sit on such committee of the Board of Directors. If a General Preferred Stock Director fails to satisfy the applicable qualifications under any applicable law or stock exchange listing standard to sit on such committee of the Board of Directors, then the Board of Directors shall offer such General Preferred Stock Director the opportunity to attend (but not vote at) the meetings of such committee as an observer.

(3)            The General Preferred Stock Director shall be entitled to all information and notices provided to the members of the Board of Directors, including, without limitation, copies of all notices, reports, minutes, consents and other documents and materials (including any draft versions) at the same time and in the same manner as such information is provided to the Board of Directors. Notwithstanding the foregoing, if the Board of Directors shall establish a committee to consider (i) a proposed contract, transaction or other arrangement between any Holder, on the one hand, and the Company or any of its Subsidiaries, on the other hand, or (ii) the enforcement or waiver of the rights of the Company or any of its Subsidiaries under any agreement between any Holder, on the one hand, and the Company or any of its Subsidiaries, on the other hand, in each case, including any consideration of the Company’s rights or obligations with respect to the Convertible Preferred Stock or any related agreements, then the General Preferred Stock Director may be excluded from participation in such committee meeting (and, regardless of whether a committee is established, any portion of a Board of Directors meeting at which such matters may be discussed by the full Board of Directors upon reasonable prior notice to the Initial Holder). The General Preferred Stock Director shall also be entitled to receive similar compensation, benefits, reimbursement (including of reasonable travel expenses), indemnification and insurance coverage for his or her service as director as the other non-employee directors of the Company. For so long as the Company maintains directors and officers liability insurance, the Company shall include the General Preferred Stock Director as an “insured” for all purposes under such insurance policy for so long as the General Preferred Stock Director is a director of the Company and for the same period as for other former directors of the Company when a General Preferred Stock Director ceases to be a director of the Company.

(v)            For so long as the General Preferred Stock Director is serving or participating on the Board of Directors, (i) the Company shall not implement or maintain any trading policy, equity ownership guidelines (including with respect to the use of Rule 10b5-1 plans and preclearance or notification to the Company of any trades in the Company’s securities) or similar guideline or policy with respect to the trading of securities of the Company that applies to the Initial Holder (including a policy that limits, prohibits, restricts Initial Holder from entering into any hedging or derivative arrangements), in each case other than with respect to the General Preferred Stock Director solely in his or her individual capacity, (ii) any share ownership requirement for the General Preferred Stock Director serving on the Board of Directors will be deemed satisfied by the securities owned by the Initial Holder and under no circumstances shall any of such policies, procedures, processes, codes, rules, standards and guidelines impose any restrictions on the Initial Holder’s transfers of securities pursuant to Section 6(c) of the Investment Agreement or otherwise and (iii) under no circumstances shall any policy, procedure, code, rule, standard or guideline applicable to the Board of Directors be violated by the General Preferred Stock Director (x) accepting an invitation to serve on a board of directors of another company or failing to notify an officer or director of the Company prior to doing so, or (y) receiving compensation from the Initial Holder, or (z) failing to offer his or her resignation from the Board of Directors except as otherwise expressly provided herein or as required by any majority voting policy adopted by the Board of Directors, and, in each case of (i), (ii) and (iii), it is agreed that any such policies in effect from time to time that purport to impose terms inconsistent with this Section 10(a)(b)(vi) shall not apply to the extent inconsistent with this Section 10(a)(b)(vi) (but shall otherwise be applicable to the General Preferred Stock Director).

(c)            Voting and Consent Rights with Respect to Specified Matters.

(i)            Generally. Subject to the other provisions of this Section 10(c), while any Convertible Preferred Stock is outstanding, each following event will require, and cannot be effected (and shall be void ab initio and ultra vires) without, the affirmative vote or consent of the Majority Holders (and so long as any Payment Failure has occurred and is continuing, such consent of the Majority Holders shall be required at all times for actions taken at or after the occurrence of the applicable Payment Failure without regard to the exceptions to the consent requirement described in each of the clauses below; provided that (w) any incurrence of Indebtedness or issuance of Capital Stock, in each case, the full proceeds of which are used to repurchase or redeem the outstanding shares of Convertible Preferred Stock, (x) utilization of the revolving facility (including any commitments therefor) under the Senior Credit Agreement as in effect on the Investment Agreement Date (giving effect to any amendments thereto entered into on or before the Investment Agreement Date but that are effective as of a later date), (y) ordinary course arrangements with customers, suppliers, directors, officers, employees, agents and governmental authorities and (z) performing any existing agreements or arrangements not previously prohibited by the terms hereof shall continue to not require the consent of the Majority Holders):

(1)            the Company authorizing, issuing or creating, reclassifying existing securities into, or increasing the authorized number of shares of, any class or series of Dividend Parity Stock, Liquidation Parity Stock, Dividend Senior Stock or Liquidation Senior Stock;

(2)            any amendment, modification, repeal or waiver of any provision of the Certificate of Incorporation, the Bylaws or this Certificate of Designations that adversely affects the rights, preferences, privileges or powers of the Convertible Preferred Stock (other than an amendment, modification, repeal or waiver permitted by Section 10(c)(ii));

(3)            the Company’s consolidation or combination with, or merger with or into, another Person, or any binding or statutory share exchange or reclassification involving the Convertible Preferred Stock, in each case, unless:

(A)            the Convertible Preferred Stock either (x) remains outstanding after such consolidation, combination, merger, share exchange or reclassification; or (y) is converted or reclassified into, or is exchanged for, or represents solely the right to receive, preference securities of the continuing, resulting or surviving Person of such consolidation, combination, merger, share exchange or reclassification, or the parent thereof;

(B)            the Convertible Preferred Stock that remains outstanding or such preference securities, as applicable, have rights, preferences and voting powers that, taken as a whole, are not materially less favorable (as determined by the Board of Directors in good faith) to the Holders or the holders thereof, as applicable, than the rights, preferences and voting powers, taken as a whole, of the Convertible Preferred Stock immediately before the consummation of such consolidation, combination, merger, share exchange or reclassification; and

(C)            the issuer of the Convertible Preferred Stock that remains outstanding or such preference securities, as applicable, is a corporation duly organized and existing under the laws of the United States of America, any State thereof or the District of Columbia that, if not the Company, will enter into a certificate of designations, an investment agreement and any other agreement reasonably satisfactory the Holders to ensure that the Convertible Preferred Stock that remains outstanding or such preference securities shall have the terms as nearly equivalent as the Convertible Preferred Stock immediately before the consummation of such consolidation, combination, merger, share exchange or reclassification;

provided, however, that each of the following will be deemed not to adversely affect the rights, preferences or voting powers of the Convertible Preferred Stock (or cause any of the rights, preferences or voting powers of any such preference securities to be “materially less favorable” for purposes of Section 10(c)(i)(3)(B)) and will not require any vote or consent pursuant to Section 10(c)(i)(1), 10(c)(i)(2) or 10(c)(i)(3):

(I)            any increase in the number of the authorized but unissued shares of the Company’s undesignated preferred stock;

(II)            the creation and issuance, or increase in the authorized or issued number, of any class or series of stock that constitutes both Dividend Junior Stock and Liquidation Junior Stock; and

(III)            the application of Section 11(j), including the execution and delivery of any supplemental instruments pursuant to Section 11(j)(iii) solely to give effect to such provision;

(4)            the Company or its Subsidiaries creating, incurring, assuming or suffering to exist any Indebtedness for borrowed money; provided, however, that the foregoing limitation shall not apply to: (A) Indebtedness outstanding on the Initial Issue Date; (B) Indebtedness of the Target or its Subsidiaries assumed by the Company or its Subsidiaries in connection with the Target Acquisition; (C) any extension, refinancing, renewal or replacement of any Indebtedness not prohibited hereby, so long as (x) the principal amount of such Indebtedness is not increased thereby (other than by the amount of any premiums and accrued and unpaid interest with respect to the Indebtedness being extended, refinanced, renewed or replaced and reasonable fees and expenses relating to such extension, refinancing, renewal or replacement financing) and (y) such extension, refinancing, renewal or replacement does not impact the Company’s ability to perform its obligations under this Certificate of Designation or the related agreements in any material respect; (D) any Indebtedness the full proceeds of which are used to repurchase or redeem the outstanding shares of Convertible Preferred Stock; (E) Indebtedness represented by the revolving facility (including any commitments therefor) under the Senior Credit Agreement as in effect on the Investment Agreement Date (giving effect to any amendments thereto entered into on or before the Investment Agreement Date but that are effective as of a later date); or (F) any other Indebtedness so long as the Company’s Total Debt Net Leverage Ratio does not exceed 2.75 to 1.00 on a pro forma basis after giving effect to the incurrence of such Indebtedness and the use of proceeds thereof;

(5)            the Company or its Subsidiaries engaging in material lines of business that are substantially inconsistent from those lines of business conducted by the Company and its Subsidiaries on the Initial Issue Date or lines of business that are not reasonably similar, corollary, ancillary, incidental, synergistic, complementary or related to, or a reasonable extension, development or expansion of, the businesses conducted or proposed to be conducted by the Company and its Subsidiaries on the Initial Issue Date, in each case, as determined by the Company in good faith;

(6)            the Company increasing the authorized amount of, or issuing any additional shares of, the Convertible Preferred Stock;

(7)            the Company or any of its Subsidiaries purchasing or acquiring (whether by merger, consolidation or otherwise), all or substantially all of the equity interests in, any other Person or purchasing or acquiring (in one transaction or a series of transactions) any assets of any other Person constituting a business unit, or all or substantially all of the property or assets or business of another Person, individually or in the aggregate, in an amount in excess of $350.0 million (other than the Target);

(8)            the Company or any of its Subsidiaries selling, licensing or leasing to any Person, in a single transaction or series of related transactions, any of its properties, rights or assets for consideration, individually or in the aggregate, in excess of $350.0 million, except (A) dispositions of inventory and cash and cash equivalents and dispositions of obsolete, surplus or worn out assets or assets that are no longer used or useful in the conduct of the business of the Company or any of its Subsidiaries, (B) transfers among the Company and its Subsidiaries, (C) leases and subleases of real property owned by the Company or its Subsidiaries and leases of real property under which the Company or any of its Subsidiaries is a tenant or a subtenant and voluntary terminations or surrenders of such leases or subleases, in each case in the ordinary course of business, (D) sales of real or personal property owned by the Company or its Subsidiaries in the ordinary course of business, (E) non-exclusive licenses of intellectual property granted in the ordinary course of business consistent with past practice, (F) dispositions arising from foreclosures, condemnations, eminent domain, seizure, nationalization or any similar action with respect to assets, and dispositions of property subject to casualty events or (G) the issuance of directors’ qualifying shares issued to foreign nationals to the extent required by applicable law;

(9)            the Company or any of its Subsidiaries entering into, terminating or renewing any transaction with an Affiliate of the Company, other than (A) on terms no less favorable to the Company than would be obtained in an arms’ length transaction with a bona fide third party, as determined by the Board of Directors in its reasonable judgment, (B) in the ordinary course of business of the Company, pursuant to reasonable requirements of the business of the Company, in each case of (A) and (B), upon fair and reasonable terms that are approved by a majority of the disinterested directors then-serving on the Board, (C) transactions with Holders or (D) as permitted by Section 8.2.8 (Affiliate Transactions) of the Senior Credit Agreement as in effect on the Investment Agreement Date (giving effect to any amendments thereto entered into on or before the Investment Agreement Date but that are effective as of a later date);

(10)            any issuance or transfer of equity securities of any of the Company’s Subsidiaries (other than issuances or transfers to the Company or wholly-owned Subsidiaries of the Company), other than sales of equity securities of the Company’s Subsidiaries permitted under Section 10(c)(i)(8) or (14), or principally for the purpose of disposing of a business or portion thereof and not principally for the purpose of raising capital;

(11)            the Company declaring, paying or setting aside any dividend on, or making any distribution with respect to, any Junior Stock or Parity Stock, other than (A) a dividend or distribution payable solely in Junior Stock or cash in lieu of fractional shares, (B) dividends or other distributions with respect to the Convertible Preferred Stock, (C) the payment of any dividend or distribution within 60 days after the date of declaration thereof if at the date of declaration or notice such payment would have complied with the provisions hereof, (D) any dividend or distribution deemed to be made as a result of any action permitted Section 10(c)(i)(12) or (E) dividends or distributions in an aggregate amount not to exceed $50.0 million; provided that, with respect to this clause (E), the Company’s Total Debt Net Leverage Ratio does not exceed 2.75 to 1.00 on a pro forma basis after giving effect to any such dividend or distribution;

(12)            the Company redeeming, purchasing or making a liquidation payment relating to any Junior Stock or Parity Stock, other than (A) purchases of Junior Stock pursuant to any employment contract, benefit plan or other similar arrangement approved by the Board with or for the benefit of current, future or former employees, officers, directors or consultants, (B) as a result of a reclassification of existing Junior Stock for or into other Junior Stock, (C) the consummation of any redemption within 60 days after the date of the giving of a redemption notice related thereto, if at the date of notice such payment would have complied with the provisions hereof, (D) any repurchase deemed to be made as a result of any action permitted by Section 10(c)(i)(11) or (E) any such redemption, purchase or payment so long as the Company’s Total Debt Net Leverage Ratio does not exceed 2.75 to 1.00 on a pro forma basis after giving effect to such redemption, purchase or payment;

(13)            filing a petition seeking relief under bankruptcy rearrangement, reorganization or other debtor relief laws of the United States or any state or any other competent jurisdiction for the Company or any of its material Subsidiaries; provided that the Board shall not be required in any event to violate its fiduciary duties, and any action taken in compliance with such fiduciary duties shall not be deemed a violation of the terms hereof; and

(14)            the Company or any of its Subsidiaries taking any actions prohibited by Section 8.2.4 (Loans and Advances) of the Senior Credit Agreement as in effect on the Investment Agreement Date (giving effect to any amendments thereto entered into on or before the Investment Agreement Date but that are effective as of a later date); provided that any applicable dollar baskets and threshold provided for in the Senior Credit Agreement shall be deemed to be adjusted to reflect a 25% cushion with such cushion to be added to the sum of the corresponding dollar baskets and thresholds in the Senior Credit Agreement as in effect on the Investment Agreement Date (giving effect to any amendments thereto entered into on or before the Investment Agreement Date but that are effective as of a later date); provided further that any action taken in compliance with any other provision of this Section 10(c)(i) will not be deemed to violate this clause (14);

provided that to the extent that the Company is not legally able, or permitted (contractually, by applicable law or otherwise), to comply with or perform any term, obligation, covenant or condition contained in this Section 10(c)(i), then provisions of Section 15 (including any conditions and restrictions thereunder) shall apply until such time that the Company complies with or performs such term, obligation, covenant or condition contained in this Section 10(c)(i).

(ii)            Certain Amendments Permitted Without Consent. Notwithstanding anything to the contrary in Section 10(c)(i)(2), the Company may amend, modify or repeal any of the terms of the Convertible Preferred Stock without the vote or consent of any Holder to:

(1)            cure any ambiguity or correct any omission, defect or inconsistency in this Certificate of Designations or the Certificates representing the Convertible Preferred Stock, including the filing of a certificate of correction, or a corrected instrument, pursuant to Section 103(f) of the Delaware General Corporation Law in connection therewith; or

(2)            make any other change to the Certificate of Incorporation, this Certificate of Designations or the Certificates representing the Convertible Preferred Stock that does not, individually or in the aggregate with all other such changes, adversely affect the rights of any Holder (other than any Holders that have consented to such change), as such, in any respect.

(d)            Right to Vote with Holders of Common Stock on an As-Converted Basis. Subject to the other provisions of, and without limiting the other voting rights provided in, this Section 10, and except as provided in the Certificate of Incorporation or required by the Delaware General Corporation Law, the Holders will have the right, from and after [the Issue Date][the Antitrust Clearance Date], to vote together as a single class with the holders of the Common Stock on each matter submitted for a vote or consent by the holders of the Common Stock, and, for these purposes, (i) the Convertible Preferred Stock of each Holder will entitle such Holder to be treated as if such Holder were the holder of record, as of the record or other relevant date for such matter, of a number of shares of Common Stock equal to the number of shares of Common Stock that would be issuable (determined in accordance with Section 11(e), including Section 11(e)(ii)) upon conversion of such Convertible Preferred Stock assuming such Convertible Preferred Stock were converted with a Conversion Date occurring on such record or other relevant date and converted solely into shares of Common Stock; and (ii) the Holders will be entitled to notice of all stockholder meetings or proposed actions by written consent in accordance with the Certificate of Incorporation, the Bylaws of the Company, and the Delaware General Corporation Law as if the Holders were holders of Common Stock. For the avoidance of doubt, (x) the voting rights set forth in this Section 10(d) will be limited or eliminated, as applicable, to the same extent to which the right to convert the Convertible Preferred Stock is limited or eliminated pursuant to Section 11(i) (other than Section 11(i)(iii)); and (y) the voting rights set forth in this Section 10(d) will not apply at any time before [the Issue Date][the Antitrust Clearance Date].

(e)            Procedures for Voting and Consents.

(i)            Rules and Procedures Governing Votes and Consents. If any vote or consent of the Holders will be held or solicited, including at a regular annual meeting or a special meeting of stockholders, then (1) the Board of Directors will adopt customary rules and procedures at its discretion to govern such vote or consent, subject to the other provisions of this Section 10; and (2) such rules and procedures may include fixing a record date to determine the Holders that are entitled to vote or provide consent, as applicable, rules governing the solicitation and use of proxies or written consents and customary procedures for the nomination and designation, by Holders, of General Preferred Stock Directors for election; provided, however, that with respect to any voting rights of the Holders pursuant to Section 10(d), such rules and procedures will be the same rules and procedures that apply to holders of the Common Stock with respect to the applicable matter referred to in Section 10(d). Without limiting the foregoing, the Persons calling any special meeting of stockholders pursuant to Section 10(b)(iii) will, at their election, be entitled to specify one or more General Preferred Stock Director nominees in the notice referred to in such section, if such special meeting is scheduled to include the election of any General Preferred Stock Director (including an election to fill any vacancy in the office of any General Preferred Stock Director).

(ii)            Voting Power of the Convertible Preferred Stock. Each share of Convertible Preferred Stock will be entitled to one vote on each matter on which the Holders of the Convertible Preferred Stock are entitled to vote separately as a class and not together with the holders of any other class or series of stock.

(iii)            Voting Standard for the Election of General Preferred Stock Directors. At any meeting in which the Convertible Preferred Stock is entitled to elect any General Preferred Stock Director (including to fill any vacancy in the office of any General Preferred Stock Director), the presence, in person or by proxy, of Holders of Convertible Preferred Stock representing a majority of the outstanding voting power of the Convertible Preferred Stock will constitute a quorum for such matter. The affirmative vote of a majority of the outstanding voting power of the Convertible Preferred Stock so present at such a meeting at which a quorum is present will be sufficient to elect the General Preferred Stock Director.

(iv)            Written Consent in Lieu of Stockholder Meeting. A consent or affirmative vote of the Holders pursuant to Section 10(b) or Section 10(c) may be given or obtained either in writing without a meeting or in person or by proxy at a regular annual meeting or a special meeting of stockholders.

Section 11.      Conversion.

(a)            Generally. Subject to the provisions of this Section 11, each Holder may, at its option, convert such Holder’s Convertible Preferred Stock into Conversion Consideration.

(b)            Conversion at the Option of the Holders.

(i)            Conversion Right; When Shares May Be Submitted for Conversion. Subject to Section 11(d)(ii)(4), Holders will have the right to convert all, or any whole number of shares that is less than all, of their shares of Convertible Preferred Stock at any time; provided, however, that, notwithstanding anything to the contrary in this Certificate of Designations,

(1)            if a Fundamental Change Repurchase Notice is validly delivered pursuant to Section 8(f)(i) with respect to any share of Convertible Preferred Stock, then such share may not be submitted for conversion after the Close of Business on the Business Day immediately before the Fundamental Change Repurchase Date, except to the extent (A) such share is not subject to such notice; (B) such notice is withdrawn in accordance with Section 8(f)(iii); or (C) the Company fails to pay the Fundamental Change Repurchase Price for such share in accordance with this Certificate of Designations;

(2)            [Reserved.]

(3)            [Reserved.]

(4)            shares of Convertible Preferred Stock that are called for Redemption may not be submitted for conversion after the Close of Business on the Business Day immediately before the related Redemption Date (provided that if the Company fails to pay the Redemption Price due on such Redemption Date in full, such shares may be submitted for conversion at any time until such time as the Company pays such Redemption Price in full).

(ii)            Conversions of Fractional Shares Not Permitted. Notwithstanding anything to the contrary in this Certificate of Designations, in no event will any Holder be entitled to convert a number of shares of Convertible Preferred Stock that is not a whole number.

(iii)            Contingent Conversion Notice. A Holder delivering a Conversion Notice hereunder may specify in such Conversion Notice that its election to effect such conversion is contingent upon the consummation of a Fundamental Change or a Make-Whole Fundamental Change, in which case such conversion shall not occur until such time as such Fundamental Change or such Make-Whole Fundamental Change, as applicable, has been consummated, and if such Fundamental Change or such Make-Whole Fundamental Change, as applicable, is terminated, cancelled or not otherwise consummated within five (5) Business Days of the anticipated effective date specified in the notice described in Section 11(h)(iii), such Conversion Notice shall be deemed to be withdrawn. For the avoidance of doubt, any such contingent conversion shall be deemed to occur during any related Make-Whole Fundamental Change Conversion Period.

(c)            Failure to Satisfy Conversion Condition.

(i)            Solely to the extent the Company fails to satisfy a conversion of any share of Convertible Preferred Stock by the fifth (5th) Business Day after the applicable dates specified in Section 11(e) (the “Conversion Consideration Payment Failure”), (i) the Regular Dividend Rate for all such shares of Convertible Preferred Stock that remain outstanding shall increase to (A) 13.75% per annum (without duplication of the Default Rate) for the first year after the occurrence of the applicable Conversion Consideration Payment Failure, (B) 14.75% per annum (without duplication of the Default Rate) from the first anniversary of the occurrence of the applicable Conversion Consideration Payment Failure to, but excluding, the second anniversary of such occurrence and (C) 15.75% per annum (without duplication of the Default Rate) from the second anniversary of the occurrence of the applicable Conversion Consideration Payment Failure to the third anniversary of such occurrence ; provided, for the avoidance of doubt, that in no event shall the Regular Dividend Rate, at any time, exceed the Regular Dividend Rate Cap, and (ii) the Company shall declare and pay any Regular Dividends in cash on any Regular Dividend Payment Date, in each case until the cure or waiver of such Conversion Consideration Payment Failure (whereupon any increased Regular Dividend Rate and requirement to pay Regular Dividends in cash pursuant to the foregoing shall no longer apply unless and until another Conversion Consideration Payment Failure shall occur); provided, however, if the Company does not have sufficient funds legally available to fully pay such Regular Dividend on such Regular Dividend Payment Date, the amount of any such accumulated Regular Dividends that are not declared and paid in full in cash will be automatically added to, and become part of, the Liquidation Preference, from and after such Regular Dividend Payment Date, in each case, for the period from and including the first Regular Dividend Payment Date (or the Initial Issue Date, as applicable) upon which the Company fails to deliver the Conversion Consideration in full when due in accordance with this Section 11 through but not including the latest of the day upon which the Company delivers in full such Conversion Consideration in accordance with this Section 11. If a Conversion Consideration Payment Failure has occurred and is continuing with respect to any shares of Convertible Preferred Stock, notwithstanding anything herein to the contrary, a Holder who exercised a conversion right with respect to such shares of Convertible Preferred Stock that have not been converted as required by this Section 11 and remain outstanding shall have the option, at any time, to revoke such conversion with respect to all, or any whole number of shares that is less than all, of such shares and if so revoked, such applicable number of shares will not be converted and will remain outstanding.

(d)            Conversion Procedures.

(i)            [Reserved.]

(ii)            Requirements for Holders to Exercise Conversion Right.

(1)            [Reserved.]

(2)            Global Certificates. To convert a beneficial interest in a Global Certificate, the owner of such beneficial interest must (x) comply with the Depositary Procedures for converting such beneficial interest (at which time the conversion will become irrevocable, subject to Section 11(c)); and (y) if applicable, pay any documentary or other taxes pursuant to Section 12(d).

(3)            Physical Certificates. To convert any share of Convertible Preferred Stock represented by a Physical Certificate, the Holder of such share must (w) complete, manually sign and deliver to the Conversion Agent a Conversion Notice; (x) deliver such Physical Certificate to the Conversion Agent (at which time the conversion will become irrevocable, subject to Section 11(c)); (y) furnish any endorsements and transfer documents that the Company or the Conversion Agent may require; and (z) if applicable, pay any documentary or other taxes as pursuant to Section 12(d).

(4)            Conversion Permitted only During Business Hours. Convertible Preferred Stock may be surrendered for conversion only after the Open of Business and before the Close of Business on a day that is a Business Day.

(iii)            Treatment of Accumulated Regular Dividends upon Conversion.

(1)            [Reserved]

(2)            Conversions Between A Record Date and a Regular Dividend Payment Date. If the Conversion Date of any share of Convertible Preferred Stock to be converted is after a Record Date for a Regular Dividend on the Convertible Preferred Stock and on or before the next Regular Dividend Payment Date, then such Dividend will be paid pursuant to Section 5(d) notwithstanding such conversion.

(iv)            When Holders Become Stockholders of Record of the Shares of Common Stock Issuable Upon Conversion. The Person in whose name any share of Common Stock is issuable upon conversion of any Convertible Preferred Stock will be deemed to become the holder of record of such share as of the Close of Business on the Conversion Date for such conversion.

(e)            Settlement upon Conversion.

(i)            Generally. Upon the conversion of any share of Convertible Preferred Stock, the Company will settle such conversion by paying or delivering, as applicable and as provided in this Section 11(e)(i), at its election in its sole discertion (x) shares of Common Stock, together, if applicable, with cash in lieu of fractional shares as provided in Section 11(e)(ii), (y) cash or (z) a combination of cash and shares of Common Stock, together, if applicable, with cash in lieu of fractional shares as provided in Section 11(e)(ii). Subject to Section 5(d), Section 11(e)(ii), Section 11(i) and Section 14(b), the consideration due upon settlement of the conversion of each share of Convertible Preferred Stock will consist of (A) if the Company elects to settle such conversion solely in shares of Common Stock, a number of shares of Common Stock equal to the quotient obtained by dividing (I) the sum of (x) the Liquidation Preference of such share of Convertible Preferred Stock immediately before the Close of Business on the Conversion Date for such conversion and (y) accumulated and unpaid Regular Dividends on such share of Convertible Preferred Stock to, but excluding, such Conversion Date (but only to the extent such accumulated and unpaid Regular Dividends are not included in such Liquidation Preference referred to in the preceding clause (x)); by (II) the Conversion Price in effect immediately before the Close of Business on such Conversion Date, (B) if the Company elects to settle such conversion solely in cash, the amount of cash equal to the product of (x) the number of shares of Common Stock that would be issuable upon such conversion of such Convertible Preferred Stock determined in accordance with the immediately preceding clause (A) and (y) the arithmetic average of Daily VWAPs on each of the five (5) consecutive Trading Days immediately preceding the Conversion Date for such conversion (provided, that for any conversion in connection with a Make-Whole Fundamental Change, if the holders of Common Stock receive only cash in consideration for their shares of Common Stock in such Make-Whole Fundamental Change and such Make-Whole Fundamental Change is pursuant to clause (b) of the definition of “Fundamental Change,” the applicable Make-Whole Fundamental Change Stock Price shall be used in lieu of the arithmetic average described in this clause (y)), and (C) to the extent the Company elects to settle such conversion in a combination of shares of Common Stock and cash, any combination of the foregoing amounts calculated in good faith accordance with the preceding clauses (A) and (B).

(ii)            Payment of Cash in Lieu of any Fractional Share of Common Stock. Subject to Section 14(b), in lieu of delivering any fractional share of Common Stock otherwise due upon conversion of any Convertible Preferred Stock, the Company will, to the extent it is legally able to do so and permitted under the terms of its indebtedness for borrowed money, pay cash based on the Last Reported Sale Price per share of Common Stock on the Conversion Date for such conversion (or, if such Conversion Date is not a Trading Day, the immediately preceding Trading Day). In the event the Company cannot pay cash in lieu of a fractional share, it will instead round up to the nearest whole share for each Holder.

(iii)            Delivery of Conversion Consideration. Except as provided in Sections 11(f)(i)(3)(B), 11(f)(i)(5), 11(h) and 11(j), the Company will pay or deliver, as applicable, the Conversion Consideration due upon conversion of any Convertible Preferred Stock on or before the first (1st) Business Day immediately after the Conversion Date for such conversion.

(f)            Conversion Price Adjustments.

(i)            Events Requiring an Adjustment to the Conversion Price. The Conversion Price will be adjusted from time to time as follows:

(1)            Stock Dividends, Splits and Combinations. If the Company issues solely shares of Common Stock as a dividend or distribution on all or substantially all shares of the Common Stock, or if the Company effects a stock split or a stock combination of the Common Stock (in each case excluding an issuance solely pursuant to a Common Stock Change Event, as to which Section 11(j) will apply), then the Conversion Price will be adjusted based on the following formula:

where:

CP0	=	the Conversion Price in effect immediately before the Close of Business on the Record Date for such dividend or distribution, or immediately before the Close of Business on the effective date of such stock split or stock combination, as applicable;

CP1	=	the Conversion Price in effect immediately after the Close of Business on such Record Date or effective date, as applicable;

OS0	=	the number of shares of Common Stock outstanding immediately before the Close of Business on such Record Date or effective date, as applicable, without giving effect to such dividend, distribution, stock split or stock combination; and

OS1	=	the number of shares of Common Stock outstanding immediately after giving effect to such dividend, distribution, stock split or stock combination.

If any dividend, distribution, stock split or stock combination of the type described in this Section 11(f)(i)(1) is declared or announced, but not so paid or made, then the Conversion Price will be readjusted, effective as of the date the Board of Directors determines not to pay such dividend or distribution or to effect such stock split or stock combination, to the Conversion Price that would then be in effect had such dividend, distribution, stock split or stock combination not been declared or announced.

(2)            Rights, Options and Warrants. If the Company distributes, to all or substantially all holders of Common Stock, rights, options or warrants (other than rights issued or otherwise distributed pursuant to a stockholder rights plan, as to which Section 11(f)(i)(3)(A) and Section 11(f)(iv) will apply) entitling such holders, for a period of not more than sixty (60) calendar days after the Record Date of such distribution, to subscribe for or purchase shares of Common Stock at a price per share that is less than the average of the Last Reported Sale Prices per share of Common Stock for the ten (10) consecutive Trading Days ending on, and including, the Trading Day immediately before the date such distribution is announced, then the Conversion Price will be decreased based on the following formula:

where:

CP0	=	the Conversion Price in effect immediately before the Close of Business on such Record Date;

CP1	=	the Conversion Price in effect immediately after the Close of Business on such Record Date;

OS	=	the number of shares of Common Stock outstanding immediately before the Close of Business on such Record Date;

Y	=	a number of shares of Common Stock obtained by dividing (x) the aggregate price payable to exercise such rights, options or warrants by (y) the average of the Last Reported Sale Prices per share of Common Stock for the ten (10) consecutive Trading Days ending on, and including, the Trading Day immediately before the date such distribution is announced; and

X	=	the total number of shares of Common Stock issuable pursuant to such rights, options or warrants.

To the extent such rights, options or warrants are not so distributed, the Conversion Price will be readjusted to the Conversion Price that would then be in effect had the decrease to the Conversion Price for such distribution been made on the basis of only the rights, options or warrants, if any, actually distributed. In addition, to the extent that shares of Common Stock are not delivered after the expiration of such rights, options or warrants (including as a result of such rights, options or warrants not being exercised), the Conversion Price will be readjusted to the Conversion Price that would then be in effect had the decrease to the Conversion Price for such distribution been made on the basis of delivery of only the number of shares of Common Stock actually delivered upon exercise of such rights, option or warrants.

For purposes of this Section 11(f)(i)(2), in determining whether any rights, options or warrants entitle holders of Common Stock to subscribe for or purchase shares of Common Stock at a price per share that is less than the average of the Last Reported Sale Prices per share of Common Stock for the ten (10) consecutive Trading Days ending on, and including, the Trading Day immediately before the date the distribution of such rights, options or warrants is announced, and in determining the aggregate price payable to exercise such rights, options or warrants, there will be taken into account any consideration the Company receives for such rights, options or warrants and any amount payable on exercise thereof, with the value of such consideration, if not cash, to be determined by the Board of Directors.

(3)            Spin-Offs and Other Distributed Property.

(A)            Distributions Other than Spin-Offs. If the Company distributes shares of its Capital Stock, evidences of the Company’s indebtedness or other assets or property of the Company, or rights, options or warrants to acquire the Company’s Capital Stock or other securities, to all or substantially all holders of the Common Stock, excluding:

(I)            dividends, distributions, rights, options or warrants for which an adjustment to the Conversion Price is required (or would be required without regard to Section 11(f)(iii)) pursuant to Section 11(f)(i)(1) or 11(f)(i)(2);

(II)            dividends or distributions paid exclusively in cash for which an adjustment to the Conversion Price is required (or would be required]without regard to Section 11(f)(iii)) pursuant to Section 11(f)(i)(4);

(III)            rights issued or otherwise distributed pursuant to a stockholder rights plan, except to the extent provided in Section 11(f)(iv);

(IV)            Spin-Offs for which an adjustment to the Conversion Price is required (or would be required without regard to Section 11(f)(iii)) pursuant to Section 11(f)(i)(3)(B);

(V)            a distribution solely pursuant to a tender offer or exchange offer for shares of Common Stock, as to which Section 11(f)(i)(5) will apply; and

(VI)            a distribution solely pursuant to a Common Stock Change Event, as to which Section 11(j) will apply,

then the Conversion Price will be decreased based on the following formula:

where:

CP0	=	the Conversion Price in effect immediately before the Close of Business on the Record Date for such distribution;

CP1	=	the Conversion Price in effect immediately after the Close of Business on such Record Date;

SP	=	the average of the Last Reported Sale Prices per share of Common Stock for the ten (10) consecutive Trading Days ending on, and including, the Trading Day immediately before the Ex-Dividend Date for such distribution; and

FMV	=	the fair market value (as determined by the Company in good faith and in a commercially reasonable manner), as of such Record Date, of the shares of Capital Stock, evidences of indebtedness, assets, property, rights, options or warrants distributed per share of Common Stock pursuant to such distribution;

provided, however, that, if FMV is equal to or greater than SP, then, in lieu of the foregoing adjustment to the Conversion Price, each Holder will receive, for each share of Convertible Preferred Stock held by such Holder on such Record Date, at the same time and on the same terms as holders of Common Stock, the amount and kind of shares of Capital Stock, evidences of indebtedness, assets, property, rights, options or warrants that such Holder would have received in such distribution if such Holder had owned, on such Record Date, a number of shares of Common Stock equal to the number of shares of Common Stock that would be issuable (determined in accordance with Section 11(e) but without regard to Section 11(e)(ii) or 11(i)) in respect of one (1) share of Convertible Preferred Stock that is converted with a Conversion Date occurring on such Record Date (subject to the same arrangements, if any, in such distribution not to issue or deliver a fractional portion of any Capital Stock, evidences of indebtedness, assets, property, rights, options or warrants, but with such arrangement applying separately to each Holder and computed based on the total number of shares of Convertible Preferred Stock held by such Holder on such Record Date).

To the extent such distribution is not so paid or made, the Conversion Price will be readjusted to the Conversion Price that would then be in effect had the adjustment been made on the basis of only the distribution, if any, actually made or paid.

(B)            Spin-Offs. If the Company distributes or dividends shares of Capital Stock of any class or series, or similar equity interests, of or relating to an Affiliate or Subsidiary or other business unit of the Company to all or substantially all holders of the Common Stock (other than solely pursuant to (x) a Common Stock Change Event, as to which Section 11(j) will apply; or (y) a tender offer or exchange offer for shares of Common Stock, as to which Section 11(f)(i)(5) will apply), and such Capital Stock or equity interests are listed or quoted (or will be listed or quoted upon the consummation of the transaction) on a U.S. national securities exchange (a “Spin-Off”), then the Conversion Price will be decreased based on the following formula:

where:

CP0	=	the Conversion Price in effect immediately before the Close of Business on the Record Date for such Spin-Off;

CP1	=	the Conversion Price in effect immediately after the Close of Business on such Record Date;

SP	=	the average of the Last Reported Sale Prices per share of Common Stock for each Trading Day in the Spin-Off Valuation Period (as defined below); and

FMV	=	the product of (x) the average of the Last Reported Sale Prices per share or unit of the Capital Stock or equity interests distributed in such Spin-Off over the ten (10) consecutive Trading Day period (the “Spin-Off Valuation Period”) beginning on, and including, the Ex-Dividend Date for such Spin-Off (such average to be determined as if references to Common Stock in the definitions of “Last Reported Sale Price,” “Trading Day” and “Market Disruption Event” were instead references to such Capital Stock or equity interests); and (y) the number of shares or units of such Capital Stock or equity interests distributed per share of Common Stock in such Spin-Off.

The adjustment to the Conversion Price pursuant to this Section 11(f)(i)(3)(B) will be calculated as of the Close of Business on the last Trading Day of the Spin-Off Valuation Period but will be given effect immediately after the Close of Business on the Record Date for the Spin-Off, with retroactive effect. If the Conversion Date for any share of Convertible Preferred Stock to be converted occurs during the Spin-Off Valuation Period, then, notwithstanding anything to the contrary in this Certificate of Designations, the Company will, if necessary, delay the settlement of such conversion until the first (1st) Business Day after the last Trading Day of the Spin-Off Valuation Period.

To the extent any dividend or distribution of the type described in Section 11(f)(i)(3)(B) is declared but not made or paid, the Conversion Price will be readjusted to the Conversion Price that would then be in effect had the adjustment been made on the basis of only the dividend or distribution, if any, actually made or paid.

(4)            Cash Dividends or Distributions. If any cash dividend or distribution is made to all or substantially all holders of Common Stock, then the Conversion Price will be decreased based on the following formula:

where:

CP0	=	the Conversion Price in effect immediately before the Close of Business on the Record Date for such dividend or distribution;

CP1	=	the Conversion Price in effect immediately after the Close of Business on such Record Date;

SP	=	the Last Reported Sale Price per share of Common Stock on the Trading Day immediately before the Ex-Dividend Date for such dividend or distribution;

D	=	the cash amount distributed per share of Common Stock in such dividend or distribution.

provided, however, that, if the numerator of the fraction in the formula above is equal to or less than zero, then, in lieu of the foregoing adjustment to the Conversion Price, each Holder will receive, for each share of Convertible Preferred Stock held by such Holder on such Record Date, at the same time and on the same terms as holders of Common Stock, the amount of cash that such Holder would have received in such dividend or distribution if such Holder had owned, on such Record Date, a number of shares of Common Stock equal to the number of shares of Common Stock that would be issuable (determined in accordance with Section 11(e) but without regard to Section 11(e)(ii) or 11(i)) in respect of one (1) share of Convertible Preferred Stock that is converted with a Conversion Date occurring on such Record Date. To the extent such dividend or distribution is declared but not made or paid, the Conversion Price will be readjusted to the Conversion Price that would then be in effect had the adjustment been made on the basis of only the dividend or distribution, if any, actually made or paid.

(5)            Tender Offers or Exchange Offers. If the Company or any of its Subsidiaries makes a payment in respect of a tender offer or exchange offer for shares of Common Stock (other than solely pursuant to an odd-lot tender offer pursuant to Rule 13e-4(h)(5) under the Exchange Act), and the value (determined as of the Expiration Time by the Board of Directors) of the cash and other consideration paid per share of Common Stock in such tender or exchange offer exceeds the Last Reported Sale Price per share of Common Stock on the Trading Day immediately after the last date (the “Expiration Date”) on which tenders or exchanges may be made pursuant to such tender or exchange offer (as it may be amended), then the Conversion Price will be decreased based on the following formula:

where:

CP0	=	the Conversion Price in effect immediately before the time (the “Expiration Time”) such tender or exchange offer expires;

CP1	=	the Conversion Price in effect immediately after the Expiration Time;

SP	=	the average of the Last Reported Sale Prices per share of Common Stock over the ten (10) consecutive Trading Day period (the “Tender/Exchange Offer Valuation Period”) beginning on, and including, the Trading Day immediately after the Expiration Date;

OS0	=	the number of shares of Common Stock outstanding immediately before the Expiration Time (including all shares of Common Stock accepted for purchase or exchange in such tender or exchange offer);

AC	=	the aggregate value (determined as of the Expiration Time by the Board of Directors) of all cash and other consideration paid for shares of Common Stock purchased or exchanged in such tender or exchange offer; and

OS1	=	the number of shares of Common Stock outstanding immediately after the Expiration Time (excluding all shares of Common Stock accepted for purchase or exchange in such tender or exchange offer);

provided, however, that the Conversion Price will in no event be adjusted up pursuant to this Section 11(f)(i)(5), except to the extent provided in the immediately following paragraph. The adjustment to the Conversion Price pursuant to this Section 11(f)(i)(5) will be calculated as of the Close of Business on the last Trading Day of the Tender/Exchange Offer Valuation Period but will be given effect immediately after the Expiration Time, with retroactive effect. If the Conversion Date for any share of Convertible Preferred Stock to be converted occurs on the Expiration Date or during the Tender/Exchange Offer Valuation Period, then, notwithstanding anything to the contrary in this Certificate of Designations, the Company will, if necessary, delay the settlement of such conversion until the first (1st) Business Day after the last Trading Day of the Tender/Exchange Offer Valuation Period.

To the extent such tender or exchange offer is announced but not consummated (including as a result of being precluded from consummating such tender or exchange offer under applicable law), or any purchases or exchanges of shares of Common Stock in such tender or exchange offer are rescinded, the Conversion Price will be readjusted to the Conversion Price that would then be in effect had the adjustment been made on the basis of only the purchases or exchanges of shares of Common Stock, if any, actually made, and not rescinded, in such tender or exchange offer.

(6)            [Reserved.]

(ii)            No Adjustments in Certain Cases.

(1)            Where Holders Participate in the Transaction or Event Without Conversion. Notwithstanding anything to the contrary in Section 11(f)(i), the Company is not required to adjust the Conversion Price for a transaction or other event otherwise requiring an adjustment pursuant to Section 11(f)(i) (other than a stock split or combination of the type set forth in Section 11(f)(i)(1) or a tender or exchange offer of the type set forth in Section 11(f)(i)(5)) if each Holder participates, at the same time and on the same terms as holders of Common Stock, and solely by virtue of being a Holder of the Convertible Preferred Stock, in such transaction or event without having to convert such Holder’s Convertible Preferred Stock and as if such Holder had owned, on the Record Date for such transaction or event, a number of shares of Common Stock equal to the number of shares of Common Stock that would be issuable (determined in accordance with Section 11(e) but without regard to Section 11(e)(ii)) in respect of one (1) share of Convertible Preferred Stock that is converted with a Conversion Date occurring on such Record Date.

(2)            Certain Events. Without limiting the operation of Sections 5(b)(i) and 11(e)(i), the Company will not be required to adjust the Conversion Price except pursuant to Section 11(f)(i) or 11(h). Without limiting the foregoing, the Company will not be required to adjust the Conversion Price on account of:

(A)            except as otherwise provided in Section 11(f)(i), the sale of shares of Common Stock for a purchase price that is less than the market price per share of Common Stock or less than the Conversion Price;

(B)            the issuance of any shares of Common Stock pursuant to any present or future plan providing for the reinvestment of dividends or interest payable on the Company’s securities and the investment of additional optional amounts in shares of Common Stock under any such plan;

(C)            the issuance of any shares of Common Stock or options or rights to purchase shares of Common Stock pursuant to any present or future employee, director or consultant benefit plan or program of, or assumed by, the Company or any of its Subsidiaries;

(D)            the issuance of any shares of Common Stock pursuant to any option, warrant, right or convertible or exchangeable security of the Company outstanding as of the Initial Issue Date (other than an adjustment pursuant to Section 11(f)(i)(3)(A) in connection with the separation of rights under the Company’s existing stockholder rights plan); or

(E)            solely a change in the par value of the Common Stock.

(iii)            Adjustment Deferral. If an adjustment to the Conversion Price otherwise required by this Certificate of Designations would result in a change of less than one percent (1%) to the Conversion Price, then the Company may, at its election, defer such adjustment, except that all such deferred adjustments must be given effect immediately upon the earliest of the following: (1) when all such deferred adjustments would result in a change of at least one percent (1%) to the Conversion Price; (2) the Conversion Date of any share of Convertible Preferred Stock; (3) the date a Fundamental Change or Make-Whole Fundamental Change occurs; (4) the Redemption Notice Date for any Redemption; and (5) the Put Trigger Date.

(iv)            Stockholder Rights Plans. If any shares of Common Stock are to be issued upon conversion of any Convertible Preferred Stock and, at the time of such conversion, the Company has in effect any stockholder rights plan, then the Holder of such Convertible Preferred Stock will be entitled to receive, in addition to, and concurrently with the delivery of, the consideration otherwise due upon such conversion, the rights set forth in such stockholder rights plan, unless such rights have separated from the Common Stock at such time, in which case, and only in such case, the Conversion Price will be adjusted pursuant to Section 11(f)(i)(3)(A) on account of such separation as if, at the time of such separation, the Company had made a distribution of the type referred to in such Section 11(f)(i)(3)(A) to all holders of Common Stock, subject to potential readjustment in accordance with the last paragraph of Section 11(f)(i)(3)(A).

(v)            Determination of the Number of Outstanding Shares of Common Stock. For purposes of Section 11(f)(i), the number of shares of Common Stock outstanding at any time will (1) include shares issuable in respect of scrip certificates issued in lieu of fractions of shares of Common Stock; and (2) exclude shares of Common Stock held in the Company’s treasury (unless the Company pays any dividend or makes any distribution on shares of Common Stock held in its treasury).

(vi)            Rounding of Calculations. All calculations with respect to the Conversion Price and adjustments thereto will be made to the nearest 1/100th of a cent (with 5/1,000ths rounded upward).

(vii)            Notice of Conversion Price Adjustments. Upon the effectiveness of any adjustment to the Conversion Price pursuant to Section 11(f)(i), the Company will, as soon as reasonably practicable and no later than ten (10) Business Days after the date of such effectiveness, send notice to the Holders containing (1) a brief description of the transaction or other event on account of which such adjustment was made; (2) the Conversion Price in effect immediately after such adjustment; and (3) the effective time of such adjustment.

(g)            Voluntary Conversion Price Decreases.

(i)            Generally. To the extent permitted by law and applicable stock exchange rules, the Company, from time to time, may (but is not required to) decrease the Conversion Price by any amount if (1) the Board of Directors determines that such decrease is in the Company’s best interest or that such decrease is advisable to avoid or diminish any income tax imposed on holders of Common Stock or rights to purchase Common Stock as a result of any dividend or distribution of shares (or rights to acquire shares) of Common Stock or any similar event; (2) such decrease is in effect for a period of at least twenty (20) Business Days; and (3) such decrease is irrevocable during such period; provided, however, that any such decrease that would be reasonably expected to result in any material income tax imposed on holders of Convertible Preferred Stock shall require the affirmative vote or consent of Majority Holders.

(ii)            Notice of Voluntary Decrease. If the Board of Directors determines to decrease the Conversion Price pursuant to Section 11(g)(i), then, no later than the first Business Day of the related twenty (20) Business Day period referred to in Section 11(g)(i), the Company will send notice to each Holder, the Transfer Agent and the Conversion Agent of such decrease to the Conversion Price, the amount thereof and the period during which such decrease will be in effect.

(h)            Adjustments to the Conversion Price in Connection with a Make-Whole Fundamental Change.

(i)            Generally. If a Make-Whole Fundamental Change occurs and the Conversion Date for the conversion of any share of Convertible Preferred Stock occurs during the related Make-Whole Fundamental Change Conversion Period, then, subject to this Section 11(h), the Conversion Price applicable to such conversion will be the price (the “Make-Whole Fundamental Change Conversion Price”) set forth in the table below corresponding (after interpolation as provided in, and subject to, the provisions below) to the effective date and the Make-Whole Fundamental Change Stock Price of such Make-Whole Fundamental Change:

	Make-Whole Fundamental Change Stock Price
Effective Date	$27.08	$30.00	$32.50	$35.00	$37.50	$40.00	$50.00	$60.00	$70.00	$80.00	$90.00	$100.00
[closing date]	$19.78	$20.73	$21.46	$22.13	$22.73	$23.28	$25.06	$26.33	$27.29	$28.02	$28.60	$29.06
December 31, 2024	$20.22	$21.23	$22.00	$22.70	$23.34	$23.91	$25.75	$27.05	$27.98	$28.68	$29.22	$29.64
December 31, 2025	$20.71	$21.79	$22.62	$23.37	$24.05	$24.67	$26.61	$27.95	$28.87	$29.53	$30.01	$30.37
December 31, 2026	$21.33	$22.48	$23.37	$24.17	$24.91	$25.58	$27.71	$29.16	$30.10	$30.70	$31.08	$31.33
December 31, 2027	$22.05	$23.25	$24.16	$24.99	$25.74	$26.43	$28.75	$30.61	$32.19	$32.50	$32.50	$32.50
December 31, 2028	$23.09	$24.35	$25.27	$26.08	$26.79	$27.43	$29.42	$30.95	$32.24	$32.50	$32.50	$32.50
December 31, 2029	$24.71	$26.17	$27.17	$27.97	$28.63	$29.16	$30.56	$31.50	$32.32	$32.50	$32.50	$32.50
December 31, 2030	$27.08	$30.00	$32.50	$32.50	$32.50	$32.50	$32.50	$32.50	$32.50	$32.50	$32.50	$32.50

If such effective date or Make-Whole Fundamental Change Stock Price is not set forth in the table above, then:

(1)            if such Make-Whole Fundamental Change Stock Price is between two Make-Whole Fundamental Change Stock Prices in the table above or the effective date is between two dates in the table above, then the Make-Whole Fundamental Change Conversion Price will be determined by straight-line interpolation between the Make-Whole Fundamental Change Conversion Prices set forth for the higher and lower Make-Whole Fundamental Change Stock Prices in the table above or the earlier and later dates in the table above, based on a 365- or 366-day year, as applicable; and

(2)            if the Make-Whole Fundamental Change Stock Price is greater than $100.0 (subject to adjustment in the same manner as the Make-Whole Fundamental Change Stock Prices set forth in the column headings of the table above are adjusted pursuant to Section 11(h)(ii)), or less than $27.08 (subject to adjustment in the same manner), per share, then the Make-Whole Fundamental Change Conversion Price will be equal to the Conversion Price that would otherwise have applied without regard to this Section 11(h).

Notwithstanding anything to the contrary in this Certificate of Designations, in no event will the Conversion Price be decreased to an amount that is less than $19.78 per share of Common Stock, which amount is subject to adjustment in the same manner as, and at the same time and for the same events for which, the Conversion Price is required to be adjusted pursuant to Section 11(f)(i).

(ii)            Adjustment of Make-Whole Fundamental Change Stock Prices and Make-Whole Fundamental Change Conversion Prices. Each Make-Whole Fundamental Change Stock Price in the first row (i.e., the column headers) of, and each Make-Whole Fundamental Change Conversion Price in, the table set forth in Section 11(h)(i) will be adjusted in the same manner as, and at the same time and for the same events for which, the Conversion Price is adjusted pursuant to Section 11(f)(i).

(iii)            Notice of the Occurrence of a Make-Whole Fundamental Change. The Company will provide notice of each event constituting a Make-Whole Fundamental Change to Holders on or before the twentieth (20th) Business Day prior to the date on which the Company anticipates consummating such Make-Whole Fundamental Change (or, if later, promptly after the Company discovers that a Make-Whole Fundamental Change may occur), briefly stating the circumstances under which the Conversion Price will be adjusted pursuant to this Section 11(h) in connection with such Make-Whole Fundamental Change.

(iv)            The Company covenants and agrees that it shall take, and cause to be taken, on or prior to the effective date of a Make-Whole Fundamental Change, any and all actions necessary or advisable to permit the Holder(s) to convert their Convertible Preferred Stock at the Make-Whole Fundamental Change Conversion Price pursuant to this Section 11(h), including any actions required by the Paying Agent or the Conversion Agent or required under the applicable procedures of the Depositary. In the event a Holder, at its option, delivers a contingent Conversion Notice as described in Section 11(b)(iii) prior to the anticipated effective date of a Make-Whole Fundamental Change, the Company shall (x) irrevocably deposit, or cause to be deposited, cash and/or shares to satisfy all of the related Conversion Considerations, determined pursuant to Section 11(e) (for the avoidance of doubt, based on the Make-Whole Fundamental Change Conversion Price), with the Conversion Agent no later than the effective date of such Make-Whole Fundamental Change; and (y) instruct the Conversion Agent to deliver such cash and/or shares to such Holder(s) or beneficial owner(s), as the case may be, on the effective date of such Make-Whole Fundamental Change.

(i)            Restriction on Conversions.

(i)            Limitation on Conversion Right. Notwithstanding anything to the contrary in this Certificate of Designations, unless and until the Requisite Stockholder Approval is obtained, the Company shall not deliver any shares of Common Stock upon conversion of any Convertible Preferred Stock of any Holder to the extent, and only to the extent, that such delivery would result in the Ownership Limitation and shall pay cash in lieu of delivering any shares of Common Stock otherwise deliverable in excess of such Ownership Limitation. For these purposes, beneficial ownership and calculations of percentage ownership will be determined in accordance with Rule 13d-3 under the Exchange Act. Any failure to pay cash pursuant to this Section 11(i) will be subject to the increase in the Regular Dividend Rate as described in Section 11(c)(i).

(ii)            [Reserved.]

(iii)            Equity Treatment Limitation.

(1)            Generally. Notwithstanding anything to the contrary in this Certificate of Designations, the Company will in no event be required to deliver any shares of Common Stock in settlement of the conversion of any Convertible Preferred Stock to the extent, but only to the extent, the Company does not then have sufficient authorized and unissued shares of Common Stock that are not reserved for other purposes (the limitation set forth in this sentence, the “Equity Treatment Limitation,” and any shares of Common Stock that would otherwise be deliverable in excess of the number of such authorized and unissued shares, the “Deficit Shares”). If any Deficit Shares are withheld pursuant to the Equity Treatment Limitation and, at any time thereafter, some or all of such Deficit Shares could be delivered without violating the Equity Treatment Limitation, then (A) the Company will deliver such Deficit Shares to the extent, but only to the extent, such delivery is permitted by the Equity Treatment Limitation; and (B) the provisions of this sentence will continue to apply until there are no remaining Deficit Shares.

(2)            Share Reserve Provisions. On the Initial Issue Date, the Number of Reserved Shares is not less than the Initial Share Reserve Requirement. The Company shall at all times reserve and keep available the Number of Reserved Shares to be no less than the Continuing Share Reserve Requirement at any time when any Convertible Preferred Stock is outstanding (including, if applicable, by seeking the approval of its stockholders to amend the Certificate of Incorporation to increase the number of authorized shares of Common Stock).

(3)            Limitation on Certain Transactions. The Company will not, without the prior written consent of Holders of the Majority Holders, effect any transaction that would require an adjustment to the Conversion Price pursuant to Section 11(f)(i) if the settlement of the conversion of all Convertible Preferred Stock then outstanding (assuming such conversion occurred immediately after giving effect to such adjustment) would result in any Deficit Shares pursuant to the Equity Treatment Limitation.

(j)            Covenant to Seek the Requisite Stockholder Approval.

(i)            To the extent required for any redemption or repurchase or to settle any conversion, the Company will use its reasonable best efforts to obtain the Requisite Stockholder Approval, including by seeking such approval, if not previously obtained, at each future regular annual meeting of its stockholders and endorsing its approval in the related proxy materials. The Company will promptly notify the Holders if the Requisite Stockholder Approval is obtained.

(k)            Effect of Common Stock Change Event.

(i)            Generally. If there occurs any:

(1)            recapitalization, reclassification or change of the Common Stock, other than (x) changes solely resulting from a subdivision or combination of the Common Stock, (y) a change only in par value or from par value to no par value or no par value to par value or (z) stock splits and stock combinations that do not involve the issuance of any other series or class of securities;

(2)            consolidation, merger, combination or binding or statutory share exchange involving the Company;

(3)            sale, lease or other transfer of all or substantially all of the assets of the Company and its Subsidiaries, taken as a whole, to any Person; or

(4)            other similar event,

and, as a result of which, the Common Stock is converted into, or is exchanged for, or represents solely the right to receive, other securities, cash or other property, or any combination of the foregoing (such an event, a “Common Stock Change Event,” and such other securities, cash or property, the “Reference Property,” and the amount and kind of Reference Property that a holder of one (1) share of Common Stock would be entitled to receive on account of such Common Stock Change Event (without giving effect to any arrangement not to issue or deliver a fractional portion of any security or other property), a “Reference Property Unit”), then, notwithstanding anything to the contrary in this Certificate of Designations,

(A)            from and after the effective time of such Common Stock Change Event, (I) the consideration due upon conversion of any Convertible Preferred Stock will be determined in the same manner as if each reference to any number of shares of Common Stock in this Section 11 or in Section 12, or in any related definitions, were instead a reference to the same number of Reference Property Units; (II) for purposes of Section 7 and Section 11(c), each reference to any number of shares of Common Stock in such Sections (or in any related definitions) will instead be deemed to be a reference to the same number of Reference Property Units; and (III) for purposes of the definitions of “Fundamental Change” and “Make-Whole Fundamental Change,” the terms “Common Stock” and “common equity” will be deemed to mean the common equity (including depositary receipts representing common equity), if any, forming part of such Reference Property;

(B)            if such Reference Property Unit consists entirely of cash, then the Company will pay the cash due in respect of all conversions whose Conversion Date occurs on or after the effective date of such Common Stock Change Event no later than the tenth (10th) Business Day after the relevant Conversion Date; and

(C)            for these purposes, the Last Reported Sale Price of any Reference Property Unit or portion thereof that does not consist of a class of securities will be the fair value of such Reference Property Unit or portion thereof, as applicable, determined in good faith by the Company (or, in the case of cash denominated in U.S. dollars, the face amount thereof).

If the Reference Property consists of more than a single type of consideration to be determined based in part upon any form of stockholder election, then the composition of the Reference Property Unit will be deemed to be the weighted average of the types and amounts of consideration actually received, per share of Common Stock, by the holders of Common Stock. The Company will notify the Holders of such weighted average as soon as practicable after such determination is made.

(ii)           Compliance Covenant. The Company will not become a party to any Common Stock Change Event unless its terms are consistent with this Section 11(j).

(iii)          Execution of Supplemental Instruments. On or before the date the Common Stock Change Event becomes effective, the Company and, if applicable, the resulting, surviving or transferee Person (if not the Company) of such Common Stock Change Event (the “Successor Person”) will execute and deliver such supplemental instruments, if any, as the Company reasonably determines are necessary or desirable to (1) provide for subsequent adjustments to the Conversion Price pursuant to Section 11(f)(i) in a manner consistent with this Section 11(j); and (2) give effect to such other provisions, if any, as the Company reasonably determines are appropriate to preserve the economic interests of the Holders and to give effect to Section 11(j)(i). If the Reference Property includes shares of stock or other securities or assets (other than cash) of a Person other than the Successor Person, then such other Person will also execute such supplemental instrument(s) and such supplemental instrument(s) will contain such additional provisions, if any, that the Company reasonably determines are appropriate to preserve the economic interests of Holders.

(iv)          Notice of Common Stock Change Event. The Company will provide notice of each Common Stock Change Event to Holders on or before the twentieth (20th) Business Day prior to the date on which the Company anticipates consummating the Common Stock Change Event (or, if later, promptly after the Company discovers that a Common Stock Change Event may occur).

Section 12.         Certain Provisions Relating to the Issuance of Common Stock.

(a)           Equitable Adjustments to Prices. Whenever this Certificate of Designations requires the Company to calculate the average of the Last Reported Sale Prices or Daily VWAPs, or any function thereof, over a period of multiple days (including to calculate the Make-Whole Fundamental Change Stock Price, cash Conversion Consideration, Required Cash Amount or an adjustment to the Conversion Price), the Company will make appropriate adjustments, if any, to those calculations to account for any adjustment to the Conversion Price pursuant to Section 11(f)(i) that becomes effective, or any event requiring such an adjustment to the Conversion Price where the Ex-Dividend Date, effective date or Expiration Date, as applicable, of such event occurs, at any time during such period.

(b)           Reservation of Shares of Common Stock. At all times when any Convertible Preferred Stock is outstanding, the Company will reserve (out of its authorized but unissued shares of Common Stock that are not reserved for other purposes), for delivery upon conversion of the Convertible Preferred Stock, a number of shares of Common Stock that would be sufficient to settle the conversion of all shares of Convertible Preferred Stock then outstanding, assuming the Conversion Price is adjusted to the minimum Make-Whole Fundamental Change Conversion Price pursuant to Section 11(h).

(c)           Status of Shares of Common Stock. Each share of Common Stock delivered upon conversion of the Convertible Preferred Stock of any Holder will be a newly issued share and will be duly authorized, validly issued, fully paid, non-assessable, free from preemptive rights and free of any lien or adverse claim (except to the extent of any lien or adverse claim created by the action or inaction of such Holder or the Person to whom such share of Common Stock will be delivered). If the Common Stock is then listed on any securities exchange, or quoted on any inter-dealer quotation system, then the Company will cause each such share of Common Stock, when so delivered, to be admitted for listing on such exchange or quotation on such system. In addition, if such Convertible Preferred Stock is then represented by a Global Certificate, then each such share of Common Stock will be so delivered through the facilities of the applicable Depositary (and identified by an “unrestricted” CUSIP number (and, if applicable, ISIN number) if the Convertible Preferred Stock represented by such Global Certificate is represented by an “unrestricted” CUSIP or ISIN number).

(d)           Taxes Upon Issuance of Common Stock. The Company will pay any documentary, stamp or similar issue or transfer tax or duty due on the issue of any shares of Common Stock upon conversion of the Convertible Preferred Stock of any Holder, except any tax or duty that is due because such Holder requests those shares to be registered in a name other than such Holder’s name, in which case the Holder will pay such tax or duty.

Section 13.         No Preemptive Rights. Without limiting the rights of the Holder set forth in this Certificate of Designations (including in connection with the issuance of Common Stock or Reference Property upon conversion of the Convertible Preferred Stock), the Convertible Preferred Stock will not have any preemptive rights to subscribe for or purchase any of the Company’s securities.

Section 14.         Calculations.

(a)           Responsibility; Schedule of Calculations. Except as otherwise provided in this Certificate of Designations, the Company will be responsible for making all calculations called for under this Certificate of Designations or the Convertible Preferred Stock, including determinations of the Conversion Price, the Daily VWAPs, the Last Reported Sale Prices and accumulated Regular Dividends on the Convertible Preferred Stock. The Company will make all calculations in good faith, and, absent manifest error, its calculations will be final and binding on all Holders. The Company will provide a schedule of such calculations to any Holder upon written request.

(b)           Calculations Aggregated for Each Holder. The composition of the Conversion Consideration due upon conversion of the Convertible Preferred Stock of any Holder will (in the case of a Global Certificate, to the extent permitted by, and practicable under, the Depositary Procedures) be computed based on the total number of shares of Convertible Preferred Stock of such Holder being converted with the same Conversion Date. Any cash amounts due to such Holder in respect thereof will, after giving effect to the preceding sentence, be rounded to the nearest cent.

Section 15.         Trigger Events and Remedies.

(a)           Trigger Events. A “Trigger Event” wherever used herein, means (i) the Company materially fails (unless the relevant provision is subject to a materiality qualification, in which case, any failure) to comply with or perform any other term, obligation, covenant or condition in this Certificate of Designation and such breach continuing for thirty (30) calendar days following the earlier of (A) written notice to the Company by the Majority Holders of such breach or (B) an officer of the Company or any of its Subsidiaries having actual knowledge of the occurrence of such breach, which period shall be extended to thirty (30) calendar days to the extent the breach is capable of being cured and the Company is using commercially reasonable efforts to cure such breach or (ii) the occurrence of any Event of Default (as defined in the Senior Credit Agreement) under the Senior Credit Agreement that results in acceleration by the Lenders (as defined in the Senior Credit Agreement) of the obligations under the Senior Credit Agreement.

(b)           Remedies for Trigger Events. Subject to the last sentence of this Section 15(b), if a Trigger Event occurs and is continuing, the Regular Dividend Rate will automatically increase by 2.0% per annum (the “Default Rate”) until the cure or waiver of such Trigger Event (whereupon the Default Rate shall no longer apply unless and until another Trigger Event shall occur). The exercise of the remedy contained in this Section 15(b) by the Holders shall not prevent the exercise of any other right or remedy by the Holders in respect of any Trigger Event. For the avoidance of doubt, if a Trigger Event occurs while any Payment Failure has occurred and is continuing, the increased dividend rate associated with such Payment Failure shall govern (without duplication of the Default Rate) until such Payment Failure is cured (whereupon the Default Rate shall apply until such Trigger Event is cured or waived).

(c)           Waiver of Past Trigger Events. The Majority Holders, by written notice to the Company may, on behalf of the Holders of all of the Convertible Preferred Stock, waive any existing Trigger Event and its consequences hereunder. Upon any such waiver, such Trigger Event shall cease to exist, and any Trigger Event arising therefrom shall be deemed to have been cured for every purpose herein; but no such waiver shall extend to any subsequent or other Trigger Event or impair any right consequent thereon.

Section 16.         Tax Treatment. For U.S. federal and other applicable state and local income tax purposes, it is intended that (a) the Convertible Preferred Stock will not be treated as “preferred stock” within the meaning of Section 305(b)(4) of Code and Treasury Regulations Section 1.305-5(a); (b) no Holder will be required to include in income any amounts in respect of the Convertible Preferred Stock by operation of Section 305(b) or (c) of the Code as a result of the accumulating of Regular Dividends not paid in cash, the Optional Repurchase Price or the Redemption Price; and (c) any conversion of Convertible Preferred Stock into Common Stock (or receipt of Common Stock upon redemption or repurchase of Convertible Preferred Stock) hereunder will be treated as a tax-free recapitalization under Section 368(a)(1)(E) of the Code. The Company will, and will cause its Subsidiaries and agents to, report consistently with, and take no positions or actions inconsistent with, the foregoing treatment (including by way of withholding) unless otherwise required by a change in applicable law or a determination within the meaning of Section 1313(a) of the Code. The Company shall use commercially reasonable efforts to not, and shall use commercially reasonable efforts to not cause or permit any of its Subsidiaries to, issue any securities or otherwise take any action that would reasonably be expected to affect the treatment described in clause (b) (including by causing any Holder to recognize taxable income by reason of the operation of Section 305(b)(2) of the Code). The Company and the Holders shall use commercially reasonable efforts to ensure that any redemption or repurchase of the Convertible Preferred Stock hereunder will be treated as a payment in exchange for stock (and not as a dividend) pursuant to Section 302 of the Code. Each Holder of the Convertible Preferred Stock will, upon the request of the Company, timely furnish appropriate and properly completed and executed IRS forms and certifications, as are reasonably requested by the Company.

Section 17.         Notices. The Company will send all notices or communications to Holders pursuant to this Certificate of Designations in writing either (a) by first class mail, certified or registered, return receipt requested, or by overnight air courier guaranteeing next day delivery, to the Holders’ respective addresses shown on the Register; or (b) by facsimile or other electronic transmission, or by other similar means of unsecured electronic communication, to the facsimile or electronic address, as applicable, of such Holder shown on the Register (which transmission or communication will be deemed to be in writing); provided, however, that, in the case of Convertible Preferred Stock represented by one or more Global Certificates, the Company is permitted to send notices or communications to Holders pursuant to the Depositary Procedures, and notices and communications that the Company sends in this manner will be deemed to have been properly sent to such Holders in writing.

Section 18.         Waiver. Notwithstanding any provision in this Certificate of Designations to the contrary, any provision contained herein and any right of the Holders of Convertible Preferred Stock granted hereunder may be waived as to all shares of Convertible Preferred Stock (and the Holders thereof) upon the vote or written consent of the Majority Holders.

Section 19.         Severability. If any term of the Convertible Preferred Stock set forth herein is invalid, unlawful or incapable of being enforced by reason of any rule of law or publicly policy, all other terms set forth herein which can be given effect without the invalid, unlawful or unenforceable term will, nevertheless, remain in full force and effect and no term herein set forth will be deemed dependent upon any other such term unless so expressed herein.

Section 20.         No Other Rights. The Convertible Preferred Stock will have no rights, preferences or voting powers except as provided in this Certificate of Designations or the Certificate of Incorporation or as required by applicable law.

[The Remainder of This Page Intentionally Left Blank; Signature Page Follows]

IN WITNESS WHEREOF, the Company has caused this Certificate of Designations to be duly executed as of the date first written above.

VERTEX, INC.

By:
Name:
Title:

[Signature Page to Certificate of Designations]

EXHIBIT A

FORM OF CONVERTIBLE PREFERRED STOCK

[Insert Restricted Stock Legend, if applicable]

[Insert Global Certificate Legend, if applicable]

VERTEX, INC.

11.75% Series A Convertible Preferred Stock

[CUSIP No.:	[___] [Insert for a “restricted” CUSIP number: *]]	Certificate No. [___]
[ISIN No.:	[___] [Insert for a “restricted” CUSIP number: *]]

Vertex, Inc., a Delaware corporation (the “Company”), certifies that [Cede & Co.] is the registered owner of [___][†[the number of shares set forth in the attached Schedule of Exchanges of Interests in the Global Certificate)]‡] shares of the Company’s 11.75% Series A Convertible Preferred Stock (the “Convertible Preferred Stock”) represented by this certificate (this “Certificate”). The special rights, preferences and voting powers of the Convertible Preferred Stock are set forth in the Certificate of Designations of the Company establishing the Convertible Preferred Stock (the “Certificate of Designations”). Capitalized terms used in this Certificate without definition have the respective meanings ascribed to them in the Certificate of Designations.

Additional terms of this Certificate are set forth on the other side of this Certificate.

[The Remainder of This Page Intentionally Left Blank; Signature Page Follows]

*	This Certificate will be deemed to be identified by CUSIP No. [___] and ISIN No. [___] from and after such time when the Company delivers, pursuant to Section 3(j) of the within-mentioned Certificate of Designations, written notice to the Transfer Agent of the deemed removal of the Restricted Stock Legend affixed to this Certificate.
†	Insert number of shares for Physical Certificate only.
‡	Insert bracketed language for Global Certificates only.

IN WITNESS WHEREOF, Vertex, Inc. has caused this instrument to be duly executed as of the date set forth below.

VERTEX, INC.

Date:	By:
Name:
Title:

Date:	By:
Name:
Title:

TRANSFER AGENT’S COUNTERSIGNATURE

[legal name of Transfer Agent], as Transfer Agent, certifies that this Certificate represents shares of Convertible Preferred Stock referred to in the within-mentioned Certificate of Designations.

Date:	By:
Authorized Signatory

VERTEX, INC.

11.75% Series A Convertible Preferred Stock

This Certificate represents duly authorized, issued and outstanding shares of Convertible Preferred Stock. Certain terms of the Convertible Preferred Stock are summarized below. Notwithstanding anything to the contrary in this Certificate, to the extent that any provision of this Certificate conflicts with the provisions of the Certificate of Designations or the Certificate of Incorporation, the provisions of the of the Certificate of Designations or the Certificate of Incorporation, as applicable, will control.

1.             Method of Payment. Cash amounts due on the Convertible Preferred Stock represented by this Certificate will be paid in the manner set forth in Section 3(e) of the Certificate of Designations.

2.             Persons Deemed Owners. The Person in whose name this Certificate is registered will be treated as the owner of the Convertible Preferred Stock represented by this Certificate for all purposes, subject to Section 3(m) of the Certificate of Designations.

3.             Denominations; Transfers and Exchanges. All shares of Convertible Preferred Stock will be in registered form and in denominations equal to any whole number of shares. Subject to the terms of the Certificate of Designations, the Holder of the Convertible Preferred Stock represented by this Certificate may transfer or exchange such Convertible Preferred Stock by presenting this Certificate to the Registrar and delivering any required documentation or other materials.

4.             Dividends. Dividends on the Convertible Preferred Stock will accumulate and will be paid in the manner, and subject to the terms, set forth in Section 5 of the Certificate of Designations.

5.             Liquidation Preference. The Liquidation Preference per share of Convertible Preferred Stock is initially equal to the Initial Liquidation Preference per share of Convertible Preferred Stock; provided, however, that the Liquidation Preference is subject to adjustment pursuant to Sections 5(a)(iii)(1), 7(h)(ii), 8(b)(ii), 9(h)(i), 11(c)(i) and 11(e)(i) of the Certificate of Designations. The rights of Holders upon the Company’s liquidation, dissolution or winding up are set forth in Section 6 of the Certificate of Designations.

6.             Right of Holders to Require the Company to Repurchase Convertible Preferred Stock upon a Fundamental Change. If a Fundamental Change occurs, then each Holder will have the right to require the Company to repurchase such Holder’s Convertible Preferred Stock for cash in the manner, and subject to the terms, set forth in Section 8 of the Certificate of Designations.

7.             Right of the Company to Redeem the Convertible Preferred Stock. The Company will have the right to redeem the Convertible Preferred Stock in the manner, and subject to the terms, set forth in Section 7 of the Certificate of Designations.

8.             Right of the Holders to Require the Company to Repurchase Convertible Preferred Stock on or After the Put Trigger Date. The Holders will have the right to require the Company to repurchase such Holder’s Convertible Preferred Stock for cash in the manner, and subject to the terms, set forth in Section 9 of the Certificate of Designations.

9.             Voting Rights. Holders of the Convertible Preferred Stock have the voting rights set forth in Section 10 of the Certificate of Designations.

10.           Conversion. The Convertible Preferred Stock will be convertible into Conversion Consideration in the manner, and subject to the terms, set forth in Section 11 of the Certificate of Designations.

11.           Countersignature. The Convertible Preferred Stock represented by this Certificate will not be valid until this Certificate is countersigned by the Transfer Agent.

12.           Abbreviations. Customary abbreviations may be used in the name of a Holder or its assignee, such as TEN COM (tenants in common), TEN ENT (tenants by the entireties), JT TEN (joint tenants with right of survivorship and not as tenants in common), CUST (custodian), and U/G/M/A (Uniform Gift to Minors Act).

* * *

To request a copy of the Certificate of Designations, which the Company will provide to any Holder at no charge, please send a written request to the following address:

VERTEX, INC.

2301 Renaissance Blvd

King of Prussia, Pennsylvania

Attention: John Schwab

SCHEDULE OF EXCHANGES OF INTERESTS IN THE GLOBAL CERTIFICATE*

INITIAL NUMBER OF SHARES REPRESENTED BY THIS GLOBAL CERTIFICATE:

[___]

The following exchanges, transfers or cancellations of this Global Certificate have been made:

Date	Amount of Increase (Decrease) in Number of Shares Represented by this Global Certificate	Number of Shares Represented by this Global Certificate After Such Increase (Decrease)	Signature of Authorized Signatory of Transfer Agent

* Insert for Global Certificate only.

CONVERSION NOTICE

VERTEX, INC.

11.75% Series A Convertible Preferred Stock

Subject to the terms of the Certificate of Designations, by executing and delivering this Conversion Notice, the undersigned Holder of the Convertible Preferred Stock identified below directs the Company to convert (check one):

☐	all of the shares of Convertible Preferred Stock

☐	____________* shares of Convertible Preferred Stock

identified by CUSIP No.                      and Certificate No.                     .

(Optional) Identify account within the United States to which any cash Conversion Consideration will be wired:

Bank Routing Number:
SWIFT Code:
Bank Address:

Account Number:
Account Name:

Date:

(Legal Name of Holder)

By:
Name:
Title:

Signature Guaranteed:

Participant in a Recognized Signature
Guarantee Medallion Program

By:
Authorized Signatory

* Must be a whole number.

FUNDAMENTAL CHANGE REPURCHASE NOTICE

VERTEX, INC.

11.75% Series A Convertible Preferred Stock

Subject to the terms of the Certificate of Designations, by executing and delivering this Fundamental Change Repurchase Notice, the undersigned Holder of the Convertible Preferred Stock identified below is exercising its Fundamental Change Repurchase Right with respect to (check one):

☐	all of the shares of Convertible Preferred Stock

☐	___________* shares of Convertible Preferred Stock

identified by CUSIP No.                      and Certificate No.                     .

(Optional) Identify account within the United States to which the Fundamental Change Repurchase Price will be wired:

Bank Routing Number:
SWIFT Code:
Bank Address:

Account Number:
Account Name:

The undersigned acknowledges that Certificate identified above, duly endorsed for transfer, must be delivered to the Paying Agent before the Fundamental Change Repurchase Price will be paid.

Date:

(Legal Name of Holder)

By:
Name:
Title:

Signature Guaranteed:

Participant in a Recognized Signature
Guarantee Medallion Program

By:
Authorized Signatory

* Must be a whole number.

OPTIONAL REPURCHASE NOTICE

VERTEX, INC.

11.75% Series A Convertible Preferred Stock

Subject to the terms of the Certificate of Designations, by executing and delivering this Optional Repurchase Notice, the undersigned Holder of the Convertible Preferred Stock identified below is exercising its Optional Repurchase Right with respect to (check one):

☐	all of the shares of Convertible Preferred Stock

☐	__________* shares of Convertible Preferred Stock

identified by CUSIP No.                      and Certificate No.                     .

(Optional) Identify account within the United States to which the Optional Repurchase Price will be wired:

Bank Routing Number:
SWIFT Code:
Bank Address:

Account Number:
Account Name:

The undersigned acknowledges that Certificate identified above, duly endorsed for transfer, must be delivered to the Paying Agent before the Optional Repurchase Price will be paid.

Date:

(Legal Name of Holder)

By:
Name:
Title:

Signature Guaranteed:

Participant in a Recognized Signature
Guarantee Medallion Program

By:
Authorized Signatory

* Must be a whole number.

ASSIGNMENT FORM

VERTEX, INC.

11.75% Series A Convertible Preferred Stock

Subject to the terms of the Certificate of Designations, the undersigned Holder of the Convertible Preferred Stock identified below assigns (check one):

☐	all of the shares of Convertible Preferred Stock

☐	_________[1] shares of Convertible Preferred Stock

identified by CUSIP No.                      and Certificate No.                     , and all rights thereunder, to:

Name:
Address:

Social security or tax identification number:
and irrevocably appoints:

 _______________________________________________________

as agent to transfer such shares on the books of the Company. The agent may substitute another to act for him/her.

Date:

(Legal Name of Holder)

By:
Name:
Title:

Signature Guaranteed:

Participant in a Recognized Signature
Guarantee Medallion Program

By:
Authorized Signatory

1 Must be a whole number.

EXHIBIT B

FORM OF RESTRICTED STOCK LEGEND

THE OFFER AND SALE OF THIS SECURITY AND THE SHARES OF CLASS A COMMON STOCK ISSUABLE UPON CONVERSION OF THIS SECURITY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND THIS SECURITY AND SUCH SHARES MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED EXCEPT (A) PURSUANT TO A REGISTRATION STATEMENT THAT IS EFFECTIVE UNDER THE SECURITIES ACT; OR (B) PURSUANT TO AN EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT.*

*	This paragraph will be deemed to be removed from the face of this Certificate at such time when the Company delivers written notice to the Transfer Agent of such deemed removal pursuant to Section 3(j) of the within-mentioned Certificate of Designations.

B-1

EXHIBIT C

FORM OF GLOBAL CERTIFICATE LEGEND

THIS IS A GLOBAL CERTIFICATE WITHIN THE MEANING OF THE CERTIFICATE OF DESIGNATIONS HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF THE DEPOSITARY OR A NOMINEE OF THE DEPOSITARY, WHICH MAY BE TREATED BY THE COMPANY, THE TRANSFER AGENT AND ANY AGENT THEREOF AS THE OWNER AND HOLDER OF THE CONVERTIBLE PREFERRED STOCK REPRESENTED BY THIS GLOBAL CERTIFICATE FOR ALL PURPOSES.

UNLESS THIS GLOBAL CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (“DTC”) TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT HEREON IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

TRANSFERS OF THE CONVERTIBLE PREFERRED STOCK REPRESENTED BY THIS GLOBAL CERTIFICATE WILL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO NOMINEES OF DTC, OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR’S NOMINEE, AND TRANSFERS OF PORTIONS OF THE CONVERTIBLE PREFERRED STOCK REPRESENTED BY THIS GLOBAL CERTIFICATE WILL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN SECTION 3(h) OF THE CERTIFICATE OF DESIGNATIONS HEREINAFTER REFERRED TO.

C-1

EXHIBIT B

Form of Registration Rights Agreement

(See Attached)

B-1

VERTEX, INC.

REGISTRATION RIGHTS AGREEMENT

[DATE]

Page

Section 1.	Definitions	1
Section 2.	Rules of Construction	7
Section 3.	Resale Registration Statement	8

(a)	Filing and Effectiveness of Resale Registration Statement	8

(b)	Contents of and Requirements for Resale Registration Statement	8

(c)	Obligation to Make Filings to Name Additional Notice Holders	9

(d)	Filing of New Resale Registration Statement; Designation of Existing Registration Statement	10

(e)	Where SEC Rules Do Not Require Naming Selling Securityholders	10

Section 4.	Demand Underwriting Registration Rights	10
(a)	Right to Demand Underwriting Registrations	10

(b)	Contents of Demand Underwriting Registration Notice	11

(c)	Participation by Notice Holders Other than the Demanding Notice Holder(s)	12

(d)	Right of Company to Include Other Securities in a Demand Underwritten Offering	13

(e)	Certain Procedures Relating to Demand Underwritten Offerings	13

(f)	Conditions Precedent to Inclusion of a Notice Holder’s Registrable Underlying Securities	14

(g)	Priority of Securities in Demand Underwritten Offerings	14

Section 5.	Piggyback Registration Rights	15
(a)	Notice of Piggyback Underwritten Offering and Right to Participate Therein	15

(b)	Certain Procedures Relating to Piggyback Underwritten Offerings	15

(c)	Conditions Precedent to Inclusion of a Notice Holder’s Registrable Underlying Securities	16

(d)	Priority of Securities in Piggyback Underwritten Offerings	16

Section 6.	Blackout Periods	17
(a)	Generally	17

(b)	Limitation on Blackout Periods	18

Section 7.	Certain Registration and Related Procedures	18
(a)	Compliance with Registration Obligations and Securities Act; SEC Staff Comments	18

(b)	Opportunity for Review by Notice Holders	18

(c)	Blue Sky Qualification	18

(d)	Prevention and Lifting of Suspension Orders	19

(e)	Notices of Certain Events	19

(f)	Remediation of Material Disclosure Defects	20

(g)	Listing of Registrable Underlying Securities	20

(h)	Provision of Copies of the Prospectus	20

(i)	Holders Cannot Be Identified as Underwriters Without Consent	20

(j)	Due Diligence Matters	21

(k)	Earnings Statement	21

(l)	Settlement of Transfers and De-Legending	21

- i -

(m)	Certain Covenants Relating to Underwritten Offerings	21

Section 8.	Expenses	22

Section 9.	Certain Agreements and Representations of the Holders	22
(a)	Provision of Information	22

(b)	Use of Offering Materials	22

(c)	Covenants Relating to Blackout Periods	22

Section 10.	Indemnification and Contribution	22
(a)	Indemnification by the Company	22

(b)	Indemnification by the Holders	23

(c)	Indemnification Procedures	23

(d)	Contribution Where Indemnification Not Available	24

(e)	Remedies Not Exclusive	25

Section 11.	Termination of Registration Rights	25

Section 12.	Rule 144	25

Section 13.	Subsequent Holders	26

Section 14.	Miscellaneous	26
(a)	Notices	26

(b)	Amendments and Waivers	26

(c)	Third-Party Beneficiaries	27

(d)	Governing Law; Waiver of Jury Trial	27

(e)	Submission to Jurisdiction	27

(f)	No Adverse Interpretation of Other Agreements	28

(g)	Successors	28

(h)	Severability	28

(i)	Counterparts	28

(j)	Table of Contents, Headings, Etc.	28

(k)	Entire Agreement	28

(l)	Specific Performance	28

(m)	No Inconsistent Agreements; Most Favored Nations	29

(n)	Opt-Out Requests	29

Exhibits

Exhibit A: Form of Notice and Questionnaire	A-1

- ii -

Registration Rights Agreement

This REGISTRATION RIGHTS AGREEMENT, dated as of [DATE], among Vertex, Inc., a Delaware corporation (the “Company”), and the Investors signatory hereto (collectively, the “Investors”).

WHEREAS, the execution and delivery of this Agreement is a condition to the closing of the transactions contemplated by the Investment Agreement (as defined in Section 1).

THEREFORE, each party to this Agreement agrees as follows:

Section 1.         Definitions.

“Affiliate” has the meaning set forth in Rule 144; provided, for the avoidance of doubt, that no Holder will be considered to be an Affiliate of the Company for purposes of this Agreement.

“Agreement” means this Registration Rights Agreement, as amended or supplemented from time to time.

“As-Converted Ownership Percentage” means, with respect to any Holder(s) as of any time, a fraction whose: (a) numerator is the aggregate number of Registrable Underlying Securities owned, or issuable upon conversion of Convertible Preferred Stock and/or exercise of Warrants owned, by such Holder(s) as of such time; and (b) denominator is the aggregate number of Registrable Underlying Securities that are then outstanding or are issuable upon conversion of all Convertible Preferred Stock and exercise of all Warrants then outstanding; provided, however, that, for purposes of this definition, Registrable Underlying Securities not relating to any Convertible Preferred Stock or Warrants that were issued pursuant to the Investment Agreement, if any, will be disregarded. Solely for purposes of this definition, Convertible Preferred Stock, Warrants or Registrable Underlying Securities owned by the Company or any of its Affiliates will be deemed not to be outstanding.

“Blackout Commencement Notice” has the meaning set forth in Section 6(a)(i).

“Blackout Period” has the meaning set forth in Section 6(a)(iv).

“Blackout Termination Notice” has the meaning set forth in Section 6(a)(iv).

“Business Day” means any day other than a Saturday, a Sunday or any day on which the Federal Reserve Bank of New York is authorized or required by law or executive order to close or be closed.

“Certificate of Designations” means the Certificate of Designations of the Company establishing the terms of the Convertible Preferred Stock, as the same may be amended or supplemented from time to time.

“Class A Common Stock” means the Class A Common Stock, par value $0.001 per share, of the Company.

“Common Stock Change Event” has the meaning set forth in the Certificate of Designations.

“Company” means Vertex, Inc., a Delaware corporation.

“Company Indemnified Person” mean each of the following Persons: (a) the Company; (b) any Affiliate of the Company; (c) any partner, director, officer, manager, member, stockholder, employee, agent, accountant, attorney or other advisor or other representative of the Company or its Affiliates; (d) each Person, if any, who controls the Company within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act; and (e) each successor of the foregoing Persons.

“Company Registration Expenses” means all fees and expenses incurred by the Company in connection with its obligations pursuant to Section 3, 4, 5 or 7 (regardless of whether any Registration Statement is filed or becomes effective under the Securities Act or whether any Demand Underwritten Offering or Piggyback Underwritten Offering is consummated), including the following, to the extent applicable: (a) registration, qualification or filing fees of the SEC, the Financial Industry Regulatory Authority, Inc. or state securities or “blue sky” regulatory agencies; (b) fees incurred in connection with the listing, or the maintaining of any listing, of any Registrable Underlying Securities on any national securities exchange or inter-dealer quotation system; (c) the fees and disbursements of counsel for the Company or of any independent accounting firm for the Company; (d) the reasonable fees and out-of-pocket expenses of a single Designated Holder Counsel incurred in connection with the Resale Registration Statement, a single Designated Holder Counsel incurred in connection with any Demand Underwritten Offering or a single Designated Holder Counsel incurred in connection with any Piggyback Underwritten Offering; and (e) fees of the Company’s transfer agents and registrars; provided, however, that Company Registration Expenses will not include (i) any fees, expenses or disbursements of any counsel for any Holder, except fees and expenses of any Designated Holder Counsel that constitute Company Registration Expenses pursuant to clause (d) above; or (ii) any underwriting, brokerage or similar fees or discounts or selling commissions, or any stock transfer taxes (or any other taxes borne by any Holder), incurred in connection with the sale or other transfer of any Registrable Underlying Securities.

“Convertible Preferred Stock” means the Company’s 11.75% Series A Convertible Preferred Stock having the terms set forth in, and governed by, the Certificate of Designations.

“Demand Underwriting Registration Notice” has the meaning set forth in Section 4(a).

“Demand Underwriting Registration Statement” means each registration statement under the Securities Act that is designated by the Company for the registration, under the Securities Act, of any Demand Underwritten Offering pursuant to Section 4. For the avoidance of doubt, the Demand Underwriting Registration Statement may, at the Company’s election, be the Resale Registration Statement.

“Demand Underwriting Registration Statement Documents” means any Demand Underwriting Registration Statement, all pre- and post-effective amendments thereto, the related prospectus (including any preliminary prospectus), all supplements to such prospectus (including any preliminary prospectus supplements), the documents incorporated by reference in any of the foregoing and each related “issuer free writing prospectus” (as defined in Rule 433 under the Securities Act).

“Demand Underwritten Offering” has the meaning set forth in Section 4(a).

“Demand Underwritten Offering Designated Holder Counsel” has the meaning set forth in Section 4(b)(iii).

“Demand Underwritten Offering Holder Representative” has the meaning set forth in Section 4(b)(ii).

“Demanding Notice Holders” has the meaning set forth in Section 4(a).

“Depositary” means The Depository Trust Company or any other entity acting as securities depositary for any of the Registrable Underlying Securities.

“Designated Holder Counsel” has the following meaning: (a) with respect to the Resale Registration Statement, a single counsel that is designated and appointed, by one or more Notice Holders whose aggregate As-Converted Ownership Percentage exceeds 50% (with written notice of such designation and appointment to the Company by such Notice Holders), to serve as counsel for all Notice Holders in respect of the Resale Registration Statement; (b) with respect to any Demand Underwritten Offering, the Demand Underwritten Offering Designated Holder Counsel designated for such Demand Underwritten Offering pursuant to Section 4(b)(iii) a single counsel that is designated and appointed, by one or more Notice Holders owning a majority of the Registrable Underlying Securities to be sold pursuant to such Demand Underwritten Offering (with written notice thereof to the Company by such Notice Holders), to serve as counsel for such Notice Holders in respect of such Demand Underwritten Offering; and (c) with respect to any Piggyback Underwritten Offering, a single counsel that is designated and appointed, by one or more Notice Holders owning a majority of the Registrable Underlying Securities to be sold pursuant to such Piggyback Underwritten Offering (with written notice thereof to the Company by such Notice Holders), to serve as counsel for such Notice Holders in respect of such Piggyback Underwritten Offering (which counsel, for the Resale Registration Statement, any Demand Underwritten Offering and any Piggyback Underwritten Offering, is hereby designated by the Notice Holders to be Simpson Thacher & Bartlett LLP).

“Exchange Act” means the U.S. Securities Exchange Act of 1934, as amended, and the rules and regulations of the SEC thereunder.

“Existing Holders” has the meaning set forth in Section 5(d)(ii)(1).

“Existing Registration Rights Agreement” means that certain Third Amended and Restated Stockholders’ Agreement, dated as of July 28, 2020, by and among the Company and the stockholders of the Company party thereto, as the same may be amended or supplemented from time to time.

“Form S-3” means Form S-3 under the Securities Act, or any successor form thereto.

“Holder” means, subject to Section 13, any Person that beneficially owns any Registrable Underlying Securities. For these purposes, a Person will be deemed to beneficially own any Registrable Underlying Securities issuable upon conversion of any other securities beneficially owned by such person.

“Holder Indemnified Person” mean each of the following Persons: (a) any Notice Holder; (b) any Affiliate of any Notice Holder; (c) any partner, director, officer, manager, member, stockholder, employee, agent, accountant, attorney or other advisor or other representative of any Notice Holder or its Affiliates; (d) each Person, if any, who controls any Notice Holder within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act; and (e) each successor of the foregoing Persons.

“Holder Information” means, with respect to any Holder, any information furnished in writing by or on behalf of such Holder to the Company expressly for use in any Registration Statement Document (including information in any Notice and Questionnaire delivered by such Holder to the Company).

“Indemnified Person” means any Company Indemnified Person or Holder Indemnified Person.

“Indemnifying Party” has the meaning set forth in Section 10(c)(i).

“Initial Issue Date” has the meaning set forth in the Certificate of Designations.

“Initial Notice and Questionnaire Deadline Date” means the date that is ten calendar days before the first date that the relevant Resale Registration Statement becomes effective under the Securities Act.

“Investment Agreement” means that certain Investment Agreement, dated as of December 12, 2023, among the Company and the Investors.

“Investors” has the meaning set forth in the first paragraph of this Agreement.

“Loss” means any loss, damage, expense, liability, claim, judgment, fine, penalty, charge or amount paid in settlement (including reasonable costs of investigating or defending, and reasonable attorney’s fees and disbursements in connection with, the same).

“Managing Underwriters” means, with respect to any Demand Underwritten Offering or Piggyback Underwritten Offering, one or more registered broker-dealers that are designated in accordance with this Agreement to administer such offering.

“Material Disclosure Defect” has the following meaning with respect to any document: (a) if such document is of the type as to which the provisions of Section 11 of the Securities Act are applicable, that such document contains an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading; and (b) in all other cases, that such document includes an untrue statement of a material fact or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

“Maximum Successful Underwritten Offering Size” means, with respect to any Demand Underwritten Offering or Piggyback Underwritten Offering, the maximum number of securities that may be sold in such offering without adversely affecting the success of such offering, as advised by the Managing Underwriters for such offering to the Company and, in the case of a Demand Underwritten Offering, the applicable Demand Underwritten Offering Holder Representative.

“Non-Holder Securities” means (i) any securities to be included in a Demand Underwritten Offering pursuant to Section 4(d) or (ii) any securities of the Company, or of any Person other than any Holder, to be included in any Piggyback Underwritten Offering.

“Non-Marketed Underwritten Offering” means a registered offering in which securities of the Company are sold to one or more underwriters on a firm commitment basis for reoffering to the public, including through a block trade or a bought deal, which offering does not include any “road show” or other marketing efforts by the Company and the underwriters.

“Notice and Questionnaire” means a duly completed and executed Notice and Questionnaire substantially in the form set forth in Exhibit A.

“Notice Holder” means, subject to Section 14, a Holder that has delivered a Notice and Questionnaire to the Company.

“Offering Launch Time” means, with respect to a Demand Underwritten Offering or Piggyback Underwritten Offering, the earliest of (a) the first date a preliminary prospectus (or prospectus supplement) for such offering is filed with the SEC, (b) the first date such offering is publicly announced and (c) the date a definitive agreement is entered into with the Managing Underwriters with respect to the such offering.

“Opt-Out Request” has the meaning set forth in Section 14(n).

“Person” or “person” means any individual, corporation, partnership, limited liability company, joint venture, association, joint-stock company, trust, unincorporated organization or government or other agency or political subdivision thereof. Any division or series of a limited liability company, limited partnership or trust will constitute a separate “person” under this Agreement.

“Piggyback Registration Statement” means each registration statement under the Securities Act that registers any Piggyback Underwritten Offering that includes any Registrable Underlying Securities pursuant to Section 5.

“Piggyback Registration Statement Documents” means any Piggyback Registration Statement, all pre- and post-effective amendments thereto, the related prospectus (including any preliminary prospectus), all supplements to such prospectus (including any preliminary prospectus supplements), the documents incorporated by reference in any of the foregoing and each related “issuer free writing prospectus” (as defined in Rule 433 under the Securities Act).

“Piggyback Right” has the meaning set forth in Section 5(a)(ii).

“Piggyback Underwritten Offering” means a firmly underwritten public offering of the Class A Common Stock that is registered under the Securities Act and pursuant to which the Company or other selling stockholders sell Class A Common Stock to one or more underwriters for reoffering to the public for cash; provided, however, that the following will not constitute a Piggyback Underwritten Offering: (a) any Demand Underwritten Offering; (b) any “at-the-market” offering pursuant to which Class A Common Stock is sold from time to time into an existing market at prices then prevailing.

“Piggyback Underwritten Offering Notice” has the meaning set forth in Section 5(a)(i).

“Piggyback Underwritten Offering Notice Deadline Date” means, with respect to any Piggyback Underwritten Offering, the 10th calendar day before the date of the Offering Launch Time for such Piggyback Underwritten Offering.

“Proceeding” has the meaning set forth in Section 11(c)(i).

“Registrable Underlying Securities” means:

(a)           the Class A Common Stock or other securities issued or issuable (including following a Common Stock Change Event) upon conversion of the Convertible Preferred Stock and all other Class A Common Stock held by the Holders;

(b)           the Class A Common Stock or other securities issued or issuable upon exercise of the Warrants;

(c)           any securities issued, distributed or otherwise delivered with respect to any security referred to in clause (a) above upon any stock dividend, combination or split or other similar event or in connection with a Common Stock Change Event;

(d)           the Convertible Preferred Stock; and

(e)           the Warrants;

provided, however, that a security described in clause (a), (b) or (c) above will cease to be a Registrable Underlying Security upon the earliest to occur of the following events: (x) such security being eligible to be offered, sold or otherwise transferred pursuant to Rule 144 by the Holder thereof without any requirements as to volume, manner of sale, availability of current public information (whether or not then satisfied) or notice under the Securities Act and such Holder, together with such Holder’s Affiliates, beneficially owning less than 2% of the Class A Common Stock; (y) such security ceasing to be outstanding; and (z) such security having been sold or otherwise transferred in a transaction (including, for the avoidance of doubt, a transaction that is registered under the Securities Act) following which such security ceases to be a “restricted security” (as defined in Rule 144).

“Registration Statement” means any Resale Registration Statement, Demand Underwriting Registration Statement or Piggyback Registration Statement.

“Registration Statement Documents” means any Resale Registration Statement Documents, Demand Underwriting Registration Statement Documents or Piggyback Registration Statement Documents.

“Registration Termination Date” has the meaning set forth in Section 11.

“Resale Registration Statement” means each registration statement under the Securities Act that is filed pursuant to Section 3 for the purposes set forth therein.

“Resale Registration Statement Documents” means any Resale Registration Statement, all pre- and post-effective amendments thereto, the related prospectus (including any preliminary prospectus), all supplements to such prospectus (including any preliminary prospectus supplements), the documents incorporated by reference in any of the foregoing and each related “issuer free writing prospectus” (as defined in Rule 433 under the Securities Act).

“Resale Registration Statement Effectiveness Deadline Date” means the date that is 60 days after the Initial Issue Date.

“Resale Registration Statement Effectiveness Period” means the period that (a) begins on, and includes, the earlier of (i) the Resale Registration Statement Effectiveness Deadline Date and (ii) the first date the Resale Registration Statement is effective under the Securities Act and (b) ends on the first date when no Registrable Underlying Securities are outstanding.

“Rule 144” means Rule 144 under the Securities Act (or any successor rule thereto).

“Rule 415” means Rule 415 under the Securities Act (or any successor rule thereto).

“SEC” means the U.S. Securities and Exchange Commission.

“Securities Act” means the U.S. Securities Act of 1933, as amended, and the rules and regulations of the SEC thereunder.

“Specified Courts” has the meaning set forth in Section 14(e).

“Warrants” means the warrants to purchase shares of Class A Common Stock issued to the Investors pursuant to the Investment Agreement.

Section 2.           Rules of Construction. For purposes of this Agreement:

(a)           “including” means “including without limitation”;

(b)           “will” expresses a command;

(c)           a merger involving, or a transfer of assets by, a limited liability company, limited partnership or trust will be deemed to include any division of or by, or an allocation of assets to a series of, such limited liability company, limited partnership or trust, or any unwinding of any such division or allocation;

(d)           words in the singular include the plural and in the plural include the singular, unless the context requires otherwise;

(e)           “herein,” “hereof” and other words of similar import refer to this Agreement as a whole and not to any particular Section or other subdivision of this Agreement, unless the context requires otherwise;

(f)           references to currency mean the lawful currency of the United States of America, unless the context requires otherwise; and

(g)           the exhibits, schedules and other attachments to this Agreement are deemed to form part of this Agreement.

Section 3.           Resale Registration Statement.

(a)           Filing and Effectiveness of Resale Registration Statement. Subject to Section 6, the Company will (i) prepare and file a Resale Registration Statement with the SEC and (ii) use commercially reasonable efforts to cause such Resale Registration Statement to (x) become effective under the Securities Act no later than the Resale Registration Statement Effectiveness Deadline Date and (y) remain continuously effective, and usable for the resale or other transfer of Registrable Underlying Securities, under the Securities Act throughout the Resale Registration Statement Effectiveness Period.

(b)           Contents of and Requirements for Resale Registration Statement. The Company will cause the Resale Registration Statement to satisfy the following requirements:

(i)            Registration for Continuous Resale by Holders Under Rule 415. The Resale Registration Statement will register, under the Securities Act, the offer and resale, from time to time on a continuous basis under Rule 415, of Registrable Underlying Securities by the Holders thereof as provided in Sections 3(b)(ii) and 3(c).

(ii)           Selling Securityholder Information. When it first becomes effective under the Securities Act, the Resale Registration Statement will cover resales of Registrable Underlying Securities of Notice Holders identified in all Notice and Questionnaires delivered to the Company on or before the Initial Notice and Questionnaire Deadline Date. In addition, the Resale Registration Statement will thereafter cover resales of Registrable Underlying Securities of Notice Holders as provided in Section 3(c).

(iii)          Plan of Distribution. The Resale Registration Statement will provide for a plan of distribution in customary form (and reasonably satisfactory to the Holders) for resale registration statements of the type contemplated by this Agreement, including coverage for market transactions on a national securities exchange, privately negotiated transactions and transactions through broker-dealers acting as agent or principal. In addition, such plan of distribution will permit underwritten offerings (including “block” trades) through one or more registered broker-dealers acting as underwriters to be effected pursuant to one or more prospectus supplements that identify such underwriters (in addition to any other information that may then be required pursuant to the Securities Act); provided, however, that the Company will be under no obligation to effect any such underwritten offering pursuant to the Resale Registration Statement except pursuant to Section 4.

(iv)          Form S-3. If the resales contemplated by the Resale Registration Statement are then eligible to be registered by the Company on Form S-3, then the Resale Registration Statement will be on such Form S-3. From and after the date hereof until the Registration Termination Date, the Company will use its commercially reasonable efforts to maintain eligibility to be able to file and use a Resale Registration Statement on Form S-3 (or any successor form thereto). Notwithstanding anything herein to the contrary, during such period of time from and after the Resale Registration Statement Effectiveness Deadline Date that the Company ceases to be eligible to file or use a Resale Registration Statement on Form S-3 (or any successor form thereto), upon the written request of any Holder, the Company shall use its commercially reasonable efforts to file a Resale Registration Statement on Form S-1 (or any successor form) under the Securities Act covering the Registrable Underlying Securities of the requesting party or parties, as applicable, and use commercially reasonable efforts to cause such Resale Registration Statement to be declared effective pursuant to the Securities Act as soon as reasonably practicable after the filing thereof. Each such written request must specify the amount and intended manner of disposition of such Registrable Underlying Securities. When the Company regains the ability to file a Resale Registration Statement on Form S-3 covering the Registrable Underlying Securities, it shall as promptly as reasonably practicably do so or post-effectively amend the Resale Registration Statement on Form S-1 to be a registration statement on Form S-3.

(c)           Obligation to Make Filings to Name Additional Notice Holders. If any Holder delivers a Notice and Questionnaire to the Company after the Initial Notice and Questionnaire Deadline Date, then, subject to Section 6 and the other provisions of this Section 3(c), the Company will make such filing(s) with the SEC (including, if applicable, (w) a post-effective amendment, (x) a prospectus supplement, (y) any document that will be incorporated by reference in the Resale Registration Statement upon its filing or (z) a new Resale Registration Statement; provided that the Company will effect such filing by means of a prospectus supplement or a document referred to in the preceding clause (y) instead of a post-effective amendment or a new Resale Registration Statement, if reasonably practicable and then permitted by the rules of the SEC) so as to enable such Holder to sell or otherwise transfer such Holder’s Registrable Underlying Securities identified in such Notice and Questionnaire pursuant to the applicable Resale Registration Statement and the related prospectus and, if applicable, prospectus supplement in accordance with the plan of distribution set forth therein. Subject to the next sentence, the Company will make such filing(s) as follows: (i) within 60 calendar days after the date of such delivery (or, if such Notice and Questionnaire is delivered before the initial effective date of the Resale Registration Statement or during a Blackout Period, such effective date or the first day following the end of such Blackout Period, respectively), if a new Resale Registration Statement is required (and the Company will use commercially reasonable efforts to cause such new Resale Registration Statement to become effective under the Securities Act as soon as reasonably practicable); and (ii) in all other cases, within 15 calendar days after the date of such delivery (or, if such Notice and Questionnaire is delivered before the initial effective date of the Resale Registration Statement or during a Blackout Period, such effective date or the first day following the end of such Blackout Period, respectively). Notwithstanding anything to the contrary in this Section 3(c), the Company will in no event be required pursuant to this Section 3(c) to file more than one new Resale Registration Statement within any six-month period or more than one other filing in any 45 day period.

(d)           Filing of New Resale Registration Statement; Designation of Existing Registration Statement. The Company will from time to time use commercially reasonable efforts to file such additional Resale Registration Statements, or designate an existing registration statement of the Company to constitute a Resale Registration Statement for purposes of this Agreement, to cover resales of any Registrable Underlying Securities that are not registered for resale pursuant to a pre-existing registration statement, and/or to the extent the Company deems doing so to be desirable or necessary to satisfy its obligations under this Agreement or to comply with applicable law (including, if applicable, to comply with Rule 415(a)(5)); provided that each such new Resale Registration Statement or existing registration statement satisfies the requirements of this Agreement. The Company will use its commercially reasonable efforts to cause such Resale Registration Statements to be declared effective or otherwise to become effective under the Securities Act and will use its commercially reasonable efforts to keep such Resale Registration Statements continuously effective under the Securities Act at all times until the Registration Termination Date. Each reference in this Agreement to the Resale Registration Statement will, if applicable, be deemed to include each such new Resale Registration Statement or existing registration statement, if any, mutatis mutandis. In addition, the first date any such existing registration statement is amended or supplemented to permit the offer and resale of Registrable Underlying Securities in the manner contemplated by this Agreement will be deemed, for purposes of Sections 7(b) and 7(e) and any related definitions, to be the initial filing date of such existing registration statement, and the first date such amended or supplemented existing registration statement is effective under the Securities Act and permits such the offers and resales will be deemed, for purposes of Sections 3(b)(ii), 3(c) and 7(e) and any related definitions, to be the initial effective date of such existing registration statement.

(e)           Where SEC Rules Do Not Require Naming Selling Securityholders. Notwithstanding anything to the contrary in this Section 3, if the applicable rules under the Securities Act, or interpretations thereof published by the staff of the SEC, are amended so as to permit Holders to resell their Registrable Underlying Securities pursuant to the Resale Registration Statement without being named as a selling securityholder therein or in any related prospectus or prospectus supplement, then the Company may, at its election, amend any applicable Resale Registration Statement Documents to identify the Holders generically in accordance with such rules and interpretations, in which event the Company will no longer have any obligation thereafter to make any filings pursuant to Section 3(c) to the extent such filings are not necessary to permit any Holder to sell its Registrable Underlying Securities pursuant to the Resale Registration Statement.

Section 4.           Demand Underwriting Registration Rights.

(a)           Right to Demand Underwriting Registrations. Subject to the other provisions of this Section 4, Notice Holders will have the right, exercisable by written notice satisfying the requirements of Section 4(b) (a “Demand Underwriting Registration Notice”) to the Company by one or more Notice Holders (such Notice Holders, the “Demanding Notice Holders”), to require the Company to register, under the Securities Act, a firmly underwritten public offering (a “Demand Underwritten Offering”) of Registrable Underlying Securities in accordance with this Section 4; provided, however, that:

(i)            no Demand Underwriting Registration Notice may be delivered, or will be effective, unless, at the time it is delivered, the Company has an effective registration statement on Form S-3 (or Form S-1, pursuant to Section 3(b)(iv)) on file with the SEC (including the Resale Registration Statement) that is available and permitted to be used to register the applicable Demand Underwritten Offering by means of one or more prospectus supplements to such registration statement; and

(ii)           no Demand Underwriting Registration Notice may be delivered, or will be effective, if:

(1)           a prior Demand Underwritten Offering is pending or in process, and is not completed or withdrawn, at the time such Demand Underwriting Registration Notice is delivered;

(2)           a prior Demand Underwritten Offering has been completed or withdrawn and fewer than three months (or, with respect to a Non-Marketed Underwritten Offering, 45 days) have lapsed since such completion or withdrawal, as applicable;

(3)           the Company has already effected two or more Demand Underwritten Offerings that are not Non-Marketed Underwritten Offerings (or three or more Demand Underwritten Offerings if at least one such offering is a Non-Marketed Underwritten Offering) pursuant to this Agreement within a 12-month period;

(4)           it is delivered during a Blackout Period or within the period commencing 14 days prior to the end of any fiscal quarter or year and ending two days following the Company’s scheduled earnings release date for any fiscal quarter or year; or

(5)           the aggregate market value of the Registrable Underlying Securities of such Notice Holder(s) to be included in the requested Demand Underwritten Offering is less than $50,000,000 (unless (A) such Registrable Underlying Securities include (i) at least 50% of the aggregate number of Warrants issued on the Initial Issue Date (including any Class A Common Stock or other securities issued or issuable upon exercise of such Warrants), or (ii) to the extent less than 50% of such number of Warrants (including any Class A Common Stock or other securities issued or issuable upon exercise of such Warrants) qualify as Registrable Underlying Securities, the Demanding Notice Holders, collectively with all of their Affiliates, are proposing to sell all of their remaining Warrants, or (B) the Demanding Notice Holders, collectively with all of their Affiliates, are proposing to sell all of their remaining Registrable Underlying Securities).

(b)           Contents of Demand Underwriting Registration Notice. Each Demand Underwriting Registration Notice sent by any Demanding Notice Holder must state the following:

(i)           the name of, and contact information for, each such Demanding Notice Holder and the number of the following securities held by each such Demanding Notice Holder: (1) shares of Convertible Preferred Stock and Warrants issued pursuant to the Investment Agreement; and (2) any other Registrable Underlying Securities that are outstanding;

(ii)           (1) the name of, and contact information for, a single natural Person (in such capacity, the “Demand Underwritten Offering Holder Representative”) who is appointed to serve as the representative of all Notice Holders in respect of the requested Demand Underwritten Offering with authority to make the decisions in respect thereof provided in this Section 4; and (2) a statement that each such Demanding Notice Holder consents to such appointment and authority;

(iii)           (1) the name of, and contact information for, a single counsel (in such capacity, the “Demand Underwritten Offering Designated Holder Counsel”) that is designated and appointed to serve as counsel for all Notice Holders in respect of the requested Demand Underwritten Offering; and (2) a statement that each such Demanding Notice Holder consents to such designation and appointment;

(iv)          the desired date of the Offering Launch Time for the requested Demand Underwritten Offering, which desired date cannot (without the Company’s consent, which will not be unreasonably withheld or delayed) be earlier than ten Business Days after the date such Demand Underwriting Registration Notice is delivered to the Company (or three Business Days for a Non-Marketed Underwritten Offering); and

(v)           the number of Registrable Underlying Securities that are proposed to be sold by each such Demanding Notice Holder.

(c)           Participation by Notice Holders Other than the Demanding Notice Holder(s). If the Company receives a Demand Underwriting Registration Notice sent by one or more Demanding Notice Holders but not by all Notice Holders, then:

(i)            the Company will, within one Business Day, send a copy of such Demand Underwriting Registration Notice to each Notice Holder other than such Demanding Notice Holders; and

(ii)           subject to Section 4(g), the Company will use commercially reasonable efforts to include, in the related Demand Underwritten Offering, Registrable Underlying Securities of any such Notice Holder that has requested such Registrable Underlying Securities to be included in such Demand Underwritten Offering pursuant to a joinder notice that complies with the next sentence.

To include any of its Registrable Underlying Securities in such Demand Underwritten Offering, a Notice Holder must deliver to the Company, no later than the Business Day after the date on which the Company sent a copy of such Demand Underwriting Registration Notice pursuant to subsection (i) above, a written instrument, executed by such Notice Holder, joining in such Demand Underwriting Registration Notice, which instrument (x) contains the information set forth in Section 4(b)(v) with respect to such Notice Holder and (y) includes the statements set forth in clause (2) of subsection (ii) of Section 4(b) consenting to the appointment and authority of the Demand Underwritten Offering Holder Representative identified in such Demand Underwriting Registration Notice or a statement that such Notice Holder will have a separate counsel (the expenses of which, for the avoidance of doubt, will not be Company Registration Expenses).

(d)           Right of Company to Include Other Securities in a Demand Underwritten Offering. Subject to Section 4(g),the Company will have the right to include, in any Demand Underwritten Offering, securities of the same class as that proposed to be sold by the applicable Demanding Notice Holder(s) in such Demand Underwritten Offering, which securities will be sold for the account of the Company or for the account(s) of one or more Persons other than the Company and the Notice Holders.

(e)           Certain Procedures Relating to Demand Underwritten Offerings.

(i)           Obligations and Rights of the Company. Subject to the other terms of this Agreement, upon its receipt of a Demand Underwriting Registration Notice, the Company will (1) designate a Demand Underwriting Registration Statement, in accordance with the definition of such term and this Section 4, for the related Demand Underwritten Offering and (2) use commercially reasonable efforts to effect such Demand Underwritten Offering in accordance with the reasonable requests set forth in such Demand Underwriting Registration Notice or the reasonable requests of the Demand Underwritten Offering Holder Representative, and cooperate in good faith with the Demand Underwritten Offering Holder Representative in connection therewith. Notwithstanding anything to the contrary in this Agreement, the Company will not be obligated to effect any Demand Underwritten Offering during a Blackout Period or at any time when the securities proposed to be sold pursuant to such Demand Underwritten Offering are subject to any lock-up agreement (including pursuant to a prior Demand Underwritten Offering) that has not been waived or released. The Company will be entitled to rely, conclusively and without any liability, on the authority of the Demand Underwritten Offering Holder Representative of any Demand Underwritten Offering to act on behalf of all Notice Holders that have requested any securities to be included in such Demand Underwritten Offering.

(ii)           Designation of the Underwriting Syndicate. The Managing Underwriters, and any other underwriter, for any Demand Underwritten Offering will be selected by the applicable Demand Underwritten Offering Holder Representative with the approval of the Company (which will not be unreasonably withheld or delayed).

(iii)           Authority of the Demand Underwritten Offering Holder Representative. The Demand Underwritten Offering Holder Representative for any Demand Underwritten Offering will have the following rights with respect to such Demand Underwritten Offering, which rights, if exercised, will be deemed to have been exercised on behalf of all Notice Holders that have requested any securities to be included in such Demand Underwritten Offering:

(1)           in consultation with the Managing Underwriters for such Demand Underwritten Offering, to determine the Offering Launch Time, which date must comply with limitations thereon set forth in Section 4(b)(iv);

(2)           to determine the structure of the offering; provided such structure is reasonably acceptable to the Company;

(3)           to negotiate any related underwriting agreement and it terms, including the amount of securities to be sold by the applicable Notice Holders pursuant thereto and the offering price of, and underwriting discount for, such securities; provided, however, that the Company will have the right to negotiate in good faith all of its representations, warranties and covenants, and indemnification and contribution obligations, set forth in any such underwriting agreement; and

(4)           to withdraw such Demand Underwritten Offering by providing written notice of such withdrawal to the Company.

(f)           Conditions Precedent to Inclusion of a Notice Holder’s Registrable Underlying Securities. Notwithstanding anything to the contrary in this Section 4, the right of any Notice Holder to include any of its Registrable Underlying Securities in any Demand Underwritten Offering will be subject to the following conditions:

(i)           the execution and delivery, by such Notice Holder or it is duly authorized representative or power of attorney, of any related underwriting agreement and such other agreements or instruments (including customary “lock-up” agreements, custody agreements and powers of attorney), if any, as may be reasonably requested by the Managing Underwriters for such Demand Underwritten Offering; and

(ii)          the provision, by such Notice Holder promptly and as soon as reasonably practicable following the request therefor, of any information reasonably requested by the Company or such Managing Underwriters in connection with such Demand Underwritten Offering.

(g)           Priority of Securities in Demand Underwritten Offerings. If the total number of securities requested to be included in a Demand Underwritten Offering pursuant to this Section 4 exceeds the Maximum Successful Underwritten Offering Size for such Demand Underwritten Offering, then:

(i)           the number of securities to be included in such Demand Underwritten Offering will be reduced to an amount that does not exceed such Maximum Successful Underwritten Offering Size; and

(ii)           to effect such reduction:

(1)           the number of Non-Holder Securities included in such Demand Underwritten Offering will be reduced; provided that the Company will have the right, in its sole discretion, to allocate such reduction of Non-Holder Securities requested to be included in such Demand Underwritten Offering; and

(2)           if, after excluding all Non-Holder Securities from such Demand Underwritten Offering, the number of Registrable Underlying Securities of Notice Holders that have duly requested such Registrable Underlying Securities to be included in such Demand Underwritten Offering in accordance with this Section 4 exceeds such Maximum Successful Underwritten Offering Size, then the number of Registrable Underlying Securities to be included in such Demand Underwritten Offering will be allocated pro rata based on the total number of Registrable Underlying Securities so requested by each such Notice Holder to be included in such Demand Underwritten Offering.

Section 5.           Piggyback Registration Rights.

(a)           Notice of Piggyback Underwritten Offering and Right to Participate Therein. Subject to the other provisions of this Section 5, if the Company proposes to engage in a Piggyback Underwritten Offering, then:

(i)           no later than the Piggyback Underwritten Offering Notice Deadline Date for such Piggyback Underwritten Offering, the Company will send to each Notice Holder written notice (the “Piggyback Underwritten Offering Notice”) of such Piggyback Underwritten Offering setting forth the anticipated Offering Launch Time for the related Piggyback Underwritten Offering and the deadline (determined as provided in subsection (ii) below) by which the related Piggyback Right may be exercised; and

(ii)          each Notice Holder will have the right (the “Piggyback Right”) to include all or any portion of its Registrable Underlying Securities in such Piggyback Underwritten Offering, which right is exercisable by delivering, no later than three Business Days after the date the Company sends such Piggyback Underwritten Offering Notice pursuant to subsection (i) above, written notice to the Company setting forth (1) the name of, and contact information for, such Notice Holder and (2) the number of such Notice Holder’s Registrable Underlying Securities that such Notice Holder requests to be included in such Piggyback Underwritten Offering.

(b)           Certain Procedures Relating to Piggyback Underwritten Offerings.

(i)           Obligations of the Company. Subject to the other terms of this Agreement, upon exercise of any Piggyback Rights to include any Notice Holder’s Registrable Underlying Securities in a Piggyback Underwritten Offering, the Company will use commercially reasonable efforts to include such Registrable Underlying Securities in such Piggyback Underwritten Offering and will cooperate in good faith with such Notice Holder in connection therewith.

(ii)           Designation of the Underwriting Syndicate. The Managing Underwriters, and any other underwriter, for any Piggyback Underwritten Offering will be selected by the Company in its sole discretion.

(iii)           Right of the Company to Control Offering Procedures, Timing and Related Matters. Notwithstanding anything to the contrary in this Agreement, the Company will have the following rights with respect to each Piggyback Underwritten Offering:

(1)           to determine the Offering Launch Time and timing for such Piggyback Underwritten Offering;

(2)           to determine the structure of the offering;

(3)           to negotiate any related underwriting agreement and it terms, including the amount of securities to be sold by the Company or persons other than Notice Holders pursuant thereto and the offering price of, and underwriting discount for, such securities; provided, however, that the Notice Holders whose Registrable Underlying Securities are included in such Piggyback Underwritten Offering will have the right to negotiate in good faith all of their respective representations, warranties and covenants, and indemnification and contribution obligations, set forth in any such underwriting agreement; and

(4)           to terminate such Piggyback Underwritten Offering in its sole discretion; provided that the Company will provide notice of any such termination to all Notice Holders whose Registrable Underlying Securities were to be included in such Piggyback Underwritten Offering.

(c)           Conditions Precedent to Inclusion of a Notice Holder’s Registrable Underlying Securities. Notwithstanding anything to the contrary in this Section 5, the right of any Notice Holder to include any of its Registrable Underlying Securities in any Piggyback Underwritten Offering upon exercise of the Piggyback Rights therefor will be subject to the following conditions:

(i)           the execution and delivery, by such Notice Holder or it is duly authorized representative or power of attorney, of any related underwriting agreement and such other agreements or instruments (including customary “lock-up” agreements, custody agreements and powers of attorney), if any, as may be reasonably requested by the Managing Underwriters for such Piggyback Underwritten Offering; and

(ii)           the provision, by such Notice Holder promptly and as soon as reasonably practicable following the request therefor, of any information reasonably requested by the Company or such Managing Underwriters in connection with such Piggyback Underwritten Offering.

(d)           Priority of Securities in Piggyback Underwritten Offerings. If the total number of securities proposed to be included in a Piggyback Underwritten Offering pursuant to this Section 5 exceeds the Maximum Successful Underwritten Offering Size for such Piggyback Underwritten Offering, then:

(i)           the number of securities to be included in such Piggyback Underwritten Offering will be reduced to an amount that does not exceed such Maximum Successful Underwritten Offering Size; and

(ii)           to effect such reduction:

(1)           the number of Non-Holder Securities requested to be included in such Piggyback Underwritten Offering upon the exercise of registration rights (other than pursuant to this Agreement or held by Persons party to the Existing Registration Rights Agreement (“Existing Holders”)) will be reduced; and

(2)           (A) the number of Registrable Underlying Securities of Notice Holders that have duly requested such Registrable Underlying Securities to be included in such Piggyback Underwritten Offering in accordance with this Section 5 will be reduced pro rata based on the total number of Registrable Underlying Securities so requested by each such Notice Holder to be included in such Piggyback Underwritten Offering and (B) the number of Non-Holder Securities requested to be included in such Piggyback Underwritten Offering by Existing Holders will be reduced pro rata based on the total number of Non-Holder Securities requested to be included by the Existing Holders; provided, however, that the number of securities excluded pursuant to clause (B) above (expressed as a percentage of the total number of securities requested by such Existing Holders to be included in such Piggyback Underwritten Offering) will in no event be greater than the number of Registrable Underlying Securities excluded pursuant to clause (A) above (expressed as a percentage of the total number of Registrable Underlying Securities so requested by Notice Holders to be included in such Piggyback Underwritten Offering).

Section 6.           Blackout Periods.

(a)           Generally. Notwithstanding anything to the contrary in this Agreement, but subject to Section 6(b), if there occurs or exists any pending corporate development or any other event, in each case that, in the Company’s reasonable judgment, would require the disclosure of material non-public information not otherwise required to be disclosed under applicable law and such disclosure would have a material adverse effect on the Company and the Company therefore deems it appropriate to suspend the availability of any Registration Statement or any pending or potential Demand Underwritten Offering, then:

(i)           the Company will promptly send notice (a “Blackout Commencement Notice”) to each Notice Holder of such suspension (without setting forth therein any material non-public information, and including an approximation of the anticipated length of such suspension);

(ii)           the Company’s obligations under Section 3 or otherwise with respect to the Resale Registration Statement, under Section 4 or otherwise with respect to any Demand Underwriting Registration Notice or under Section 5 or otherwise with respect to any Piggyback Underwritten Offering, in each case, including any related obligations of the Company under Section 7, will be suspended until the related Blackout Period has terminated;

(iii)          upon its receipt of such Blackout Commencement Notice, each Holder agrees to comply with its obligations set forth in Section 9(c); and

(iv)           upon the Company’s determination that such suspension is no longer needed or appropriate, the Company will promptly send notice (a “Blackout Termination Notice,” and the period from, and including, the date the Company sends such Blackout Commencement Notice to, and including, the date the Company sends such Blackout Termination Notice, a “Blackout Period”) to each Notice Holder of the termination of such suspension (without setting forth any material non-public information).

(b)           Limitation on Blackout Periods. No single Blackout Period can extend beyond 45 calendar days, and a Blackout Period may not be called by the Company more than twice in any period of 12 full consecutive calendar months.

Section 7.           Certain Registration and Related Procedures.

(a)           Compliance with Registration Obligations and Securities Act; SEC Staff Comments. Subject to Section 6, the Company will use commercially reasonable efforts to make such filings with the SEC as may be necessary to comply with its obligations under Section 3, Section 4 and Section 5 and to cause each Registration Statement to comply with the Securities Act and other applicable law, including, if applicable, the filing of any Registration Statement Documents to comply with Section 10(a)(3) of the Securities Act and Rule 3-12 of Regulation S-X under the Securities Act, to amend such Registration Statement to cause the same to be on a form for which the Company and the transactions contemplated thereby are eligible and to address any comments received from the staff of the SEC. The Company will otherwise comply in all material respects with the Securities Act and other applicable law in the discharge of its obligations under Section 3, Section 4 and Section 5.

(b)           Opportunity for Review by Notice Holders. The Company will provide each Notice Holder and its counsel (if any) with a reasonable opportunity to comment on draft copies of the initial filing of the Resale Registration Statement, each pre-effective and post-effective amendment thereto and each related prospectus supplement, before the same is filed with the SEC, and the Company will use commercially reasonable efforts to give effect to comments timely received by it from such Notice Holders in its reasonable discretion; provided, however, that in the case of a prospectus supplement that solely supplements or amends selling securityholder information and is filed pursuant to Rule 424(b)(7) under the Securities Act (or any successor rule), the Company will be required to provide such opportunity only to those Notice Holders named therein. Each Notice Holder whose Registrable Underlying Securities are to be sold pursuant to a Demand Underwriting Registration Statement in accordance with Section 4 or a Piggyback Registration Statement in accordance with Section 5 will be afforded the same rights set forth in the preceding sentence with respect to any prospectus supplement or other Registration Statement Document relating to such Registration Statement, which prospectus supplement or other Registration Statement Document names such Notice Holder.

(c)           Blue Sky Qualification. The Company will use commercially reasonable efforts to qualify the offer and sale of Registrable Underlying Securities in the manner contemplated by the Resale Registration Statement (or any other applicable Registration Statement, to the extent any Registrable Underlying Securities are to be sold pursuant thereto in accordance with Section 4 or Section 5, as applicable) under the securities or “blue sky” laws of those jurisdictions within the United States as the Notice Holders or the Managing Underwriters, as applicable, may reasonably request and to maintain such qualification, once obtained, during the Resale Registration Statement Effectiveness Period (in the case of the Resale Registration Statement) or until the completion of the offering contemplated thereby (in the case of any other Registration Statement), and the Company will use commercially reasonable efforts to cooperate with such Notice Holders or the Managing Underwriters, as applicable, in connection with the same, except, in each case, to the extent such qualification is not required in connection with such offer and sale (including as a result of preemption by federal law pursuant to Section 18 of the Securities Act (or any successor provision)); provided, however, that the Company will not be required to (i) qualify generally to do business in any jurisdiction where it is not then so qualified; (ii) take any action that would subject it to general service of process in suits in any jurisdiction where it is not then so subject; or (iii) take any action that would subject it to taxation in any jurisdiction where it is not then so subject.

(d)           Prevention and Lifting of Suspension Orders. The Company will use commercially reasonable efforts to prevent the issuance (or, if issued, to obtain the withdrawal as promptly as practicable) of any order suspending the effectiveness of the Resale Registration Statement (or any other Registration Statement, to the extent any Registrable Underlying Securities are to be sold pursuant thereto in accordance with Section 4 or Section 5, as applicable) under the Securities Act or suspending any qualification referred to in Section 7(c).

(e)           Notices of Certain Events. The Company will provide notice of the following events to each Notice Holder as soon as reasonably practicable:

(i)            the filing with the SEC of the Resale Registration Statement, any pre- or post-effective amendment thereto or any related prospectus, prospectus supplement or “issuer free writing prospectus” (as defined in Rule 433 under the Securities Act) (other than any filing made under the Exchange Act that is deemed to amend the Resale Registration Statement);

(ii)           the effectiveness under the Securities Act of the Resale Registration Statement or any amendment thereto;

(iii)          the issuance, by the SEC or any other governmental authority, of any stop order suspending the effectiveness of the Resale Registration Statement or the receipt, by the Company, of any written notice that proceedings for such purpose have been initiated;

(iv)          the receipt, by the Company, of any request by the staff of the SEC or any other governmental authority for any amendment or supplement to the Resale Registration Statement;

(v)           the receipt, by the Company, of any written notice (x) of the suspension of the qualification or exemption from qualification of the offer and sale of the Registrable Underlying Securities in any jurisdiction or (y) that proceedings for such purpose have been initiated;

(vi)          the withdrawal or lifting of any suspension referred to in clause (iii) or (v) above;

(vii)         that the Company has determined that the use of the Resale Registration Statement must be suspended (which notice may, at the Company’s discretion, state that it constitutes a Blackout Commencement Notice), including as a result of the occurrence of any event that causes any of the Resale Registration Statement Documents to have a Material Disclosure Defect or to cease to comply with applicable law; and

(viii)        that the Company has determined that the representations and warranties of the Company contained in any agreement (including any underwriting agreement) related to a pending registration cease to be true and correct in any material respect;

provided, however, that the Company need not provide any such notice during a Blackout Period.

In addition, during the pendency of any Demand Underwritten Offering pursuant to Section 4 or any Piggyback Underwritten Offering pursuant to Section 5, but other than during a Blackout Period, each Notice Holder whose Registrable Underlying Securities are to be sold in such offering pursuant to the related Demand Underwriting Registration Statement or Piggyback Registration Statement, as applicable, will be afforded the same notice set forth in the preceding sentence with respect to the events set forth in clauses (i) through (vii), inclusive, of this Section 7(e) relating to such Registration Statement.

(f)            Remediation of Material Disclosure Defects. Subject to Section 6, the Company will, as promptly as practicable after determining that any Registration Statement Document contains a Material Disclosure Defect, prepare and file with the SEC (and, if applicable, use commercially reasonable efforts to cause the same to become effective under the Securities Act as promptly as practicable) such appropriate additional Registration Statement Document(s) so as to cause the applicable Registration Statement Document(s) to thereafter not contain any Material Disclosure Defect.

(g)           Listing of Registrable Underlying Securities. The Company will use commercially reasonable efforts to cause the Registrable Underlying Securities to be listed for trading on each U.S. national securities exchange, if any, on which securities of the same class of the Company are then so listed.

(h)           Provision of Copies of the Prospectus. At its expense, the Company will provide, to Notice Holders and the Managing Underwriters, if any, such number of copies of the prospectus relating to the applicable Registration Statement or any related prospectus supplement or “issuer free writing prospectus” (as defined in Rule 433 under the Securities Act) or such other documents as such Notice Holders or Managing Underwriters, as applicable, may reasonably request in order to facilitate the public sale or other disposition of the Registrable Underlying Securities owned by such Notice Holders.

(i)            Holders Cannot Be Identified as Underwriters Without Consent. The Company will not expressly name or identify any Holder as an “underwriter” in any Registration Statement Document without such Holder’s prior written consent (including consent provided in a Notice and Questionnaire); provided, however, that nothing in this Section 7(i) will require the consent of any Holder in connection with the inclusion in any Registration Statement Document of customary language, without specifically naming any Holder, that selling securityholders may in certain circumstances be considered to be underwriters under federal securities laws. If, and for so long as, any Notice Holder that is required (either upon the reasonable advice of counsel for the Company or by the staff of the SEC) to be expressly named or identified as an “underwriter” in any Resale Registration Statement Document does not provide its written consent to being named as such, then, notwithstanding anything to the contrary in this Agreement, the Company’s failure to include such Notice Holder or its Registrable Underlying Securities in any Resale Registration Statement Document will not constitute a breach of the Company’s obligations under this Agreement.

(j)            Due Diligence Matters. Upon reasonable notice and at reasonable times during normal business hours, and upon receipt of customary confidentiality agreements as the Company may request, the Company will make available for inspection, by a representative of each Notice Holder, and the Managing Underwriters, if any, and attorneys or accountants retained by such Notice Holder or Managing Underwriters, as applicable, customary due diligence information, including reasonable access to the Company’s books and records, officers, accountants and other advisors; provided, however, that such inspection and information will, to the greatest extent reasonably practicable, be coordinated on behalf of all Notice Holders and the other parties entitled thereto by the Designated Holder Counsel.

(k)           Earnings Statement. The Company will use commercially reasonable efforts to comply with its reporting obligations under Section 13(a) or 15(d) of the Exchange Act in such manner, as contemplated under Rule 158 under the Securities Act, so as to make generally available to its securityholders an earnings statement covering the 12-month period referred to in Section 11(a) of the Securities Act, as it relates to each applicable Registration Statement, in the manner contemplated by, and otherwise in compliance with, such Section 11(a).

(l)            Settlement of Transfers and De-Legending. The Company will use commercially reasonable efforts to cause its transfer agent (or any other securities custodian for any Registrable Underlying Securities) to cooperate in connection with the settlement of any transfer of Registrable Underlying Securities pursuant to any Registration Statement, including through the applicable Depositary. If any such Registrable Underlying Securities so transferred are represented by a certificate bearing a legend referring to transfer restrictions under the Securities Act, then the Company will, if appropriate, cause such Registrable Underlying Securities to be reissued in the form of one or more certificates not bearing such a legend.

(m)          Certain Covenants Relating to Underwritten Offerings. The following covenants will apply, in each case to the extent applicable, in connection with any Piggyback Underwritten Offering that includes any Registrable Underlying Securities, or any Demand Underwritten Offering:

(i)           Underwriting Agreement and Related Matters. The Company will: (1) execute and deliver any customary underwriting agreement or other agreement or instrument reasonably requested by the Managing Underwriters for such offering; (2) use commercially reasonable efforts to cause such customary legal opinions, comfort letters, “lock-up” agreements and officers’ certificates to be delivered in connection therewith; and (3) cooperate in good faith with such Managing Underwriters in connection with the disposition of Registrable Underlying Securities pursuant to such offering.

(ii)           Marketing and Roadshow Matters. The Company will cooperate in good faith with the Managing Underwriters for such offering in connection with any marketing activities relating to such offering; provided, however, that, notwithstanding anything to the contrary in this Agreement, in no event will the Company be obligated to require any director, officer or other employee of the Company to participate in any live or pre-recorded “roadshow” or similar presentation in a Non-Marketed Underwritten Offering.

(iii)          FINRA Matters. The Company will cooperate and assist in any filings required to be made with the Financial Industry Regulatory Authority, Inc. in connection with such offering.

Section 8.           Expenses. All Company Registration Expenses will be borne by the Company. All fees and expenses that are incurred by any Holder in connection with this Agreement, and that are not Company Registration Expenses, will be borne by such Holder.

Section 9.           Certain Agreements and Representations of the Holders.

(a)           Provision of Information. Notwithstanding anything to the contrary in this Agreement, no Holder will be entitled to any benefits under this Agreement until it has executed and delivered a Notice and Questionnaire to the Company. Each Holder represents that the information included in any such Notice and Questionnaire is accurate and complete in all material respects and covenants, during the term of this Agreement, to promptly provide notice to the Company if any such information thereafter ceases to be accurate and complete in all material respects. Each Holder authorizes the Company to assume the accuracy and completeness of all information contained in the most recent Notice and Questionnaire executed and delivered by such Holder. Each Holder will (i) provide, as soon as reasonably practicable, such other information as the Company may reasonably request in connection with the performance of the Company’s obligations under this Agreement and (ii) promptly notify the Company upon becoming aware that any information relating to such Holder and included in any Registration Statement Document contains a Material Disclosure Defect.

(b)           Use of Offering Materials. Each Holder agrees that, without the prior written consent of the Company, it will not offer or sell any Registrable Underlying Securities by means of any written communication other than the latest prospectus or prospectus supplement provided to such Holder by the Company (or on file on the SEC’s EDGAR system (or any successor thereto)) relating to the applicable Registration Statement, and any related “issuer free writing prospectus” (as defined in Rule 433 under the Securities Act) authorized for such use by the Company.

(c)           Covenants Relating to Blackout Periods. Each Holder agrees that, upon its receipt of a Blackout Commencement Notice, such Holder will: (i) not effect any sale or other transfer of Registrable Underlying Securities pursuant to any Registration Statement, and will not distribute any Registration Statement Document, until such Holder has received a subsequent Blackout Termination Notice; and (ii) treat as confidential information, its receipt of such Blackout Commencement Notice and Blackout Termination Notice and any information contained therein.

Section 10.         Indemnification and Contribution.

(a)           Indemnification by the Company. The Company will indemnify, defend and hold harmless each Holder Indemnified Person from and against (and will reimburse such Holder Indemnified Person, as incurred, for) any Losses that, jointly or severally, such Holder Indemnified Person may incur under the Securities Act, the Exchange Act, the common law or otherwise, insofar as such Losses arise out of or are based on (i) any Material Disclosure Defect or alleged Material Disclosure Defect in any Registration Statement Document; or (ii) any violation by the Company of the Securities Act, the Exchange Act or any other U.S. federal securities laws, or any U.S. state securities or “blue sky” laws, in connection with any Registration Statement Document; provided, however, that the Company will have no obligations under this Section 10(a) in respect of any Losses insofar as such Losses arise out of or are based on any Material Disclosure Defect or alleged Material Disclosure Defect included in any Registration Statement Document in conformity with the Holder Information of any Holder.

(b)           Indemnification by the Holders. Each Holder, severally and not jointly, will indemnify, defend and hold harmless each Company Indemnified Person from and against (and will reimburse such Company Indemnified Person, as incurred, for) any Losses that, jointly or severally, such Company Indemnified Person may incur under the Securities Act, the Exchange Act, the common law or otherwise, insofar as such Losses arise out of or are based on any Material Disclosure Defect or alleged Material Disclosure Defect in any Registration Statement Document, which Material Disclosure Defect or alleged Material Disclosure Defect is included therein in reliance upon and in conformity with the Holder Information of such Holder; provided, however, that in no event will the liability of any Holder pursuant to this Section 10(b) exceed a dollar amount equal to the net proceeds received by such Holder from the sale of the Registrable Underlying Securities giving rise to the related indemnification obligation under this Section 10(b).

(c)           Indemnification Procedures.

(i)            Notice of Proceedings. If any claim, action, suit or proceeding (each, a “Proceeding”) is made or commenced against any Indemnified Person in respect of which indemnity is or may be sought from any Person (in such capacity, the “Indemnifying Party”) pursuant to Section 10(a) or Section 10(b), then such Indemnified Person will promptly notify the such Indemnifying Party in writing of such Proceeding; provided, however, that the failure to so notify such Indemnifying Party will not relieve such Indemnifying Party from any liability that it may have to such Indemnified Person or otherwise, except to the extent that such Indemnifying Party is materially prejudiced by such failure, as determined by a court of competent jurisdiction in a non-appealable, final judgment.

(ii)           Defense of Proceedings; Employment of Counsel. Subject to the next sentence, upon its receipt of the notice referred to in Section 10(c)(i) in respect of a Proceeding, the Indemnifying Party will assume the defense of such Proceeding, including the employment of counsel reasonably satisfactory to the Indemnified Person and payment of all fees and expenses. Such Indemnified Person will also have the right to employ its own counsel in such Proceeding at such Indemnified Person’s expense; provided, however, that such Indemnifying Party will be responsible for, and pay as incurred, the reasonable and documented fees and expenses of such counsel if: (1) such Indemnifying Party authorized, in writing, the employment of such counsel in connection with the defense of such Proceeding; (2) such Indemnifying Party fails to promptly employ counsel to defend such Proceeding; or (3) such Indemnified Person reasonably concludes that there may be (x) defenses available to such Indemnified Person that are different from, in addition to or in conflict with those available to such Indemnifying Party or (y) a conflict of interest between the Indemnified Party and the Indemnifying Party with respect to such claim (in which case of this clause (3), such Indemnifying Party will not have the right to direct the defense of such Proceeding on behalf of such Indemnified Person). Notwithstanding anything to the contrary in this Section 10(c)(ii), in no event will any Indemnifying Party be liable for the fees or expenses of more than one separate counsel (in addition to any local counsel) in any one Proceeding or series of related Proceedings in the same jurisdiction representing the Indemnified Person(s) who are parties to such Proceeding.

(iii)          Settlements of Proceedings. An Indemnifying Party will not be liable pursuant to Section 10(a) or Section 10(b), as applicable, or this Section 10(c) for any settlement of any Proceeding except as provided in the next sentence. If any Proceeding is settled, then the Indemnifying Party will indemnify and hold harmless each Indemnified Person that is subject to such settlement from and against any Losses incurred by such Indemnified Person by reason of such settlement, if such Indemnifying Party effected, or otherwise provided its written consent to, such settlement (which consent will not be unreasonably withheld or delayed). The Indemnifying Party will not effect any settlement of any Proceeding without the prior written consent of the applicable Indemnified Person(s) (which consent will not be unreasonably withheld or delayed), unless such settlement (1) includes an unconditional release of such Indemnified Person(s) from all liability on the claims that are the subject matter of such Proceeding, (2) does not include an admission of fault or culpability or a failure to act by or on behalf of such Indemnified Person(s) and (3) is settled solely for cash for which such Indemnified Person(s) would be entitled to, and receive, indemnification hereunder.

The indemnification provided for under this Agreement shall survive the sale or other transfer of the Registrable Underlying Securities and the termination of this Agreement.

(d)           Contribution Where Indemnification Not Available. If the indemnification provided for in this Section 10 is unavailable to any Indemnified Person, or is insufficient to hold any Indemnified Person harmless, in respect of any Losses referred to in the preceding provisions of this Section 10, then each applicable Indemnifying Party, severally and not jointly, will contribute to the amount paid or payable by such Indemnified Person as a result of such Losses in such proportion as is appropriate to reflect the relative fault of the Company, on the one hand, and of the Holders, on the other hand, in connection with the statements or omissions, or the actions or non-actions, as applicable, that resulted in such Losses, as well as other relevant equitable considerations. The relative fault of the Company, on the one hand, and of the Holders, on the other hand, will be determined by reference to, among other things, whether any applicable Material Disclosure Defect or alleged Material Disclosure Defect, or any relevant action or non-action, as applicable, relates to information supplied, or was taken or made, as applicable, by the Company or by the Holders and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such Material Disclosure Defect or alleged Material Disclosure Defect, or such action or non-action, as applicable. The amount paid or payable by an Indemnified Person as a result of any Losses referred to in this Section 10(d) will include any legal or other fees or expenses reasonably incurred by such Indemnified Person in connection with investigating, preparing to defend or defending the related Proceeding.

The Company and the Holders agree that it would not be just and equitable if contribution pursuant to this Section 10(d) were determined by pro rata allocation (even if the Holders were treated as one Person for such purpose) or by any other allocation method that does not take account of the equitable considerations referred to in the preceding paragraph. Notwithstanding anything to the contrary in the preceding paragraph, no Holder will be required to contribute any amount in excess of the amount by which the net proceeds received by such Holder from the sale of Registrable Underlying Securities pursuant to any Registration Statement exceeds the amount of any damage that such Holder has otherwise been required to pay by reason of the relevant Material Disclosure Defect or alleged Material Disclosure Defect, or the relevant action or non-action, as applicable. The amount paid or payable by an Indemnified Party will be deemed to include any legal or other expenses reasonably incurred by such Indemnified Party in connection with investigating or defending against any action or claim which is the subject hereof. No Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) will be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation. The Holders’ obligations to contribute pursuant to this Section 10(d) are several and not joint.

(e)           Remedies Not Exclusive. The remedies provided for in this Section 10 are not exclusive and will not limit, and will be in addition to, any rights or remedies that may otherwise be available to any Indemnified Person at law or in equity.

Section 11.         Termination of Registration Rights. Notwithstanding anything to the contrary in this Agreement, the Company’s obligations under Section 3, Section 4, Section 5, and any related obligations of the Company under Section 7, will terminate (and, for the avoidance of doubt, the Company will thereafter have no obligation to file, keep effective or usable or amend or make any other filings with respect to, the Resale Registration Statement or any other Resale Registration Statement Document, to effect any Demand Underwritten Offering or to include any Registrable Underlying Securities in any Piggyback Underwritten Offering) upon the earlier of (such earlier date, the “Registration Termination Date”) (1) the first date on which all Registrable Underlying Securities covered by the Resale Registration Statement have been sold thereunder in accordance with the plan of distribution disclosed in the prospectus included in the Resale Registration Statement and (2) the first date on which no Registrable Underlying Securities are outstanding.

Section 12.         Rule 144. With a view towards enabling the Holders to resell their Registrable Underlying Securities pursuant to Rule 144 under the Securities Act, the Company agrees that, until its obligations pursuant to Section 3 have terminated pursuant to Section 11, it will (a) use commercially reasonable efforts to timely file (after giving effect to any available grace periods) such reports with the SEC required to be filed by it under the Exchange Act (including the reports under Sections 13 and 15(d) of the Exchange Act referred to in subparagraph (c)(1) of Rule 144) for so long as such requirements would be applicable to the resale of Registrable Underlying Securities pursuant to Rule 144 and submit all required Interactive Data Files (as defined in Rule 11 of Regulation S-T of the Commission) and (b) take such further action as any Notice Holder may reasonably request to enable such Notice Holder to sell its Registrable Underlying Securities pursuant to Rule 144.

Section 13.         Subsequent Holders. Each Person that acquires any Registrable Underlying Securities from any Holder will, to the extent such securities continue to constitute Registrable Underlying Securities in the hands of such Person, become a Holder until such time as such person thereafter ceases to satisfy the definition of such term; provided, however, that such Person will not be entitled to the benefits of this Agreement (and will be deemed not to be a Holder or a Notice Holder) unless such Person executes and delivers a Notice and Questionnaire to the Company agreeing to be bound by the terms of this Agreement.

Section 14.         Miscellaneous.

(a)           Notices. The Company will send all notices or communications to any Holder pursuant to this Agreement either: (a) in writing by first class mail, certified or registered, return receipt requested, or by overnight air courier guaranteeing next day delivery, to such Holder’s address as set forth in the latest Notice and Questionnaire of such Notice Holder delivered to the Company (or, if such Holder has not delivered any Notice and Questionnaire, as set forth in the Company’s registrar); or (b) by email to the email address specified in such Notice and Questionnaire (which email will be deemed to constitute notice in writing for purposes of this Agreement).

Any notice or communication by any Holder to the Company will be deemed to have been duly given if in writing by first class mail, certified or registered, return receipt requested, or by overnight air courier guaranteeing next day delivery, to the offices of the Company at the following address (or at such other address as may be hereafter specified by notice to the Holders by the Company):

Vertex, Inc.

2301 Renaissance Blvd

King of Prussia, Pennsylvania 19406

Attention: Bryan Rowland, General Counsel

with a copy (which will not constitute notice) to:

Latham & Watkins LLP

555 Eleventh Street, Suite 1000

Washington, D.C. 20004

Attention: Joel H. Trotter; Christopher J. Clark

E-mail: joel.trotter@lw.com; christopher.j.clark@lw.com

(b)           Amendments and Waivers. This Agreement, or any provision of this Agreement, may be amended, modified, waived or superseded only by a written instrument that is executed by the Company and by one or more Holders whose aggregate As-Converted Ownership Percentage exceeds 50%, and any such amendment, modification, waiver or supersession so executed will be binding upon the Company and all Holders; provided, however, that:

(i)            a waiver with respect to any particular Holder’s individual rights under this Agreement will be effective as to such Holder if reflected in a written instrument executed by such Holder; provided such waiver does not adversely affect the rights of any other Holder;

(ii)           a waiver of any rights of the Holders in respect of any Piggyback Underwritten Offering will be effective if reflected in a written instrument executed by Notice Holders holding a majority of the total number of Registrable Underlying Securities of Notice Holders proposed to be sold in such Piggyback Underwritten Offering;

(iii)          Piggyback Rights with respect to any particular registration statement under the Securities Act may be waived, on behalf of all Holders, by a written instrument executed by one or more Holders whose aggregate As-Converted Ownership Percentage exceeds 50%; and

(iv)          a waiver of any rights of the Holders in respect of any Demand Underwritten Offering will be effective if reflected in a written instrument executed by Notice Holders holding a majority of the total number of Registrable Underlying Securities of Notice Holders proposed to be sold in such Demand Underwritten Offering.

For purposes of determining whether any such amendment, modification, waiver or supersession is executed by Holders of the requisite number of securities, the Company may, absent manifest error, conclusively rely on information contained in its registrar or in any Notice and Questionnaire.

No delay on the part of any party in exercising any right, power or privilege pursuant to this Agreement will operate as a waiver thereof, and no waiver, or single or partial exercise of, any such right, power or privilege will preclude any other or further exercise thereof or the exercise of any other right, power or privilege pursuant to this Agreement.

(c)           Third-Party Beneficiaries. Subject to Section 13, this Agreement will only be binding on, inure to the benefit of and be enforceable by the Company, each Holder and their respective successors and assigns.

(d)           Governing Law; Waiver of Jury Trial. THIS AGREEMENT, AND ANY CLAIM, CONTROVERSY OR DISPUTE ARISING UNDER OR RELATED TO THIS AGREEMENT, WILL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK. EACH OF THE COMPANY AND EACH HOLDER (BY ITS EXECUTION AND DELIVERY OF THIS AGREEMENT, A JOINDER TO THIS AGREEMENT OR A NOTICE AND QUESTIONNAIRE) IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT.

(e)           Submission to Jurisdiction. Any legal suit, action or proceeding arising out of or based upon this Agreement or the transactions contemplated by this Agreement may be instituted in the federal courts of the United States of America located in the City of New York or the courts of the State of New York, in each case located in the City of New York (collectively, the “Specified Courts”), and each of the Company and each Holder irrevocably submits to the non-exclusive jurisdiction of such courts in any such suit, action or proceeding. Service of any process, summons, notice or document by mail (to the extent allowed under any applicable statute or rule of court) to the address of the relevant party set forth in Section 14(a) will be effective service of process for any such suit, action or proceeding brought in any such court. Each of the Company and each Holder (by its execution and delivery of this Agreement, a joinder to this Agreement or a Notice and Questionnaire) irrevocably and unconditionally waives any objection to the laying of venue of any suit, action or other proceeding in the Specified Courts and irrevocably and unconditionally waives and agrees not to plead or claim that any such suit, action or other proceeding has been brought in an inconvenient forum.

(f)            No Adverse Interpretation of Other Agreements. This Agreement may not be used to interpret any other agreement of the Company or its subsidiaries or of any other Person, and no such agreement may be used to interpret this Agreement.

(g)           Successors. All agreements of the Company in this Agreement will bind its successors.

(h)           Severability. If any provision of this Agreement is invalid, illegal or unenforceable, then the validity, legality and enforceability of the remaining provisions of this Agreement will not in any way be affected or impaired thereby.

(i)            Counterparts. The parties may sign any number of copies of this Agreement. Each signed copy will be an original, and all of them together represent the same agreement. Delivery of an executed counterpart of this Agreement by facsimile, electronically in portable document format or in any other format will be effective as delivery of a manually executed counterpart.

(j)            Table of Contents, Headings, Etc.. The table of contents and the headings of the Sections and Subsections of this Agreement have been inserted for convenience of reference only, are not to be considered a part of this Agreement and will in no way modify or restrict any of the terms or provisions of this Agreement.

(k)           Entire Agreement. This Agreement, including Exhibit A, constitutes the entire agreement of the parties with respect to the specific subject matter of this Agreement and supersedes in their entirety all other agreements or understandings (whether written or oral) between or among the parties with respect to such specific subject matter; provided, however, that any existing confidentiality agreements between the Company and any Holder will continue in full force and effect.

(l)            Specific Performance. The Company: (i) agrees that any failure by it to comply with its obligations under this Agreement may result in material irreparable injury to the Notice Holders for which there is no adequate remedy at law, and, that upon any such failure, any Notice Holder may obtain such relief as may be required to specifically enforce the Company’s obligations under this Agreement; and (ii) hereby waives the defense in any action for specific performance that a remedy at law would be adequate.

(m)          No Inconsistent Agreements; Most Favored Nations. Other than the Existing Registration Rights Agreement, the Company is not currently a party to any agreement with any holder or prospective holder of any securities of the Company giving such holder or prospective holder any registration rights the terms of which are on parity with or senior to, or inconsistent with, the registration rights granted to the Holders pursuant to this Agreement. Other than the Existing Registration Rights Agreement, the Company shall not enter into any agreement with respect to its securities (i) that is inconsistent with or violates the rights granted to the Holders by this Agreement, (ii) that would allow any holder or prospective holder of any securities of the Company to include such securities in any Demand Underwritten Offering or registration giving rights to the rights under Section 5 unless, under the terms of such agreement, such holder or prospective holder may include such securities in any such registration only to the extent that their inclusion would not reduce the amount of the Registrable Underlying Securities of the Holders included therein or (iii) on terms otherwise more favorable than this Agreement.

(n)           Opt-Out Requests. Each Holder shall have the right, at any time and from time to time (including after receiving information regarding any potential public offering), to elect to not receive any notice that the Company or any other Holders otherwise are required to deliver pursuant to this Agreement regarding an Demand Underwritten Offering or a Piggyback Underwritten Offering Notice (except any Blackout Commencement Notice, Blackout Termination Notice or any other notice as required by law, rule or regulation) by delivering to the Company a written statement signed by such Holder that it does not want to receive any such notices hereunder (an “Opt-Out Request”), in which case, and notwithstanding anything to the contrary in this Agreement, the Company and other Holders shall not be required to, and shall not, deliver any such notice or other related information required to be provided to Holders hereunder to the extent that the Company or such other Holders reasonably expect such notice or information would result in a Holder acquiring material non-public information within the meaning of Regulation FD promulgated under the Exchange Act. An Opt-Out Request may state a date on which it expires or, if no such date is specified, shall remain in effect indefinitely. A Holder that has previously given the Company an Opt-Out Request may revoke such request at any time, and there shall be no limit on the ability of a Holder to issue and revoke subsequent Opt-Out Requests; provided, that each Holder shall use reasonable best efforts to minimize the administrative burden on the Company arising in connection with any such Opt-Out Requests. Notwithstanding the foregoing, this shall not prohibit any communications or notices to employees, officers and directors or agents of the Company, or notices or communications pursuant to any other agreements.

[Signature Pages Follows]

IN WITNESS WHEREOF, the parties to this Agreement have caused this Agreement to be duly executed as of the date first written above.

VERTEX, INC.

By:
Name:
Title:

[Signature Page to Registration Rights Agreement]

IN WITNESS WHEREOF, the parties to this Agreement have caused this Agreement to be duly executed as of the date first written above.

[Silver Lake Alpine II, L.P.]

By:
Name:
Title:

[Signature Page to Registration Rights Agreement]

EXHIBIT A

FORM OF NOTICE AND QUESTIONNAIRE

The undersigned (the “Selling Securityholder”) beneficial holder of 11.75% Series A Convertible Preferred Stock (the “Convertible Preferred Stock”) of Vertex, Inc., a Delaware corporation (the “Company”), warrants (the “Warrants”) to purchase shares of the Company’s Class A Common Stock, $0.001 par value per share (the “Class A Common Stock”), shares of Class A Common Stock or other Registrable Underlying Securities (as defined in the Registration Rights Agreement referred to below) understands that the Company has filed, or intends to file, with the U.S. Securities and Exchange Commission (the “SEC”) a registration statement (the “Registration Statement”) under the U.S. Securities Act of 1933, as amended (the “Securities Act”) to register the resale of Registrable Underlying Securities, in accordance with the terms of that certain Registration Rights Agreement, dated as of [DATE] (the “Registration Rights Agreement”), among the Company and the securityholders named therein. The Company will provide a copy of the Registration Rights Agreement upon request at the address set forth below. All capitalized terms used in this Notice and Questionnaire without definition have the respective meanings given to them in the Registration Rights Agreement.

To sell or otherwise dispose of any Registrable Underlying Securities pursuant to the Registration Statement, the beneficial owner of those Registrable Underlying Securities generally must be named as a selling securityholder in the related prospectus, deliver a prospectus to the purchasers of the Registrable Underlying Securities and be bound by those provisions of the Registration Rights Agreement applicable to such beneficial owner (including certain indemnification provisions, as described below). Beneficial owners that do not complete this Notice and Questionnaire and deliver it to the Company as provided below will not be named as selling securityholders in the prospectus and will not be permitted to sell any Registrable Underlying Securities pursuant to the Registration Statement. Beneficial owners are encouraged to complete and deliver this Notice and Questionnaire as soon as possible.

Certain legal consequences arise from being named as a selling securityholder in the Registration Statement and the related prospectus. Accordingly, registered holders and beneficial owners of Registrable Underlying Securities should consult their legal counsel regarding the consequences of being named or not being named as a selling securityholder in the Registration Statement and the related prospectus.

NOTICE

By signing and returning this Notice and Questionnaire, the Selling Securityholder:

•	notifies the Company of its intention to sell or otherwise dispose of Registrable Underlying Securities beneficially owned by it and listed below in Item 3 (except as otherwise specified under such Item 3) pursuant to the Registration Statement; and

•	agrees to be bound by the terms and conditions of this Notice and Questionnaire and the Registration Rights Agreement.

A-1

Pursuant to the Registration Rights Agreement, the Selling Securityholder has agreed to indemnify and hold harmless the Company and its affiliates, the partners, directors, officers, members, stockholders, employees, advisors or other representatives of the Company or its affiliates and each person, if any, who controls the Company within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, from and against certain claims and losses arising in connection with: (i) sales by the Selling Securityholder of Registrable Underlying Securities pursuant to the Registration Statement either (x) during a Blackout Period of which the Company has provided notice to the Selling Securityholder or (y) without delivering, if required by the Securities Act, the most recent prospectus relating to the Registration Statement; or (ii) statements or omissions concerning the Selling Securityholder made in the Registration Statement or the related prospectus in reliance upon the information provided in this Notice and Questionnaire.

The Selling Securityholder hereby provides the following information to the Company and represents and warrants that such information is accurate and complete:

QUESTIONNAIRE

1.	Selling Securityholder Information:

(a)	Full legal name of the Selling Securityholder:

(b)	If the Registrable Underlying Securities listed in Item 3 below are held in certificated form and not “in street name,” state the full legal name of the registered holder through which the Registrable Underlying Securities listed in Item 3 below are held:

(c)	If the Registrable Underlying Securities listed in Item 3 below are held “in street name,” state the full legal name of the Depository Trust Company participant through which the Registrable Underlying Securities listed in Item 3 below are held:

(d)	Taxpayer identification or social security number of the Selling Securityholder:

2.	Address and Contact Information for Notices to the Selling Securityholder:

Telephone:

Fax:

Email Address:

Contact Person:

A-2

3.	Beneficial Ownership of Convertible Preferred Stock, Warrants and Class A Common Stock Issued Upon Conversion of Convertible Preferred Stock or Exercise of Warrants:

Check each of the following that applies to the Selling Securityholder.

☐	The Selling Securityholder owns Convertible Preferred Stock:

Number of Shares:

CUSIP No(s). (if any):

☐	The Selling Securityholder owns shares of Class A Common Stock that were issued upon conversion of the Convertible Preferred Stock:

Number of Shares:

CUSIP No(s). (if any):

☐	The Selling Securityholder owns Warrants:

Number of Warrants:

CUSIP No(s). (if any):

☐	The Selling Securityholder owns shares of Class A Common Stock that were issued upon exercise of the Warrants:

Number of Shares:

CUSIP No(s). (if any):

4.	Beneficial Ownership of Other Securities of the Company:

Except as set forth below in this Item 4, the Selling Securityholder is not the beneficial or registered owner of any securities of the Company other than the securities listed in Item 3 above.

Type and amount of other securities beneficially owned by the Selling Securityholder:

Title of Security	Amount Beneficially Owned	CUSIP No(s). (if any)

A-3

5.	Relationships with the Company:

(a)	Has the Selling Securityholder or any of its affiliates, officers, directors or principal equity holders (owners of 5% or more of the equity securities of the Selling Securityholder) held any position or office or had any other material relationship with the Company (or its predecessors or affiliates) during the past three years?

☐	Yes.

☐	No.

(b)	If the response to (a) above is “Yes,” then please state the nature and duration of the relationship with the Company:

6.	Plan of Distribution:

Check the following box confirming the intended plan of distribution of the Registrable Underlying Securities:

☐	The Selling Securityholder (including its donees and pledgees) does not intend to distribute the Registrable Underlying Securities listed in Item 3 above pursuant to the Registration Statement except as follows (if at all):

The Registrable Underlying Securities may be sold from time to time directly by the Selling Securityholder or, alternatively, through underwriters, broker-dealers or agents. If the Registrable Underlying Securities are sold through broker-dealers or agents, the Selling Securityholder will be responsible for underwriting discounts or commissions or agents’ commissions. The Registrable Underlying Securities may be sold in one or more transactions at fixed prices, at prevailing market prices at the time of sale, at varying prices determined at the time of sale or at negotiated prices. Such sales may be effected in transactions (which may involve block transactions) (1) on any national securities exchange or quotation service on which the Registrable Underlying Securities may be listed or quoted at the time of sale, (2) in the over-the-counter market, (3) otherwise than on such exchanges or services or in the over-the-counter market or (4) through the writing of options. In connection with sales of the Registrable Underlying Securities or otherwise, the Selling Securityholder may enter into hedging transactions with broker-dealers, which may in turn engage in short sales of the Registrable Underlying Securities in the course of the hedging positions they assume. The Selling Securityholder may also sell Registrable Underlying Securities short and deliver Registrable Underlying Securities to close out short positions or loan or pledge Registrable Underlying Securities to broker-dealers that in turn may sell such securities. Notwithstanding anything to the contrary, in no event will the methods of distribution take the form of an underwritten offering of the Registrable Underlying Securities (except pursuant to the terms of the Registration Rights Agreement) without the prior agreement of the Company.

A-4

Broker-Dealers and Their Affiliates:

The Company may have to identify the Selling Securityholder as an underwriter in the Registration Statement or related prospectus if:

•	the Selling Securityholder is a broker-dealer and did not receive the Registrable Underlying Securities as compensation for underwriting activities or investment banking services or as investment securities; or

•	the Selling Securityholder is an affiliate of a broker-dealer and either (1) did not acquire the Registrable Underlying Securities in the ordinary course of business or (2) at the time of its purchase of the Registrable Underlying Securities, had an agreement or understanding, directly or indirectly, with any person to distribute the Registrable Underlying Securities.

Persons identified as underwriters in the Registration Statement or related prospectus may be subject to additional potential liabilities under the Securities Act and should consult their legal counsel before submitting this Notice and Questionnaire.

(a)	Is the Selling Securityholder a broker-dealer registered pursuant to Section 15 of the Exchange Act?

☐	Yes.

☐	No.

(b)	If the response to (a) above is “No,” is the Selling Securityholder an “affiliate” of a broker-dealer that is registered pursuant to Section 15 of the Exchange Act?

☐	Yes.

☐	No.

For the purposes of this Item 7(b), an “affiliate” of a registered broker-dealer includes any company that directly, or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, such broker-dealer.

A-5

(c)	Did the Selling Securityholder acquire the securities listed in Item 3 above in the ordinary course of business?

☐	Yes.

☐	No.

(d)	At the time of the Selling Securityholder’s purchase of the securities listed in Item 3 above, did the Selling Securityholder have any agreements or understandings, directly or indirectly, with any person to distribute the securities?

☐	Yes.

☐	No.

(e)	If the response to (d) above is “Yes,” then please describe such agreements or understandings:

(f)	Did the Selling Securityholder receive the securities listed in Item 3 above as compensation for underwriting activities or investment banking services or as investment securities?

☐	Yes.

☐	No.

(g)	If the response to (f) above is “Yes,” then please describe the circumstances:

7.	Nature of Beneficial Ownership:

The purpose of this section is to identify the ultimate natural person(s) or publicly held entity(ies) that exercise(s) sole or shared voting or dispositive power over the Registrable Underlying Securities.

A-6

(a)	Is the Selling Securityholder a natural person?

☐	Yes.

☐	No.

(b)	Is the Selling Securityholder required to file, or is it a wholly owned subsidiary of an entity that is required to file, periodic and other reports (for example, Forms 10-K, 10-Q and 8-K) with the SEC pursuant to Section 13(a) or 15(d) of the Exchange Act?

☐	Yes.

☐	No.

(c)	Is the Selling Securityholder an investment company, or a subsidiary of an investment company, registered under the U.S. Investment Company Act of 1940, as amended?

☐	Yes.

☐	No.

(d)	If the Selling Securityholder is a subsidiary of such an investment company, please identify the investment company:

(e)	Identify below the name of each natural person or entity that has sole or shared investment or voting control over the securities listed in Item 3 above:

PLEASE NOTE THAT THE SEC REQUIRES THAT THESE NATURAL PERSONS AND ENTITIES BE NAMED IN THE PROSPECTUS.

8.	Securities Received from Named Selling Securityholder:

(a)	Did the Selling Securityholder receive the Registrable Underlying Securities listed above in Item 3 as a transferee from selling securityholder(s) previously identified in the Registration Statement?

☐	Yes.

☐	No.

A-7

(b)	If the response to (a) above is “Yes,” then please answer the following two questions:

(i)	Did the Selling Securityholder receive the Registrable Underlying Securities listed above in Item 3 from the named selling securityholder(s) prior to the effectiveness of the Registration Statement?

☐	Yes.

☐	No.

(ii)	Identify below the names of the selling securityholder(s) from whom the Selling Securityholder received the Registrable Underlying Securities listed above in Item 3 and the date on which such securities were received.

If more space is needed for responses, then please attach additional sheets of paper. Please indicate the Selling Securityholder’s name and the number of the item being responded to on each such additional sheet of paper, and sign each such additional sheet of paper, before attaching it to this Notice and Questionnaire. The Selling Securityholder may be asked to answer additional questions depending on the responses to the above questions.

ACKNOWLEDGEMENTS

The Selling Securityholder acknowledges its obligation to comply with the provisions of the Exchange Act and the rules thereunder relating to stock manipulation, particularly Regulation M thereunder (or any successor rules or regulations), in connection with any offer or sale of Registrable Underlying Securities. The Selling Securityholder agrees that neither it nor any person acting on its behalf will engage in any transaction in violation of such provisions.

The Selling Securityholder acknowledges its obligations under the Registration Rights Agreement to indemnify and hold harmless certain persons as set forth therein.

Pursuant to the Registration Rights Agreement, the Company has agreed under certain circumstances to indemnify the Selling Securityholder against certain liabilities.

In accordance with the Selling Securityholder’s obligation under the Registration Rights Agreement to provide such information as may be required by law for inclusion in the Registration Statement, the Selling Securityholder agrees to promptly notify the Company of any inaccuracies or changes in the information provided in this Notice and Questionnaire that may occur after the date of this Notice and Questionnaire at any time while the Registration Statement remains effective.

A-8

Notices to the Selling Securityholder relating to this Notice and Questionnaire or pursuant to the Registration Rights Agreement will be made by email, or in writing, at the email or physical address set forth in Item 2 above.

By signing below, the Selling Securityholder consents to the disclosure of the information contained in this Notice and Questionnaire in its answers to Items 1 through 9 and the inclusion of such information in the Registration Statement and the related prospectus. The Selling Securityholder understands that such information will be relied upon by the Company in connection with the preparation or amendment of the Registration Statement and the related prospectus.

[Signature Pages Follows]

A-9

The Selling Securityholder has caused this Notice and Questionnaire to be executed and delivered either in person or by its duly authorized agent and thereby agrees to be entitled to the benefits of, and be subject to the indemnification and other obligations under, the Registration Rights Agreement.

Dated:	Legal Name of Selling Securityholder:

By:

Name:

Title:

PLEASE RETURN THE COMPLETED AND EXECUTED NOTICE

AND QUESTIONNAIRE TO VERTEX, INC. AT:

Vertex, Inc.

2301 Renaissance Blvd

King of Prussia, Pennsylvania 19406

Attention: Bryan Rowland, General Counsel

Email: bryan.rowland@vertexinc.com

with a copy (which will not constitute notice) to:

Latham & Watkins LLP

555 Eleventh Street, Suite 1000

Washington, D.C. 20004

Attention: Joel H. Trotter; Christopher J. Clark

E-mail: joel.trotter@lw.com; christopher.j.clark@lw.com

A-10

EXHIBIT C

Form of Warrant

(See Attached)

C-1

WARRANT

THE SECURITIES REPRESENTED BY THIS INSTRUMENT HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), OR THE SECURITIES LAWS OF ANY STATE AND MAY NOT BE TRANSFERRED, SOLD OR OTHERWISE DISPOSED OF EXCEPT WHILE A REGISTRATION STATEMENT RELATING THERETO IS IN EFFECT UNDER SUCH ACT AND APPLICABLE STATE SECURITIES LAWS OR PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER SUCH ACT OR SUCH LAWS.

THE SECURITIES REPRESENTED BY THIS INSTRUMENT ARE SUBJECT TO TRANSFER AND OTHER RESTRICTIONS SET FORTH IN AN INVESTMENT AGREEMENT, DATED AS OF DECEMBER 12, 2023, COPIES OF WHICH ARE ON FILE WITH THE SECRETARY OF THE ISSUER.

WARRANT
TO PURCHASE
SHARES OF COMMON STOCK
OF
Vertex, INC.

No. W-1	[●], 20[●]

FOR VALUE RECEIVED, the undersigned, Vertex, Inc., a Delaware corporation (together with its successors and assigns, the “Company”), hereby certifies that

[●]1

or its registered assign is entitled to subscribe for and purchase, at the Warrant Exercise Price per share, the Warrant Share Number of duly authorized, validly issued, fully paid and non-assessable shares of Common Stock. This Warrant is issued pursuant to that certain Investment Agreement, dated as of December 12, 2023, by and between the Company and Silver Lake Alpine II, L.P. (as amended, supplemented or otherwise modified from time to time, the “Investment Agreement”). Capitalized terms used in this Warrant and not otherwise defined herein shall have the respective meanings specified in Section 8 hereof.

1.            Term. The right to subscribe for and purchase Warrant Shares represented hereby shall expire at 5:00 P.M. (New York City time) on [●], 20322 (such period being the “Term” and the final date of the Term being the “Termination Date”).

2.            Method of Exercise; Payment; Issuance of New Warrant; Transfer and Exchange.

(a)            Time of Exercise. The purchase rights represented by this Warrant may be exercised in whole or in part at any time and from time to time, and in the event that this Warrant has not been exercised in full as of the last Business Day during the Term, to the extent the fair market value of one share of Common Stock as determined in accordance with Section 2(c) is greater than the Warrant Exercise Price, the purchase rights represented by this Warrant shall be deemed to be automatically exercised in full by the Holder as of such last Business Day on a net-issue basis pursuant to Section 2(c) (the “Automatic Exercise”), provided, that, notwithstanding anything to the contrary set forth herein, any exercise of this Warrant shall be subject to and conditioned upon making and receipt of all filings, notifications, expirations of waiting periods, waivers and approvals under the HSR Act or any foreign antitrust or competition laws, requirements or regulations necessary in connection with the issuance of the applicable Warrant Shares upon exercise of this Warrant in accordance with Sections 2(b) and (c) as contemplated by Section 6(n) of the Investment Agreement. Notwithstanding anything to the contrary set forth in this Warrant, if the Warrant is exercised, in whole or in part, in connection with the exercise of the Holder’s registration rights in accordance with the Registration Rights Agreement, dated as of [●], 2024, by and between the Company and [●] (as amended, supplemented or otherwise modified from time to time, the “Registration Rights Agreement”), then this Warrant shall not be deemed to have been exercised to the extent that the applicable Warrant Shares are not sold in the applicable offering due to the Company’s determination not to proceed with such offering, Company’s breach of its obligations thereunder or exercise of its rights pursuant to Section [6(a)] of the Registration Rights Agreement.

1 NTD: SL holder entity to be confirmed.

2 NTD: To be 8 years after the issue date.

(b)            Cash Exercise. The Holder may exercise this Warrant in whole or in part by electing on one or more occasions, at any time prior to the expiration of the Term, to receive Warrant Shares issuable in accordance with this Warrant by (A) surrender of this Warrant at the principal office of the Company together with notice of such election and (B) payment to the Company of the Warrant Exercise Price for the number of Warrant Shares in respect of which this Warrant is then being exercised. Payment of the aggregate Warrant Exercise Price upon exercise pursuant to this Section 2(b) shall be made by delivery of a check to the principal office of the Company, or by wire transfer of immediately available funds in accordance with written wire transfer instructions to be provided by the Company. For the avoidance of doubt, the Holder may not elect to cash exercise this Warrant in the event of an Automatic Exercise.

(c)            Net Issue Exercise. In lieu of exercising this Warrant on a cash basis pursuant to Section 2(b), the Holder may exercise this Warrant in whole or in part on a net-issue basis by electing on one or more occasions, at any time prior to the expiration of the Term, to receive Warrant Shares issuable in accordance with this Warrant (or the portion thereof being cancelled) by surrender of this Warrant at the principal office of the Company together with notice of such election, in which event the Company shall issue to the Holder a number of Warrant Shares computed using the following formula:

Where: X = the number of the Warrant Shares to be issued to the Holder.

Y = the number of the Warrant Shares with respect to which the Warrant is exercised.

A = the fair market value of one share of Common Stock on the date of determination.

B = the Warrant Exercise Price (as adjusted to the date of such calculation).

For purposes of this Section 2(c), the fair market value of one share of Common Stock on the date of determination shall mean:

(i)            if the Common Stock is publicly traded, the per share fair market value of the Common Stock shall be the closing price of the Common Stock as quoted on The NASDAQ Global Market, or the principal exchange or market on which the Common Stock is listed, on the last trading day ending prior to the date of determination; and

(ii)           if the Common Stock is not so publicly traded, the per share fair market value of the Common Stock shall be such fair market value as determined in good faith by the Board of Directors of the Company in reliance on an opinion of a nationally recognized independent investment banking firm retained by the Company for this purpose; provided that Holder shall have a right to receive from the Board of Directors the calculations performed to arrive at such fair market value and a certified resolution of the fair market value from the Board of Directors of the Company.

2

The date of determination for purposes of this Section 2(c) shall be the date the notice of exercise is delivered by the Holder to the Company.

(d)            Issuance of Warrant Shares and New Warrant. In the event of any exercise of the rights represented by this Warrant in accordance with and subject to the terms and conditions hereof, (i) the Warrant Shares so purchased shall be delivered by the Company within one (1) Business Day after such exercise and delivery of this Warrant, via (a) book-entry transfer crediting the account of the Holder through the Company’s transfer agent and registrar for the Common Stock (which as at the issuance of this Warrant is Equiniti Trust Company) or (b) if requested by the Holder, in the form of certificates in the name of the Holder, and (ii) unless this Warrant has expired, a new Warrant representing the number of Warrant Shares, if any, with respect to which this Warrant shall not then have been exercised shall also be issued to the Holder within such time.

(e)            Transferability of Warrant. The Holder may Transfer this Warrant or the Warrant Shares to be issued upon exercise hereof at any time without the prior written approval of the Company, subject to the restrictions set forth in the Investment Agreement.

(f)             Compliance with Securities Laws.

(i)            The Holder, by acceptance hereof, acknowledges that this Warrant and the Warrant Shares to be issued upon exercise hereof have not been registered under the Act or under any U.S. state security laws and are being acquired pursuant to an exemption from registration under the Act solely for the Holder’s own account, and not as a nominee for any other party, and for investment, and that the Holder will not offer, sell or otherwise dispose of this Warrant or any Warrant Shares to be issued upon exercise hereof except pursuant to an effective registration statement, or an exemption from registration, under the Act and any applicable state securities laws.

(ii)           Except as provided in paragraph (iii) below, this Warrant and all Warrant Shares issued upon exercise hereof shall be stamped or imprinted with a legend in substantially the following form (which, in the case of Warrant Shares, shall be in the form of an appropriate book entry notation):

THE SECURITIES REPRESENTED BY THIS INSTRUMENT HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), OR THE SECURITIES LAWS OF ANY STATE AND MAY NOT BE TRANSFERRED, SOLD OR OTHERWISE DISPOSED OF EXCEPT WHILE A REGISTRATION STATEMENT RELATING THERETO IS IN EFFECT UNDER SUCH ACT AND APPLICABLE STATE SECURITIES LAWS OR PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER SUCH ACT OR SUCH LAWS.

THE SECURITIES REPRESENTED BY THIS INSTRUMENT ARE SUBJECT TO TRANSFER AND OTHER RESTRICTIONS SET FORTH IN AN INVESTMENT AGREEMENT, DATED AS OF DECEMBER 12, 2023, COPIES OF WHICH ARE ON FILE WITH THE SECRETARY OF THE ISSUER.

3

(iii)          Subject to Section 2(e), upon request of the Holder and, if requested by the Company, receipt by the Company of an opinion of counsel reasonably satisfactory to the Company to the effect that such legend is no longer required under the Act and applicable state securities laws, the Company shall promptly cause the first paragraph of the legend to be removed from any certificate or other instrument for this Warrant or Warrant Shares to be Transferred in accordance with the terms of this Warrant and the Investment Agreement and the second paragraph of the legend shall be removed by the Company upon the expiration of such Transfer and other restrictions set forth in the Investment Agreement.

(g)            No Fractional Shares or Scrip. No fractional shares or scrip representing fractional Warrant Shares shall be issued upon the exercise of this Warrant. In lieu of any fractional Warrant Share to which the Holder would otherwise be entitled, the Company shall make a cash payment equal to the fair market value of one Warrant Share on the last trading day ending prior to the payment date multiplied by such fraction.

(h)            Replacement of Warrant. On receipt of evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of this Warrant and, in the case of loss, theft or destruction, on delivery of an indemnity agreement reasonably satisfactory in form and substance to the Company or, in the case of mutilation, on surrender and cancellation of this Warrant, the Company shall execute and deliver, in lieu of this Warrant, a new warrant of like tenor and amount.

(i)             No Rights of Stockholders. The Holder shall not be entitled to vote or receive dividends or be deemed the holder of Common Stock that may at any time be issuable on the exercise hereof for any purpose, nor shall anything contained herein be construed to confer upon the Holder, as such, any of the rights of a stockholder of the Company or any right to vote for the election of directors or upon any matter submitted to stockholders at any meeting thereof, or to give or withhold consent to any corporate action (whether upon any recapitalization, issuance of stock, reclassification of stock, change of par value, or change of stock to no par value, consolidation, merger, conveyance, or otherwise) or to receive notice of meetings, or to receive dividends or subscription rights or otherwise, in each case, except to the extent set forth in the Investment Agreement.

(j)             Certain limitations on Exercise. Notwithstanding anything to the contrary in this Warrant, unless and until the Requisite Stockholder Approval is obtained, the Company shall not deliver any shares of Common Stock upon exercise of any Warrants to the extent, and only to the extent, that such issuance, delivery or settlement would result in the Ownership Limitation and shall pay cash in lieu of delivering any shares of Common Stock otherwise deliverable in excess of the such Ownership Limitation. Any cash amount due pursuant to this Section 2(j) shall be an amount equal to the number of Warrant Shares that were not delivered as a result of the Ownership Limitation (with the number of Warrant Shares issuable upon exercise calculated in accordance with Section 2(c)) multiplied by the fair market value of one share of Common Stock on the date of determination (as defined under Section 2(c)). For these purposes, beneficial ownership and calculations of percentage ownership will be determined in accordance with Rule 13d-3 under the Exchange Act.

3.            Certain Representations and Agreements. The Company represents, covenants and agrees:

(a)            The Company has all necessary corporate power and authority and has taken all necessary corporate action required for the due authorization, execution, delivery and performance by the Company of this Warrant, and the consummation by the Company of the transactions contemplated hereby, and the reservation, issuance and delivery of the Warrant Shares. This Warrant, when duly executed and delivered by the Company, will be a valid and binding obligation of the Company enforceable against the Company in accordance with its terms, except as such enforceability may be limited by applicable laws relating to bankruptcy, insolvency, reorganization, moratorium or other similar legal requirement relating to or affecting creditors’ rights generally and except as such enforceability is subject to general principles of equity (regardless of whether enforceability is considered in a proceeding in equity or at law).

4

(b)            The Company has duly authorized and reserved a number of shares of Common Stock for issuance upon exercise of the Warrants equal to the maximum number of shares of Common Stock initially issuable upon exercise of this Warrant if such exercise were to occur immediately following Closing (as defined in the Investment Agreement), and, when the Warrant Shares are issued upon exercise of this Warrant in accordance with the terms of this Warrant, such Warrant Shares will be validly issued, fully paid and non-assessable, and the issuance of any such Warrant Shares will not be subject to any preemptive or similar rights, except as have been or will be duly complied with prior thereto. Neither this Warrant nor the Warrant Shares will be, when issued, subject to any restrictions on transfer under applicable law or any contract to which the Company is a party, other than, in the case of restrictions on transfer, those under applicable state and federal securities laws, Section 6(c) of the Investment Agreement and/or Section 2(e) of this Warrant. When issued in accordance with the terms of the Investment Agreement and the terms of this Warrant, this Warrant and the Warrant Shares will be free and clear of all Liens (as defined in the Investment Agreement), other than Liens incurred by the Investors (as defined in the Investment Agreement) or their respective affiliates. At or before the Closing, the Company shall submit to NASDAQ Stock Market LLC an Application for Listing of Additional Shares with respect to the Warrant Shares and use its reasonable best efforts to cause such application to be approved as promptly as practicable and, in any event, before the Closing. The Company will use its commercially reasonable efforts to maintain the listing of the Warrant Shares for so long as the Common Stock is then so listed.

(c)            Subject to Section 6(n) of the Investment Agreement, the Company shall take all such actions as may be necessary to ensure that all Warrant Shares are issued without violation by the Company of any applicable law or governmental regulation or any requirements of any securities exchange upon which shares of the Company’s capital stock may be listed at the time of such exercise.

(d)            The Company shall not amend or modify any provision of the Certificate of Incorporation or the bylaws of the Company in any manner that would materially and adversely affect the powers, preferences or relative participating, optional or other special rights of the Common Stock in a manner which would disproportionately and adversely affect the rights of the Holder.

(e)            To the extent required to settle any exercise of this Warrant, the Company will use its reasonable best efforts to obtain the Requisite Stockholder Approval, including by seeking such approval, if not previously obtained, at each future regular annual meeting of its stockholders and endorsing its approval in the related proxy materials. The Company will promptly notify the Holder if the Requisite Stockholder Approval is obtained.

4.            Adjustments and Other Rights. The Warrant Exercise Price and Warrant Shares issuable upon exercise of this Warrant shall be subject to adjustment from time to time as follows; provided, that no single event shall cause an adjustment under more than one subsection of this Section 4 so as to result in duplication.

(a)            Stock Splits, Subdivisions, Reclassifications or Combinations. If the Company shall at any time or from time to time (i) declare, order, pay or make a dividend or make a distribution on its Common Stock in shares of Common Stock, (ii) split, subdivide or reclassify the outstanding shares of Common Stock into a greater number of shares or (iii) combine or reclassify the outstanding shares of Common Stock into a smaller number of shares (for the avoidance of doubt, in each case excluding any conversion of shares of Class B common stock into shares of Common Stock), the number of Warrant Shares issuable upon exercise of this Warrant at the time of the record date for such dividend or distribution or the effective date of such split, subdivision, combination or reclassification shall be proportionately adjusted so that the Holder immediately after such record date or effective date, as the case may be, shall be entitled to purchase the number of shares of Common Stock which such Holder would have owned or been entitled to receive in respect of the shares of Common Stock subject to this Warrant after such date had this Warrant been exercised in full immediately prior to such record date or effective date, as the case may be. In the event of such adjustment, the Warrant Exercise Price in effect at the time of the record date for such dividend or distribution or the effective date of such split, subdivision, combination or reclassification shall be immediately adjusted to the number obtained by dividing (x) the product of (1) the number of Warrant Shares issuable upon the exercise of this Warrant in full before the adjustment determined pursuant to the immediately preceding sentence and (2) the Warrant Exercise Price in effect immediately prior to the record or effective date, as the case may be, for the dividend, distribution, split, subdivision, combination or reclassification giving rise to such adjustment by (y) the new number of Warrant Shares issuable upon exercise of the Warrant in full determined pursuant to the immediately preceding sentence.

5

(b)            Distributions.

(i)            If the Company shall fix a record date for the making of a dividend or other distribution (by spin-off or otherwise) on shares of Common Stock other than in cash, whether in other securities of the Company (including rights), evidences of indebtedness of the Company or any other Person or any other property (including securities or evidences of indebtedness of a subsidiary), or any combination thereof, excluding (i) dividends or distributions subject to adjustment pursuant to Section 4(a) or (ii) dividends or distributions of rights in connection with the adoption of a stockholder rights plan in customary form (including with respect to the receipt of such rights in respect of shares of Common Stock (including Warrant Shares) issued subsequent to the initial dividend or distribution of such rights), then in each such case, the number of Warrant Shares issuable upon exercise of this Warrant in full shall be increased by multiplying such number of Warrant Shares by a fraction, the numerator of which is the Market Price per share of Common Stock on such record date and the denominator of which is the Market Price per share of Common Stock on such record date less the Distribution Fair Market Value of the securities and/or any other property, as applicable, to be so paid or distributed in such dividend or distribution in respect of one share of Common Stock (in each case as of the record date of such dividend or distribution); such adjustment shall be effective as of the record date for such dividend or distribution. In the event of such adjustment, the Warrant Exercise Price shall immediately be decreased by multiplying such Warrant Exercise Price by a fraction, the numerator of which is the number of Warrant Shares issuable upon the exercise of this Warrant in full immediately prior to such adjustment, and the denominator of which is the new number of Warrant Shares issuable upon exercise of this Warrant determined in accordance with the immediately preceding sentence. Notwithstanding the foregoing, in the event that the Distribution Fair Market Value of the securities and/or any other property, as applicable, to be so paid or distributed in such dividend or distribution in respect of one share of Common Stock (in each case as of the record date of such dividend or distribution) is equal to or greater than the Market Price per share of Common Stock on such record date, then proper provision shall be made such that upon exercise of this Warrant, the Holder shall receive, in addition to the applicable Warrant Shares, the amount and kind of such securities and/or any other property such Holder would have received had such Holder exercised this Warrant immediately prior to such record date.

(ii)           If the Company shall fix a record date for the making of a cash dividend on shares of Common Stock, the Warrant Exercise Price in effect prior thereto shall be reduced immediately thereafter by the per share amount of such cash dividend.

6

(iii)          For purposes of the foregoing subsections (i) and (ii), in the event that such dividend or distribution in question is ultimately not so made, the Warrant Exercise Price and the number of Warrant Shares issuable upon exercise of this Warrant then in effect shall be readjusted, effective as of the date when the Board of Directors of the Company determines not to make such dividend or distribution, to the Warrant Exercise Price that would then be in effect and the number of Warrant Shares that would then be issuable upon exercise of this Warrant, respectively, if such record date had not been fixed.

(c)            Business Combinations. In case of any Business Combination or reclassification of Common Stock (other than a reclassification of Common Stock subject to adjustment pursuant to Section 4(a)), notwithstanding anything to the contrary contained herein, (i) the Company shall notify the Holder in writing of such Business Combination or reclassification as promptly as practicable (but in no event later than five (5) Business Days prior to the consummation thereof), and (ii) the Holder’s right to receive Warrant Shares upon exercise of this Warrant shall be converted, effective upon the occurrence of such Business Combination or reclassification, into the right to exercise this Warrant to acquire the number of shares of stock or other securities or property (including cash) that the Common Stock issuable (at the time of such Business Combination or reclassification) upon exercise of this Warrant in full immediately prior to such Business Combination or reclassification would have been entitled to receive upon consummation of such Business Combination or reclassification; and in any such case, if applicable, the provisions set forth herein with respect to the rights and interests thereafter of the Holder shall be appropriately adjusted so as to be applicable, as nearly as may reasonably be, to the Holder’s right to exercise this Warrant in exchange for any shares of stock or other securities or property pursuant to this paragraph. In determining the kind and amount of stock, securities or the property receivable upon exercise of this Warrant upon and following adjustment pursuant to this paragraph, if the holders of Common Stock have the right to elect the kind or amount of consideration receivable upon consummation of such Business Combination, then the Holder shall have the right to make the same election upon exercise of this Warrant with respect to the number of shares of stock or other securities or property which the Holder will receive upon exercise of this Warrant.

(d)            Certain Repurchases of Common Stock. If the Company makes a payment in respect of a tender offer or exchange offer for shares of Common Stock (other than solely pursuant to an odd-lot tender offer pursuant to Rule 13e-4(h)(5) under the Exchange Act), and the value (determined as of the Expiration Time (defined below) by the Board of Directors) of the cash and other consideration paid per share of Common Stock in such tender or exchange offer exceeds the Market Price per share of Common Stock on the trading day immediately after the last date (the “Expiration Date”) on which tenders or exchanges may be made pursuant to such tender or exchange offer (as it may be amended), then the Warrant Exercise Price will be decreased based on the following formula:

where:

EP0	=	the Warrant Exercise Price in effect immediately before the time (the “Expiration Time”) such tender or exchange offer expires;

EP1	=	the Warrant Exercise Price in effect immediately after the Expiration Time;

SP	=	the average of the Market Prices per share of Common Stock over the ten (10) consecutive trading day period (the “Tender/Exchange Offer Valuation Period”) beginning on, and including, the trading day immediately after the Expiration Date;

OS0	=	the number of shares of Common Stock outstanding immediately before the Expiration Time (including all shares of Common Stock accepted for purchase or exchange in such tender or exchange offer);

AC	=	the aggregate value (determined as of the Expiration Time by the Board of Directors) of all cash and other consideration paid for shares of Common Stock purchased or exchanged in such tender or exchange offer; and

OS1	=	the number of shares of Common Stock outstanding immediately after the Expiration Time (excluding all shares of Common Stock accepted for purchase or exchange in such tender or exchange offer);

7

provided, however, that the Warrant Exercise Price will in no event be adjusted up pursuant to this Section 3(d), except to the extent provided in the immediately following paragraph. The adjustment to the Warrant Exercise Price pursuant to this Section 3(d) will be calculated as of the close of business on the last trading day of the Tender/Exchange Offer Valuation Period but will be given effect immediately after the Expiration Time, with retroactive effect. If any Warrant is exercised on the Expiration Date or during the Tender/Exchange Offer Valuation Period, then, notwithstanding anything to the contrary in this Warrant, the Company will, if necessary, delay the settlement of such exercise until the first (1st) Business Day after the last trading day of the Tender/Exchange Offer Valuation Period.

To the extent such tender or exchange offer is announced but not consummated (including as a result of being precluded from consummating such tender or exchange offer under applicable law), or any purchases or exchanges of shares of Common Stock in such tender or exchange offer are rescinded, the Warrant Exercise Price will be readjusted to the Warrant Exercise Price that would then be in effect had the adjustment been made on the basis of only the purchases or exchanges of shares of Common Stock, if any, actually made, and not rescinded, in such tender or exchange offer.

(e)            Rounding of Calculations; Minimum Adjustments. All calculations under this Section 4 shall be made to the nearest one-hundredth (1/100th) of a cent or to the nearest one-tenth (1/10th) of a share, as the case may be. No adjustment in the Warrant Exercise Price or the number of Warrant Shares into which this Warrant is exercisable shall be made if the amount of such adjustment would be less than $0.01 or one-tenth (1/10th) of a share of Common Stock, but any such amount shall be carried forward and an adjustment with respect thereto shall be made at the time of and together with any subsequent adjustment which, together with such amount and any other amount or amounts so carried forward, shall aggregate $0.01 or 1/10th of a share of Common Stock, or more.

(f)             Timing of Issuance of Additional Securities Upon Certain Adjustments. In any case in which (1) the provisions of this Section 4 shall require that an adjustment (the “Subject Adjustment”) shall become effective immediately after a record date (the “Subject Record Date”) for an event and (2) the Holder exercises this Warrant after the Subject Record Date and before the consummation of such event, the Company may defer until the consummation of such event (or if later, the calculation of the Distribution Fair Market Value, if applicable) (i) issuing to such Holder the incrementally additional shares of Common Stock or other property issuable upon such exercise by reason of the Subject Adjustment and (ii) paying to such Holder any amount of cash in lieu of a fractional share of Common Stock; provided, that the Company upon request shall promptly deliver to such Holder a due bill or other appropriate instrument evidencing such Holder’s right to receive such additional shares (or other property, as applicable), and such cash, upon (and subject to) the consummation of such event (or completion of such calculation).

8

(g)            Statement Regarding Adjustments. Whenever the Warrant Exercise Price or the Warrant Shares into which this Warrant is exercisable shall be adjusted as provided in this Section 4, the Company shall as promptly as practicable prepare and make available to the Holder a statement showing in reasonable detail the facts requiring such adjustment and the Warrant Exercise Price that shall be in effect and the Warrant Shares into which this Warrant shall be exercisable after such adjustment.

(h)            Adjustment Rules. Any adjustments pursuant to this Section 4 shall be made successively whenever an event referred to herein shall occur. If an adjustment in Warrant Exercise Price made hereunder would reduce the Warrant Exercise Price to an amount below par value of the Common Stock, then such adjustment in Warrant Exercise Price made hereunder shall reduce the Warrant Exercise Price to the par value of the Common Stock.

(i)             Proceedings Prior to any Action Requiring Adjustment. As a condition precedent to the taking of any action which would require an adjustment pursuant to this Section 4, the Company shall take such actions as are necessary, which may include obtaining regulatory, stock exchange or stockholder approvals or exemptions, in order that the Company may thereafter validly and legally issue as fully paid and non-assessable all shares of Common Stock that the Holder is entitled to receive upon exercise of this Warrant pursuant to this Section 4.

(j)             No Adjustment under Certain Circumstances. Without limiting the foregoing, the Company will not be required to adjust the Warrant Exercise Price on account of: (i) except as otherwise provided in Section 4(a), the sale of shares of Common Stock for a purchase price that is less than the market price per share of Common Stock or less than the Conversion Price; (ii) the issuance of any shares of Common Stock pursuant to any present or future plan providing for the reinvestment of dividends or interest payable on the Company’s securities and the investment of additional optional amounts in shares of Common Stock under any such plan; (iii) the issuance of any shares of Common Stock or options or rights to purchase shares of Common Stock pursuant to any present or future employee, director or consultant benefit plan or program of, or assumed by, the Company or any of its Subsidiaries; (iv) the issuance of any shares of Common Stock pursuant to any option, warrant, right or convertible or exchangeable security of the Company outstanding as of the date hereof (other than an adjustment pursuant to Section 3(b) in connection with the separation of rights under the Company’s existing stockholder rights plan); or (v) solely a change in the par value of the Common Stock .

5.            Make-Whole Fundamental Change Put.

(a)            Notwithstanding anything to the contrary in this Warrant, in the event of a Make-Whole Fundamental Change, the Company shall, at the Holder’s option (a “Put”), exercisable at any time from the delivery of the Make-Whole Notice until the close of business on the Business Day immediately preceding the effective date of the Make-Whole Fundamental Change, purchase this Warrant from the Holder by paying to the Holder an amount in cash equal to the Black Scholes Value of the remaining unexercised portion of this Warrant on the date of the consummation of such Make-Whole Fundamental Change (the “Make-Whole Fundamental Change Payment”).

(b)            The Company shall send to the Holder, in accordance with Section 11, written notice of the effective date of the Make-Whole Fundamental Change at least ten (10) days prior to such anticipated effective date (the “Make-Whole Notice”).

(c)            The Make-Whole Fundamental Change Payment will be made to the Holder concurrently with consummation of the Make-Whole Fundamental Change. In the event a Holder elects to Put as described in Section 5(a), the Company shall (x) irrevocably deposit, or cause to be deposited, cash to satisfy the Make-Whole Fundamental Change Payment no later than the effective date of such Make-Whole Fundamental Change; and (y) instruct the paying agent to deliver such cash to such Holder(s) or beneficial owner(s), as the case may be, on the effective date of such Make-Whole Fundamental Change.

9

(d)            Nothing in this Section 5 shall prevent an adjustment to the Warrant Shares and/or Warrant Exercise Price pursuant to Section 4 in respect of a Make-Whole Fundamental Change.

6.            Taxes.

(a)            Withholding. The Company and its paying agent shall be entitled to deduct and withhold taxes on all payments and distributions (or deemed distributions) with respect to the Warrants (or upon the exercise thereof) to the extent required by applicable law. To the extent that any amounts are so deducted or withheld, such deducted or withheld amounts shall be treated for all purposes of this Warrant as having been paid to the Person in respect of which such deduction or withholding was made. In the event the Company previously remitted any amounts to a governmental authority on account of taxes required to be deducted or withheld in respect of any payment or distribution (or deemed distribution) with respect to a Warrant or upon the exercise thereof, the Company shall be entitled (i) to offset any such amounts against any amounts otherwise payable in respect of such Warrant, any Warrant Shares otherwise required to be issued upon the exercise of such Warrant or any amounts otherwise payable in respect of Warrant Shares received upon the exercise of such Warrant, or (ii) to require the Person in respect of whom such deduction or withholding was made to reimburse the Company for such amounts (and such Person shall promptly so reimburse the Company upon demand).

(b)            Each Holder acknowledges that, if it is a United States person for U.S. federal income tax purposes, then the Company must be provided with a correct taxpayer identification number (generally, a person’s social security or federal employer identification number) and certain other information on a properly completed and executed IRS Form W-9. Each Holder further acknowledges that, if it is not a United States person for U.S. federal income tax purposes, then the Company must be provided with the appropriate properly completed and executed IRS Form W-8, attesting to the non-U.S. Holder’s foreign status and claiming the benefits of the applicable U.S. tax treaty with respect to dividends to the extent such non-U.S. Holder is legally entitled to do so and certain other information, including information establishing an exemption from withholding under Sections 1471 through 1474 of the Code. If the Company determines that it is required by applicable law to withhold taxes with respect to such Holder, the Company will provide the Holder advance written notice of its intent to withhold at least five days prior to the application of such withholding and will allow the Holder a reasonable opportunity to provide any form of certificate available to reduce or eliminate such withholding. Within a reasonable amount of time after making such withholding payment, the Company shall furnish the Holder with copies of any tax certificate, receipt or other documentation reasonably acceptable to the Holder evidencing such payment.

(c)            Transfer Taxes. The Company shall pay any and all documentary, stamp and similar issue or transfer tax due on (x) the issue of Warrants and (y) the issue of Warrant Shares pursuant to the exercise of a Warrant. However, in the case of the exercise of a Warrant, the Company shall not be required to pay any such tax that may be payable in respect of the issue or delivery (or any transfer involved in the issue or delivery) of Warrant Shares to a Holder other than the Holder of the Warrant immediately prior to such exercise, and no such issue or delivery shall be made unless and until the person requesting such issue or delivery has paid to the Company the amount of any such tax or has established to the satisfaction of the Company that such tax has been paid or is not payable.

7.            Frustration of Purpose. The Company shall not, by amendment of its Certificate of Incorporation or bylaws, or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities, or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed by it hereunder, but shall at all times in good faith cooperate in the carrying out of all the provisions of this Warrant.

10

8.            Definitions. For the purposes of this Warrant, the following terms have the following meanings:

“Act” has the meaning specified under the legend hereto.

“Action” has the meaning specified under the Investment Agreement.

“affiliate” has the meaning specified under the Investment Agreement.

“Black Scholes Value” means the value of the unexercised portion of this Warrant based on the Black Scholes Option Pricing Model obtained from the “OVME” function on Bloomberg determined as of the date of the public announcement of the applicable contemplated Make-Whole Fundamental Change for pricing purposes and reflecting the default settings (including using continuous model) other than as modified by this definition (A) the assumed risk-free interest rate corresponding to the U.S. Treasury rate for a period equal to the time between the date of the public announcement of the applicable contemplated Make-Whole Fundamental Change and the Termination Date, (B) the assumed volatility shall be equal to 40%, (C) the underlying price per share used in such calculation shall be the greater of (i) the sum of the price per share being offered in cash, if any, plus the Fair Market Value of any non-cash consideration, if any, being offered in such Make-Whole Fundamental Change and (ii) the greater of (x) the volume weighted average price of the Common Stock as reported during the ten (10) trading day period ending on the trading day immediately prior to the public announcement of such contemplated Make-Whole Fundamental Change and (y) the volume weighted average price of the Common Stock as reported during the ten (10) trading day period ending on the trading day immediately prior to the consummation of such Make-Whole Fundamental Change, (D) a remaining option time equal to the time between the date of the public announcement of the applicable contemplated Make-Whole Fundamental Change and the Termination Date, (E) a 365 day annualization factor, and (F) 0.5% cost of borrow.

“Board of Directors” means the Company’s board of directors or a committee of such board duly authorized to act on behalf of such board.

“Business Combination” means a merger, consolidation, statutory share exchange, reorganization, recapitalization or similar extraordinary transaction (which may include a reclassification) involving the Company.

“Business Day” has the meaning specified under the Investment Agreement.

“Capital Stock” of any Person means any and all shares, interests, participations or other equivalents (however designated) of capital stock of such Person and all warrants or options to acquire such capital stock.

“Certificate of Designation” means the Company’s Certificate of Designations establishing the terms of the Convertible Preferred Stock, substantially in the form set forth in Exhibit A to the Investment Agreement, to be filed with the Secretary of State of Delaware.

“Certificate of Incorporation” means the Amended and Restated Certificate of Incorporation of the Company as in effect on the Closing Date, and as from time to time amended, modified, supplemented or restated in accordance with its terms and pursuant to applicable law.

11

“Class B Common Stock” means the Class B common stock, $0.001 par value per share, of the Company.

“Closing Date” has the meaning specified under the Investment Agreement.

“Common Stock” means the Class A common stock, $0.001 par value per share, of the Company.

“Company” has the meaning specified in the preamble hereof.

“Controlling Stockholders” means (i) any Individual Stockholder, (ii) any trusts for the benefit of any Individual Stockholder, (ii) any estate or testamentary trust of any Individual Stockholder for the benefit of any Individual Stockholder or Individual Stockholders, (iv) any executor, administrator, trustee, conservator or legal or personal representative of any Person or Persons specified in clauses (i), (ii) and (iii) above to the extent acting in such capacity on behalf of any Individual Stockholder or Individual Stockholders and not individually, (v) any corporation, partnership, limited liability company or other entity, in each case, 100% of which is controlled by any of the foregoing or combination of the foregoing and (vi) any other member of the “group” (within the meaning of Section 13 of the Exchange Act) of the foregoing.

“Distribution Fair Market Value” means, with respect to any security or other property, the fair market value of such security or other property as determined by the Board of Directors of the Company based on the advice of a nationally recognized independent investment banking firm retained by the Company for this purpose, evidenced by a certified resolution of the fair market value from the Board of Directors of the Company delivered as promptly as practicable to the Holder; provided, that in the event that the Company shall set a record date for any distribution by the Company on shares of Common Stock of property or securities, other than securities of the Company, which become publicly traded upon completion of the distribution, then the Distribution Fair Market Value of such securities shall be the average of the closing prices of such security as quoted on the principal exchange or market on which such security is listed, on the five trading days following the effective date of such distribution. For the avoidance of doubt, the Distribution Fair Market Value of cash shall be the amount of such cash.

“Ex Date” means the first date on which the Common Stock trades on the principal exchange or market on which the Common Stock or such security, as applicable, is so listed or quoted, regular way, without the right to receive the issuance, dividend or distribution in question from the Company or, if applicable, from the seller of Common Stock on the principal exchange or market on which the Common Stock or such security, as applicable, is so listed or quoted (in the form of due bills or otherwise) as determined by the principal exchange or market on which the Common Stock or such security, as applicable, is so listed or quoted.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Fair Market Value” means:

(a)            in the case of equity securities, the average of the Market Prices per share for the five (5) consecutive Trading Days ending on, and including, the Trading Day immediately before the effective date of such Make-Whole Fundamental Change; and

(b)            in all other cases, the fair market value as determined between the Board of Directors of the Company and the Holder, in good faith.

“Holder” means the Person or Persons who shall from time to time own this Warrant.

12

“HSR Act” has the meaning specified under the Investment Agreement.

“Individual Stockholder” means each “Individual Stockholder” (as defined in that certain Third Amended and Restated Stockholders’ Agreement, dated as of July 28, 2020, by and among the Company and the stockholders of the Company party thereto, as of the date hereof), and any spouse, widower or widow, descendant by blood or adoption (including any spouse, widow or widower of any such descendant) or any step-child or descendant of a step-child (including any spouse, widow or widower of any such step-child or descendant of such step-child) of the foregoing.

“Make-Whole Fundamental Change” means any of the following events, whether in a single transaction or a series of related transactions:

(a)            a “person” or “group”, within the meaning of Section 13(d)(3) of the Exchange Act (other than (x) the Company or its Wholly Owned Subsidiaries, or their respective employee benefit plans, or (y) the Controlling Stockholders), files any report with the SEC indicating that such person or group has become the direct or indirect “beneficial owner” (as defined below) of shares of the Company’s common equity representing more than fifty percent (50%) of the voting power of all of the Company’s then-outstanding common equity;

(b)            the consummation of (i) any sale, lease or other transfer, in one transaction or a series of transactions, of all or substantially all of the assets of the Company and its Subsidiaries, taken as a whole, to any Person other than solely to the Company or one or more of the Company’s Wholly Owned Subsidiaries; or (ii) any transaction or series of related transactions in connection with which (whether by means of merger, consolidation, share exchange, combination, reclassification, recapitalization, acquisition, liquidation or otherwise) all or a majority of the Common Stock is exchanged for, converted into, acquired for, or constitutes solely the right to receive, other securities, cash or other property;

(c)            the Company’s stockholders approve any plan or proposal for the liquidation or dissolution of the Company; or

(d)            the Common Stock ceases to be listed on any of The New York Stock Exchange, The NASDAQ Global Market or The NASDAQ Global Select Market (or any of their respective successors);

provided, however, that a transaction or event described in clause (a) or (b) above will not constitute a Make-Whole Fundamental Change if at least ninety percent (90%) of the consideration received or to be received by the holders of Common Stock (excluding cash payments for fractional shares or pursuant to dissenters rights), in connection with such transaction or event, consists of shares of common stock or other corporate common equity interests listed (or depositary receipts representing shares of common stock or other corporate common equity interests, which depositary receipts are listed) on any of The New York Stock Exchange, The NASDAQ Global Market or The NASDAQ Global Select Market (or any of their respective successors), or that will be so listed when issued or exchanged in connection with such transaction or event, and such transaction or event constitutes a Common Stock Change Event (as defined in the Certificate of Designation) whose Reference Property (as defined in the Certificate of Designation) consists of such consideration (it being understood that this proviso shall be inapplicable unless (i) the Holder beneficially owns Warrants and/or shares of Common Stock that represent in the aggregate and on an as converted basis, less than twenty-five percent (25%) of the shares of Common Stock underlying the Warrants on an as converted basis as of the date hereof or (ii) the Holder agrees with the Company that such proviso shall be applicable with respect to a particular Make-Whole Fundamental Change). For the purposes of this definition, (x) any transaction or event described in both clause (a) and in clause (b)(i) or (ii) above will be deemed to occur solely pursuant to clause (b) above; and (y) whether a Person is a “beneficial owner,” whether shares are “beneficially owned,” and percentage beneficial ownership, will be determined in accordance with Rule 13d-3 under the Exchange Act, but without regard to paragraph (d)(1) of such Rule.

13

“Market Disruption Event” means, with respect to the Common Stock or any other security, (i) a failure by the principal exchange or market on which the Common Stock or such security, as applicable, is so listed or quoted to open for trading during its regular trading session or (ii) the occurrence or existence for more than one-half hour period in the aggregate on any Scheduled Trading Day for Common Stock or such other security of any suspension or limitation imposed on trading (by reason of movements in price exceeding limits permitted by the principal exchange or market on which the Common Stock or such security, as applicable, is so listed or quoted or otherwise) of the Common Stock or such other security or in any options contracts or future contracts relating to the Common Stock or such other security, and such suspension or limitation occurs or exists at any time before 1:00 p.m., New York City time, on such day.

“Market Price” means, with respect to the Common Stock or any other security, on any given day, the last sale price, regular way, or, in case no such sale takes place on such day, the average of the closing bid and asked prices, regular way, of the shares of the Common Stock or of such security, as applicable, on the principal exchange or market on which the Common Stock or such security, as applicable, is so listed or quoted.

“Ownership Limitation” means in respect of any exercise of Warrants, the restriction on issuance or delivery of Warrants in respect of such exercise, to the extent such issuance or delivery would result in any Holder, or a “person” or “group” (within the meaning of Section 13(d)(3) of the Exchange Act) that includes such Holder, after giving effect to any shares of Common Stock issued pursuant to any concurrent conversion, redemption or repurchase of the Convertible Preferred Stock by such Holder, person or group, beneficially owning in excess of nineteen and nine-tenths percent (19.9%) of the then-outstanding aggregate shares of Common Stock and Class B Common Stock.

“Person” means an individual, corporation, limited liability company, partnership, joint venture, association, trust, unincorporated organization or any other entity.

“Requisite Stockholder Approval” means the stockholder approval contemplated by NASDAQ Listing Standard Rule 5635(a) and/or NASDAQ Listing Standard Rule 5635(b) with respect to the issuance of shares of Common Stock upon exercise of the Warrants (after giving effect to any issuance of shares of Common Stock upon any conversion or settlement of other Capital Stock of the Company) in excess of the limitations imposed by such rule; provided, however, that the Requisite Stockholder Approval will be deemed to be obtained if, due to any amendment or binding change in the interpretation of the applicable listing standards of The NASDAQ Global Market, such stockholder approval is no longer required for the Company to settle all exercise of the Warrants in shares of Common Stock without regard to Section 2(j) of the Warrants (after giving effect to any issuance of shares of Common Stock upon any conversion or settlement of other Capital Stock of the Company).

“Scheduled Trading Day” means a day that is scheduled to be a Trading Day on the principal exchange or market on which the Common Stock or such security, as applicable, is so listed or quoted. If the Common Stock is not listed on any U.S. national securities exchange, “Scheduled Trading Day” means a Business Day.

“Subsidiary” of any Person means any corporation, association, partnership or other business entity of which more than fifty percent (50%) of the total voting power of the shares, interests, participations or other equivalents (however designated) of Capital Stock ordinarily entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers, trustees or other voting members of the governing body thereof is at the time owned or controlled, directly or indirectly, by (a) such Person, (b) such Person and one or more Subsidiaries of such Person or (c) one or more Subsidiaries of such Person.

14

“Term” has the meaning specified in Section 1 hereof.

“Trading Day” means a day on which (i) there is no Market Disruption Event, (ii) trading in the Common Stock generally occurs on the principal exchange or market on which the Common Stock or such security, as applicable, is so listed or quoted, and (iii) the Market Price for the Common Stock is available on such securities exchange or market; provided that if the Common Stock (or other security for which a Market Price must be determined) is not so listed or traded, “Trading Day” means a Business Day.

“Transfer” has the meaning specified in the Investment Agreement.

“Warrant” means this Warrant and any other warrants of like tenor issued in substitution or exchange for any thereof pursuant to the provisions of Section 2(d) hereof.

“Warrant Exercise Price” means $[●]3, subject to adjustment as set forth herein.

“Warrant Share Number” means 2,500,000 subject to adjustment as set forth herein.

“Warrant Shares” means shares of Common Stock issuable upon exercise of this Warrant.

“Wholly Owned Subsidiary” of a Person means any Subsidiary of such Person all of the outstanding Capital Stock or other ownership interests of which (other than directors’ qualifying shares) are owned by such Person or one or more Wholly Owned Subsidiaries of such Person.

9.            Amendment and Waiver. Any term, covenant, agreement or condition in this Warrant may be amended, or compliance therewith may be waived (either generally or in a particular instance and either retroactively or prospectively), by a written instrument or written instruments executed by the Company and the Holder.

10.          Governing Law; Jurisdiction; Specific Performance. This Warrant shall be governed by, and construed in accordance with, the laws of the State of New York, without giving effect to any choice or conflict of law provision or rule (whether of the State of New York or any other jurisdiction) that would cause the application of laws of any jurisdiction other than those of the State of New York. All Actions arising out of or relating to this Warrant shall be heard and determined in the federal courts of the United States of America located in the City of New York or the courts of the State of New York, in each case located in the City of New York and the parties hereto hereby irrevocably submit to the exclusive jurisdiction and venue of such courts in any such Action and irrevocably waive the defense of an inconvenient forum or lack of jurisdiction to the maintenance of any such Action. The consents to jurisdiction and venue set forth in this Section 10 shall not constitute general consents to service of process in the State of New York and shall have no effect for any purpose except as provided in this paragraph and shall not be deemed to confer rights on any Person other than the parties hereto. Each party hereto agrees that service of process upon such party in any Action arising out of or relating to this Warrant shall be effective if notice is given by overnight courier at the address set forth in Section 11 of this Warrant. The parties hereto agree that a final judgment in any such Action shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by applicable law; provided, however, that nothing in the foregoing shall restrict any party’s rights to seek any post-judgment relief regarding, or any appeal from, a final trial court judgment. The parties hereto agree that irreparable damage for which monetary relief, even if available, would not be an adequate remedy, would occur in the event that the parties hereto do not perform the provisions of this Warrant in accordance with its specified terms or otherwise breach such provisions. Accordingly, the parties acknowledge and agree that the parties shall be entitled to seek an injunction or injunctions, specific performance or other equitable relief to prevent breaches of this Warrant and to enforce specifically the terms and provisions hereof in the courts without proof of damages or otherwise, this being in addition to any other remedy to which they are entitled under this Warrant, and this right of specific enforcement is an integral part of the terms of this Warrant. The parties agree not to assert that a remedy of specific enforcement is unenforceable, invalid, contrary to law or inequitable for any reason, and agree not to assert that a remedy of monetary damages would provide an adequate remedy or that the parties otherwise have an adequate remedy at law. The parties acknowledge and agree that any party shall not be required to provide any bond or other security in connection with its pursuit of an injunction or injunctions to prevent breaches of this Warrant and to enforce specifically the terms and provisions hereof.

3 NTD: to be the preferred conversion price.

15

11.          Notices. All notices, requests, claims, demands and other communications under this Agreement shall be in writing and shall be given or made (and shall be deemed to have been duly given or made upon receipt) by delivery in person, by overnight courier service, by email with receipt confirmed, or by registered or certified mail (postage prepaid, return receipt requested) to the respective parties hereto at the following respective addresses (or at such other address for a party hereto as shall be specified in a notice given in accordance with this Section 11):

(a)            If to the Holder:

[●]
c/o Silver Lake
55 Hudson Yards
550 West 34th Street, 40th Floor
New York, New York 10001

Attn:	Andrew J. Schader
Email:	andy.schader@silverlake.com

with a copy to (which copy alone shall not constitute notice):

Simpson Thacher & Bartlett LLP
425 Lexington Avenue
New York, NY 10017

Attn:	Ken Wallach

Sunny Cheong

Lia Toback

Phone:	(212) 455-2000
Fax:	(212) 455-2502
Email:	kwallach@stblaw.com

scheong@stblaw.com

ltoback@stblaw.com

16

(b)            If to the Company:

Vertex, Inc.
2301 Renaissance Blvd
King of Prussia, Pennsylvania 19406

Attn:	Bryan Riancho Rowland, Vice President, General Counsel, and Head of Information Security
Email:	bryan.rowland@vertexinc.com

with a copy to (which copy alone shall not constitute notice):

Latham & Watkins LLP
555 Eleventh Street, NW, Suite 1000
Washington, D.C., 20004

Attn:	Joel Trotter; Reza Mojtabaee-Zamani; Christopher Clark
Email:	JOEL.TROTTER@LW.com; Reza.Mojtabaee-Zamani@lw.com; Christopher.J.Clark@lw.com

12.          Successors and Assigns. This Warrant and the rights evidenced hereby shall inure to the benefit of and be binding upon the Company and the Holder and their respective successors and permitted assigns (subject to Section 2(f) with respect to the Holder).

13.          Modification and Severability. The provisions of this Warrant will be deemed severable and the invalidity or unenforceability of any provision will not affect the validity or enforceability of any other provision hereof. To the fullest extent permitted by law, if any provision of this Warrant, or the application thereof to any Person or circumstance, is invalid or unenforceable (a) a suitable and equitable provision will be substituted therefor in order to carry out, so far as may be valid and enforceable, the intent and purpose of such invalid or unenforceable provision and (b) the remainder of this Warrant and the application of such provision to other Persons, entities or circumstances will not be affected by such invalidity or unenforceability.

14.          Interpretation.

(a)            When a reference is made in this Warrant to a Section, such reference shall be to a Section of this Warrant unless otherwise indicated. The headings contained in this Warrant are for reference purposes only and shall not affect in any way the meaning or interpretation of this Warrant. Whenever the words “include,” “includes” or “including” are used in this Warrant, they shall be deemed to be followed by the words “without limitation.” The words “hereof,” “herein” and “hereunder” and words of similar import when used in this Warrant shall refer to this Warrant as a whole and not to any particular provision of this Warrant unless the context requires otherwise. The words “date hereof” when used in this Warrant shall refer to the date of this Warrant. The terms “or,” “any” and “either” are not exclusive. The word “extent” in the phrase “to the extent” shall mean the degree to which a subject or other thing extends, and such phrase shall not mean simply “if.” The word “will” shall be construed to have the same meaning and effect as the word “shall.” All terms defined in this Warrant shall have the defined meanings when used in any document made or delivered pursuant hereto unless otherwise defined therein. The definitions contained in this Warrant are applicable to the singular as well as the plural forms of such terms and to the masculine as well as to the feminine and neuter genders of such term. Any agreement, instrument or statute defined or referred to herein or in any agreement or instrument that is referred to herein means such agreement, instrument or statute as from time to time amended, modified or supplemented, including (in the case of agreements or instruments) by waiver or consent and (in the case of statutes) by succession of comparable successor statutes and references to all attachments thereto and instruments incorporated therein. Unless otherwise specifically indicated, all references to “dollars” or “$” shall refer to the lawful money of the United States. References to a Person are also to its permitted assigns and successors. When calculating the period of time between which, within which or following which any act is to be done or step taken pursuant to this Warrant, the date that is the reference date in calculating such period shall be excluded (unless otherwise required by law, if the last day of such period is not a Business Day, the period in question shall end on the next succeeding Business Day).

[Signature pages follow]

17

IN WITNESS WHEREOF, the Company has duly executed this Warrant.

Dated [●], 20[●]	VERTEX, INC.

By:
Name:
Title:

[Signature Page to Warrant]

Agreed and Acknowledged:

[●]

By:
Name:
Title:

[Signature Page to Warrant]

EXHIBIT D

Form of Investor Information

Legal Name of Investor:

DTC Account for Delivery of Convertible Preferred Stock

DTC Participant Number:

DTC Participant Name:

DTC Participant Phone Number:

DTC Participant Contact Email:

Account # at DTC Participant:

D-1

EXHIBIT E

Form of Opinion of Latham & Watkins LLP

(See Attached)

E-1

EXHIBIT F

Form of Services Agreement

(See Attached)

F-1

ANNEX A

Form of Tender Offer Documents

(See Attached)

AA-1

ANNEX B

Form of Third Amendment to Senior Credit Agreement

(See Attached)

AB-1

ANNEX C

Form of Joinder

The undersigned is executing and delivering this Joinder pursuant to that certain Investment Agreement, dated as of December 12, 2023 (as amended, restated, supplemented or otherwise modified in accordance with the terms thereof, the “Investment Agreement”), by and among Vertex, Inc., Silver Lake Alpine II, L.P. and any other Persons who become a party thereto in accordance with the terms thereof. Capitalized terms used but not defined in this Joinder shall have the respective meanings ascribed to such terms in the Investment Agreement.

[By executing and delivering this Joinder to the Investment Agreement, the undersigned hereby adopts and approves the Investment Agreement and agrees, effective commencing on the date hereof, to become a party to, and to be bound by and comply with the provisions of, the Investment Agreement applicable to the Investors in the same manner as if the undersigned were an original Investor signatory to the Investment Agreement.][By executing and delivering this Joinder to the Investment Agreement, the undersigned hereby accepts an assignment of such Investor’s right and related obligations to acquire the Convertible Preferred Stock and Warrants on the Closing Date pursuant to Section 3.]

The undersigned acknowledges and agrees that Section 12 of the Investment Agreement is incorporated herein by reference, mutatis mutandis.

[Remainder of page intentionally left blank]

AC-1